FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226850-06

Dated June 8, 2020	BBCMS 2020-C7

Free Writing Prospectus Structural and Collateral Term Sheet

BBCMS Mortgage Trust 2020-C7

$807,817,588

(Approximate Mortgage Pool Balance)

$683,969,000

(Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC

Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,

SERIES 2020-C7

Barclays Capital Real Estate Inc.

KeyBank National Association

Societe Generale Financial Corporation

Rialto Real Estate Fund IV – Debt, LP

Natixis Real Estate Capital LLC

Mortgage Loan Sellers

Barclays	Société Générale	Natixis	KeyBanc Capital Markets

Co-Lead Managers and Joint Bookrunners

Bancroft Capital, LLC	Academy Securities
Co-Manager	Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated June 8, 2020	BBCMS 2020-C7

This material is for your information, and none of Barclays Capital Inc., KeyBanc Capital Markets Inc., SG Americas Securities, LLC, Natixis Securities Americas LLC, Bancroft Capital, LLC and Academy Securities, Inc. (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-226850) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2020-C7 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation 2017/1129/EU (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s / Fitch / DBRS MSTAR)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAAsf / AAA(sf)	$13,198,000	30.000%	2.69	7/20-12/24	37.4%	14.6%
A-2	Aaa(sf) / AAAsf / AAA(sf)	$115,000,000	30.000%	4.60	12/24-5/25	37.4%	14.6%
A-3	Aaa(sf) / AAAsf / AAA(sf)	$38,000,000	30.000%	6.72	3/27-3/27	37.4%	14.6%
A-4	Aaa(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	37.4%	14.6%
A-5	Aaa(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	37.4%	14.6%
A-SB	Aaa(sf) / AAAsf / AAA(sf)	$26,000,000	30.000%	7.28	5/25-12/29	37.4%	14.6%
X-A	Aaa(sf) / AAAsf / AAA(sf)	$537,198,000(7)	N/A	N/A	N/A	N/A	N/A
X-B	NR / AA-sf / AAA(sf)	$117,992,000(8)	N/A	N/A	N/A	N/A	N/A
A-S	Aa3(sf) / AAAsf / AAA(sf)	$89,214,000	18.375%	9.72	2/30-3/30	43.6%	12.5%
B	NR / AA-sf / AA(high)(sf)	$28,778,000	14.625%	9.72	3/30-3/30	45.6%	11.9%
C	NR / A-sf / A(high)(sf)	$28,779,000	10.875%	9.72	3/30-3/30	47.6%	11.4%

Privately Offered Certificates(9)

Class	Expected Ratings (Moody’s / Fitch / DBRS MSTAR)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-E	NR / BB-sf / BB(high)(sf)	$15,349,000(10)	N/A	N/A	N/A	N/A	N/A
X-F	NR / B-sf / B(high)(sf)	$7,674,000(11)	N/A	N/A	N/A	N/A	N/A
X-G	NR / NR / NR	$26,860,708(12)	N/A	N/A	N/A	N/A	N/A
D	NR / BBB-sf / BBB(low)(sf)	$33,574,000	6.500%	9.73	3/30-4/30	49.9%	10.9%
E	NR / BB-sf / BB(sf)	$15,349,000	4.500%	9.81	4/30-4/30	51.0%	10.7%
F	NR / B-sf / B(sf)	$7,674,000	3.500%	9.81	4/30-4/30	51.5%	10.6%
G	NR / NR / NR	$26,860,708	0.000%	9.81	4/30-4/30	53.4%	10.2%

Non-Offered Vertical Risk Retention Interest(9)

Class or Interest	Expected Ratings (Moody’s / Fitch / DBRS MSTAR)	Approximate Initial VRR Interest Balance(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)(13)	Expected Principal Window(3)(13)	Certificate Principal to Value Ratio	Underwritten NOI Debt Yield
Class RR Certificates(14)	NR / NR / NR	$32,308,892.57	N/A	8.55	7/20-4/30	N/A	N/A
RR Interest(14)	NR / NR / NR	$8,081,987.66	N/A	8.55	7/20-4/30	N/A	N/A

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. The VRR interest balance of the VRR Interest is not included in the certificate balance or notional amount of any class of certificates set forth under “Publicly Offered Certificates” or “Privately Offered Certificates” in the table above, and the VRR Interest is not offered by this Term Sheet. In addition, the notional amounts of the Class X-A, Class X-B, Class X-E, Class X-F and Class X-G Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A, Class X-B, Class X-E, Class X-F or Class X-G Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.

(2)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate. The approximate initial credit support percentages shown in the table above for the Principal Balance Certificates do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the Non-VRR Certificates (exclusive of the Class X Certificates), on the other hand, pro rata in accordance with their percentage allocation entitlement.

(3)	Assumes 0% CPR / 0% CDR and a June 25, 2020 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated June 9, 2020 (the “Preliminary Prospectus”).

(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Indicative Capital Structure

(6)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and expected principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $345,000,000, subject to a variance of plus or minus 5%. In the event that the Class A-5 Certificates are issued with an initial certificate balance of $345,000,000, the Class A-4 certificates will not be issued and the Class A-5 will be renamed the Class A-4.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-4	$0 – $140,000,000	N/A – 9.52	N/A / 12/29-1/30
Class A-5	$205,000,000 – $345,000,000	9.63 – 9.59	1/30-2/30 / 12/29-2/30

(7)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates outstanding from time to time.

(8)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S and Class B Certificates outstanding from time to time.

(9)	The Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G and Class RR Certificates and the RR Interest are not being offered by the Preliminary Prospectus and this Term Sheet. The Class S and Class R Certificates are not shown above.

(10)	The Notional Amount of the Class X-E Certificates will be equal to the Certificate Balance of the Class E Certificates outstanding from time to time.

(11)	The Notional Amount of the Class X-F Certificates will be equal to the Certificate Balance of the Class F Certificates outstanding from time to time.

(12)	The Notional Amount of the Class X-G Certificates will be equal to the Certificate Balance of the Class G Certificates outstanding from time to time.

(13)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR Interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayments dates of the mortgage loans.

(14)	The Class RR certificates and the RR Interest will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) and is expected to be acquired and retained by the applicable sponsors (or their “majority-owned affiliates”, as such term is defined in the Credit Risk Retention Rules) as described under “Credit Risk Retention” in the Preliminary Prospectus. The Class RR certificates and the RR Interest collectively comprise the “VRR Interest”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Summary of Transaction Terms

Securities Offered:	$683,969,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., KeyBanc Capital Markets Inc., SG Americas Securities, LLC and Natixis Securities Americas LLC.
Co-Managers:	Bancroft Capital, LLC and Academy Securities, Inc.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (27.9%), KeyBank National Association (“KeyBank”) (34.4%), Societe Generale Financial Corporation (“SGFC”) (20.0%), Rialto Real Estate Fund IV – Debt, LP (“RREF”) (10.7%) and Natixis Real Estate Capital LLC (“Natixis”) (7.0%).
Master Servicer:	Wells Fargo Bank, National Association.
Special Servicer:	Rialto Capital Advisors, LLC.
Trustee:	Wilmington Trust, National Association.
Certificate Administrator:	Wells Fargo Bank, National Association.
Operating Advisor:	Park Bridge Lender Services LLC.
Asset Representations Reviewer:	Park Bridge Lender Services LLC.
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS MSTAR”).
Initial Risk Retention Consultation Parties:	Barclays Bank PLC, a majority-owned affiliate of Barclays, KeyBank National Association and Societe Generale Financial Corporation
Initial Majority Controlling Class Certificateholder:	RREF IV Debt AIV, LP, or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund IV – Debt, LP.
U.S. Credit Risk Retention:	For a discussion on the manner in which Barclays, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	None of the sponsors, the underwriters, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of the European Union Regulation (EU) 2017/2402. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about June 25, 2020.
Cut-off Date:	With respect to each mortgage loan, the related due date in June 2020, or in the case of any mortgage loan that has its first due date after June 2020, the date that would have been its due date in June 2020 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in July 2020.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in July 2020.
Assumed Final Distribution Date:	The Distribution Date in April 2030 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in April 2053.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class S and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in March 2030 and the F5 Tower mortgage loan, the Dollar General-Becker, MN mortgage loan or the Dollar General-Kincheloe, MI mortgage loan is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the Cut-off Date), certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Summary of Transaction Terms

A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., BlackRock Financial Management, Inc., Interactive Data Corp., CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealInsight, Thomson Reuters Corporation and DealView Technologies Ltd.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
KeyBank	22	93	$277,791,402	34.4%
Barclays	7	7	225,250,000	27.9
SGFC	5	34	161,639,750	20.0
RREF	12	16	86,686,436	10.7
Natixis	3	3	56,450,000	7.0
Total:	49	153	$807,817,588	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$807,817,588
Number of Mortgage Loans:	49
Number of Mortgaged Properties:	153
Average Cut-off Date Balance per Mortgage Loan:	$16,486,073
Weighted Average Current Mortgage Rate:	3.62296%
10 Largest Mortgage Loans as % of IPB:	58.2%
Weighted Average Remaining Term to Maturity/ARD:	105 months
Weighted Average Seasoning:	4 months
Credit Statistics
Weighted Average UW NCF DSCR(1)(2):	2.47x
Weighted Average UW NOI Debt Yield(1):	10.2%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(3):	53.4%
Weighted Average Maturity Date/ARD LTV(1)(3):	49.8%
Other Statistics
% of Mortgage Loans with Additional Debt:	39.7%
% of Mortgaged Loans with Single Tenants(4):	8.2%
% of Mortgaged Loans secured by multiple Properties:	35.7%
Amortization
Weighted Average Original Amortization Term(5):	358 months
Weighted Average Remaining Amortization Term(5):	357 months
% of Mortgage Loans with Interest-Only:	58.8%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	22.6%
% of Mortgage Loans with Amortizing Balloon:	13.5%
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	5.1%
Lockboxes(6)
% of Mortgage Loans with Springing Lockboxes:	43.4%
% of Mortgage Loans with Hard Lockboxes:	34.3%
% of Mortgage Loans with Soft Lockboxes:	21.9%
% of Mortgage Loans with No Lockbox:	0.5%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	78.2%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	30.6%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	71.7%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(7):	49.7%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 8, 9, 13, 14 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 3, 5, 8, 9 and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 9, 48 and 49, each with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. In the case of Loan No. 1, the mortgage loan is interest-only for the entire term and accrues interest on a 30/360 basis, the Monthly Debt Service ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360.

(3)	In the case of Loan Nos. 1, 4, 7, 8, 10, 11, 13 and 22, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(4)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.

(5)	Excludes 25 mortgage loans that are interest-only for the entire term or until the anticipated repayment date.

(6)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.

(7)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Collateral Characteristics

COVID-19 Update
Mortgage Loan Seller	Information as of Date	Origination Date	Property Name	Property Type	April Debt Service Payment Received (Y/N)	May Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)(1)	Other Loan Modification Requested (Y/N)(1)	Lease Modification or Rent Relief Requested (Y/N)(2)	PPP Loan Received by Borrower (Y/N)	Occupied SF/Unit Making April Payment (%)	UW April Base Rent Paid (%)	Occupied SF/Unit Making May Payment (%)	UW May Base Rent Paid (%)
Barclays	5/29/2020	11/26/2019	Parkmerced	Multifamily	Y	Y	N(3)	N	NAP	N	91.5%	91.5%	88.3%(4)	88.3%(4)
Barclays	5/29/2020	1/29/2020	525 Market Street	Office	Y	Y	N	N	Y(5)	N	99.5%	99.4%	99.1%	99.2%
SGFC	5/29/2020	2/12/2020	The Cove at Tiburon	Multifamily	Y	Y	N	N	NAP	N	95.1%(6)	97.3%(7)	86.6%(6)	91.2%(7)
KeyBank	5/31/2020	2/4/2020	Inland Self Storage Michigan Portfolio	Self Storage	Y	Y	N	N	NAP	N	NAV	98.0%	NAV	97.1%
KeyBank	5/1/2020	2/21/2020	Weston South Carolina Industrial Portfolio	Industrial	Y	Y	N	N	Y(8)	N	100.0%	100.0%	92.9%(8)	90.1%
SGFC	5/29/2020	2/11/2020	ExchangeRight Net Leased Portfolio 32	Various	Y	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
KeyBank	5/20/2020	1/31/2020	SSTIV Self Storage Portfolio	Self Storage	Y	Y	N	N	NAP	N	95.7%	95.3%	92.9%(9)	92.2%(9)
KeyBank	4/30/2020	2/13/2020	Acuity Portfolio	Various	Y	Y	N	N	N	N	86.9%	85.6%	NAV	NAV
Barclays	5/29/2020	12/19/2019	F5 Tower	Office	Y	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SGFC	5/29/2020	2/05/2020	The Arbors	Office	Y	Y	N	N	N	N	98.2%(10)	98.0%(10)	98.2%(10)	98.0%(10)
Natixis	5/28/2020	3/6/2020	Santa Monica Physician’s Center	Office	Y	Y	N	N	Y(11)	N	59.8%	60.5%	45.3%	46.8%
Natixis	5/26/2020	12/31/2019	725 Fourth Avenue	Multifamily	Y	Y	N	N	Y(12)	N	82.7%(12)	86.0%(12)	87.7%(12)	86.4%(12)
Barclays	5/27/2020	11/26/2019	650 Madison Avenue	Mixed Use	Y	Y	N	N	Y(13)	N	96.1%	79.9%	94.5%	72.0%
Barclays	5/28/2020	11/15/2019	One Stockton	Retail	Y	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
RREF	5/27/2020	12/4/2019	Vernon Tower	Multifamily	Y	Y	N(14)	N(14)	NAP	N	88.9%(15)	84.8%(15)	79.7%(15)	80.7%(15)
Barclays	5/28/2020	1/24/2020	One Bel Air	Multifamily	Y	Y	N	N	NAP	N(16)	80.0%(17)	77.2%(17)	80.0%(17)	77.2%(17)
SGFC	5/29/2020	12/17/2019	Meridian One Colorado	Office	Y	Y	N	N	N(18)	N	100.0%	81.2%(19)(20)	100.0%	81.2%(19)(20)
KeyBank	5/29/2020	3/13/2020	Time Out MHC Portfolio	Manufactured Housing	Y	Y	N	N	NAP	N	86.5%	100.0%(21)	83.9%	87.3%(21)
SGFC	5/22/2020	3/3/2020	Bronx Multifamily Portfolio	Multifamily	Y	Y	N	N	NAP	N	NAV(22)	55.9%(23)(25)	80.2%(24)	86.6%(25)(26)
RREF	5/22/2020	2/13/2020	1st & Pine	Multifamily	Y	Y	N(27)	Y(28)	Y	N(29)	51.9%(30)	70.1%(31)	48.9%(30)	67.0%(31)
RREF	5/22/2020	1/22/2020	West Side Plaza	Retail	Y	Y	N(32)	N(32)	N	N	82.2%	80.9%	76.6%	72.6%
KeyBank	5/21/2020	12/13/2019	Skyline MHC Portfolio	Manufactured Housing	Y	Y	N	N	NAP	N	90.7%	92.2%(33)	NAV	92.5%(33)
RREF	5/22/2020	2/14/2020	GDR Manassas	Office	Y	Y	N(34)	N(34)	Y(35)	N	100.0%	100.0%	100.0%	100.0%
RREF	5/20/2020	12/12/2019	DFW Retail Portfolio	Retail	Y	Y	N	N	N	N	100.0%	100.0%	72.0%(36)	69.4%(36)
Natixis	5/19/2020	1/28/2020	Simply Space Self Storage Merced	Self Storage	Y	Y	N	N	NAP	N	97.3%	95.4%	97.5%	95.7%
KeyBank	5/20/2020	3/5/2020	Kemper Pointe	Office	Y	Y	N	N	N	N	100.0%	100.0%(37)	100.0%	100.0%(37)
KeyBank	5/22/2020	12/11/2019	Extra Space Storage Phoenix	Self Storage	Y	Y	N	N	NAP	N	NAV	93.9%	NAV	85.7%(9)
KeyBank	5/18/2020	1/16/2020	40 & 50 Beaver Street	Office	Y	Y	N	Y(38)	N	N	100.0%	100.0%	100.0%	100.0%
Barclays	5/28/2020	2/19/2020	The Storage Depot	Self Storage	Y	Y	N	N	NAP	N	NAV(39)	96.0%(40)	NAV(39)	96.0%(40)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Collateral Characteristics

COVID-19 Update
Mortgage Loan Seller	Information as of Date	Origination Date	Property Name	Property Type	April Debt Service Payment Received (Y/N)	May Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)(1)	Other Loan Modification Requested (Y/N)(1)	Lease Modification or Rent Relief Requested (Y/N)(2)	PPP Loan Received by Borrower (Y/N)	Occupied SF/Unit Making April Payment (%)	UW April Base Rent Paid (%)	Occupied SF/Unit Making May Payment (%)	UW May Base Rent Paid (%)
RREF	5/22/2020	2/7/2020	Silver Creek Apartments Portfolio	Multifamily	Y	Y	N	N	NAP	N	94.9%(41)	92.6%(42)	94.0%(41)	91.8%(42)
RREF	5/27/2020	1/31/2020	Twelve Oaks RV Resort	Manufactured Housing	Y	Y	N	N	NAP	Y(43)	99.5%(44)	99.4%(45)	99.5%(44)	99.4%(45)
KeyBank	5/18/2020	2/25/2020	Cape Coral and Dunedin	Office	Y	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
RREF	5/22/2020	1/21/2020	Advantage Self-Storage	Self Storage	Y	Y	N	N	NAP	N	100.0%(46)	100.0%(46)	100.0%(46)	100.0%(46)
KeyBank	5/21/2020	1/10/2020	StorQuest Self Storage – Honolulu	Self Storage	Y	Y	N	N	NAP	N	NAV	99.6%(33)	NAV	69.4%(9)(33)
KeyBank	5/21/2020	2/26/2020	Cool Creek Village	Mixed Use	Y	Y	N	N	Y(47)	N	66.3%	65.9%	69.7%	73.0%
KeyBank	5/21/2020	2/7/2020	Hogan Self Storage	Self Storage	Y	Y	N	N	NAP	N	81.5%	89.6%(33)	62.6%(9)	74.9%(9)(33)
KeyBank	5/19/2020	12/23/2019	Laborers Union Building	Office	Y	Y	N	N	Y(48)	N	71.0%	62.8%	71.0%	62.8%
KeyBank	5/27/2020	1/28/2020	7-Eleven – 351 Bowery	Retail	Y	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
KeyBank	5/21/2020	1/28/2020	StorQuest Self Storage – Apache	Self Storage	Y	Y	N	N	N	N	NAV	99.4%(33)	NAV	70.1%(9)(33)
RREF	5/27/2020	1/27/2020	Ranch at Cooper River Apartments	Multifamily	Y	Y	N	N	NAP	N	96.4%(49)	96.6%	89.5%(49)	89.6%
KeyBank	5/21/2020	1/28/2020	StorQuest Self Storage – Tucson	Self Storage	Y	Y	N	N	NAP	N	NAV	99.6%(33)	NAV	70.1%(9)(33)
KeyBank	5/26/2020	2/6/2020	Combs Mini Storage	Self Storage	Y	Y	N	N	NAP	N	NAV	93.9%(33)	85.4%(9)	77.2%(9)(33)
KeyBank	5/22/2020	3/6/2020	Brookside MHC	Manufactured Housing	Y	Y	N	Y(50)	NAP	N	97.0%	97.0%	95.0%	95.0%
KeyBank	5/21/2020	1/28/2020	StorQuest Self Storage – Phoenix	Self Storage	Y	Y	N	N	NAP	N	NAV	99.0%(33)	NAV	70.9%(9)(32)
KeyBank	5/20/2020	2/19/2020	Hermann Oaks MHC	Manufactured Housing	Y	Y	N	N	NAP	N	100.0%	100.0%	100.0%	100.0%
KeyBank	5/20/2020	2/19/2020	Katy Village MHC	Manufactured Housing	Y	Y	N	N	NAP	N	100.0%	100.0%	100.0%	100.0%
RREF	5/27/2020	1/30/2020	Sharidon MHP	Manufactured Housing	Y	Y	N	N	NAP	N	NAV(51)	100.0%(52)	NAV(51)	94.8%(52)
RREF	5/19/2020	2/14/2020	Dollar General-Becker, MN	Retail	Y	Y	N	N	N	N	100.0%(53)	100.0%(53)	100.0%(53)	100.0%(53)
RREF	5/19/2020	2/14/2020	Dollar General-Kincheloe, MI	Retail	Y	Y	N	N	N	N	100.0%(54)	100.0%(54)	100.0%(54)	100.0%(54)

(1)	Forbearance or Other Debt Service Relief Requested (Y/N) and Other Loan Modification Requested (Y/N) reflects situations where a request was made and not withdrawn.

(2)	Lease Modification or Rent Relief (Y/N) excludes residential tenants and self-storage tenants and includes any commercial tenant has requested a lease modification or rent relief.

(3)	On April 8, 2020, the lenders and the servicer of the Mortgage Loan received a communication from the borrower which included a potential request for forbearance of debt service payments, commencing with the debt service payment due in May 2020. However, the borrower proceeded to pay its debt service payments for the month of May 2020. Additionally, the servicer of the Mortgage Loan has since confirmed that forbearance has not officially been requested, and based on conversations with the borrower a forbearance request is not expected.

(4)	Occupied SF/Unit Making May Payment (%) and UW May Base Rent Paid (%) are based on rent collections information through May 29, 2020.

(5)	DragonEats (0.1% of NRA and 0.1% of UW Base Rent), Proper Food (0.1% of NRA and 0.1% of UW Base Rent), Joe The Juice (0.3% of NRA and 0.4% of UW Base Rent), and California Parking, who operates the parking at the property, were granted rent relief for April 2020 and are requesting the same for May 2020. Chipotle (0.4% of NRA and 0.2% of UW Base Rent) paid its operating expenses and taxes for May 2020 but did not pay base rent and has requested rent deferral.

(6)	Calculated based on the number of units for which rent was fully paid divided by the total number of occupied units.

(7)	Calculated based on actual rent collections and full rent charge.

(8)	Each of Flextronics America, LLC (10.4% of NRA, 14.2% of UW Base Rent), Barron’s Wholesale Tire (1.6% of NRA, 1.9% of UW Base Rent), and Snider Tire, Inc. (1.0% of NRA, 1.2% of UW Base Rent) is allowed to pay 50% of the monthly base rent due under its lease during the months of May, June and July 2020. Occupied SF/Unit Making May Payment (%) was calculated by considering 50% of the square feet of each occupied space.

(9)	Tenant due dates occur throughout the entire month (not the first of the month); therefore, Occupied SF/Unit Making May Payment (%) and UW May Base Rent Paid (%) are lower since not all tenants' due dates have occurred by the respective Information as of Date.

(10)	Ampersand Biopharmaceuticals, Inc. (d/b/a Dyve Biosciences, Inc.) (“Ampersand”) (1.6% of NRA, 2.0% of UW Base Rent) is the only tenant at The Arbors mortgaged property who has not paid rent for April 2020 and May 2020. The borrower sponsor has told the related loan seller that it will continue to work with the tenant to attempt to collect past-due rent and focus on collections going forward.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Collateral Characteristics

COVID-19 Update

(11)	The Santa Monica Physician's Center property has nine tenants (Nima Mashkouri, DMD, PC, Westside Pediatric Dental Group, Nazila Satvat, DDS, Inc, Kenneth Wong, DDS, David Hisaya Yoshimaru, DDS, Paige Moosavi DDS, Inc., Farinoush Gaminchi, DMD, Inc., Payam Daneshrad, MD, Inc and Abraham Tzadik, MD) who have requested rent abatements or deferrals. These tenants comprise of 41.5% of the NRA and 40.3% of the UW Base Rent at the property and are all individual or groups of doctors/dentists. These request are currently under review by the borrower with three tenants having received rent relief (Payam Daneshrad, MD, David Hisaya Yoshimaru, DDS, and Nima Mashkouri, DMD, PC, collectively 19.0% of the NRA and 18.1% of the UW Base Rent). These tenants have agreed to pay half of May 2020 and June 2020 rents with deferred rent to be paid over the six months that follow.

(12)	Based on May 2020 arrears report provided by the borrower sponsor and underwritten rent roll dated May 26, 2020 for residential units. According to the borrower sponsor, two of the 11 ground-floor retail tenants have requested rent relief. The two tenants are Raymond Thomas (Driving School) and Tin Cup Cafe, totaling 1,232 square feet and $5,670 monthly rent. Both tenants have, in full or in part, made their May 2020 rent payments. As of the date of this term sheet, the borrower sponsor has not provided rent relief to any of the commercial tenants.

(13)	One of the five ground-floor retail tenants at the 650 Madison Avenue property paid rent in April 2020, and the five retail tenants (5.3% of NRA and 28.0% of UW Base Rent) did not pay rent in May 2020. These tenants are currently closed for business due to New York’s stay-at-home order. The borrower has submitted an approval request for Moncler (1.5% of NRA and 7.9% of UW Base Rent) that would result in 50.0% of base rent and additional rents being deferred in May, June and July 2020, and such deferred rents would be paid back in 12 equal monthly installments over the calendar year 2021. Additionally, the borrower has submitted an approval request for Deva Inc. (Tod’s) (1.3% of NRA and 7.0% of UW Base Rent) that would result in 100.0% rent abatement for May 2020 and June 2020 and 50% rent abatement for July 2020. In exchange the Deva Inc. (Tod’s) lease would extend from October 2023 to August 2027.

(14)	The borrower previously asked to defer mortgage payments but later withdrew the request.

(15)	Calculated based on the square feet of multifamily units without delinquencies divided by the total square feet of occupied multifamily units, and excluding the commercial units. Multifamily Units with delinquencies of less than $200 were not considered in this calculation.

(16)	The borrower sponsor received PPP funds for Cardinal Capital Corporation, which employs his staff. The entity is not involved in any way in the borrower structure.

(17)	Two tenants (20.0% of units and 22.8% of UW Base Rent) vacated their units prior to their lease. The borrower sponsor has been unable to hold in-person showings for these two units due the COVID-19 restrictions in the state of California.

(18)	Partners in Pediatrics, P.C. (5.5% of NRA and 3.1% of UW Base Rent) was the only tenant to request rent relief but rescinded such request after receiving PPP funds.

(19)	Burns & McDonnell Engineering (“Burns & McDonnell”) (67.5% of NRA, 70.3% of UW Base Rent) executed a 26,280 SF expansion in July 2019 that includes 19,922 SF of space on the third floor of the mortgaged property that the tenant took occupancy on May 15, 2020. Burns & McDonnell paid pro rata rent for May 15 - 31st and will pay full monthly rent moving forward. Therefore, no rent was collected for the underwritten Burns & McDonnell expansion space totaling 19,922 SF in April 2020, however, the lender escrowed the gap rent associated with the expansion space at origination.

(20)	Burns & McDonnell executed a 26,280 SF expansion in July 2019 that includes 19,922 SF of space on the third floor of the mortgaged property that the tenant took occupancy of on May 15, 2020. Burns & McDonnell will pay pro-rata rent for May 15 - 31st and will pay full monthly rent thereafter. When including the pro-rata rent that will be paid by May 31st, May collections increase to 97.2% of UW May Base Rent Paid. Additionally, the remaining 2.8% of uncollected UW May Base Rent is associated with suite 345 of the Burns & McDonnell space, which Burns & McDonnell does not begin paying rent for until May 1, 2021. The lender has escrowed for the free rent period associated with suite 345 at origination.

(21)	Collections provided by the borrower showed all payments remitted, including lot rent, home rent, utility income and miscellaneous income. For UW April Base Rent Paid and UW May Base Rent Paid, the total home rent due per the respective rent rolls for each month was subtracted from the collections provided by the borrower and divided by the underwritten monthly rent per unit multiplied by the number of occupied units per the respective rent rolls.

(22)	The borrower sponsor did not provide a tenant-by-tenant collections report for April. The borrower sponsor only provided a total collections figure.

(23)	Based off of the actual collections for April 2020 through May 22, 2020 divided by the rent due for occupied tenants on the May 2020 rent roll.

(24)	Based off of number of tenants and/or programs paying May 2020 rent (partial or in full depending on any applicable government assistance stipends) divided by the total number of occupied units on the May 2020 rent roll.

(25)	Based off of actual collections for May through May 22, 2020 divided by the rent due for tenants in occupancy on the May 2020 rent roll.

(26)	As the different New York City government-sponsored rental subsidy programs that sponsor tenants at the mortgaged property distribute funds on different dates during a month, collection data as of any date prior to the end of a month may not accurately reflect the monthly totals. It is anticipated that the mortgaged property will benefit from monthly rent subsidies so long as the rental subsidy programs including, but not limited to, CityFHEPS, LINC II, NYCHA Section 8 and the HIV/AIDS Services Administration (HASA) program remain in effect. The borrower sponsor anticipates being able to collect 100% of all April 2020 arrears from the respective subsidy programs. The borrower sponsors have indicated that they are working to assess which tenants are having difficulty meeting their rent obligations due to the COVID-19 pandemic and have hired two additional staff members to follow up with case workers and focus on tenant relations and rent collection.

(27)	The borrower requested a forbearance but later withdrew the request.

(28)	The borrower requested, among other things, (i) that the monthly capital expenditure and rollover reserves be waived for 12 months, (ii) that the 1.40x DSCR trigger be suspended through December 2020, (iii) permission to accept additional SBA EIDL loan funds if granted (see footnote 29 below), (iv) a waiver of 50% rent in June 2020, July 2020, and August 2020 for Cupcake Royale (17.8% retail NRA and 3.6% of UW Base Rent), (v) forgiveness of base rent for June 2020, July 2020, and August 2020 for Seattle Coffee Works (29.1% of retail NRA and 7.0% of UW Base Rent) and (vi) conversion of the Barsala lease (40.0% of units and 33.3% of UW Base Rent) to a revenue share model of (65% to the borrower and 35% to Barsala). The borrower confirmed its intention to otherwise keep the interest payments and escrows on the Mortgage Loan current. The borrower’s requests are currently under review pending receipt of deliverables required to review the request.

(29)	The borrower received a $1,000 grant under the SBA EIDL program.

(30)	Calculated based on the square feet of units without delinquencies, including commercial units.

(31)	Simply Seattle (53.1% of retail NRA and 9.4% of UW Base Rent) is currently closed but has paid full rent through May 2020 with PPP funds. Simply Seattle requested relief on rent payments; however, the borrower has not yet proposed any form of relief to RREF. Cupcake Royale (17.8% of retail NRA and 3.6% of UW Base Rent) opened for business in mid-May 2020 and paid full rent through May 2020 with PPP funds but requested a waiver of 50% rent in June 2020, July 2020 and August 2020. Seattle Coffee Works (29.1% of retail NRA and 7.0% of UW Base Rent) is currently closed and paid full rent in March 2020 and half rent in April 2020 and May 2020 but requested forgiveness of base rent for June 2020, July 2020 and August 2020. There are 55 residential units, of which 22 are leased to Barsala (40.0% of units and 33.3% of UW Base Rent). Of the remaining 33 units, 4 are vacant, 6 did not pay rent in April 2020 and May 2020, and 23 are current on payments. Barsala paid half rent in April 2020. On June 2, 2020, Barsala paid half rent for May 2020. Additionally, Barsala recently asked the borrower to convert its lease to a revenue share model (65% to the borrower and 35% to Barsala).

(32)	The borrower previously inquired about relief, but no formal request has been made.

(33)	Calculated as the actual rent collected divided by the total projected rent for the respective month.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Collateral Characteristics

COVID-19 Update

(34)	The borrower informally inquired about P&I payment relief. No formal request has been made.

(35)	RREF is in the process of reviewing a lease amendment for ECPI (51.1% of NRA and 56.6% of UW Base Rent), which would allow the tenant to defer 50% of its rental obligations for 3 months. ECPI would pay back the deferred rent over a 6-month period commencing in a month to be determined if the lease amendment is approved. The request is currently with RREF’s approval committee.

(36)	Jimmy John’s, Supercuts and Pacific Dental (collectively, 76.5% of NRA and 17.4% of UW Base Rent at the Grand Central Crossing property), Firehouse Subs (13.8% of NRA and 4.5% of UW Base Rent at the Keller Marketplace property) and My Donuts (12.1% of NRA and 2.4% of UW Base Rent at the Summer Creek property) have not yet paid May 2020 rent. The borrower plans to work with the recently re-opened tenants to negotiate formal deferral agreements to pay back May 2020 rent.

(37)	Calculated based on UW Base Rent including any underwritten rent steps.

(38)	The loan agreement was modified post-closing to extend the deadline for immediate repairs that could not be completed on time as a result of COVID-19 related closures.

(39)	Tenant due dates are based on the monthiversary of their start date (not the first of the month), so collections are not easily tracked on calendar month basis. The borrower has only provided general delinquencies based on collection not square footage, however, they specifically noted that current delinquencies are in-line with pre-COVID-19 delinquencies.

(40)	UW April Base Rent Paid (%) and UW May Base Rent Paid (%) are based on the payments of non-delinquent units in the respective months.

(41)	Calculated based on the number of units delinquent over the total UW occupied units.

(42)	Calculated based on borrower-provided responses of delinquent units.

(43)	The borrower accepted a loan in the amount of $84,817 pursuant to the Paycheck Protection Program under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act.

(44)	Calculated based on the number of units delinquent over the total UW occupied units.

(45)	Calculated based on borrower-provided responses of delinquent units.

(46)	Calculated based on borrower-provided responses that no units are delinquent.

(47)	The Cool Creek Village property has four tenants (collectively, 36.7% of the NRA and 34.4% of the UW Base Rent) who have requested rent relief. Salon Lofts (16.1% of the NRA and 12.8% of the UW Base Rent) has come to an agreement with the borrower to defer April, May and June 2020 rent payments that will be repaid in equal installments from October 2020 to March 2021. Garvin Dentistry (9.4% of NRA and 10.0% of UW Base Rent) is currently paying a reduced rent. Pure Family Chiropractic (6.5% of NRA and 7.1% of UW Base Rent) and DC Tux (4.8% of NRA and 4.6% of UW Base Rent) did not pay April 2020 rent, but have since paid May 2020 rent.

(48)	The Laborers Union Building mortgaged property has two tenants (collectively, 45.2% of the NRA and 48.8% of the UW Base Rent) who have requested rent relief. Foot, Ankle & Lower Leg (16.2% of the NRA and 11.6% of the UW Base Rent) has remained current on rent payments. Red Rock Surgery Center (29.0% of the NRA and 37.2% of the UW Base Rent) did not make April 2020 or May 2020 rent payments, but it has indicated to the borrower that it will bring its account current and pay June 2020 rent. The borrower has proposed deferring July 2020 rent for Red Rock Surgery Center, to be repaid in 12 monthly installments starting January 2021.

(49)	Calculated based on square feet of non-delinquent units over UW occupied units.

(50)	The loan agreement was modified post-closing to extend the deadline for immediate repairs that could not be completed on time as a result of COVID-19 related closures.

(51)	Requested but not provided by the borrower.

(52)	Calculated based on borrower-provided collection numbers. No unit information was provided.

(53)	Calculated based on borrower-provided information that the single tenant was not delinquent.

(54)	Calculated based on borrower-provided information that the single tenant was not delinquent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Collateral Characteristics

Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date/ARD LTV(1)(2)
1	Parkmerced	San Francisco, CA	Barclays	1	$60,000,000	7.4%	3,165	Multifamily	4.00x	11.1%	25.9%	25.9%
2	525 Market Street	San Francisco, CA	Barclays	1	$60,000,000	7.4%	1,034,170	Office	4.29x	13.1%	37.0%	37.0%
3	The Cove at Tiburon	Tiburon, CA	SGFC	1	$50,000,000	6.2%	283	Multifamily	2.68x	10.3%	41.0%	41.0%
4	Inland Self Storage Michigan Portfolio	Various, MI	KeyBank	12	$50,000,000	6.2%	5,705	Self Storage	1.52x	8.5%	64.9%	55.7%
5	Weston South Carolina Industrial Portfolio	Various, SC	KeyBank	16	$49,500,000	6.1%	2,540,032	Industrial	1.73x	11.3%	62.6%	53.9%
6	ExchangeRight Net Leased Portfolio 32	Various	SGFC	27	$45,000,000	5.6%	422,042	Various	2.53x	9.2%	62.0%	62.0%
7	SSTIV Self Storage Portfolio	Various	KeyBank	7	$40,500,000	5.0%	4,197	Self Storage	2.92x	10.7%	47.7%	47.7%
8	Acuity Portfolio	Various, NY	KeyBank	27	$40,000,000	5.0%	1,132	Various	3.39x	12.2%	33.0%	33.0%
9	F5 Tower	Seattle, WA	Barclays	1	$39,500,000	4.9%	515,518	Office	3.33x	13.0%	39.4%	39.4%
10	The Arbors	Thousand Oaks, CA	SGFC	1	$36,029,750	4.5%	204,427	Office	1.52x	9.2%	71.1%	56.0%

	Top 3 Total/Weighted Average			3	$170,000,000	21.0%			3.71x	11.6%	34.3%	34.3%
	Top 5 Total/Weighted Average			31	$269,500,000	33.4%			2.94x	11.0%	45.1%	41.8%
	Top 10 Total/Weighted Average			94	$470,529,750	58.2%			2.86x	10.9%	47.5%	44.4%
	Non-Top 10 Total/Weighted Average			59	$337,287,838	41.8%			1.93x	9.2%	61.7%	57.2%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 8 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 3, 5, 8 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan No. 9, with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 4, 7, 8 and 10, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical or as portfolio assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Collateral Characteristics

Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	Parkmerced	Barclays	$60,000,000	$547,000,000	MRCD 2019-PRKC(2)	KeyBank	KeyBank	MRCD 2019-PARK BBCMS 2020-C6 Benchmark 2020-IG1 GSMS 2020-GC45 CGCMT 2020-GC46 WFCM 2020-C56 CF 2020-P1	$247,000,000 $65,000,000 $45,000,000 $37,500,000 $27,500,000 $25,000,000 $40,000,000
2	525 Market Street	Barclays	$60,000,000	$470,000,000	MKT 2020-525M(2)	Wells	Situs	MKT 2020-525M GSMS 2020-GC47 Benchmark 2020-IG2 Future Securitization(s)	$270,000,000 $10,000,000 $40,000,000 $90,000,000
3	The Cove at Tiburon	SGFC	$50,000,000	$112,300,000	SGCMS 2020-COVE(2)	Wells	Aegon	SGCMS 2020-COVE	$62,300,000
4	Inland Self Storage Michigan Portfolio	KeyBank	$50,000,000	$66,625,000	BBCMS 2020-C7	Wells	Rialto	Future Securitization(s)	$16,625,000
5	Weston South Carolina Industrial Portfolio	KeyBank	$49,500,000	$68,991,340	BBCMS 2020-C7	Wells	Rialto	Future Securitization(s)	$19,491,340
6	ExchangeRight Net Leased Portfolio 32	SGFC	$45,000,000	$64,270,000	BBCMS 2020-C7	Wells	Rialto	Future Securitization(s)	$19,270,000
8	Acuity Portfolio	KeyBank	$40,000,000	$165,000,000	CFK 2020-MF2(2)	KeyBank	KeyBank	CFK 2020-MF2 CF 2020-P1	$85,000,000 $40,000,000
9	F5 Tower	Barclays	$39,500,000	$185,000,000	BBCMS 2020-C6(2)	Midland	Midland	BBCMS 2020-C6 WFCM 2020-C55 Benchmark 2020-IG1	$50,000,000 $40,000,000 $55,500,000
13	650 Madison Avenue	Barclays	$21,450,000	$586,800,000	MAD 2019-650M(2)	KeyBank	LNR	MAD 2019-650M CGCMT 2019-C7 GSMS 2020-GC45 CGCMT 2020-GC46 Benchmark 2020-B16 Benchmark 2020-B17 Benchmark 2020-IG1 CF 2020-P1 GSMS 2020-GC47 BBCMS 2020-C6 WFCM 2020-C55 WFCM 2020-C56	$1,000,000 $50,000,000 $50,000,000 $115,000,000 $45,000,000 $50,000,000 $37,900,000 $40,000,000 $51,450,000 $60,000,000 $40,000,000 $25,000,000
14	One Stockton	Barclays	$21,000,000	$66,000,000	WFCM 2020-C55	Wells	Rialto	WFCM 2020-C55 Future Securitization(s)	$30,000,000 $15,000,000
15	Vernon Tower	RREF	$16,800,000	$43,250,000	WFCM 2020-C55	Wells	Rialto	WFCM 2020-C55	$26,450,000

(1)	In the case of Loan Nos. 1, 2, 3, 5, 8, 9 and 13, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(2)	In the case of Loan Nos. 1, 2, 3, 8, 9 and 13, control rights are currently exercised by the holder of the related Subordinate Companion Loan(s) until the occurrence and during the continuance of a control appraisal period for the related Whole Loan, as described under “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Collateral Characteristics

Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)(3)	Total Debt Cut-off Date LTV(3)	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
1	Parkmerced(4)	$60,000,000	$487,000,000	$1,228,000,000	$1,775,000,000	4.00x	0.78x	25.9%	84.1%	11.1%	3.4%
2	525 Market Street	$60,000,000	$410,000,000	$212,000,000	$682,000,000	4.29x	2.96x	37.0%	53.7%	13.1%	9.0%
3	The Cove at Tiburon	$50,000,000	$62,300,000	$97,700,000	$210,000,000	2.68x	1.43x	41.0%	76.6%	10.3%	5.5%
5	Weston South Carolina Industrial Portfolio	$49,500,000	$19,491,340	$18,101,529	$87,092,869	1.73x	1.17x	62.6%	79.0%	11.3%	9.0%
8	Acuity Portfolio	$40,000,000	$125,000,000	$159,000,000	$324,000,000	3.39x	1.73x	33.0%	64.9%	12.2%	6.2%
9	F5 Tower	$39,500,000	$145,500,000	$161,100,000	$346,100,000	3.33x	1.63x	39.4%	73.6%	13.0%	6.9%
13	650 Madison Avenue	$21,450,000	$565,350,000	$213,200,000	$800,000,000	2.74x	2.01x	48.5%	66.1%	10.0%	7.3%
(1)	In the case of Loan Nos. 2, 3, 8, and 13, subordinate debt represents one or more Subordinate Companion Loan(s). In the case of Loan Nos. 1 and 9, subordinate debt represents one or more Subordinate Companion Loans and a mezzanine loan. In the case of Loan No. 5, subordinate debt represents a mezzanine loan.

(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude the related Subordinate Companion Loan(s) and mezzanine loan(s).

(3)	In the case of Loan Nos. 1, 8 and 13, the Mortgage Loan Cut-off Date LTV and the Total Debt Cut-off Date LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(4)	In the case of Loan No. 1, the mortgage loan and the subordinate debt are interest-only for the entire term and accrue interest on a 30/360 basis, and the Monthly Debt Service Amount ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360. The mezzanine loan is interest-only for the entire term and accrues interest on an Actual/360 basis and the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance, (ii) the Interest Rate % and (iii) 365/360.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Multifamily	Mid Rise	21	$101,643,451	12.6%	1.96x	8.2%	56.2%	55.4%
	High Rise/Townhome	1	60,000,000	7.4	4.00x	11.1%	25.9%	25.9%
	Garden	4	59,730,507	7.4	2.53x	10.4%	45.1%	43.0%
	High Rise	4	8,576,973	1.1	3.39x	12.2%	33.0%	33.0%
	Subtotal:	30	$229,950,930	28.5%	2.69x	9.7%	44.5%	43.7%

Office	CBD	3	$106,807,301	13.2%	3.74x	12.9%	40.5%	39.4%
	Suburban	4	71,120,163	8.8	1.69x	10.7%	69.1%	55.6%
	Medical	8	39,493,508	4.9	2.29x	8.9%	63.6%	61.9%
	Subtotal:	15	$217,420,971	26.9%	2.81x	11.4%	54.0%	48.8%
Self Storage		29	$140,962,074	17.4%	2.15x	9.4%	59.8%	55.3%
Retail	Freestanding	26	$40,630,492	5.0%	2.50x	9.2%	62.4%	62.4%
	Single Tenant	2	24,900,000	3.1	1.82x	7.7%	58.7%	58.7%
	Anchored	1	12,729,666	1.6	1.64x	11.0%	69.2%	55.6%
	Unanchored	2	5,581,054	0.7	1.72x	10.4%	56.7%	51.7%
	Shadow Anchored	2	4,368,946	0.5	1.72x	10.4%	56.7%	51.7%
	Subtotal:	33	$88,210,158	10.9%	2.10x	9.2%	61.7%	59.1%
Industrial	Manufacturing	6	$18,326,678	2.3%	1.73x	11.3%	62.6%	53.9%
	Warehouse	6	18,259,302	2.3	1.73x	11.3%	62.6%	53.9%
	Warehouse/Distribution	4	12,914,020	1.6	1.73x	11.3%	62.6%	53.9%
	Subtotal:	16	$49,500,000	6.1%	1.73x	11.3%	62.6%	53.9%

Manufactured Housing		18	$41,523,878	5.1%	1.80x	9.6%	57.7%	50.4%
Mixed Use	Office/Retail	3	$26,966,911	3.3%	2.79x	10.4%	49.7%	49.7%
	Multifamily/Retail	9	13,282,666	1.6	3.39x	12.2%	33.0%	33.0%
	Subtotal:	12	$40,249,577	5.0%	2.99x	11.0%	44.2%	44.2%
Total / Weighted Average:		153	$807,817,588	100.0%	2.47x	10.2%	53.4%	49.8%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 8, 9, 13, 14 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 3, 5, 8, 9 and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 9, 48 and 49, each with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. In the case of Loan No. 1, the mortgage loan is interest-only for the entire term and accrues interest on a 30/360 basis, the Monthly Debt Service ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360.
(4)	In the case of Loan Nos. 1, 4, 7, 8, 10, 11, 13 and 22, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
California	9	$280,589,750	34.7%	3.02x	10.3%	46.2%	44.2%
New York	36	126,667,301	15.7%	2.37x	9.6%	51.1%	49.6%
South Carolina	18	65,610,878	8.1%	1.71x	11.2%	63.7%	53.9%
Washington	3	60,116,000	7.4%	2.93x	11.5%	44.3%	44.3%
Michigan	17	55,748,191	6.9%	1.61x	8.6%	64.7%	56.5%
Arizona	11	32,016,499	4.0%	2.40x	9.5%	59.4%	58.9%
Texas	11	25,022,385	3.1%	2.15x	10.1%	56.4%	53.5%
Florida	7	24,601,022	3.0%	2.33x	10.3%	52.4%	48.4%
North Carolina	10	19,945,458	2.5%	1.76x	9.0%	60.6%	50.8%
Colorado	2	18,025,248	2.2%	1.92x	11.8%	68.2%	59.5%
Nevada	3	16,756,000	2.1%	2.60x	10.8%	50.4%	49.1%
Virginia	1	10,190,413	1.3%	1.82x	12.9%	63.3%	45.5%
Pennsylvania	5	9,626,341	1.2%	2.16x	9.1%	65.3%	63.7%
Ohio	1	8,500,000	1.1%	1.84x	11.7%	66.7%	57.2%
Wisconsin	3	7,617,862	0.9%	2.53x	9.2%	62.0%	62.0%
Arkansas	1	6,700,000	0.8%	1.58x	9.7%	72.2%	67.4%
Kentucky	2	6,349,295	0.8%	1.78x	10.8%	70.5%	56.5%
Indiana	3	5,712,318	0.7%	2.81x	11.4%	60.1%	60.1%
Georgia	2	4,999,222	0.6%	2.53x	9.2%	62.0%	62.0%
Oregon	1	4,625,111	0.6%	1.52x	9.4%	66.0%	53.3%
Hawaii	1	4,540,000	0.6%	2.32x	8.6%	61.5%	61.5%
New Jersey	1	4,400,000	0.5%	1.57x	9.1%	64.9%	56.1%
Kansas	1	3,094,756	0.4%	2.53x	9.2%	62.0%	62.0%
Missouri	1	3,086,962	0.4%	1.48x	8.7%	64.3%	51.1%
Minnesota	2	2,107,289	0.3%	2.20x	9.0%	65.5%	65.5%
Alabama	1	1,169,286	0.1%	2.53x	9.2%	62.0%	62.0%
Total / Weighted Average:	153	$807,817,588	100.0%	2.47x	10.2%	53.4%	49.8%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 8, 9, 13, 14 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 3, 5, 8, 9 and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 9, 48 and 49, each with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. In the case of Loan No. 1, the mortgage loan is interest-only for the entire term and accrues interest on a 30/360 basis, the Monthly Debt Service ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360.
(4)	In the case of Loan Nos. 1, 4, 7, 8, 10, 11, 13 and 22, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
$875,000	-	$4,999,999	17	$52,734,949	6.5%	3.96819%	113	2.00x	9.7%	61.9%	57.1%
$5,000,000	-	$9,999,999	9	67,025,373	8.3%	3.97511%	110	1.89x	10.2%	64.6%	57.7%
$10,000,000	-	$19,999,999	9	128,377,517	15.9%	3.97756%	116	1.81x	9.2%	62.7%	57.2%
$20,000,000	-	$29,999,999	4	89,150,000	11.0%	3.61567%	115	2.08x	8.3%	57.9%	57.1%
$30,000,000	-	$39,999,999	2	75,529,750	9.3%	3.66830%	115	2.47x	11.2%	54.5%	47.3%
$40,000,000	-	$49,999,999	4	175,000,000	21.7%	3.58584%	109	2.59x	10.8%	52.2%	49.8%
$50,000,000	-	$60,000,000	4	220,000,000	27.2%	3.24293%	86	3.22x	10.9%	41.2%	39.1%
Total / Weighted Average:			49	$807,817,588	100.0%	3.62296%	105	2.47x	10.2%	53.4%	49.8%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
2.72457	-	3.24999	3	$143,700,000	17.8%	2.88865%	90	3.88x	11.5%	36.8%	36.8%
3.25000	-	3.74999	14	309,439,750	38.3%	3.58143%	112	2.52x	10.3%	54.3%	50.8%
3.75000	-	3.99999	14	222,363,114	27.5%	3.82484%	103	1.92x	9.9%	58.3%	52.6%
4.00000	-	4.24999	11	109,478,950	13.6%	4.10499%	115	1.81x	9.0%	59.5%	55.7%
4.25000	-	4.49999	2	10,025,111	1.2%	4.28229%	117	1.49x	9.4%	66.8%	56.2%
4.50000	-	4.74999	2	8,092,962	1.0%	4.52582%	67	1.71x	10.5%	70.3%	64.4%
4.75000	-	5.25000	3	4,717,701	0.6%	5.06325%	80	1.50x	8.9%	71.9%	68.6%
Total / Weighted Average:			49	$807,817,588	100.0%	3.62296%	105	2.47x	10.2%	53.4%	49.8%

Original Term to Maturity in Months(1)

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
60	4	$119,618,701	14.8%	3.31426%	56	3.25x	10.6%	36.0%	35.6%
84	1	40,000,000	5.0%	3.48000%	81	3.39x	12.2%	33.0%	33.0%
120	44	648,198,887	80.2%	3.68875%	116	2.27x	10.0%	57.9%	53.4%
Total / Weighted Average:	49	$807,817,588	100.0%	3.62296%	105	2.47x	10.2%	53.4%	49.8%

Remaining Term to Maturity in Months(1)

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
54	-	80	4	$119,618,701	14.8%	3.31426%	56	3.25x	10.6%	36.0%	35.6%
81	-	113	1	40,000,000	5.0%	3.48000%	81	3.39x	12.2%	33.0%	33.0%
114	-	118	44	648,198,887	80.2%	3.68875%	116	2.27x	10.0%	57.9%	53.4%
Total / Weighted Average:			49	$807,817,588	100.0%	3.62296%	105	2.47x	10.2%	53.4%	49.8%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 8, 9, 13, 14 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 3, 5, 8, 9 and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 9, 48 and 49, each with an anticipated repayment date, Maturity Date/ARD LTV, Original Term to Maturity in Months and Remaining Term to Maturity in Months are calculated as of the related anticipated repayment date.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. In the case of Loan No. 1, the mortgage loan is interest-only for the entire term and accrues interest on a 30/360 basis, the Monthly Debt Service ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360.
(3)	In the case of Loan Nos. 1, 4, 7, 8, 10, 11, 13 and 22, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	25	$516,194,000	63.9%	3.47540%	100	2.96x	10.4%	47.0%	47.0%
300	1	10,190,413	1.3%	3.80000%	117	1.82x	12.9%	63.3%	45.5%
360	23	281,433,175	34.8%	3.88721%	114	1.60x	9.8%	64.8%	55.0%
Total / Weighted Average:	49	$807,817,588	100.0%	3.62296%	105	2.47x	10.2%	53.4%	49.8%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only			25	$516,194,000	63.9%	3.47540%	100	2.96x	10.4%	47.0%	47.0%
	297		1	10,190,413	1.3%	3.80000%	117	1.82x	12.9%	63.3%	45.5%
356	-	360	23	281,433,175	34.8%	3.88721%	114	1.60x	9.8%	64.8%	55.0%
Total / Weighted Average:			49	$807,817,588	100.0%	3.62296%	105	2.47x	10.2%	53.4%	49.8%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	22	$474,895,000	58.8%	3.45196%	99	2.93x	10.2%	47.5%	47.5%
IO-Balloon	12	182,371,000	22.6%	3.86131%	114	1.62x	9.9%	63.6%	55.9%
Balloon	12	109,252,588	13.5%	3.92231%	115	1.60x	10.1%	66.7%	52.8%
ARD-Interest Only	3	$41,299,000	5.1%	3.74492%	115	3.26x	12.8%	40.7%	40.7%
Total / Weighted Average:	49	$807,817,588	100.0%	3.62296%	105	2.47x	10.2%	53.4%	49.8%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1.27x	-	1.59x	11	$159,240,263	19.7%	3.84528%	113	1.48x	8.8%	66.0%	55.8%
1.60x	-	1.69x	2	16,954,666	2.1%	4.18498%	116	1.64x	11.0%	66.5%	55.0%
1.70x	-	1.79x	11	134,269,284	16.6%	3.93884%	116	1.75x	9.4%	60.8%	55.7%
1.80x		1.89x	5	49,965,413	6.2%	3.92819%	117	1.85x	10.9%	64.1%	55.8%
1.90x	-	1.99x	1	14,210,000	1.8%	3.97000%	118	1.95x	8.1%	68.0%	68.0%
2.00x	-	2.49x	5	29,107,962	3.6%	3.96381%	115	2.25x	9.3%	57.8%	57.2%
2.50x	-	2.99x	10	204,570,000	25.3%	3.52320%	102	2.68x	9.8%	52.9%	52.9%
3.00x		4.29x	4	199,500,000	24.7%	3.13655%	90	3.83x	12.3%	33.3%	33.3%
Total / Weighted Average:			49	$807,817,588	100.0%	3.62296%	105	2.47x	10.2%	53.4%	49.8%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 8, 9, 13, 14 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 3, 5, 8, 9 and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 9, 48 and 49, each with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. In the case of Loan No. 1, the mortgage loan is interest-only for the entire term and accrues interest on a 30/360 basis, the Monthly Debt Service ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360.
(3)	In the case of Loan Nos. 1, 4, 7, 8, 10, 11, 13 and 22, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
25.9%	-	49.9%	8	$316,918,778	39.2%	3.32583%	90	3.42x	11.6%	37.6%	37.5%
50.0%	-	59.9%	11	101,002,212	12.5%	3.99418%	115	1.79x	8.6%	57.8%	55.8%
60.0%	-	64.9%	16	257,177,775	31.8%	3.68125%	117	1.95x	9.2%	62.7%	57.4%
65.0%	-	69.9%	7	71,614,777	8.9%	3.95352%	116	1.90x	10.4%	67.8%	60.6%
70.0%	-	74.6%	7	61,104,046	7.6%	3.91774%	107	1.55x	9.5%	71.6%	58.7%
Total / Weighted Average:			49	$807,817,588	100.0%	3.62296%	105	2.47x	10.2%	53.4%	49.8%

LTV Ratios as of the Maturity Date/ARD(1)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
25.9%	-	49.9%	11	$346,262,841	42.9%	3.37399%	93	3.28x	11.5%	39.6%	38.3%
50.0%	-	59.9%	23	288,952,046	35.8%	3.87663%	116	1.67x	9.5%	63.5%	55.7%
60.0%	-	64.9%	9	137,225,000	17.0%	3.59114%	116	2.25x	8.8%	63.0%	61.8%
65.0%	-	70.0%	6	35,377,701	4.4%	4.11143%	101	2.02x	9.0%	68.5%	67.1%
Total / Weighted Average:			49	$807,817,588	100.0%	3.62296%	105	2.47x	10.2%	53.4%	49.8%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Defeasance	33	$523,986,288	64.9%	3.75910%	107	2.19x	9.9%	57.1%	52.8%
Yield Maintenance	11	165,932,301	20.5%	3.39153%	94	2.58x	9.8%	50.0%	45.9%
Defeasance or Yield Maintenance	5	117,899,000	14.6%	3.34366%	116	3.57x	12.1%	41.6%	41.6%
Total / Weighted Average:	49	$807,817,588	100.0%	3.62296%	105	2.47x	10.2%	53.4%	49.8%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Refinance	26	$427,820,140	53.0%	3.59084%	104	2.45x	9.7%	53.1%	50.0%
Acquisition	18	260,232,671	32.2%	3.79651%	114	2.08x	10.4%	60.2%	54.3%
Recapitalization	4	69,764,778	8.6%	3.08153%	116	3.93x	12.7%	39.1%	38.0%
Recapitalization/Refinance	1	50,000,000	6.2%	3.75000%	57	2.68x	10.3%	41.0%	41.0%
Total / Weighted Average:	49	$807,817,588	100.0%	3.62296%	105	2.47x	10.2%	53.4%	49.8%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 8, 9, 13, 14 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 3, 5, 8, 9 and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 9, 48 and 49, each with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. In the case of Loan No. 1, the mortgage loan is interest-only for the entire term and accrues interest on a 30/360 basis, the Monthly Debt Service ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360.
(3)	In the case of Loan Nos. 1, 4, 7, 8, 10, 11, 13 and 22, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Collateral Characteristics

Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
1	Barclays	Parkmerced	San Francisco, CA	Multifamily	$60,000,000	7.4%	LCCM 2014-PKMD
3	SGFC	The Cove at Tiburon	Tiburon, CA	Multifamily	$50,000,000	6.2%	NCMS 2019-COVE
11	Natixis	Santa Monica Physician's Center	Santa Monica, CA	Office	$23,700,000	2.9%	JPMBB 2013-C12
13	Barclays	650 Madison Avenue	New York, NY	Mixed Use	$21,450,000	2.7%	MAD 2013-650M
17	SGFC	Meridian One Colorado	Englewood, CO	Office	$16,400,000	2.0%	JPMBB 2014-C18
25	Natixis	Simply Space Self Storage Merced	Merced, CA	Self Storage	$9,750,000	1.2%	COMM 2013-CR8
34	KeyBank	StorQuest Self Storage - Honolulu	Honolulu, HI	Self Storage	$4,540,000	0.6%	WFRBS 2014-C23
39	KeyBank	StorQuest Self Storage - Apache	Apache Junction, AZ	Self Storage	$3,680,000	0.5%	CGCMT 2016-P3
41	KeyBank	StorQuest Self Storage - Tucson	Tucson, AZ	Self Storage	$3,175,000	0.4%	MSBAM 2016-C32
44	KeyBank	StorQuest Self Storage - Phoenix	Phoenix, AZ	Self Storage	$2,905,000	0.4%	MSBAM 2015-C27
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	Parkmerced(3)	San Francisco, CA	$60,000,000	7.4%	$60,000,000	49.6%	60	54	4.00x	11.1%	25.9%	25.9%
3	The Cove at Tiburon	Tiburon, CA	50,000,000	6.2%	50,000,000	41.3%	60	57	2.68x	10.3%	41.0%	41.0%
29	The Storage Depot	Marion, AR	6,700,000	0.8%	6,255,759	5.2%	60	57	1.58x	9.7%	72.2%	67.4%
43	Brookside MHC	Middletown, PA	2,918,701	0.4%	2,707,630	2.2%	60	58	1.31x	9.0%	73.0%	67.7%
Total / Weighted Average:			$119,618,701	14.8%	$118,963,388	98.3%	60	56	3.25x	10.6%	36.0%	35.6%
(1)	The table above presents the mortgage loans whose Non-VRR Percentage of such balloon payment would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or the anticipated repayment date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Non-VRR Percentage of the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.
(3)	In the case of Loan No. 1, the mortgage loan and the subordinate debt are interest-only for the entire term and accrue interest on a 30/360 basis, and the Monthly Debt Service Amount ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360. The mezzanine loan is interest-only for the entire term and accrues interest on an Actual/360 basis and the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance, (ii) the Interest Rate % and (iii) 365/360.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Class A-3(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR(3)	UW NOI Debt Yield(3)	Cut-off Date LTV(3)(4)	Maturity Date LTV(3)(4)
8	Acuity Portfolio	Various, NY	$40,000,000	5.0%	$40,000,000	100.0%	84	81	3.39x	12.2%	33.0%	33.0%
Total / Weighted Average:			$40,000,000	5.0%	$40,000,000	100.0%	84	81	3.39x	12.2%	33.0%	33.0%
(1)	The table above presents the mortgage loan whose Non-VRR Percentage of such balloon payment would be applied to pay down the certificate balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or the anticipated repayment date. Each Class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Non-VRR Percentage of the Maturity Date Balance divided by the initial Class A-3 Certificate Balance.
(3)	The UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s) and exclude the related Subordinate Companion Loan(s).
(4)	Cut-off Date LTV and Maturity Date LTV based on an as-portfolio value.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Structural Overview

■ Accrual:	Each Class of Certificates (other than the Class S and Class R Certificates) will accrue interest on a 30/360 basis. The Class S and Class R Certificates will not accrue interest.

■ Allocation between VRR Interest and the Non-VRR Certificates:

Amounts available for distributions to the holders of the Certificates and the RR Interest will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and to all Certificates other than the Class RR Certificates and the Class R Certificates, referred to herein as the “Non-VRR Certificates”, on the other hand. The portion of such amount allocable to (a) the VRR Interest will at all times be the product of such amount multiplied by the VRR Percentage and (b) the Non-VRR Certificates will at all times be the product of such amount multiplied by the Non-VRR Percentage.

The “Non-VRR Percentage” is an amount expressed as a percentage equal to 100% minus the VRR Percentage. For the avoidance of doubt, at all times, the sum of the VRR Percentage and the Non-VRR Percentage will equal 100%.

The “VRR Percentage” will equal a fraction, expressed as a percentage, the numerator of which is the initial VRR Interest Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all of the Classes of Principal Balance Certificates and the VRR Interest Balance of the VRR Interest.

■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Non-VRR Certificates (other than the Class S Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-E, Class X-F and Class X-G Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S and Class B Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-E Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class E Certificates for the related Distribution Date.

The pass-through rate for the Class X-F Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class F Certificates for the related Distribution Date.

The pass-through rate for the Class X-G Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class G Certificates for the related Distribution Date.

The Class S Certificates will not have a pass-through rate. On each Distribution Date, the Non-VRR Percentage of any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date, solely to the extent received from the related borrower during the related collection period, will be distributed to the holders of the Class S Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, the Non-VRR Percentage of payments in respect of principal of the Non-VRR Certificates will be distributed:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero and seventh to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, the Non-VRR Percentage of payments in respect of principal of the Non-VRR Certificates will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero as a result of the allocation of Non-VRR realized losses to such Classes.

The Class X-A, Class X-B, Class X-E, Class X-F and Class X-G Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S and Class B Certificates, the notional amount of the Class X-E Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class E Certificates, the notional amount of the Class X-F Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class F Certificates and the notional amount of the Class X-G Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class G Certificates.

The Class S Certificates have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal. The Class S Certificates are entitled to distributions of the Non-VRR Percentage of excess interest collected on any mortgage loan with an anticipated repayment date solely to the extent received from the related borrower and will represent beneficial ownership of the grantor trust, as further described in “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Yield Maintenance / Fixed Penalty Allocation:	If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (x)(1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D Certificates, the product of (a) the Non-VRR Percentage of the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Structural Overview

the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates as described above, and (3) to the Class X-B Certificates, any remaining portion of such Non-VRR Percentage of such yield maintenance charge or prepayment premium not distributed as described above, and (y) to the VRR Interest, the VRR Percentage of such yield maintenance charge or prepayment premium.

No Yield Maintenance Charges will be distributed to the Class X-E, Class X-F, Class X-G, Class E, Class F, Class G, Class S or Class R Certificates.

■ Realized Losses:

On each Distribution Date, the Non-VRR Percentage of losses on the mortgage loans will be allocated first to the Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B, Class X-E, Class X-F and Class X-G Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-E, Class X-F and Class X-G Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) and then to the related mortgage loan and any related Pari Passu Companion loans (if any).

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class S and Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property and (b) the amount of any escrows, letters of credit and reserves.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is serviced.

In general, the Non-VRR Percentage of any Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class G Certificates for certain purposes, including certain voting rights and the determination of the controlling class. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates, fourth to the Class D Certificates, fifth to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-S Certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. With respect to any Non-Serviced Whole Loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such Non-Serviced Whole Loan.

■ Whole Loans:

Eleven mortgage loans are each evidenced by one mortgage loan and one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property(ies). Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of the Whole Loans, referred to as the “Parkmerced Whole Loan”, the “525 Market Street Whole Loan”, “The Cove at Tiburon Whole Loan”, the “Inland Self Storage Michigan Portfolio Whole Loan”, the “Weston South Carolina Industrial Portfolio Whole Loan”, the “ExchangeRight Net Leased Portfolio 32 Whole Loan”, the “Acuity Portfolio Whole Loan”, the “F5 Tower Whole Loan”, the “650 Madison Avenue Whole Loan”, the “One Stockton Whole Loan” and the “Vernon Tower Whole Loan” one or more related Companion Loans are pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu Companion Loans”). In the case of the Parkmerced Whole Loan, the 525 Market Street Whole Loan, The Cove at Tiburon Whole Loan, the Acuity Portfolio Whole Loan, the F5 Tower Whole Loan and the 650 Madison Avenue Whole Loan, in addition to any related Pari Passu Companion Loans, one or more related Companion Loans are subordinate in right of payment to the related mortgage loan and the related Pari Passu Companion Loans (these Companion Loans are also referred to as the “Subordinate Companion Loans”).

The Inland Self Storage Michigan Portfolio Pari Passu Companion Loan, the Weston South Carolina Industrial Portfolio Pari Passu Companion Loan and the ExchangeRight Net Leased Portfolio 32 Pari Passu Companion Loans are referred to as “Serviced Companion Loans”.

The Inland Self Storage Michigan Portfolio Whole Loan, the Weston South Carolina Industrial Portfolio Whole Loan and the ExchangeRight Net Leased Portfolio 32 Whole Loan (each, a “Serviced Whole Loan”) will be serviced under the pooling and servicing agreement for the BBCMS 2020-C7 transaction (the “Pooling and Servicing Agreement”).

The Parkmerced Whole Loan, the 525 Market Street Whole Loan, The Cove at Tiburon Whole Loan, the Acuity Portfolio Whole Loan, the F5 Tower Whole Loan, the One Stockton Whole Loan, the 650 Madison Avenue Whole Loan and the Vernon Tower Whole Loan are each a “Non-Serviced Whole Loan” (and collectively, the “Non-Serviced Whole Loans”) and will be serviced under the related pooling and servicing agreement identified in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.

■ Sale of Defaulted Loans and REO Properties:	The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan) if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and a sale

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Structural Overview

would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Pari Passu Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with each risk retention consultation party, in each case, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy) for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, a risk retention consultation party, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by such Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (unless (i) the offer is equal to or greater than the outstanding principal balance of the mortgage loan, any unpaid interest and any outstanding costs and expenses relating to the mortgage loan and (ii) the offer is the highest offer received) (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties, and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) each risk retention consultation party, in each case, other than with respect to any Excluded Loan, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, and taking into account the pari

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Structural Overview

passu or subordinate nature of any related Companion Loan), so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or grantor trust or cause any REMIC of the trust fund to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan included in the BBCMS 2020-C7 Trust and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Class F and Class G Certificates.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” is a mortgage loan or Whole Loan (a) with respect to the Directing Certificateholder, the Directing Certificateholder or the holder of the majority of the controlling class is a Borrower Party or (b) with respect to a risk retention consultation party, such risk retention consultation party or the holder of the majority of the related VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Structural Overview

Pari Passu Companion Loans or Subordinate Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (or, in the case of Non-Serviced Whole Loans with Subordinate Companion Loans, the holder of the related Subordinate Companion Loan), as applicable.

■ Directing Certificateholder:	RREF IV Debt AIV, LP or an affiliate is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Excluded Loans).
■ Controlling Class:

The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class G Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates and the VRR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur when (i) the Class F Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class F Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest Balance of the VRR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

The “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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date of such determination, which such excess for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Neither (i) a Payment Accommodation with respect to any mortgage loan or serviced whole loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an appraisal reduction event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

A “Payment Accommodation” for any mortgage loan or serviced whole loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (and qualification as a COVID-19 emergency forbearance will be determined by the Special Servicer in its sole and absolute discretion in accordance with the servicing standard) relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case: (i) is entered into no later than March 25, 2021; (ii) provides for no more than 3 months of forbearance; and (iii) requires full repayment of deferred payments and escrows within 12 months of the date of the first forbearance for such mortgage loan or serviced whole loan. No Payment Accommodation may be granted if the mortgage loan or serviced whole loan is in default with respect to any loan provision other than the provision(s) subject to the forbearance request. The Special Servicer will process all Payment Accommodations requested in its sole and absolute discretion in accordance with the Servicing Standard, and the Master Servicer will have no processing, consent or other rights with respect thereto.

■ Consultation Termination Event:

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts or (ii) a holder of the Class F Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided, that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F Certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest Balance of the VRR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all certificateholders.

■ Risk Retention Consultation Parties:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of each portion of the VRR Interest, by Certificate Balance. The holder of the majority of the related VRR Interest will have a continuing right to appoint, remove or replace a risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. Barclays Bank PLC, KeyBank National Association and Societe Generale Financial Corporation are expected to be appointed as the initial risk retention consultation parties.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the holder of the majority of a VRR Interest or the related risk retention consultation party is a Borrower Party, such mortgage loan will be referred to as an “Excluded Loan” as to such party. Except with respect to an Excluded Loan as to such party, a risk retention

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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consultation party will be entitled to consult with the Special Servicer, upon request of such risk retention consultation party, with respect to certain material servicing actions proposed by the Special Servicer.
■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the servicing standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, and will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:	The Operating Advisor will initially be Park Bridge Lender Services LLC. The Operating Advisor will perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the delivery of a report regarding, certain actions of each Special Servicer with respect to the resolution and/or liquidation of specially serviced loans to the Certificate Administrator. The review and report generally will be based on any asset status reports and additional information delivered to the Operating Advisor by each Special Servicer. In addition, if a Control Termination Event has occurred and is continuing, each Special Servicer must seek to consult with the Operating Advisor (in addition to the directing certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with material special servicing actions with respect to specially serviced loans serviced by such Special Servicer. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the Operating Advisor may recommend the replacement of a Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of such Special Servicer at their expense.
■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding at least 75% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause Moody’s, Fitch and DBRS MSTAR to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the VRR Interest, the Class S Certificates and the Class R Certificates, then all of the rights and obligations of the Operating Advisor under the BBCMS 2020-C7 pooling and servicing agreement will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination).

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an institution (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by Moody’s, Fitch and DBRS MSTAR (including, in the case of the Operating Advisor, this transaction) but

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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has not been special servicer or operating advisor on a transaction for which any of Moody’s, Fitch and DBRS MSTAR has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, a Risk Retention Consultation Party, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; and (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets. Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.
■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the voting rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the voting rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the voting rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning Special Servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of Principal Balance Certificates and the Class RR Certificates evidencing not less than 25% of the Voting Rights of all Classes of Principal Balance Certificates and the Class RR Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Principal Balance Certificates and the Class RR Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related securities, the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates and the Class RR Certificates of at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates and the Class RR Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.
With respect to any Non-Serviced Whole Loan, the BBCMS 2020-C7 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.
■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner (in either case, other than the Class RR Certificates) that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Structural Overview

agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.
■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2020-C7

With a copy to: trustadministrationgroup@wellsfargo.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that are Specially Serviced Loans that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Structural Overview

servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each (i) specially serviced mortgage loan or REO property (and each related Serviced Companion Loan) for which the special servicer obtains (a) a full, partial or discounted payoff, or (b) any liquidation proceeds or insurance and condemnation proceeds, or (ii) Loss of Value Payment (as defined in the Preliminary Prospectus) or Purchase Price. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% of the liquidation proceeds (exclusive of default interest); provided, however, that if such Liquidation Fee would be less than $25,000 the Liquidation Fee will be equal to the lesser of (a) 3.0% of liquidation proceeds and (b) $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer upon the purchase of (A) any Specially Serviced Loan that is part of a Serviced Whole Loan with a Subordinate Companion Loan or related REO property by the holder of the related Subordinate Companion Loan or (B) any Specially Serviced Loan or an REO property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan (as defined in the Preliminary Prospectus).

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

▪   special notices,

▪   summaries of any final asset status reports,

▪   appraisals in connection with Appraisal Reductions plus any second appraisals ordered,

▪   an “Investor Q&A Forum,”

▪   a voluntary investor registry, and

▪   SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 1 – Parkmerced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 1 – Parkmerced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 1 – Parkmerced

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee
(Moody’s/Fitch/DBRS):	Baa2/BBB+sf/AA(high)	Property Type – Subtype:	Multifamily – High Rise/Townhome
Original Principal Balance(1):	$60,000,000	Net Rentable Area (Units):	3,165
Cut-off Date Principal Balance(1):	$60,000,000	Location:	San Francisco, CA
% of IPB:	7.4%	Year Built / Renovated:	1944, 1951 / 2009
Loan Purpose:	Refinance	Occupancy(1):	94.2%
Borrower:	Parkmerced Owner LLC	Occupancy Date(1):	9/10/2019
Borrower Sponsor:	Robert A. Rosania	4th Most Recent NOI:	$44,204,195 (12/31/2016)
Interest Rate:	2.72457%	3rd Most Recent NOI:	$49,642,357 (12/31/2017)
Note Date:	11/26/2019	2nd Most Recent NOI:	$53,685,525 (12/31/2018)
Maturity Date:	12/9/2024	Most Recent NOI:	$55,758,363 (TTM 8/31/2019)
Interest-only Period:	60 months	UW Economic Occupancy:	91.9%
Original Term:	60 months	UW Revenues:	$102,983,881
Original Amortization Term:	None	UW Expenses:	$42,514,116
Amortization Type:	Interest Only	UW NOI(1):	$60,469,764
Call Protection(2):	YM(57),O(3)	UW NCF(1):	$59,678,514
Lockbox / Cash Management:	Soft / Springing	Appraised Value / Per Unit(1)(4):	$2,110,000,000 / $666,667
Additional Debt(1):	Yes	Appraisal Date(1)(4):	9/3/2019
Additional Debt Balance(1):	$487,000,000; $708,000,000; $245,000,000; $275,000,000
Additional Debt Type(1):	Pari Passu; B-Notes; C-Notes; Mezzanine Loan

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		A Notes	Whole Loan
Taxes:	$795,083	$795,083	N/A	Cut-off Date Loan / Unit:	$172,828	$473,934
Insurance:	$0	Springing	N/A	Maturity Date Loan / Unit:	$172,828	$473,934
Replacement Reserve:	$0	$65,938	N/A	Cut-off Date LTV(4):	25.9%	71.1%
Other:	$108,207	$0	N/A	Maturity Date LTV(4):	25.9%	71.1%
				UW NCF DSCR:	4.00x	1.22x
				UW NOI Debt Yield:	11.1%	4.0%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$1,500,000,000		83.6%	Payoff Existing Debt(5)	$1,581,601,056	88.1%
Mezzanine Loan(1)	275,000,000		15.3	Rate Buy-Down Fee	117,525,000	6.5
Borrower Sponsor Equity(6)	19,684,403		1.1	Preferred Equity Repayment	45,145,267	2.5
				Closing Costs	33,769,790	1.9
				Swaption Purchase(7)	15,740,000	0.9
				Reserves	903,290	0.1
Total Sources	$1,794,684,403		100.0%	Total Uses	$1,794,684,403	100.0%

(1)	The Parkmerced Mortgage Loan (as defined below) is part of a whole loan, evidenced by nine senior pari passu notes with an aggregate original principal balance of $547.0 million (the “A Notes”), two senior subordinate notes with an aggregate original principal balance of $708.0 million (the “B Notes”) and two junior subordinate notes with an aggregate original principal balance of $245.0 million (the “C Notes”, and collectively with the A Notes and the B Notes, the “Parkmerced Whole Loan”). The sole member of the borrower obtained a $275.0 million mezzanine loan from a third party at loan origination (the “Parkmerced Mezzanine Loan”, and together with the Parkmerced Whole Loan, the “Parkmerced Total Debt”). All NOI, NCF and occupancy information, as well as the Appraised Value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Parkmerced Whole Loan was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(2)	Prior to October 9, 2024 (the “Open Date”), and provided no event of default exists, the Parkmerced Total Debt may be prepaid in whole or in part with the payment of a yield maintenance premium. Prepayments of the Parkmerced Total Debt in whole or in part along with any applicable yield maintenance premiums paid will be applied to the Parkmerced Whole Loan and Parkmerced Mezzanine Loan on a pro rata basis; provided, however, so long as no event of default or Cash Trap Period (as defined

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 1 – Parkmerced

below) has occurred and is continuing under the Parkmerced Whole Loan, a $75.0 million portion of the Parkmerced Mezzanine Loan may be prepaid in whole or in part at any time (accompanied by a corresponding payment of any accrued and unpaid interest outstanding at the time of such prepayment) without the payment of a yield maintenance premium and without a corresponding pro rata prepayment of the Parkmerced Whole Loan; provided, further, so long as no event of default or Cash Trap Period has occurred and is continuing under the Parkmerced Whole Loan, all accrued and unpaid interest on the Parkmerced Mezzanine Loan may be paid at any time without the simultaneous pro rata prepayment of the Parkmerced Whole Loan.

(3)	For a full description of Escrows and Reserves, please see “Escrows and Reserves” below.
(4)	The Appraised Value / Per Unit, Cut-off Date LTV and Maturity Date LTV are based on the “As-Is Value Inclusive of Development Rights (Excluding all of Phase 1)” of $2.110 billion, which reflects the sum of the (i) “As-Is Value (Excluding all of Phase 1)” of $1.741 billion and (ii) “As-Is Value of Development Rights (Excluding all of Phase 1)” of $369.0 million, in each case, as of September 3, 2019. The Cut-off Date LTV and Maturity Date LTV for the A Notes based on the “As-Is Value (Excluding all of Phase 1)” of $1.741 billion are 31.4% and 31.4%, respectively.
(5)	Payoff Existing Debt consists of (i) approximately $440.5 million of outstanding mortgage debt and related fees/interest due thereon, net of credits for escrows and reserves (original balance of $450.0 million) which was securitized in LCCM 2014-PKMD and (ii) payment-in-kind mezzanine debt with an outstanding balance of $1.141 billion (original principal balance of $773.0 million), both of which matured on November 8, 2019.
(6)	Borrower Sponsor Equity was sourced through a bridge loan secured by the borrower sponsor’s fee simple interest in the non-collateral initial Phase I Property (as described in the “Planned Redevelopment” section below).
(7)	To manage rate risk for refinance at the maturity date of the Parkmerced Whole Loan, the borrower purchased a European-style swaption at the origination date with a notional amount of $1.5 billion, a fixed rate of 2.78150%, an effective date of December 9, 2024 and a termination date of December 9, 2029.

The Loan. The Parkmerced Mortgage Loan (as defined below) is secured by a first lien mortgage on the borrower’s fee interest in a portion of a 152-acre multifamily development located in San Francisco, California (the “Parkmerced Property”). The whole loan was co-originated by Barclays Capital Real Estate Inc. and Citi Real Estate Funding Inc. and has an outstanding principal balance as of the Cut-off Date of $1.5 billion. The Parkmerced Whole Loan is comprised of nine senior pari passu notes with an aggregate principal balance of $547.0 million, two senior subordinate notes with an aggregate principal balance of $708.0 million and two junior subordinate notes with an aggregate principal balance of $245.0 million. The Parkmerced Whole Loan has a five-year term, is interest-only for the full term of the loan and amortizes on a 30/360 basis. Note A-5, with an outstanding principal balance as of the Cut-off Date of $60.0 million, is being contributed to the BBCMS 2020-C7 securitization trust (the “Parkmerced Mortgage Loan”). Prior to the occurrence of a control appraisal period, Note C-1 will be the controlling noteholder. The Parkmerced Mortgage Loan is serviced pursuant to the trust and servicing agreement for the MRCD 2019-PARK securitization. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The Parkmerced Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Lead Servicer for Whole Loan	Controlling Piece
A-1	$123,500,000	MRCD 2019-PARK	No	(1)
A-2	$123,500,000	MRCD 2019-PARK	No	No
A-3	$65,000,000	BBCMS 2020-C6	No	No
A-4	$45,000,000	BMARK 2020-IG1	No	No
A-5	$60,000,000	BBCMS 2020-C7	No	No
A-6	$27,500,000	CGCMT 2020-GC46	No	No
A-7	$25,000,000	WFCM 2020-C56	No	No
A-9	$40,000,000	CF 2020-P1	No	No
A-10	$37,500,000	GSMS 2020-GC45	No	No
B-1	$354,000,000	MRCD 2019-PARK	Yes	No
B-2	$354,000,000	MRCD 2019-PARK	Yes	No
C-1	$122,500,000	MRCD 2019-PRKC	No	Yes(1)
C-2	$122,500,000	MRCD 2019-PRKC	No	No
Total	$1,500,000,000
(1)	When a control appraisal period is in effect, Note A-1 will be the controlling note, and the directing certificateholder will be entitled to exercise the related control rights. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The Parkmerced Whole Loan” in the Preliminary Prospectus.

The Property. Parkmerced is one of the largest multifamily communities in San Francisco, California, spread across 152 acres and containing 3,221 units (of which 3,165 units are collateral for the Parkmerced Whole Loan). Collateral units include 1,482 townhouse units and 1,683 traditional multifamily units. The majority of the Parkmerced Property was constructed from 1944 to 1951 across 11 high-rise towers and 154 garden style townhome buildings. Amenities at the Parkmerced Property include 2,502 parking spaces, on-site fitness centers, business centers, a community clubhouse, electronic car charging stations, access to Lake Merced and high speed Internet services. Select units provide views of the Pacific Ocean, Lake Merced and various golf courses. From January 2015 to September 2019, approximately $40.3 million was spent on capital expenditures at the Parkmerced Property. With approximately 10,000 residents, the Parkmerced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 1 – Parkmerced

Property is designated the third largest neighborhood in San Francisco by acreage, the largest multifamily development in California and the largest privately-owned urban neighborhood in North America by acreage.

As of September 10, 2019, the Parkmerced Property was 94.2% occupied. Approximately 62.9% of the units are fair market value units, 17.1% of the units are leased to students, and 12.2% of the units are Section 8 units with the remaining 7.8% as a mix of corporate and special circumstance, Good Samaritan, employee leases or unclassified units. All units are governed by the San Francisco Rent Control Ordinance, as are all apartments in San Francisco built before 1979. Under the terms of the ordinance, annual allowable rent increases cannot exceed 60.0% of the percentage increase in the CPI for all urban customers in the San Francisco-Oakland-San Jose region. However, upon a tenant vacating, the ordinance allows for the unit’s rent to be raised to market level. Due to the San Francisco rent controls, the average rents at the Parkmerced Property are approximately 24.4% below estimated market rents. Net operating income has nearly tripled from 2006 to TTM August 2019, with an average net cash flow growth of 9.2% year-over-year, with the net operating income only decreasing twice year-over-year in the past 13 years.

As of May 29, 2020, the residential portion of the Parkmerced Property was open and operating, however, the gym and tenant lounge have been closed due to the State of California’s stay at home order. Collections at the Parkmerced Property were 91.5% for April 2020 and 88.3% as of May 28, 2020. On April 8, 2020, the lenders and the servicer of the Parkmerced Whole Loan received a communication from the borrower which included a potential request for forbearance of debt service payments, commencing with the debt service payment due in May 2020. However, the borrower proceeded to pay its debt service payments for the month of May 2020 as they had for previous months. Additionally, the servicer of the MRCD 2019-PARK trust, which holds the controlling portion of the Parkmerced Whole Loan, has since confirmed that forbearance has not officially been requested, and based on conversations with the borrower a forbearance request is not expected. As of the date of this term sheet, the Parkmerced Whole Loan is not subject to any modification or forbearance request.

Planned Redevelopment: Pursuant to an agreement (the “Development Agreement”) by and among the City and County of San Francisco, a political subdivision and municipal corporation of the State of California (the “City”), and the borrower as successor in interest to Parkmerced Investors Properties LLC, the Parkmerced Property is currently entitled to develop 5,679 net new additional units, which would expand the total project to 8,900 units. The Development Agreement expires on July 9, 2041. The entitlement is among the largest private entitlements in California history. The Development Agreement had an original term of 30 years and provides a vested right to construct the project (prohibiting the City from applying new laws or regulations to the project that would adversely affect the development rights granted by the Development Agreement) during that 30-year term. Under the terms of the Development Agreement, all 1,538 garden units may be demolished and replaced with newly constructed units, and the replacement units must be completed prior to the demolition or construction of other buildings. In addition to the multifamily units, other planned developments include 6,508 parking stalls, a 64,000 square foot amenity building, 80,000 square feet of office space, 224,000 square feet of retail space, a 25,000 square foot school and 68 acres of open spaces and parks. The Development Plan also includes new San Francisco Municipal Railway (“MUNI”) stations, a property-owned shuttle to the Daly City Bay Area Rapid Transit (“BART”) station and multiple car/bike share hubs. In 2013, the Parkmerced Property received the American Institute of Architecture Urban Design award for its long-term design to create the largest carbon net-neutral neighborhood. Infrastructure improvements under the Development Agreement may include the installation of cogeneration and renewable energy sources, such as wind turbines and photovoltaic cells.

Construction under the Development Agreement is expected to be completed over a 20- to 30-year period but does not require the borrower to commence construction within a certain timeframe. The first phase of redevelopment is scheduled to commence during the Parkmerced Whole Loan term. The first phase, Phase 1 A+B (non-collateral), consists of 1,013 units over approximately three years, inclusive of five buildings containing 56 replacement units and 957 net new units. Phase 1 A+B also includes new utilities and streets, 15 acres of new landscaping, three new play areas, three new parks, community gardens and a dog park. The second phase, Phase 1 C+D, was included in the collateral for the Parkmerced Whole Loan because separate tax parcels have not yet been recorded. The Phase 1 C+D units are expected to be freely released from the collateral within the first 12 months of the Parkmerced Whole Loan term and were not included in the appraised value of the Parkmerced Property (see “Partial Release” below) and includes demolishing 56 units, building 166 replacement units and 629 net new units. Future phases (included in the collateral for the Parkmerced Whole Loan) include the remaining buildout of 5,409 units (4,093 net new units and 1,316 replacement units to replace the existing garden style units). While only Phase 1 A+B is expected to be contemplated during the Parkmerced Whole Loan term, the borrower sponsor anticipates continuing a long-term redevelopment phased over the next 20 to 30 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 1 – Parkmerced

Multifamily Unit Mix
Unit Type	Collateral Units	% of Collateral Units	Occupied Collateral Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Average Rent Per Unit(1)
Studio (Tower)	11	0.3%	11	100.0%	5,731	521	$2,358
One Bed, One Bath (Tower)	571	18.0%	532	93.2%	450,322	789	$2,423
One Bed, One Bath (Townhouse)	534	16.9%	503	94.2%	389,008	728	$2,388
Two Bed, One Bath (Townhouse)	786	24.8%	745	94.8%	755,865	962	$2,649
Two Bed, Two Bath (Tower)	1,058	33.4%	1,004	94.9%	1,153,124	1,090	$2,830
Three Bed, Two Bath (Townhouse)	120	3.8%	106	88.3%	148,920	1,241	$3,409
Three Bed, 2.5 Bath (Townhouse)	42	1.3%	36	85.7%	58,614	1,396	$3,955
Three Bed, Three Bath (Tower)	43	1.4%	43	100.0%	60,857	1,415	$4,207
Collateral Total	3,165	100.0%	2,980	94.2%	3,022,441	955	$2,690
(1)	Average Rent per Unit is calculated using the total rent inclusive of Section 8 subsidies and Occupied Collateral Units.

Environmental. According to a Phase I environmental assessment dated September 11, 2019, there is no evidence of any recognized environmental conditions at the Parkmerced Property.

Historical and Current Occupancy(1)
2015	2016	2017	2018	Current(2)
91.0%	87.9%	89.7%	90.5%	94.2%
(1)	Historical Occupancy is provided by the borrower. Occupancies are the annualized occupancies for each respective year.
(2)	Current Occupancy is as of September 10, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 1 – Parkmerced

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)(2)	Underwritten(2)	Per Unit	%(3)
Gross Potential Rent(4)	$130,737,590	$137,605,356	$132,069,625	$137,983,340	$136,812,045	$43,227	100.0%
(Loss to Lease)	(38,116,118)	(41,316,706)	(32,704,965)	(36,784,192)	(32,606,507)	(10,302)	(23.8)
Scheduled Rent	$92,621,472	$96,288,650	$99,364,660	$101,199,148	$104,205,538	$32,924	76.2%
Total Reimbursements	2,808,112	2,952,975	3,453,088	3,819,732	3,819,732	1,207	2.8
Net Rental Income	$95,429,584	$99,241,625	$102,817,748	$105,018,880	$108,025,269	$34,131	79.0%
(Vacancy/Credit Loss)	(15,684,578)	(12,952,736)	(11,082,811)	(9,204,100)	(8,481,722)	(2,680)	(6.2)
Other Income	3,436,071	3,763,450	3,547,300	3,686,531	3,440,333	1,087	2.5
Effective Gross Income	$83,181,077	$90,052,338	$95,282,237	$99,501,311	$102,983,881	$32,538	75.3%

Total Expenses	$38,976,882	$40,409,981	$41,596,712	$43,742,948	$42,514,116	$13,433	41.3%

Net Operating Income	$44,204,195	$49,642,357	$53,685,525	$55,758,363	$60,469,764	$19,106	58.7%

Total TI/LC, Capex/RR	0	0	0	0	791,250	250	0.8

Net Cash Flow	$44,204,195	$49,642,357	$53,685,525	$55,758,363	$59,678,514	$18,856	57.9%
(1)	Based on August 2019 trailing 12 months’ cash flow.
(2)	The increase in Net Operating Income from TTM to Underwritten is due to the market rent resets for vacant units as described in “The Property” section above. No COVID-19 specific adjustments have been incorporated in the lender underwriting.
(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Gross Potential Rent is based on the September 10, 2019 rent roll’s annualized rents including Section 8.

The Market. The Parkmerced Property is located in San Francisco, California in the southwest sector of the city, just east of Lake Merced in the Ingleside District. The Parkmerced Property is bounded by 19th Avenue and Junipero Serra Boulevard to the east, Brotherhood Way to the south, Lake Merced Boulevard to the west and Holloway Avenue to the north. The Parkmerced Property is located across the street from San Francisco State University, which currently enrolls nearly 30,000 students, and is also adjacent to Lake Merced, Harding Park Golf Club, San Francisco Golf Club and across the lake from the Olympic Golf Course. The Parkmerced Property is centrally located with access to two of the largest employment centers in the Bay Area, downtown San Francisco and Silicon Valley. Transportation is provided via highways I-280 and SR 1 or public transportation, such as MUNI buses, the BART and Caltrain. Google and Apple also provide private company shuttle services to Parkmerced residents via the 19th Avenue and Winston Drive shuttle stop. The overall San Francisco Bay area continues to record employment growth higher than the region and the nation, with an unemployment rate of only 2.5% in 2019. More than 30 Fortune 500 companies are based in San Francisco (second to only New York City), and the Bay Area is home to three of the five most valuable companies in the world by market cap (Apple, Alphabet and Facebook).

The Parkmerced Property is located within the West San Francisco submarket within the San Francisco-Redwood City-South San Francisco market. The submarket contains 19,525 units with a vacancy rate of 1.5%, lower than the overall market vacancy rate of 4.0%. Average rent per unit for the submarket is $2,943 with effective rents per unit of $2,798. Over the past five years, the submarket has experienced no multifamily construction, resulting in greater demand than supply.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 1 – Parkmerced

See below for a chart of comparable rentals and comparable sales for the Parkmerced Property:

Comparable Rentals(1)
Property	Units	Average SF per Unit	Built / Renovated	Occupancy	Average Asking Rent (Studio)(2)	Average Asking Rent (1 Bed)(2)	Average Asking Rent (2 Beds)(2)	Average Asking Rent (3 Beds)(2)
Parkmerced	3,165	955	1944, 1951 / 2009	94.2%	$2,405	$2,880	$3,896	$4,929
Westlake Village Apartments	2,910	622	1968	100.0%	$1,883	$2,213	$2,800	$4,233
Lakewood Apartments	722	820	1973	97.0%	$2,203	$2,514	$3,612	NAP
Avalon Sunset Towers	243	847	1961	97.0%	$3,156	$3,638	$4,777	NAP
The Fillmore Center	1,114	1,346	1983	94.0%	$2,471	$2,944	$3,509	$5,355
South City Station Apartments	360	1,111	2007	95.0%	$2,440	$3,250	$3,772	NAP
Pacific Place Apartments	71	1,985	2010	96.0%	NAP	$3,128	$3,545	$4,148
Avalon Ocean Avenue	173	931	2012	97.0%	$3,191	$3,503	$4,519	NAP
Average/Wtd. Average(3)	799	1,095	1988	96.6%	$2,557	$3,027	$3,791	$4,579

(1)	Source: Appraisal, with the exception of Average Asking Rent and Occupancy figures for Parkmerced which are based on the underwritten rent roll dated September 10, 2019.
(2)	Average Asking Rent figures for the Parkmerced Property reflect the average of the respective average market rent figures as provided in the underwritten rent roll weighted based on occupied collateral units.
(3)	Calculated excluding the Parkmerced Property.

Comparable Sales(1)
Property	Units	Average SF per Unit	Built / Renovated	Occupancy	Sale Date	Sale Price	$/Unit	Adjusted $/Unit	Cap Rate
Blu Harbor Apartments	402	989	2017 / NAP	97.0%	July 2019	$326,000,000	$810,945	$648,756	3.95%
Lex Apartments	387	876	2017 / NAP	98.0%	June 2019	$180,500,000	$466,408	$447,519	4.50%
Jasper	320	1,077	2015 / NAP	97.0%	May 2019	$306,500,000	$957,813	$435,326	3.75%
Domain Apartments	444	1,032	2013 / NAP	97.0%	May 2019	$255,500,000	$575,450	$523,084	4.70%
Sofi Riverview Park	271	811	2015 / NAP	100.0%	April 2019	$132,250,000	$488,007	$492,887	N/A
888 San Mateo	160	850	2014 / NAP	96.0%	November 2018	$104,850,000	$655,313	$668,419	4.39%
Average/Wtd. Average	331	939		97.5%		$217,600,000	$658,989	$535,999	4.26%

(1)	Source: Appraisal.

The Borrower. The borrowing entity for the loan is Parkmerced Owner LLC, a Delaware limited liability company and special purpose entity with at least two independent directors. Legal counsel for the Parkmerced Whole Loan delivered a non-consolidation opinion in connection with the Parkmerced Whole Loan. The non-recourse carveout guarantor for the Parkmerced Whole Loan is Robert A. Rosania. The guarantor is required to maintain a minimum net worth of $175.0 million and minimum liquidity of $25.0 million throughout the term of the Parkmerced Whole Loan.

The Borrower Sponsor. The borrower sponsor of the Parkmerced Whole Loan is Robert A. Rosania. In 2012, Robert A. Rosania founded Maximus Real Estate Partners (“Maximus”), a privately-held real estate firm based in San Francisco with over 130 employees. Maximus concentrates on the acquisition, development and management of multifamily assets throughout the San Francisco Bay area. Over the past seven years, Maximus has acquired ownership interests in over 5,000 multifamily units with an estimated value of approximately $5.0 billion and has an additional 9,000 units in the development pipeline. Maximus principals Robert A. Rosania and Seth Mallen have been involved with the Parkmerced Property since 2005 when it was first acquired by Steller Management Inc. and Rockpoint Group, L.L.C. Prior to forming Maximus, Robert A. Rosania was the chief executive officer of Steller Management Inc., with Seth Mallen overseeing the company’s properties outside of New York (including the Parkmerced Property). A third principal at Maximus, Matthew Myzak, is responsible for spearheading investments and acquisitions and has been involved in approximately $3.0 billion

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 1 – Parkmerced

of acquisitions and recapitalizations since he joined the firm in 2014. Upon the death or mental incapacity of Robert A. Rosania, Seth Mallen will become the non-recourse guarantor of the Parkmerced Whole Loan and upon the death or mental incapacity of both Robert A. Rosania and Seth Mallen, Matthew Myzak will become the non-recourse guarantor of the Parkmerced Whole Loan, in each case subject to the satisfaction of certain conditions set forth in the Parkmerced Whole Loan documents.

Property Management. The Parkmerced Property is managed by Maximus Real Estate Partners Ltd, a Delaware corporation and an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited in escrow (i) $795,083 for real estate taxes and (ii) $108,207 for required repairs.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equals $795,083.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments if the borrower does not maintain a blanket policy acceptable to the lender.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $65,938 for replacement reserves.

Lockbox / Cash Management. The Parkmerced Whole Loan is structured with a soft lockbox and springing cash management. The borrower is required to direct each non-residential tenant at the Parkmerced Property to transmit its rents directly into the lockbox account. All rents and other amounts received by the borrower or property manager attributable to the Parkmerced Property (except any rents attributable to the Release Property (as defined below)) will be required to be deposited into the lockbox account within two business days of receipt. Absent a Cash Trap Period, funds deposited into the lockbox account will be swept on a daily basis to an account designated by the borrower and to the extent a Cash Trap Period exists, into the cash management account. During a Cash Trap Period, funds will be swept to the payment of, among other things, taxes and insurance, fees due under the cash management agreement, the monthly debt service payment, capital expenditure reserves, operating expenses and other conditions set forth in the Parkmerced Whole Loan documents.

During the continuance of a Cash Trap Period, all excess cash amounts remaining after taking into account all required reserve deposits will be swept and held by the lender in a reserve as additional collateral for the Parkmerced Whole Loan. So long as no event of default has occurred and is continuing, amounts on deposit in the excess cash amounts may be disbursed for shortfalls in reserve deposits for approved capital expenses and for payment of other approved capital expenses and approved operating expenses at the Parkmerced Property as set forth in the Parkmerced Whole Loan documents.

A “Cash Trap Period” will commence following the occurrence of (i) an event of default, (ii) the failure by the borrower to maintain a DSCR of at least 1.05x for two consecutive calendar quarters or (iii) an event of default under the Parkmerced Mezzanine Loan, and will end when (A) the debt under the Parkmerced Whole Loan has been repaid in full or (B) in the case of a Cash Trap Period triggered by an event described in subclause (i) above only, (a) the applicable event of default has been cured and (b) no event that would trigger another Cash Trap Period has occurred, (C) in the case of a Cash Trap Period triggered by an event described in subclause (ii) above only, (x) for two consecutive calendar quarters since the commencement of the existing Cash Trap Period, the DSCR is at least equal to 1.05x, (y) no event of default has occurred and (z) no event that would trigger another Cash Trap Period has occurred, or (D) in the case of a Cash Trap Period triggered by an event described in subclause (iii) above only, (x) the lender has received a notice from the mezzanine lender that the event of default under the Parkmerced Mezzanine Loan has been cured or waived and (y) no event that would trigger another Cash Trap Period has occurred.

Subordinate and Mezzanine Debt. The Parkmerced Whole Loan includes nine senior pari passu notes with an aggregate original principal balance of $547.0 million, two senior subordinate notes with an aggregate original principal balance of $708.0 million and two junior subordinate notes with an aggregate original principal balance of $245.0 million. The Parkmerced Whole Loan accrues interest at a rate of (i) 2.72457% for the A Notes, (ii) approximately 3.187777232% for the B Notes and (iii) approximately 4.602892857% for the C Notes and accrues on a 30/360 basis. The underwritten debt service coverage ratio and underwritten debt yield on the Parkmerced Whole Loan (including the related subordinate companion loans) are 1.22x and 4.0%, respectively. The sole member of the borrower obtained a $275.0 million interest-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 1 – Parkmerced

only mezzanine loan from a third party at loan origination (the “Parkmerced Mezzanine Loan”). The mezzanine loan interest rate is 10.00000% for a five-year term with the option to extend for an additional five years at an interest rate of 12.00000% and accrues on an Actual/360 basis. The underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield of the Parkmerced Mezzanine Loan collectively with the Parkmerced Whole Loan are 0.78x and 3.4%, respectively. However, all excess cash distributed by the borrower to the mezzanine borrower is required to be applied to the payment of accrued and unpaid interest on the Parkmerced Mezzanine Loan, and the mezzanine borrower will not be in default under the Parkmerced Mezzanine Loan due to the insufficiency of available cash to pay accrued and unpaid interest in full; provided that any unpaid interest under the mezzanine loan will accrue and be compounded annually.  If the mezzanine borrower extends the Parkmerced Mezzanine Loan for an additional five-year term, any modifications to or refinancing of the Parkmerced Whole Loan will be subject to certain financial restrictions described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus. The relative rights and obligations of the holders of the A Notes, the B Notes and the C Notes are governed by the terms of a co-lender agreement. The lender and the mezzanine lender are also governed by an intercreditor agreement that provides for the subordination of the Parkmerced Mezzanine Loan. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The Parkmerced Whole Loan” in the Preliminary Prospectus.

Partial Release. In conjunction with the origination of the Parkmerced Whole Loan, the borrower transferred fee title to the legally subdivided non-collateral Phase 1A, Phase 1B and a portion of Phase 1C development parcels of the Parkmerced Property to affiliates of the borrower. The remaining Phase 1 development parcels, comprising the remaining portion of Phase 1C and Phase 1D (collectively, the “Release Property”), will be included in the collateral for the Parkmerced Whole Loan until such time that certain conditions set forth in the Parkmerced Whole Loan documents are satisfied, including, among other things, that the Release Property is legally subdivided from the other collateral and the borrower is permitted to transfer the Release Property to affiliates of the borrower. There is no release price payable in connection with the release of the Release Property from the collateral, and the Release Property was not included in the appraised value for the Parkmerced Property.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 2 – 525 Market Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 2 – 525 Market Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 2 – 525 Market Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 2 – 525 Market Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee
(Moody’s/Fitch/DBRS):	Baa1/A-sf/A(high)	Property Type – Subtype:	Office - CBD
Original Principal Balance(1):	$60,000,000	Net Rentable Area (SF):	1,034,170
Cut-off Date Principal Balance(1):	$60,000,000	Location:	San Francisco, CA
% of IPB:	7.4%	Year Built / Renovated:	1973/2018
Loan Purpose:	Recapitalization	Occupancy(1):	97.3%
Borrower:	Knickerbocker Properties, Inc.	Occupancy Date(1):	12/4/2019
	XXXIII	3rd Most Recent NOI (As of)(4):	$26,389,323 (12/31/2017)
Borrower Sponsors:	New York State Teachers’	2nd Most Recent NOI (As of)(4):	$43,212,060 (12/31/2018)
	Retirement System; RREEF	Most Recent NOI (As of)(4):	$41,847,411 (TTM 11/30/2019)
	America REIT II, Inc.	UW Economic Occupancy:	95.0%
Interest Rate:	2.94950%	UW Revenues:	$79,720,547
Note Date:	1/29/2020	UW Expenses:	$18,212,365
Maturity Date:	2/6/2030	UW NOI(1):	$61,508,183
Interest-only Period:	120 months	UW NCF(1):	$60,287,862
Original Term:	120 months	Appraised Value / Per SF(1):	$1,271,000,000 / $1,229
Original Amortization Term:	None	Appraisal Date(1):	11/12/2019
Amortization Type:	Interest Only
Call Protection(2):	L(24),Grtr1%orYM(4),
	DeforGrtr1%orYM(85),O(7)
Lockbox / Cash Management:	Hard / Springing
Additional Debt(1):	Yes
Additional Debt Balance(1):	$410,000,000 / $212,000,000
Additional Debt Type(1):	Pari Passu / B-Notes

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		A-Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$454	$659
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$454	$659
Replacement Reserves:	$0	Springing	$413,616	Cut-off Date LTV:	37.0%	53.7%
TI/LC Reserves:	$0	Springing	$2,068,082	Maturity Date LTV:	37.0%	53.7%
Amazon Rollover:	$0	Springing	$60 Per SF	UW NCF DSCR:	4.29x	2.96x
Outstanding TI/LC	$24,171,469	N/A	N/A	UW NOI Debt Yield:	13.1%	9.0%
Free Rent Reserve:	$17,219,959	N/A	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$682,000,000	100.0%	Equity Repatriation	$392,180,258	57.5%
			Loan Payoff Amount	244,490,847	35.8
			Upfront Reserves	41,391,428	6.1
			Closing Costs	3,937,467	0.6
Total Sources	$682,000,000	100.0%	Total Uses	$682,000,000	100.0%

(1)	The 525 Market Street Mortgage Loan (as defined below) is part of the 525 Market Street Whole Loan (as defined below) with an aggregate original principal balance of $682,000,000 evidenced by (i) 12 senior pari passu notes with an aggregate original principal balance of $470,000,000 and (ii) three subordinate B-notes with an original aggregate principal balance of $212,000,000. The financial information in the chart above reflects the Cut-off Date Balance of the 525 Market Street Senior Notes (as defined below) unless otherwise specified. All NOI, NCF and occupancy information, as well as the Appraised Value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the 525 Market Street Whole Loan was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(2)	Defeasance of the 525 Market Street Mortgage Loan is permitted at any time after the earlier to occur of (i) the second anniversary of the closing date of the securitization including the last note representing a portion of the 525 Market Whole Loan to be securitized and (ii) January 29, 2023. The assumed defeasance lockout period of 28 payments is based on the closing date of the BBCMS 2020-C7 transaction in June 2020. Prepayment of the 525 Market Street Whole Loan is permitted at

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 2 – 525 Market Street

any time after February 6, 2022, and, if prior to August 6, 2029, upon payment of a prepayment fee equal to the greater of yield maintenance or 1% of the unpaid principal balance.

(3)	For a full description of Escrows and Reserves, please see “Escrows and Reserves” below.
(4)	See “Operating History and Underwritten Net Cash Flow” below for further discussion of the increase between historical NOI and the increase from Most Recent NOI and UW NOI. The 525 Market Street Borrower (as defined below) provided updated financial through March 2020. Effective Gross Income for TTM ending March 2020 was $55,615,124, Total Expenses were $15,197,758, and Net Cash Flow was $40,417,366.

The Loan. The mortgage loan (the “525 Market Street Mortgage Loan”) is part of a whole loan evidenced by (i) 12 senior pari passu notes in the aggregate original principal amount of $470,000,000 (collectively, the “525 Market Street Senior Notes”) and three subordinate B-Notes with an aggregate original principal amount of $212,000,000 (the “525 Market Street B-Notes”, and together with the 525 Market Street Senior Notes, the “525 Market Street Whole Loan”). The 525 Market Street Whole Loan is secured by a first lien mortgage encumbering the 525 Market Street Borrower’s fee, leasehold, and sub-leasehold interest in a 38-story office tower located in San Francisco, California (the “525 Market Street Property”). The 525 Market Street Whole Loan was co-originated on January 29, 2020 by Barclays Capital Real Estate Inc. (“Barclays”), Goldman Sachs Bank USA and Wells Fargo Bank, National Association (“Wells Fargo Bank”). The non-controlling Note A-1 and Note A-2-B with an aggregate original principal balance of $60,000,000 will be contributed to the BBCMS 2020-C7 securitization trust. The 525 Market Street Whole Loan is serviced pursuant to the trust and servicing agreement for the MKT 2020-525M securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The 525 Market Street Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. The 525 Market Street Whole Loan has a 10-year term and is interest-only for the entire term.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$50,000,000	BBCMS 2020-C7	No
A-2-A	$40,000,000	Barclays	No
A-2-B	$10,000,000	BBCMS 2020-C7	No
A-3	$30,000,000	MKT 2020-525M	No
A-4-A	$40,000,000	Benchmark 2020-IG2	No
A-4-B	$10,000,000	GSMS 2020-GC47	No
A-5	$15,000,000	MKT 2020-525M	No
A-6	$50,000,000	Wells Fargo Bank	No
A-7	$15,000,000	MKT 2020-525M	No
A-8	$105,000,000	MKT 2020-525M	No
A-9	$52,500,000	MKT 2020-525M	No
A-10	$52,500,000	MKT 2020-525M	No
Total (Senior Notes)	$470,000,000
B-1	$106,000,000	MKT 2020-525M	Yes(1)
B-2	$53,000,000	MKT 2020-525M	No
B-3	$53,000,000	MKT 2020-525M	No
Total (B-Notes)	$212,000,000
Total	$682,000,000
(1)	The initial controlling note is note B-1, so long as no related control appraisal period has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The 525 Market Street Whole Loan” in the Preliminary Prospectus.

The Property. The 525 Market Street Property is a 1,034,170 square foot, 38-story Class A, LEED Platinum certified office building located in San Francisco, California. Constructed in 1973, most recently renovated in 2018 and situated on a 1.0-acre site, the 525 Market Street Property was 97.3% leased to 18 technology, financial services, insurance and personal care tenants as of December 4, 2019 (with approximately 80.1% of the net rentable area and 79.9% of underwritten base rent attributed to investment grade rated tenants and tenants that are subsidiaries of investment grade rated entities). Occupancy at the 525 Market Street Property has averaged approximately 91.9% since 2012. Over the last five years, the 525 Market Street Property has undergone over $102 million in renovations, including tenant improvements, lobby, plaza, restroom and corridor renovations and building and systems repairs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 2 – 525 Market Street

The 525 Market Street Property is the third largest office building in San Francisco by net rentable area and has average floor plates of approximately 28,500 square feet. The 525 Market Street Property features floor-to-ceiling windows and a glass bridge over the two-story lobby along Market Street. Amenities at the 525 Market Street Property include 90 valet parking spaces, a second floor sun terrace, a garden plaza area with a five-foot acrylic water fountain, electric vehicle charging stations and bicycle parking and storage.

The 525 Market Street Property has shown positive leasing velocity with the borrower sponsors demonstrating the ability to mark vacant spaces to market rents as tenant leases expire. From August 2018 through 2019, new leases and tenant renewals totaled 367,647 square feet at a rental rate equal to $83.87 per square foot, which represents a 45.3% premium to previous rents. In 2019, Sift Science, Inc. signed a lease to occupy the sixth floor at $90.00 per square foot, which is three times that of the previous tenant, and in 2019, Wells Fargo Bank, N.A. renewed its space on the 16th floor at $95.00 per square foot, which is almost three times its previous rate. Additionally, Disney Streaming Services LLC has also signed a letter of intent to lease the fifth floor at $91.00 per square foot, which is not reflected in the above calculations and was not included in underwriting or occupancy figures. Underwritten rents at the 525 Market Street Property are equal to $71.05 per square foot, which is below the appraisal’s concluded market rent of $93.23 per square foot and implies upside potential as tenants continue to be marked to market as they roll.

As of May 28, 2020, the 525 Market Street property was open, however all retail tenants except for Chipotle (0.4% of NRA and 0.3% of base rent) were closed and many office tenants were working remotely. In the aggregate, retail tenants account for only 1.4% of NRA and 1.2% of underwritten base rent. The 525 Market Street Borrower has made all debt service payments through May 2020. Approximately 99.5% of the tenants by square footage and 99.4% of the tenants by underwritten base rent made their April 2020 rent payment, and approximately 99.1% of the tenants by square footage and 99.2% of the tenants by underwritten base rent made their May 2020 rent payment. Three retail tenants, representing approximately 0.5% of underwritten base rent, requested and were granted rent relief for the months of April, May, and June 2020. Chipotle paid only operating expenses and taxes in May and has requested rent deferral. Additionally, California Parking was granted relief for its April 2020 parking lease payment and has requested relief for May 2020. California Parking’s lease payment was not included in underwritten base rent but was included in other income and represents 0.4% of effective gross income. As of the date of this term sheet, the 525 Market Street Whole Loan is not subject to any modification or forbearance request.

Major Tenants.

The largest tenant at the 525 Market Street Property is Amazon.com Services, Inc. (408,561 square feet, 39.5% of NRA, 45.1% of the underwritten base rent, with various lease expirations). Amazon.com Services, Inc.(1) (“Amazon Services”) is a subsidiary of Amazon.com, Inc., an American multinational technology company that focuses on e-commerce, cloud computing, digital streaming and artificial intelligence. The company organizes its operations into three segments: North America, International, and Amazon Web Services. Amazon.com, Inc. is the largest internet company in the world by both market capitalization and revenue and is the second largest private employer in the United States. As of December 31, 2019, the company leased 16,642,000 square feet of office space and owned 3,901,000 square feet of office space in North America.

Amazon Services currently occupies all of floors 2, 19-21, 25, 26, 33, 35-38 and part of floor 27 for a total of 322,446 square feet at the 525 Market Street Property. Additionally, Amazon Services signed a lease for floors 22-24 (totaling 86,115 square feet) that is expected to commence on February 1, 2021. All applicable free rent and gap rent related to the Amazon Services space was reserved for in connection with the origination of the 525 Market Street Whole Loan. The 525 Market Street Borrower was informed that Amazon Services spent approximately $95 per square foot above the landlord’s contribution to build out its original and first expansion premises. The 525 Market Street Property represents Amazon Services’ main office in San Francisco, where it houses Amazon Web Services and Amazon Music.

(1)	On January 1, 2020, Amazon.com Services Inc. merged and changed its name to Amazon.com Services LLC (an existing Amazon.com, Inc. subsidiary).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 2 – 525 Market Street

Amazon Lease Summary
Premises	Suite(s)	Rentable Square Feet	Lease Commencement Date	Lease Expiration Date	Base Rent	Annual Rent Steps	TI Allowance ($/PSF)	Termination Option (12 Months’ Notice)	Termination Fee ($/PSF)
Original Premises:	200, 1900, 2000, 2100, 2500, 2600, 2700	175,791	1/15/2018	1/31/2028	$71.07	3%	$109.09	1/31/2025	$56.57
Must-Take Premises	210	3,487	12/1/2019	1/31/2028	$73.20	3%	$259.56(1)	1/31/2025	$56.57
First Expansion Premises	3300	28,734	4/9/2019	4/30/2029	$79.00	3%	$107.50	2/28/2027	$64.77
Second Expansion Premises	3500, 3600, 3700, 3800	114,434	3/1/2020	2/28/2030	$79.00	3%	$107.50	2/28/2027	$64.77
Third Expansion Premises	2200, 2300, 2400	86,115	2/1/2021(2)	1/31/2031	$90.00	3%	$100.00	1/31/2029	$73.79
Total/Wtd. Avg.		408,561			$77.86	3%	$107.90		$63.07
(1)	Includes costs paid directly to Skyline Construction, Inc. estimated to be $525,000.

(2)	Third Expansion Premises Lease Commencement Date is estimated.

Amazon Services has three, five-year renewal options for each of its spaces at 95% of fair market value, each with 12-15 months’ notice. For each space, Amazon Services may exercise the renewal option for a lesser portion of the respective premises, so long as the suites renewed are contiguous and full floors. Amazon.com, Inc. guarantees Amazon Service’s rent during the lease term up to an aggregate amount of $69.0 million ($26.4 million with respect to the Original Premises and Must-Take Premises, $4.9 million with respect to the First Expansion Premises, $19.9 million with respect to the Second Expansion Premises and $17.8 million with respect to the Third Expansion Premises).

The second largest tenant at the 525 Market Street Property is Sephora USA, Inc. (167,297 square feet, 16.2% of the NRA, 12.2% of the underwritten base rent, with various lease expirations). Sephora USA, Inc. (“Sephora”) has been a tenant at the 525 Market Street Property since 2004 and utilizes the 525 Market Street Property as its North American headquarters. Sephora has expanded several times since 2004, exercised renewal options on its initial premises and now occupies the entirety of floors 3, 4, 11, 15, and 32 as well as approximately 90% of the seventh floor. The leases on the seventh, 11th, 15th and 32nd floors totaling 110,830 square feet expire on October 31, 2021 and the remaining 56,467 square feet expire on October 31, 2023. Sephora is a Paris-based French multinational chain of personal care and beauty stores. The company operates over 2,600 stores in 34 countries, including over 460 stores across the Americas. In 1997, the company was acquired by LVMH Moët Hennessy Louis Vuitton (“LVMH”). LVMH is the world’s leading luxury goods brand according to the Deloitte’s 2019 Global Powers of Luxury Goods report and reported luxury good sales approximately double the amount of The Estee Lauder Companies Inc., the number two-ranked brand. The company controls a number of luxury brands including Louis Vuitton, Christian Dior, Fendi, Bvlgari, Loro Piana, Emilio Pucci, Marc Jacobs, among others across a retail network of over 4,590 stores worldwide.

The third largest tenant at the 525 Market Street Property is Wells Fargo Bank, N.A. (142,929 square feet, 13.8% of the NRA, 12.2% of the underwritten base rent, with various lease expirations). Wells Fargo Bank, N.A. is a subsidiary of Wells Fargo & Company (“Wells Fargo”), has been a tenant at the 525 Market Street Property since 1997. Wells Fargo Bank, N.A. has a lease expiration of June 30, 2025 for 113,035 square feet of its space and May 28, 2026 for the remaining 28,109 square feet of its office space at the 525 Market Street Property. It also leases 1,785 square feet of special purpose space on the ground floor, which expires on June 29, 2023. Wells Fargo Bank, N.A. has been consolidating its presence in San Francisco to its headquarters at 420 Montgomery Street. In 2019, the landlord decided to recapture the space that the tenant occupied on the fifth and sixth floors. The sixth floor space was re-leased to Sift Science, Inc., and Disney Streaming Services LLC has signed a letter of intent on the fifth floor, which was not underwritten by the lenders. In 2019, Wells Fargo Bank, N.A. signed an early renewal for its space on the 16th floor at a rate of $95.00 per square foot, which is almost three times its previous rent per square foot. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, investment and mortgage products and services, and consumer and commercial finance, through 7,800 locations, more than 13,000 ATMs, the internet (wellsfargo.com) and mobile banking and has offices in 37 countries and territories.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 2 – 525 Market Street

Historical and Current Leasing(1)
2012	2013	2014	2015	2016(2)	2017(2)	2018(2)	2019(3)	Current(4)
90.2%	94.5%	97.3%	91.7%	84.7%	87.7%	95.5%	93.9%	97.3%
(1)	Historical Leasing is based on monthly averages for the respective year.
(2)	Occupancy fell in 2016 and 2017 after two tenants, SBC Services and Dentons LLP, did not renew their leases, which expired in 2015 and 2016, respectively. In 2018, Amazon Service’s signed leases to expand its premises, which brought occupancy back in line with historical numbers.
(3)	Based on monthly average through July 2019.
(4)	Current is based on signed leases and the in-place rent roll dated December 4, 2019. Disney Streaming Services LLC has executed a letter of intent for the fifth floor at $91.00 per square foot, which would bring occupancy to 100.0%. However, the Disney Streaming Services LLC lease was not underwritten by the lenders.

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Base Rent(3)	% of Total Base Rent	Lease Exp. Date
Amazon.com Services, Inc.	A3/AA-/A+	408,561	39.5%	$78.94(4)	$32,251,871(4)	45.1%	Various(5)
Sephora USA, Inc.	A1/A+/NR	167,297	16.2	52.28	8,745,757	12.2	Various(5)
Wells Fargo Bank, N.A.	Aa2/A+/AA-	142,929	13.8	60.96	8,713,533	12.2	Various(5)
Cloudera, Inc.(6)	NR/NR/NR	57,272	5.5	82.75	4,739,258	6.6	5/31/2025
Zurich American Insurance Company(7)	A3/A/NR	39,923	3.9	58.51	2,335,702	3.3	11/30/2022
Major Tenants		815,982	78.9	$69.59	$56,786,122	79.5%

Other Tenants		189,918	18.4%	$77.29	$14,679,350	20.5%

Occupied Collateral Total		1,005,900	97.3%	$71.05	$71,465,473	100.0%

Vacant Space(8)		28,270	2.7%

Collateral Total		1,034,170	100.0%

(1)	Based on underwritten rent roll dated December 4, 2019.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	The Base Rent and Base Rent PSF include contractual rent steps through December 2020 totaling $2,203,356 but exclude straight-lined rent for investment-grade rated tenants totaling $5,607,271.
(4)	Amazon Services’ lease has not fully commenced and Amazon Services has not yet commenced paying rent on its entire space. All outstanding gap rent and free rent was reserved at the origination of the 525 Market Street Whole Loan. See “Major Tenants” for additional information.
(5)	See “Major Tenants” section for information regarding lease expiration dates.
(6)	Cloudera, Inc. subleases 11,724 square feet of its space to The Athletic Media Company through June 2020 at a rental rate of $90.18 per square foot. The underwritten base rent is based on the contractual rent under the prime lease.
(7)	Zurich American Insurance Company subleases 11,829 square feet of its space to Suffolk Construction Company, Inc. through October 2022 at a rental rate of $61.19 per square foot (which increases to $63.03 per square foot for the period from March 2021 to February 2022 and to $64.92 per square foot for the period from March 2022 to October 2022). Underwritten base rent is based on the contractual rent under the prime lease.
(8)	Disney Streaming Services LLC executed a letter of intent for the fifth floor at $91.00 per square foot, which would bring occupancy to 100.0%. However, the Disney Streaming Services LLC lease was not underwritten by the lenders.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 2 – 525 Market Street

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	U/W Rent Expiring(3)	% of U/W Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative U/W Rent Expiring(3)	Cumulative % of U/W Rent Expiring
Vacant(4)	NAP	28,270	2.7%	NAP	NAP	28,270	2.7%	NAP	NAP
2020 & MTM	1	2,921	0.3%	$0	0.0%	31,191	3.0%	$0	0.0%
2021	5	110,830	10.7%	$5,537,005	7.7%	142,021	13.7%	$5,537,005	7.7%
2022	6	71,763	6.9%	$4,631,655	6.5%	213,784	20.7%	$10,168,660	14.2%
2023	3	58,252	5.6%	$3,240,882	4.5%	272,036	26.3%	$13,409,542	18.8%
2024	6	48,990	4.7%	$3,877,717	5.4%	321,026	31.0%	$17,287,260	24.2%
2025	7	198,807	19.2%	$14,288,174	20.0%	519,833	50.3%	$31,575,433	44.2%
2026	3	47,304	4.6%	$2,620,546	3.7%	567,137	54.8%	$34,195,979	47.8%
2027	5	58,472	5.7%	$5,017,622	7.0%	625,609	60.5%	$39,213,601	54.9%
2028	8	179,278	17.3%	$13,123,150	18.4%	804,887	77.8%	$52,336,751	73.2%
2029	1	28,734	2.8%	$2,338,086	3.3%	833,621	80.6%	$54,674,837	76.5%
2030	4	114,434	11.1%	$9,040,286	12.6%	948,055	91.7%	$63,715,123	89.2%
2031 & Beyond	3	86,115	8.3%	$7,750,350	10.8%	1,034,170	100.0%	$71,465,473	100.0%
Total	52	1,034,170	100.0%	$71,465,473	100.0%
(1)	Based on the underwritten rent roll dated December 4, 2019.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	U/W Rent Expiring includes contractual rent steps through December 2020 totaling $2,203,356 but excludes straight-lined rent for investment-grade rated tenants totaling $5,607,271.
(4)	Disney Streaming Services LLC executed a letter of intent for the fifth floor at $91.00 per square foot, which would bring occupancy to 100.0%. However, the Disney Streaming Services LLC lease was not underwritten by the lenders.

Operating History and Underwritten Net Cash Flow
	2016	2017(1)	2018(1)	TTM 11/30/2019(2)(3)	Underwritten(3)	Per Square Foot	%(4)
Base Rent	$38,802,935	$38,291,497	$54,907,472	$55,081,961	$69,262,116	$66.97	83.3%
Rent Steps(5)	0	0	0	0	7,810,627	7.55	9.4%
Vacant Income	0	0	0	0	2,544,300	2.46	3.1%
Gross Potential Rent	$38,802,935	$38,291,497	$54,907,472	$55,081,961	$79,617,044	$76.99	95.8%
Total Reimbursements	822,010	1,239,603	1,954,175	1,403,444	3,503,322	3.39	4.2%
Net Rental Income	$39,624,946	$39,531,100	$56,861,647	$56,485,405	$83,120,366	$80.37	104.3%
Other Income(6)	1,238,024	755,842	976,613	567,643	796,000	0.77	1.0%
(Vacancy/Credit Loss)	0	0	0	0	(4,195,818)	(4.06)	-5.3%
Effective Gross Income	$40,862,970	$40,286,941	$57,838,260	$57,053,048	$79,720,547	$77.09	100.0%

Total Expenses	$13,675,536	$13,897,618	$14,626,201	$15,205,637	$18,212,365	$17.61	22.8%

Net Operating Income	$27,187,433	$26,389,323	$43,212,060	$41,847,411	$61,508,183	$59.48	77.2%

Total TI/LC, Capex/RR	0	0	0	0	1,220,321	$1.18	1.5%

Net Cash Flow	$27,187,433	$26,389,323	$43,212,060	$41,847,411	$60,287,862	$58.30	75.6%
(1)	The increase in Effective Gross Income and Net Operating Income from 2017 to 2018 was driven in part by (i) 13 new leases totaling approximately $20.0 million of base rent signed from April 2017 to December 2018 and (ii) three renewal leases totaling approximately $2.2 million of base rent signed from April 2017 to June 2018.
(2)	The 525 Market Street Borrower provided updated financial through March 2020. Effective Gross Income for TTM ending March 2020 was $55,615,124, Total Expenses were $15,197,758, and Net Cash Flow was $40,417,366.
(3)	The increase in Effective Gross Income and Net Operating Income from TTM 11/ 30/2019 to Underwritten was driven in part by (i) eight new leases totaling approximately $23.9 million of base rent (34.5% of underwritten base rent) commencing between April 2019 and February 2021, (ii) four renewal leases totaling approximately $8.4 million of base rent (12.1% of underwritten base rent) commencing between July 2019 and January 2021, (iii) leasing spreads of approximately 45.3% on new and renewing tenants who have signed leases since August 2018, and (iv) the inclusion of a contractual rent steps through December 2020 totaling $2,203,356 and straight-line rent averaging for investment grade tenants totaling $5,607,271. No COVID-19 specific adjustments have been incorporated in the lender underwriting.
(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(5)	Rent Steps includes contractual rent steps through December 2020 for non-investment grade rated tenants and the straight-line rent averaging over the lesser of the remaining lease terms or contraction/termination options for investment grade tenants Amazon Services, Wells Fargo, Allianz Global Corporate & Specialty SE and Zurich American Insurance Company.
(6)	Other Income includes non-rental income, parking income, storage rent, administrative & overhead fees, interest income and emergency generator income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 2 – 525 Market Street

The Market. The 525 Market Street Property is located within the South Financial District of San Francisco, California, on the corner of Market Street and 1st Street. The 525 Market Street Property is approximately one block northeast of the Montgomery St. Bay Area Rapid Transit Station, which is serviced by the Yellow (Antioch, CA), Blue (Dublin/Pleasanton, CA), Green (Daly City, CA) and Red (Richmond, CA) lines and connects to the San Francisco Municipal Transportation Authority network of buses, light rail and cable cars. The central subway extension project is expected to open in the summer of 2021 and is expected to serve approximately 35,000 new customers per day. Further, the central subway extension project is expected to bring the T-Third Street light rail commuter line from its existing 4th and King Street Station (approximately 1.6 miles southeast of the 525 Market Street Property) into a new subway station running beneath 4th and Stockton Streets (approximately four blocks southwest of the 525 Market Street Property).

The 525 Market Street Property is approximately 12.9 miles north of the San Francisco International Airport and 17.8 miles northwest of the Oakland International Airport. Approximately four blocks southwest of the 525 Market Street Property is Westfield San Francisco Centre, an approximately 1.5 million square feet Unibail-Rodamco-Westfield-owned super regional mall anchored by Nordstrom and Bloomingdale’s, featuring various boutique shops, dining and entertainment options, including a Lego Store and a nine-screen Century San Francisco Centre Theatre.

According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the 525 Market Street Property was approximately 105,033, 396,884 and 663,927, respectively; and the estimated 2018 average household income within the same radii was approximately $136,777, $163,975 and $167,591, respectively.

According to the appraisal, the 525 Market Street Property is located in the South Financial Market office submarket within the Financial District of Downtown San Francisco. As of the third quarter of 2019, the South Financial Market office submarket reported approximately 17.5 million square feet of office space with a 6.1% vacancy rate.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 525 Market Street Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (MOS.)	Lease Type (Reimbursements)	Rent Increase Projection
Storage Space	$30.00	84	None	3% per annum
Retail Space	$75.00	84	Net	3% per annum
2nd Floor Space	$92.00	84	Full-Service	3% per annum
Floors 3-12 Space	$90.00	84	Full-Service	3% per annum
Floors 14-26 Space	$94.00	84	Full-Service	3% per annum
Floors 27-38 Space	$96.00	84	Full-Service	3% per annum
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 2 – 525 Market Street

The following table presents certain information relating to comparable office leases for the 525 Market Street Property:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built/ Renovated	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
525 Market San Francisco, CA	1973/2018	1,034,170	Various	Various	$71.05(2)	Various	Various	Various
One Maritime Plaza San Francisco, CA	1967/1990	555,954	Qatalyst Partners	21,851	$102.00	Apr 2021	3.7	Full Service
4 Embarcadero Center San Francisco, CA	1979/N/A	934,764	Genstar Capital	30,027	$92.00	Nov 2019	8.2	Full Service
Steuart Street Tower 1 Market Street San Francisco, CA	1976/N/A	509,000	CAI International	17,860	$102.00	Oct 2019	3.8	Full Service
KPMG Building 55 2nd Street San Francisco, CA	2002/N/A	379,328	Rippling	30,000	$92.00	Sep 2019	6.5	Full Service
45 Fremont Street San Francisco, CA	1978/2019	596,059	Slack	208,459	$90.00	Sep 2019	12.0	Full Service
Bank of America Building 555 California Street San Francisco, CA	1969/1971	1,477,000	Authentic8 Inc	2,702	$100.00	Apr 2019	5.8	Full Service
44 Montgomery Street San Francisco, CA	1966/2015	688,902	Adivo Associates	3,697	$92.00	Feb 2019	7.3	Full Service
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 4, 2019.

The following table presents certain information relating to comparable office sales for the 525 Market Street Property:

Comparable Sales(1)
Property Name/Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF
KPMG Building San Francisco, CA	Aug-2019	379,328	96%	$402,000,000	$1,060
Park Tower at Transbay San Francisco, CA	Aug-2019	764,659	100%	$1,090,000,000	$1,425
Levi’s Plaza San Francisco, CA	Jul-2019	931,160	99%	$826,000,000	$887
Market Center San Francisco, CA	Oct-2019	752,738	94%	$722,000,000	$959
301 Howards St. San Francisco, CA	Aug-2018	318,774	98%	$292,500,000	$918
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 2 – 525 Market Street

The Borrower. The borrower is Knickerbocker Properties, Inc. XXXIII (the “525 Market Street Borrower”), a Delaware corporation and single purpose entity with two independent directors. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 525 Market Street Whole Loan.

The Borrower Sponsors. The borrower sponsors are the New York State Teachers’ Retirement System (“NYSTRS”), a public pension system and RREEF America REIT II, Inc. (“RREEF”), a Maryland corporation. NYSTRS is advised by J.P. Morgan Asset Management (“JPMAM”). NYSTRS provides retirement, disability, and death benefits to eligible New York State public school teachers and administrators as the second-largest public retirement system in New York and one of the 10 largest public pension funds in the country. NYSTRS serves over 264,000 active members and over 169,000 retirees and beneficiaries. As of June 30, 2018, the fund had approximately $118.1 billion of assets under management including approximately $11.8 billion in real estate equities.

JPMAM primarily invests third-party capital through a series of open-ended commingled funds and separate accounts. As of June 30, 2019, JPMAM had more than $66 billion in direct real estate under management including approximately 50,862 multifamily units, 63 million square feet of office space, 61 million square feet of industrial space, and 37 million square feet of retail space located in major markets across the United States.

RREEF is an indirect subsidiary of DWS Group GmbH & Co. KGaA, the asset management division of Deutsche Bank A.G., and offers investors access to core, value-added, and opportunistic real estate and real estate debt. RREEF has been acquiring and managing real estate investments in the United States on the behalf of institutional investors since 1975.

NYSTRS has owned the 525 Market Street Property since 1998. On January 30, 2020, the day after the origination of the 525 Market Street Whole Loan, a wholly owned subsidiary of RREEF acquired 49.0% of the shares of stock of the 525 Market Street Borrower for a purchase price of approximately $270.97 million of cash, which takes into account the 525 Market Street Whole Loan (49.0% of the outstanding principal balance of which is approximately $334.2 million) and an agreed upon unencumbered 525 Market Street Property value of approximately $1.235 billion.

Property Management. The 525 Market Street Property is managed by Cushman & Wakefield of California, Inc.

Escrows and Reserves. At origination, the 525 Market Street Borrower deposited outstanding tenant improvements, leasing commissions and other tenant concessions totaling $24,171,469 related to four tenants. In addition, the 525 Market Street Borrower deposited $17,219,959 for outstanding or abated rent and/or any bridge/gap rent related to four tenants.

Tax Escrows – During a Trigger Period (as defined below), the 525 Market Street Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lenders reasonably estimate will be payable during the next 12 months.

Insurance Escrows – During a Trigger Period, the 525 Market Street Whole Loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lenders reasonably estimate will be payable for the renewal of the coverage during the next 12 months; provided, however, that, notwithstanding any prior springing conditions, the reserve will not be required if the 525 Market Street Borrower maintains a blanket insurance policy reasonably acceptable to the lenders.

TI/LC Reserves – During a Trigger Period, the 525 Market Street Whole Loan documents require ongoing monthly rollover reserves of $86,170.08 (equal to approximately $1.00 per square foot annually) subject to a cap of $2,068,082.

Replacement Reserves – During a Trigger Period, the 525 Market Street Whole Loan documents require ongoing monthly replacement reserves of $17,234.02 (equal to approximately $0.20 per square foot annually), subject to a cap of $413,616.40.

Amazon Rollover Reserve – During the continuance of an Amazon Rollover Period (as defined below), all excess cash will be deposited into an account for purposes of re-tenanting the Amazon Services space (or any other space at the 525 Market Street Property with the lenders’ approval), and such approved leasing costs incurred in connection therewith (capped at $60.00 per rentable square foot of the related non-renewed or terminated Amazon Services tenant space).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 2 – 525 Market Street

Lockbox / Cash Management. The 525 Market Street Whole Loan documents require a hard lockbox with springing cash management. At origination, the 525 Market Street Borrower was required to direct all tenants to pay rent directly into the lender controlled lockbox account. The loan documents also require that the 525 Market Street Borrower or property manager deposit any rent received into the lockbox account within two business days. Prior to the occurrence of a Trigger Period, all funds on deposit in the lockbox account will be disbursed to the 525 Market Street Borrower. During a Trigger Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lenders and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 525 Market Street Whole Loan documents. During a Trigger Period, any excess cash flow remaining after satisfaction of the waterfall items is required to be swept to an excess cash flow subaccount to be held by the lenders as additional security for the 525 Market Street Whole Loan, provided, however, during a Trigger Period caused solely by an Amazon Rollover Period, funds will be deposited into a separate excess cash flow subaccount which may be used to fund leasing costs with respect to non-renewed or terminated Amazon Services space, or if reasonably approved by the lenders, re-tenanting any other vacant space at the 525 Market Street Property (the “Amazon Services Excess Cash Flow Subaccount”). Funds in the Amazon Services Excess Cash Flow Subaccount are subject to a cap of $60.00 per rentable square foot of such non-renewed or terminated Amazon Services space, as applicable.

A “Trigger Period” will commence upon the earliest of (i) the occurrence of an event of default under the 525 Market Street Whole Loan documents or a mezzanine loan default (see “Subordinate and Mezzanine Debt” below), (ii) the net operating income debt yield (“NOI DY”) based on the 525 Market Street Whole Loan being less than 5.5% for two consecutive calendar quarters (a “Low Debt Yield Period”) (other than a Low Debt Yield Period solely caused by an Amazon Rollover Period), or (iii) an Amazon Rollover Period (subject to a cap of $60.00 per rentable square foot of applicable space).

A Trigger Period will end upon, with respect to clause (i) above, the cure of such event of default, with respect to clause (ii) above, the NOI DY being greater than 5.5% for two consecutive calendar quarters and with respect to clause (iii) above, an Amazon Rollover Period Cure (as defined below).

An “Amazon Rollover Period” will commence upon the earlier of the following (i) (x) the NOI DY (excluding all underwritten gross revenues attributable to the applicable non-renewed space) being less than 5.5% and (y) Amazon Services failing to provide notice of its intent to renew or extend its lease (or entering into a lease amendment (or new lease) which has the same effect) for any of the following applicable premises at least 10 months prior to: (a) January 31, 2028 for floors 2, 19-21 and 25-27, (b) April 30, 2029 for floor 33, (c) February 28, 2030 for floors 35-38 or (d) January 31, 2031 for floors 22-24; or (ii) (x) the NOI DY (excluding all underwritten gross revenues attributable to the applicable terminated space) being less than 5.5% and (y) Amazon Services having exercised any of its existing options to terminate its lease, as described in “Major Tenants” above.

An “Amazon Rollover Period Cure” will occur upon, with respect to clause (i) above, (a) at any time following such 10-month advance deadline, Amazon Services having either provided notice to renew or extend its lease for the applicable non-renewed space or Amazon Services having executed a lease amendment (or new lease), which has the effect of extending or renewing such lease for such applicable space, (b) at any time following such 10-month deadline, the NOI DY (excluding all underwritten gross revenues attributable to the applicable non-renewed space) being equal to or greater than 5.5%, (c) the 525 Market Street Borrower having entered into a new lease for such non-renewed space for which all funds for TI/LC have been reserved by the lenders, or (d) the 525 Market Street Borrower having delivered to the lenders a letter of credit acceptable to the lenders in an amount equal to $60.00 per square foot of the applicable non-renewed space. With respect to clause (ii) above, (a) at any time following the exercise of such termination option, the NOI DY (excluding all underwritten gross revenues attributable to the applicable terminated space) being equal to or greater than 5.5%, (b) the 525 Market Street Borrower having entered into a new lease for such terminated space for which all funds for TI/LC have been reserved by the lenders, or (c) the 525 Market Street Borrower having delivered to the lenders a letter of credit acceptable to the lenders in an amount equal to $60.00 per square foot of the applicable terminated space.

Subordinate and Mezzanine Debt. The 525 Market Street B-Notes, which have an aggregate original principal balance of $212,000,000, are subordinate to the 525 Market Street Senior Notes and accrue interest at a rate of 2.9495% per annum. The 525 Market Street B-Notes are coterminous with the 525 Market Street Senior Notes. The holders of the 525 Market Street B-Notes have entered into a co-lender agreement that sets forth the allocation of collections on the 525 Market Street Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The 525 Market Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 2 – 525 Market Street

Whole Loan” in the Preliminary Prospectus. Based on the 525 Market Street Whole Loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 53.7%, 2.96x and 9.0%, respectively.

The holders of 100% of the equity interests in the 525 Market Street Borrower will have a one-time right to obtain a single mezzanine loan, which will be subordinate to the 525 Market Street Whole Loan and secured by a pledge of 100% of the ownership interests in the 525 Market Street Borrower, so long as, among other conditions pursuant to the 525 Market Street Whole Loan documents: (a) no event of default has occurred or is continuing, (b) the lenders and mezzanine lender have entered into a customary intercreditor agreement reasonably acceptable to the lenders, (c) such mezzanine loan term is at least coterminous with the 525 Market Street Whole Loan, (d) as of the date the mezzanine loan is advanced, the aggregate NOI DY is not less than 8.48%, (e) as of the date the mezzanine loan is advanced, the aggregate loan-to-value ratio does not exceed 53.7%, (f) as of the date the mezzanine loan is advanced, the aggregate net operating income debt service coverage ratio is not less than 2.84x and (g) rating agency confirmation is obtained. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Partial Release. Not permitted.

Right of First Offer. Amazon Services has a right of first offer (the “ROFO”) to purchase 525 Market Street Property at fair market value if the 525 Market Street Borrower elects to sell the 525 Market Street Property to a Competitor (as defined below), with 20 days’ notice. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed-in-lieu thereof.

A “Competitor” means any successor or affiliate of the following companies: Apple, Hewlett Packard, Google, Microsoft, Sony or Facebook. Amazon will have the right to update the list of Competitors not more than once per year, provided, however, the specific list of Competitors may not at any time consist of more than six company names.

Terrorism Insurance. The 525 Market Street Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 525 Market Street Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 525 Market Street Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if Terrorism Risk Insurance Program Reauthorization Act or a similar statute is not in effect, the 525 Market Street Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

Earthquake Insurance. The 525 Market Street Property is located within seismic zone 4 and has a scenario expected loss of 17.0% based on a 475-year lookback with a 10.0% probability of exceedance in a 50-year period. The 525 Market Street Whole Loan documents require earthquake insurance in amounts not less than the 500-year annual aggregate probably maximum loss for the 525 Market Street Property. The 525 Market Street Borrower has earthquake insurance of $525.0 million per occurrence and in the aggregate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 3 – The Cove at Tiburon

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 3 – The Cove at Tiburon

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 3 – The Cove at Tiburon

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee
(Moody’s/Fitch/DBRS):	NR/BBB-sf/AAA	Property Type – Subtype:	Multifamily – Garden
Original Principal Balance(1):	$50,000,000	Net Rentable Area (Units):	283
Cut-off Date Principal Balance(1):	$50,000,000	Location:	Tiburon, CA
% of IPB:	6.2%	Year Built / Renovated:	1967 / 2014-2018
Loan Purpose:	Recapitalization/Refinance	Occupancy(1):	93.6%
Borrower:	RP Maximus Cove Owner, L.L.C.	Occupancy Date(1):	5/7/2020
Borrower Sponsor:	Robert A. Rosania	4th Most Recent NOI (As of):	$8,976,265 (12/31/2017)
Interest Rate:	3.75000%	3rd Most Recent NOI (As of):	$10,068,247 (12/31/2018)
Note Date:	2/12/2020	2nd Most Recent NOI (As of):	$11,420,867 (12/31/2019)
Maturity Date:	3/8/2025	Most Recent NOI (As of):	$11,744,102 (TTM 4/30/2020)
Interest-only Period:	60 months	UW Economic Occupancy:	95.8%
Original Term:	60 months	UW Revenues:	$16,950,354
Original Amortization Term:	None	UW Expenses:	$5,435,751
Amortization Type:	Interest Only	UW NOI(1):	$11,514,604
Call Protection:	L(27),Def(30),O(3)	UW NCF(1):	$11,443,854
Lockbox / Cash Management:	Soft / Springing	Appraised Value / Per Unit(1):	$274,100,000/ $968,551
Additional Debt(1):	Yes	Appraisal Date(1):	11/26/2019
Additional Debt Balance(1):	$62,300,000 / $97,700,000
Additional Debt Type(1):	Pari Passu / Subordinate Secured Note

Escrows and Reserves(2)	Financial Information(1)
Initial	Monthly	Initial Cap	Senior A-Notes	Whole Loan
Taxes:	$169,572	$169,572	N/A	Cut-off Date Loan / Unit:	$396,820	$742,049
Insurance:	$84,438	$42,136	N/A	Maturity Date Loan / Unit:	$396,820	$742,049
Replacement Reserves:	$0	$5,896	N/A	Cut-off Date LTV:	41.0%	76.6%
Other:	$18,750	Springing	N/A	Maturity Date LTV:	41.0%	76.6%
UW NCF DSCR:	2.68x	1.43x
UW NOI Debt Yield:	10.3%	5.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$210,000,000	74.1%	Implied Purchase Price	$276,700,000	97.6%
Preferred Equity(3)	60,000,000	21.2	Working Capital	378,000	0.1
Equity Investment	9,670,000	3.4	Upfront Reserves	272,760	0.1
Borrower’s Equity	3,892,154	1.4	Closing Costs	6,211,394	2.2
Total Sources	$283,562,154	100.0%	Total Uses	$283,562,154	100.0%

(1)	The Cove at Tiburon Mortgage Loan (as defined below) is part of a whole loan evidenced by (i) three senior pari passu notes with an aggregate original principal balance of $112,300,000 and (ii) one subordinate secured note with an original principal balance of $97,700,000. The financial information presented in the chart above reflects the Cut-off Date balance of The Cove at Tiburon Senior Loan (as defined below) unless otherwise specified. All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic and all DSCR, LTV and Debt Yield metrics were calculated, and The Cove at Tiburon Whole Loan was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(2)	For a full description of Escrows and Reserves, please see “Escrows and Reserves” below.

(3)	For a description of Preferred Equity, please see “Preferred Equity” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 3 – The Cove at Tiburon

The Loan. The Cove at Tiburon Mortgage Loan (as defined below) is part of a whole loan evidenced by (i) three senior pari passu notes with an aggregate original principal balance of $112,300,000 (the “The Cove at Tiburon Senior Loan”) and (ii) one subordinate secured note with an original principal balance of $97,700,000, which is subordinate to The Cove at Tiburon Senior Loan (the “The Cove at Tiburon Subordinate Secured Note,” and together with The Cove at Tiburon Senior Loan, the “The Cove at Tiburon Whole Loan”). The Cove at Tiburon Whole Loan is secured by a first lien mortgage encumbering the borrower’s fee interest in a 283-unit, garden-style multifamily complex located in Tiburon, California (the “The Cove at Tiburon Property”). Note A-1B and Note A-1C, with an aggregate original principal balance of $50,000,000, will be included in the BBCMS 2020-C7 securitization trust (the “The Cove at Tiburon Mortgage Loan”). Note A-1A and Note A-2, with an aggregate original principal balance of $160,000,000, were contributed to the SGCMS 2020-COVE Trust. The Cove at Tiburon Whole Loan is serviced pursuant to the trust and servicing agreement for the SGCMS 2020-COVE securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The Cove at Tiburon Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1A	$62,300,000	SGCMS 2020-COVE	No
A-1B	$35,000,000	BBCMS 2020-C7	No
A-1C	$15,000,000	BBCMS 2020-C7	No
A-2	$97,700,000	SGCMS 2020-COVE	Yes
Total	$210,000,000

The Property. The Cove at Tiburon Property is a 283-unit, garden-style apartment complex located in Tiburon, California. The Cove at Tiburon Property is comprised of 33 two- and three-story apartment buildings and one clubhouse/management office building that are situated on a “U” shaped 20.1-acre site on the northern edge of the San Francisco Bay. There are 20 different floor plans that include one-, two-, three- and four-bedroom units. The unit mix includes 11 waterfront units (the “Pointe Homes”) that offer more space than the other apartment units and feature unobstructed views of Richardson Bay and the San Francisco skyline. The Cove at Tiburon Property is located approximately 14 miles from the San Francisco Downtown Financial District and less than five miles from the Tiburon Ferry Terminal. The Cove at Tiburon Property offers tenants access to direct ferry service to downtown San Francisco as well as access to US 101 (1.5 miles) and Interstate 580 (5.4 miles). The “U” shaped plan is designed to maximize proximity to the Richardson Bay shoreline with nearly half of the units sitting on pilings “in the water” on the bay.

The Cove at Tiburon Property also includes a management office/clubhouse that has a fitness room, a business center, a sauna, a media center and a great room. Amenities at The Cove at Tiburon Property include a heated indoor pool, two outdoor pools, an indoor spa, an outdoor spa, a tidal pool area, storage closets located in the carport areas, two dog washing stations, two electric automobile charging stations and approximately 52-55 marina boat dock stations. Unit amenities include upgraded stainless steel appliance packages with gas range/ovens, quartz countertops, dining area, recessed lighting, a combination of carpet, tile and wood plank floor coverings, patio/balcony, wood-burning fireplace and washers and dryers. There are 428 parking spaces, (including four EV stations), representing 142 open spaces, 285 covered spaces and one disabled-access space.

The Cove at Tiburon Property was built in 1967 and gut renovated between 2014 and 2018. Since acquisition, the borrower sponsor has invested approximately $50.4 million or $178,042 per unit over a multi-year comprehensive repositioning program that was completed at the end of 2018. The repositioning included upgrading the multiple pool areas, the clubhouse, the fitness center and the leasing center. In addition to improvements to the common areas and building exteriors, all units were reconfigured to provide expansive open kitchens and living areas with upgraded finish levels. The renovations also provide for lifestyle amenities including move-in assistance, dry cleaning, poolside towel service, a boat slip marina that is programmed with the assistance of a Coast Guard licensed captain, the ability for residents to book sailing trips through the boat slip marina, complimentary use of kayaks and paddleboards and an adult fitness camp and yoga classes in the renovated clubhouse.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 3 – The Cove at Tiburon

The following table presents detailed information with respect to the unit mix of The Cove at Tiburon Property:

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average SF	Avg. Monthly Rent (2)
1 Bed / 1 Bath	62	21.9%	59	95.2%	642	$3,422
1 Bed / 1 Bath - Premium	24	8.5	22	91.7%	673	$3,886
1 Bed / 1.5 Bath - Loft	6	2.1	5	83.3%	1,140	$4,902
1 Bed / 1.5 Bath – Loft Premium	8	2.8	8	100.0%	1,140	$5,103
2 Bed / 1.5 Bath - Townhome	6	2.1	6	100.0%	1,075	$4,680
2 Bed / 2 Bath	30	10.6	29	96.7%	1,067	$4,500
2 Bed / 2 Bath - Premium	46	16.3	43	93.5%	1,038	$5,276
2 Bed / 2 Bath – Premium Plus	30	10.6	28	93.3%	1,123	$5,456
2 Bed / 2.5 Bath - Townhome	22	7.8	21	95.5%	1,280	$4,862
3 Bed / 3 Bath	7	2.5	6	85.7%	1,429	$6,773
3 Bed / 3 Bath - Premium	27	9.5	25	92.6%	1,389	$6,835
3 Bed / 2.5 Bath - Townhome	4	1.4	4	100.0%	1,335	$6,139
Total Non-Pointe / Wtd. Avg.	272	96.1%	256	94.1%	1,003	$4,801
2 Bed / 2 Bath - Pointe	4	1.4	4	100.0%	1,305	$7,530
3 Bed / 3 Bath - Ponte	6	2.1	4	66.7%	1,500	$9,846
4 Bed / 4 Bath - Pointe	1	0.4	1	100.0%	2,610	$16,500
Total Pointe/Wtd. Avg.	11	3.9%	9	81.8%	1,530	$9,556
Total/Wtd. Avg.	283	100.0%	265	93.6%	1,024	$4,963
(1)	Based on the underwritten rent roll dated May 7, 2020.

(2)	Wtd. Avg. is based on number of occupied units of each unit type.

As of the May 7, 2020 rent roll, The Cove at Tiburon Property was 93.6% occupied. The borrower has made all debt service payments through May 2020. Tenants who paid rent for May 2020, in part or in full, represent approximately 86.6% of the occupied units and 91.2% of the underwritten base rent. As of the date of this term sheet, The Cove at Tiburon Loan is not subject to any modification or forbearance request.

The Market. The Cove at Tiburon Property is located in Tiburon, California, just north of San Francisco in Marin County, within the San Francisco-Oakland-Hayward metropolitan statistical area. The Cove at Tiburon Property is accessible to downtown San Francisco and the East Bay via US 101 and Interstate 580 (1.5 and 5.4 miles away, respectively). The San Francisco central business district is approximately 14.0 miles away from The Cove at Tiburon Property. The Cove at Tiburon Property can also be accessed via the ferry service located less than 5.0 miles away. The “Blue and Gold” Ferry facilitates access to and from the San Francisco central business district. Service is offered from Pier 41 and the Ferry Building in San Francisco. San Francisco is the fifth-largest metropolitan area with seven million residents and is a financial center of the West Coast. San Francisco’s dynamic and diverse economy is supported by one of the most educated populations in the country, according to the appraisal. The San Francisco Bay Area serves as corporate headquarters to 29 Fortune 500 firms, including Google, Apple, Chevron, Hewlett-Packard, Safeway, Wells Fargo, Intel, Cisco Systems and Gap. According to the appraisal, the estimated 2019 population within a one, three, and five-mile radius of The Cove at Tiburon Property was 9,418, 58,845, and 103,972, respectively. The average household incomes within the same radii were $188,289, $198,701 and $188,566, respectively.

According to the appraisal, The Cove at Tiburon Property is located in the San Rafael multifamily market and the Mill Valley/Corte Madera/Sausalito multifamily submarket. As of the fourth quarter 2019, the submarket contained 3,490 units and reported a vacancy rate of 4.1%, reflecting a 1.9% decrease from the year-end 2015 vacancy of 6.0%. The submarket reported an average effective rent of $3,203 per unit per month, increasing by 12.8% from year-end 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 3 – The Cove at Tiburon

Submarket Statistics(1)
Time	Asking Rent Per Unit	Occupancy	Inventory	Net Absorption
2015	$2,840	94.0%	3,310	(88)
2016	$2,918	94.8%	3,310	27
2017	$2,999	94.2%	3,490	151
2018	$3,075	96.8%	3,490	91
4th Qtr. 2019	$3,203	95.9%	3,490	(3)
(1)	Source: Appraisal.

Comparable properties to The Cove at Tiburon Property are shown in the table below:

Comparable Rental Properties(1)
Property Name	Year Built/Renovated	Occupancy	Distance to Subject	Number of Units	Unit Type	Avg. Unit Size (SF)	Avg. Monthly Rent per Unit
The Cove at Tiburon(2) Tiburon, CA	1967/2014-2018	93.6%	-	283	One Bedroom Two Bedroom Three Bedroom Four Bedroom	642 – 1,140 1,038 – 1,305 1,335 – 1,500 2,610	$3,422 - $5,103 $4,500 - $7,530 $6,139 - $9,846 $16,500
Vista Belvedere Belvedere Tiburon, CA	1963/1985	99.0%	4.0	76	One Bedroom Two Bedroom Three Bedroom	800 1,145 1,200	$3,056 $3,536 $3,829
Serenity at Larkspur Larkspur, CA	1978/NAP	98.0%	5.1	342	One Bedroom Two Bedroom	740 967	$2,928 $3,475
Harbor Point Mill Valley, CA	1973/NAP	95.0%	2.2	220	Studio One Bedroom Two Bedroom Three Bedroom	480 770 1,160 - 1,176 1,453 - 1,495	$2,000 $3,775 $5,000 $6,500
Preserve at Marin Corte Madera, CA	1965/2013	97.0%	4.2	126	Two Bedroom Three Bedroom	1,367 1,600	$4,692 $4,890
Tam Ridge Residences Corte Madera, CA	2017/NAP	87.0%	4.4	104	One Bedroom Two Bedroom Three Bedroom	791 1,087 1,268	$3,504 $4,103 $5,412
399 Fremont San Francisco, CA	2016/NAP	96.0%	15.0	447	Studio One Bedroom Two Bedroom Three Bedroom	475 – 503 671 – 770 980 – 1,504 1,735 – 2,170	$3,374 - $4,003 $4,418 - $7,491 $6,392 – $9,122 $7,783 - $16,518
33 Tehama San Francisco, CA	2018/NAP	95.0%	14.8	403	One Bedroom Two Bedroom	564 949 – 2,254	$4,194 - $4,570 $5,818 - $16,274
Rolling Hills Roads Tiburon, CA	NAV	NAV	4.1	NAV	Four Bedroom	2,700	$12,500
Greenwich Street Near Scott Street San Francisco, CA	NAV	NAV	11.4	NAV	Four Bedroom	3,600	$14,995
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 7, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 3 – The Cove at Tiburon

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	TTM(1)	Underwritten(2)	Per Unit	%(3)
Rents in Place	$16,520,232	$16,359,844	$16,824,108	$17,026,258	$16,986,528	$60,023	95.2%
Other Income 1(4)	192,522	261,009	294,430	335,823	335,823	1,187	1.9
Other Income 2(5)	473,479	446,086	515,554	520,127	520,127	1,838	2.9
Gross Potential Rent	$17,186,232	$17,066,939	$17,634,092	$17,882,208	$17,842,478	$63,048	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Total Gross Potential Income	$17,186,232	$17,066,939	$17,634,092	$17,882,208	$17,842,478	$63,048	100.0%
(Vacancy/Credit Loss)(6)	(3,572,334)	(2,067,109)	(1,162,883)	(897,236)	(892,124)	(3,152)	(5.0)
Effective Gross Income	$13,613,899	$14,999,830	$16,471,209	$16,984,972	$16,950,354	$59,895	95.0%

Total Expenses	$4,637,633	$4,931,583	$5,050,342	$5,240,870	$5,435,751	$19,208	32.1%

Net Operating Income	$8,976,265	$10,068,247	$11,420,867	$11,744,102	$11,514,604	$40,688	67.9%

Total TI/LC, Capex/RR	0	0	0	0	70,750	250	0.4

Net Cash Flow	$8,976,265	$10,068,247	$11,420,867	$11,744,102	$11,443,854	$40,438	67.5%
(1)	TTM reflects the trailing 12-month period as of April 30, 2020.

(2)	No COVID-19 specific adjustments have been incorporated in the lender underwriting.

(3)	% column represents percent of Total Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Other Income 1 represents ratio utility reimbursements.

(5)	Other Income 2 represents pet fees, boat slip income and other miscellaneous income.

(6)	Underwritten Vacancy/Credit Loss represents the economic vacancy of 4.2% and concessions/collection loss of 0.8%.

The Borrower. The borrowing entity for The Cove at Tiburon Whole Loan is RP Maximus Cove Owner, L.L.C., a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Cove at Tiburon Whole Loan.

The Borrower Sponsor. The borrower sponsor and nonrecourse carve-out guarantor of The Cove at Tiburon Whole Loan is Robert A. Rosania. In 2012, Robert Rosania founded Maximus Real Estate Partners (“Maximus”), a real estate investment and development company located in the San Francisco Bay area. Maximus’ headquarters is in San Francisco, where its corporate staff (including investment professionals, asset managers, development experts, architects, tax, legal and other professionals) is located. Maximus currently owns and manages approximately 4,500 multifamily units with an estimated aggregate value of approximately $3.0 billion and has over 9,000 apartments in its development pipeline in the San Francisco Bay Area.

The preferred equity member, Vanbarton Group (“Vanbarton”), is a privately owned, vertically integrated real estate investment and advisory firm with corporate offices in New York City and San Francisco. The company has invested across the capital stack in varying ways throughout real estate cycles. Vanbarton’s investments include core plus, value-add and opportunistic equity investments, preferred equity, junior participation, bridge loans, secondary market debt acquisitions and securitized credit. Vanbarton’s current portfolio includes 15 office properties, three retail properties, four multifamily properties, three hospitality properties and two mixed-use properties located across New York (17 properties), California (seven properties), Chicago, Illinois (one property) and Seattle, Washington (two properties). As of December 31, 2019, Vanbarton managed $2.8 billion across six separate accounts on behalf of U.S. corporate and public pension plans and three REITs for the purpose of joint venture investments between one of their separate account clients and a global investor.

Property Management. The Cove at Tiburon Property is managed by Maximus Real Estate Partners Ltd., a Delaware corporation that is an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited in escrow approximately $169,572 for real estate taxes, approximately $84,438 for insurance premiums and $18,750 for immediate repairs.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equals approximately $169,572.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equals approximately $42,136.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 3 – The Cove at Tiburon

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $5,896 for replacement reserves.

Lease Termination Payments – During the continuance of a Cash Management Period (as defined below) the borrower will be required to transfer any lease termination payments received to the lease termination payment subaccount.

Lockbox / Cash Management. The Cove at Tiburon Whole Loan documents require a soft lockbox and springing cash management. The borrower and property manager are required to cause (i) all rents related to The Cove at Tiburon Property to be transmitted directly by the non-residential tenants into a clearing account and (ii) cause all rents from residential tenants received by the borrower or property manager to be deposited into the clearing account within one business day of receipt. As long as no Cash Management Period is in effect, funds deposited into the clearing account are required to be transferred to the borrower’s account on a daily basis. Upon the occurrence of a Cash Management Period, all funds on deposit in the clearing account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with The Cove at Tiburon Whole Loan documents.

A “Cash Management Period” will commence upon: (i) the stated maturity date of March 8, 2025, (ii) the occurrence of an event of default or (iii) the occurrence of any of the defaults under the documents relating to the Preferred Equity Investments (as defined below) (each a “Preferred Equity Event of Default”), and will end, as applicable, (a) with respect to clause (i) above, upon all obligations under The Cove at Tiburon Whole Loan documents having been repaid in full, (b) with respect to clause (ii) above, once the event of default has been cured and no other event of default has occurred or is continuing and (c) with respect to clause (iii) above, once the Preferred Equity Event of Default has been cured or a change of control in the borrower has been effectuated pursuant to the terms of an intercreditor agreement between the lender and Vanbarton.

Subordinate and Mezzanine Debt. On the origination date, SGFC funded The Cove at Tiburon Subordinate Secured Note, with an outstanding principal balance of $97,700,000 as of the Cut-off Date. The Cove at Tiburon Subordinate Secured Note was contributed to the SGCMS 2020-COVE securitization trust, is coterminous with The Cove at Tiburon Whole Loan and accrues interest at the same interest rate as The Cove at Tiburon Senior Loan. The underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield on The Cove of Tiburon Whole Loan are 1.43x and 5.5%, respectively. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The Cove at Tiburon Whole Loan” in the Preliminary Prospectus.

Preferred Equity. On the origination date, Cove PE Strategic Venture LLC, a Delaware limited liability company (the “Preferred Equity Holder”), made a preferred equity investment in the amount of $60,000,000 (the “Preferred Equity Investment”) in RP Maximus Cove, L.L.C., a Delaware limited liability company (“Holdco”) and an indirect member of the borrower, secured by a pledge of the borrower sponsor’s equity interests in Holdco in favor of the Preferred Equity Holder. The Preferred Equity Investment is required to be redeemed upon the earliest to occur of (a) March 8, 2025, (b) any repayment in full or refinancing of The Cove at Tiburon Whole Loan or (c) the occurrence of a Preferred Equity Event of Default. Upon the occurrence of a Preferred Equity Event of Default, the Preferred Equity Holder, among other things, is permitted, but not required, to make a partial prepayment of The Cove at Tiburon Whole Loan notwithstanding the lockout period. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity” in the Preliminary Prospectus.

Partial Release. None.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 4 – Inland Self Storage Michigan Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 4 – Inland Self Storage Michigan Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 4 – Inland Self Storage Michigan Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type – Subtype:	Self Storage – Self Storage
% of IPB:	6.2%	Net Rentable Area (Units):	5,705
Loan Purpose(2):	Acquisition	Location:	Various, MI
Borrower:	Self-Storage Portfolio X DST	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Inland Private Capital Corporation	Occupancy(4):	87.8%
Interest Rate:	3.71000%	Occupancy Date(4):	3/31/2020
Note Date:	2/4/2020	4th Most Recent NOI (As of):	$5,669,841 (12/31/2017)
Maturity Date:	3/1/2030	3rd Most Recent NOI (As of):	$5,799,917 (12/31/2018)
Interest-only Period:	36 months	2nd Most Recent NOI (As of)(5):	$5,892,084 (YTD Ann. 11/30/2019)
Original Term:	120 months	Most Recent NOI (As of)(5):	$5,736,579 (11 Month Ann. 3/31/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	86.2%
Amortization Type:	IO-Balloon	UW Revenues:	$9,016,298
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$3,321,904
Cash Management:	Springing	UW NOI(4):	$5,694,394
Additional Debt(1):	Yes	UW NCF(4):	$5,587,439
Additional Debt Balance(1):	$16,625,000	Appraised Value / Per Unit(4)(6):	$102,700,000 / $18,002
Additional Debt Type(1):	Pari Passu	Appraisal Date(4)(6):	2/3/2020

Escrows and Reserves(3)				Financial Information(1)(4)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$11,678
Taxes:	$0	Springing	N/A	Maturity Date Loan / Unit:	$10,030
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	64.9%
Replacement Reserves:	$215,000	Springing	$215,000	Maturity Date LTV(6):	55.7%
				UW NCF DSCR:	1.52x
				UW NOI Debt Yield:	8.5%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$66,625,000		64.1%	Purchase Price(2)	$102,000,000	98.1%
Borrower Sponsor Equity(2)	37,327,655		35.9	Upfront Reserves	215,000	0.2
				Closing Costs	1,737,655	1.7
Total Sources	$103,952,655		100.0%	Total Uses	$103,952,655	100.0%

(1)	The Inland Self Storage Michigan Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $66,625,000. The financial information presented in the charts above are based on the $66,625,000 Inland Self Storage Michigan Portfolio Whole Loan (as defined below).

(2)	The Inland Self Storage Michigan Portfolio Borrower (as defined below) acquired the Inland Self Storage Michigan Portfolio Properties (as defined below) on January 9, 2020, with financing from a $55,000,000 KeyBank balance sheet loan. Twenty-six days later, on February 4, 2020, the Inland Self Storage Michigan Portfolio Whole Loan was used to refinance the balance sheet loan; therefore, the overall Loan Purpose is considered an acquisition.

(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below. Additionally, under the terms of the master lease, the Inland Self Storage Michigan Portfolio Borrower funded $5,489,875 into a trust reserve account separate from the Escrows and Reserves, which is not collateral for the Inland Self Storage Michigan Portfolio Whole Loan. Collectively, the initial Escrows and Reserves and trust reserve account will be used to pay for (i) repairs and replacements of the structure, foundation, roof, exterior walls, and parking lot improvements at the Inland Self Storage Michigan Portfolio Properties, (ii) leasing commissions, (iii) any environmental costs, (iv) any repairs identified in the property condition reports, (v) insurance deductibles and (vi) any other necessary property improvements.

(4)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Inland Self Storage Michigan Portfolio Whole Loan was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(5)	2nd Most Recent NOI reflects the annualized year-to-date cash flows as the seller of the Inland Self Storage Michigan Portfolio Properties did not provide financials for December 2019. Similarly, Most Recent NOI reflects the annualized cash flows for the period from April 2019 through March 2020, excluding December 2019.

(6)	The Appraised Value reflects a portfolio premium of approximately 11.4% over the aggregate “as-is” value of the individual Inland Self Storage Michigan Portfolio Properties. The sum of the values of each of the properties on an individual basis is $92,180,000, which represents a Cut-off Date LTV and Maturity Date LTV of 72.3% and 62.1%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 4 – Inland Self Storage Michigan Portfolio

The Loan. The Inland Self Storage Michigan Portfolio loan is part of a whole loan that is secured by a first mortgage lien on the Inland Self Storage Michigan Portfolio Borrower’s fee interest in 12 self-storage properties located in Michigan. The whole loan was originated by KeyBank and has an outstanding principal balance as of the Cut-off Date of $66,625,000 (the “Inland Self Storage Michigan Portfolio Whole Loan”). The Inland Self Storage Michigan Portfolio Whole Loan is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1, with an outstanding principal balance as of the Cut-off Date of $50,000,000, is being contributed to the BBCMS 2020-C7 securitization trust (the “Inland Self Storage Michigan Portfolio Mortgage Loan”). Note A-2, with an outstanding principal balance as of the Cut-off Date of $16,625,000, is currently held by KeyBank and is expected to be contributed to one or more future securitization trusts. The Inland Self Storage Michigan Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2020-C7 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The Inland Self Storage Michigan Portfolio Whole Loan has a 10-year term, and following a three-year interest only period, amortizes on a 30-year schedule.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$50,000,000	BBCMS 2020-C7	Yes
A-2	$16,625,000	KeyBank	No
Total	$66,625,000

The Properties. The Inland Self Storage Michigan Portfolio is a 12-property, 739,551 square-foot self-storage portfolio located throughout the state of Michigan (the “Inland Self Storage Michigan Portfolio Properties”). The Inland Self Storage Michigan Portfolio Properties were constructed from 1972 to 2013 and range in size from 29,775 square feet to 87,728 square feet and 217 units to 738 units, with no individual property comprising more than 11.9% of the NRA or 12.9% of the total storage units, respectively. The Inland Self Storage Michigan Portfolio Properties have a total of 5,705 units, of which 847 are climate controlled. The Inland Self Storage Portfolio Properties also include 485 RV/parking spaces. The Simply Self Storage – Westland and Simply Self Storage – Wyoming properties have billboard leases with The Lamar Companies. Based on storage units, the Inland Self Storage Michigan Portfolio Properties were 87.8% occupied as of March 31, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 4 – Inland Self Storage Michigan Portfolio

The following table presents certain information regarding the Inland Self Storage Michigan Portfolio Properties:

Portfolio Summary
Property Name, Location	Allocated Cut-off Date Whole Loan Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built/ Renovated	Net Rentable Area	Storage Units	Appraised Value(2)	UW NOI	% of UW NOI
Simply Self Storage – Lake Orion	$8,602,233	12.9%	88.6%	1996/NAP	87,420	517	$12,000,000	$739,109	13.0%
Simply Self Storage – Okemos	8,595,182	12.9	87.5	1979-2013/NAP	87,728	738	11,000,000	720,474	12.7
Simply Self Storage – Grand Rapids	7,311,898	11.0	88.6	1996/2008	65,156	562	10,250,000	630,319	11.1
Simply Self Storage – Jackson	7,015,756	10.5	82.6	1989/2013	87,424	736	10,120,000	644,004	11.3
Simply Self Storage – Novi	6,768,970	10.2	88.1	1987/NAP	77,925	503	9,400,000	582,759	10.2
Simply Self Storage – Westland	5,986,308	9.0	80.6	1987/NAP	64,970	516	8,120,000	471,305	8.3
Simply Self Storage – Chesterfield	5,647,860	8.5	90.4	1987/NAP	64,240	449	8,010,000	493,174	8.7
Simply Self Storage – Wyoming	4,456,239	6.7	90.6	1976/1987	59,344	436	6,100,000	370,850	6.5
Simply Self Storage – State Street	3,976,770	6.0	94.5	1972/2003	35,669	289	5,650,000	329,096	5.8
Simply Self Storage – Ypsilanti	3,603,066	5.4	92.2	1978/NAP	37,450	384	4,930,000	318,933	5.6
Simply Self Storage – Kalamazoo	2,954,373	4.4	88.3	1978/NAP	42,450	358	4,160,000	246,279	4.3
Simply Self Storage – Lansing West	1,706,345	2.6	91.2	1999/2012	29,775	217	2,440,000	148,090	2.6
Total	$66,625,000	100.0%	87.8%		739,551	5,705	$102,700,000	$5,694,394	100.0%
(1)	Occupancy is as of March 31, 2020 and is based on storage units.

(2)	The Total Appraised Value reflects a portfolio premium of approximately 11.4% over the aggregate “as-is” value of the individual Inland Self Storage Michigan Portfolio Properties. The sum of the values of each of the properties on an individual basis is $92,180,000.

As of May 18, 2020, the Inland Self Storage Michigan Portfolio Properties are open and operating with normal business hours. As of the March 31, 2020 rent rolls, the Inland Self Storage Michigan Portfolio Properties remain 87.8% occupied.  The Inland Self Storage Michigan Portfolio Borrower has made all debt service payments through May 2020. Base rent collections for April 2020 totaled $695,104 (98.0% of underwritten base rent), compared to a total of $697,845 (98.4% of underwritten base rent) in base rent collections for February 2020. As of the date of this term sheet, the Inland Self Storage Michigan Portfolio Whole Loan is not subject to any modification or forbearance request.

Environmental. According to Phase I environmental site assessments dated between November 20, 2019 and November 22, 2019, there was no evidence of any recognized environmental conditions at the Inland Self Storage Michigan Portfolio Properties other than the Simply Self Storage – Ypsilanti property. Subsurface investigations at the Simply Self Storage – Ypsilanti property identified various contaminants in the soil and groundwater at concentrations above Michigan Department of Environmental Quality (“MDEQ”) criteria. As a result, the Phase I environmental report recommended a baseline environmental assessment (“BEA”) be conducted on behalf of the Inland Self Storage Michigan Portfolio Borrower for submittal to the MDEQ and that a due care plan (“DCP”) be prepared. The mortgage loan documents require that the Inland Self Storage Michigan Portfolio Borrower (i) comply with the requirements and recommendations set forth in the BEA dated January 13, 2020 and (ii) prepare and comply with all terms and conditions of the DCP during the term of the Inland Self Storage Michigan Portfolio Mortgage Loan. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 4 – Inland Self Storage Michigan Portfolio

Historical and Current Occupancy(1)
2017	2018	2019	Current(2)
85.9%	85.9%	86.3%	87.8%
(1)	Historical Occupancies are as of December 31 for 2017 and 2018 and as of November 30 for 2019.

(2)	Current Occupancy is as of March 31, 2020.

Operating History and Underwritten Net Cash Flow(1)
	2017	2018	YTD 11/30/2019(2)	11 Month Ann. 3/31/2020(2)	Underwritten	Per Unit	%(3)
Rents in Place	$8,345,798	$8,682,942	$8,867,126	$8,671,523	$8,757,590	$1,535	90.3%
Commercial Income	13,548	13,000	15,455	13,091	15,000	3	0.2
Grossed Up Vacant Space(4)	0	0	0	0	930,531	163	9.6
Gross Potential Rent	$8,359,346	$8,695,942	$8,882,580	$8,684,614	$9,703,121	$1,701	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$8,359,346	$8,695,942	$8,882,580	$8,684,614	$9,703,121	$1,701	100.0%
(Vacancy/Credit Loss)	(450,412)	(496,379)	(448,877)	(350,741)	(1,341,109)	(235)	(13.8)
Other Income	672,011	667,992	681,994	654,286	654,286	115	6.7
Effective Gross Income	$8,580,944	$8,867,555	$9,115,698	$8,988,159	$9,016,298	$1,580	92.9%

Total Expenses	$2,911,103	$3,067,638	$3,223,614	$3,251,580	$3,321,904	$582	36.8%

Net Operating Income	$5,669,841	$5,799,917	$5,892,084	$5,736,579	$5,694,394	$998	63.2%

Total TI/LC, Capex/RR	0	0	0	0	106,955	19	1.2

Net Cash Flow	$5,669,841	$5,799,917	$5,892,084	$5,736,579	$5,587,439	$979	62.0%
(1)	No COVID-19 specific adjustments have been incorporated in the lender underwriting.

(2)	YTD 11/30/2019 reflects the annualized year-to-date cash flows as the seller of the Inland Self Storage Michigan Portfolio Properties did not provide financials for December 2019. Similarly, 11 Month Ann. 3/31/2020 reflects the annualized cash flows for the period from April 2019 through March 2020, excluding December 2019.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Grossed Up Vacant Space includes commercial grossed up vacant space totaling $1,667.

The Market. According to third party market reports, four properties, representing 40.5% of the Inland Self Storage Michigan Portfolio Whole Loan by allocated loan amount, are located within the Detroit-Warren-Dearborn, MI metropolitan statistical area (“MSA”). As of the third quarter of 2019, the Detroit market had a vacancy rate of 12.6% for self-storage properties and average monthly asking rents of $111 and $142 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. The Inland Self Storage Michigan Portfolio Properties within the Detroit market have average monthly asking rents of $104 and $136 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively.

According to third party market reports, three properties, representing 21.9% of the Inland Self Storage Michigan Portfolio Whole Loan by allocated loan amount, are located within the Ann Arbor, MI MSA. As of the third quarter of 2019, the Ann Arbor market had a vacancy rate of 12.0% for self-storage properties and average monthly asking rents of $136 and $152 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. The Inland Self Storage Michigan Portfolio Properties within the Ann Arbor market have average monthly asking rents of $98 and $143 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively.

According to third party market reports, two properties, representing 17.7% of the Inland Self Storage Michigan Portfolio Whole Loan by allocated loan amount, are located within the Grand Rapids, MI MSA. As of the third quarter of 2019, the Grand Rapids market had a vacancy rate of 13.8% for self-storage properties and average monthly asking rents of $58 and $91 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. The Inland Self Storage Michigan Portfolio Properties within the Grand Rapids market have average monthly asking rents of $95 and $108 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively.

The Borrower. The borrowing entity for the Inland Self Storage Michigan Portfolio Whole Loan is Self-Storage Portfolio X DST, a Delaware statutory trust and special purpose entity (the “Inland Self Storage Michigan Portfolio Borrower”). Legal counsel to the Inland Self Storage Michigan Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Inland Self Storage Michigan Portfolio Whole Loan. Upon the occurrence of a Conversion Event (as defined below), the Inland Self Storage Michigan Portfolio Borrower must convert from a Delaware statutory trust to a Delaware

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 4 – Inland Self Storage Michigan Portfolio

limited liability company. The Inland Self Storage Michigan Portfolio Borrower has master leased the Inland Self Storage Michigan Portfolio Properties to a master lessee affiliated with the borrower sponsor. The master lessee is structured to be a single purpose entity. The master lessee’s interest in the master lease and all rents are assigned to the lender. The borrower sponsor has a 100% ownership interest in the master lessee. The master lease is subordinate to the Inland Self Storage Michigan Portfolio Whole Loan. There is no income underwritten from the master lease as the Inland Self Storage Michigan Portfolio Whole Loan was underwritten to the underlying property income. There is one independent director for the signatory trustee. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

A “Conversion Event” will commence upon written notice from the lender that lender has determined that the Inland Self Storage Michigan Portfolio Properties are in jeopardy of being foreclosed upon due to a default under the Inland Self Storage Michigan Portfolio Whole Loan documents unless the Inland Self Storage Michigan Portfolio Borrower, within 10 business days of such notice, provides a reasoned opinion of tax counsel that either (a) the Inland Self Storage Michigan Portfolio Borrower is able to remedy the default situation without effectuating a conversion or (b) effectuating a conversion would not reasonably be expected to improve the ability of the Inland Self Storage Michigan Portfolio Borrower to remedy the default; provided that if the Inland Self Storage Michigan Portfolio Borrower has failed to remedy such default to the lender’s satisfaction within 30 days of receipt of the tax counsel opinion, the Inland Self Storage Michigan Portfolio Borrower will be required to effect a Conversion Event.

The Borrower Sponsor. The borrower sponsor and nonrecourse carve-out guarantor is Inland Private Capital Corporation (“IPCC”). As of December 31, 2019, IPCC has sponsored 255 1031 exchange private placement programs since its inception that have provided $5.5 billion in equity. Through December 31, 2019, IPCC-sponsored private placements included 716 properties. According to the borrower sponsor, as of December 31, 2019, IPCC had $7.8 billion in assets under management. IPCC has had previous foreclosures and is involved in ongoing foreclosures unrelated to the Inland Self Storage Michigan Portfolio Properties. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Inland Self Storage Michigan Portfolio Properties are managed by CubeSmart Asset Management, LLC (“CubeSmart”). CubeSmart is a national owner and operator of self-storage properties, with over 1,100 locations in 38 states serving more than 525,000 customers.

Escrows and Reserves. At origination, the Inland Self Storage Michigan Portfolio Borrower deposited $215,000 for replacement reserves.

Tax Escrows – The Inland Self Storage Michigan Portfolio Borrower is required to make monthly payments of 1/12th of the taxes payable during the next 12 months upon (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio on a trailing three-month basis being less than 1.20x based on a 30-year amortization schedule, or (iii) failure to provide the lender with satisfactory evidence that taxes have been paid 10 days prior to when such taxes are due.

Insurance Escrows – The Inland Self Storage Michigan Portfolio Borrower is required to make monthly payments of 1/12th of the insurance premiums payable during the next 12 months upon (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio on a trailing three-month basis being less than 1.20x based on a 30-year amortization schedule, or (iii) failure to provide evidence to the lender that the Inland Self Storage Michigan Portfolio Properties are insured under a blanket policy.

Replacement Reserves – The Inland Self Storage Michigan Portfolio Borrower is required to make monthly payments of $12,373 for replacement reserves, which amount may be re-assessed by the lender as necessary on an annual basis to the extent that the replacement reserve account does not equal or exceed the replacement reserve cap of $215,000.

Lockbox / Cash Management. The Inland Self Storage Michigan Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Within five business days of the first occurrence of a Cash Sweep Event (as defined below), the Inland Self Storage Michigan Portfolio Borrower is required to establish a cash management account. During the continuance of a Cash Sweep Event, the Inland Self Storage Michigan Portfolio Borrower is required to deposit, or cause to be deposited, all rents into the cash management account within two business days of receipt and to deliver tenant direction letters to the commercial tenants at the Inland Self Storage Michigan Portfolio Properties directing such tenants to deliver rents payable directly into the cash management account. Additionally, all funds deposited in the cash

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 4 – Inland Self Storage Michigan Portfolio

management account will be disbursed in accordance with the Inland Self Storage Michigan Portfolio Whole Loan documents. During the occurrence of a Cash Sweep Event, all excess cash flow will be deposited into an excess cash flow reserve to be held as additional security for the Inland Self Storage Michigan Portfolio Whole Loan.

A “Cash Sweep Event” means the occurrence of the earlier of (i) an event of default and (ii) the debt service coverage ratio being less than 1.20x based on the trailing three-month period. A Cash Sweep Event will expire, with respect to clause (i), upon the cure of such event of default and with respect to clause (ii), upon the debt service coverage ratio being greater than or equal to 1.25x for two consecutive calendar quarters based upon the trailing three-month period immediately preceding the date of determination.

Subordinate and Mezzanine Debt. None.

Permitted Additional Unsecured Subordinate Indebtedness. Provided no event of default has occurred and is continuing, the Inland Self Storage Michigan Portfolio Borrower may obtain unsecured loans from the guarantor provided that the proceeds of such loans are used solely to pay the monthly debt service payment amount, capital expenditures (as approved by the lender), extraordinary expenses, costs of re-tenanting of the Inland Self Storage Michigan Portfolio Properties and actual operating expenses as a result of insufficient reserves held by the Inland Self Storage Michigan Portfolio Borrower or as a result of insufficient rents being paid. The subordinate debt must at all times be (i) unsecured, (ii) payable only out of excess cash flow, (iii) subordinate in all respects to the Inland Self Storage Michigan Portfolio Whole Loan pursuant to a subordination and standstill agreement, which is required to be executed and delivered by the guarantor as a condition to obtaining the subordinate debt, and (iv) without a maturity date. The aggregate of all guarantor loans that may be entered into without the lender’s consent is $6,662,500; provided, however, that no more than $500,000 of the proceeds of such loans may be used for the payment of operating expenses and debt service on the Inland Self Storage Michigan Portfolio Whole Loan without prior written consent from the lender. Under no circumstances may the subordinate debt be used to make distributions to any beneficial owners of the Inland Self Storage Michigan Portfolio Borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.

Partial Release. At any time after April 1, 2022, the Inland Self Storage Michigan Portfolio Borrower may release an individual Inland Self Storage Michigan Portfolio Property, provided that, among other conditions: (i) no event of default has occurred and is continuing; (ii) the amount of the Inland Self Storage Michigan Portfolio Whole Loan prepaid is greater than or equal to 120% of the allocated loan amount for the related Inland Self Storage Michigan Portfolio Property being released; (iii) the debt service coverage ratio for the remaining properties after such release is at least equal to the greater of (a) 1.56x and (b) the debt service coverage ratio for the remaining properties and the property to be released for the preceding 12 months, capped at 1.60x; (iv) the loan-to-value ratio after such release is less than or equal to the lesser of (a) 64.8% and (b) the loan-to-value ratio for the remaining Inland Self Storage Michigan Portfolio Properties and the property to be released immediately preceding the release of such property; however, this condition will not apply to the release of any individual property if, after such release, the aggregate allocated loan amounts of all the properties that have been released are less than 20.0% of the total original principal balance of the Inland Self Storage Michigan Portfolio Whole Loan; (v) the debt yield for the remaining Inland Self Storage Michigan Portfolio Properties after such release is greater than or equal to the greater of (a) 8.62% and (b) the debt yield of the remaining Inland Self Storage Michigan Portfolio Properties and the property to be released for the 12 months prior to such release, capped at 9.0%; and (vi) the Inland Self Storage Michigan Portfolio Borrower receives a rating agency confirmation.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 5 – Weston South Carolina Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 5 – Weston South Carolina Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 5 – Weston South Carolina Industrial Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$49,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$49,500,000	Property Type - Subtype:	Industrial – Various
% of IPB:	6.1%	Net Rentable Area (SF):	2,540,032
Loan Purpose:	Acquisition	Location:	Various, SC
Borrowers:	Weston SCIP 1 LLC and Weston SCIP 2050 Italian American Way LLC	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Legacy Properties Group, Inc.	Occupancy(1):	90.8%
Interest Rate:	3.81400%	Occupancy Date(1):	3/31/2020
Note Date:	2/21/2020	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	3/1/2030	3rd Most Recent NOI (As of)(5):	$5,611,525 (12/31/2018)
Interest-only Period:	36 months	2nd Most Recent NOI (As of)(5):	$7,309,735 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of)(5):	$7,697,909 (TTM 3/31/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	88.4%
Amortization Type:	IO-Balloon	UW Revenues:	$11,140,883
Call Protection(2):	L(27),Def(87),O(6)	UW Expenses:	$3,344,348
Lockbox / Cash Management:	Springing	UW NOI:	$7,796,535
Additional Debt(1):	Yes	UW NCF:	$6,677,089
Additional Debt Balance(1):	$19,491,340 / $18,101,529	Appraised Value / Per SF(1):	$110,200,000 / $43
Additional Debt Type(1):	Pari Passu / Mezzanine Loan	Appraisal Date(1)(6):	Various

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes:	$335,546	$111,849	(4)	Cut-off Date Loan / SF:	$27	$34
Insurance:	$0	Springing	(4)	Maturity Date Loan / SF:	$23	$31
Replacement Reserves:	$31,751	$31,751	N/A	Cut-off Date LTV:	62.6%	79.0%
TI/LC:	$932,159	$74,085	$2,796,477	Maturity Date LTV:	53.9%	70.3%
Other:	$570,098	Springing	N/A	UW NCF DSCR:	1.73x	1.17x
				UW NOI Debt Yield:	11.3%	9.0%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$68,991,340		63.1%	Purchase Price	$105,020,524	96.1%
Mezzanine Loan	18,101,529		16.6	Closing Costs	2,379,323	2.2
Buyer Credits	352,146		0.3	Reserves	1,869,554	1.7
Sponsor Equity	21,824,385		20.0
Total Sources	$109,269,401		100.0%	Total Uses	$109,269,401	100.0%

(1)	The Weston South Carolina Industrial Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of approximately $69.0 million. The financial information presented in the chart above reflects the Cute-off Date balance of the Weston South Carolina Industrial Portfolio Whole Loan (as defined below). All NOI, NCF and occupancy information, as well as the Appraised Value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Weston South Carolina Industrial Portfolio Whole Loan was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(2)	The lockout period will be at least 27 payments beginning with and including the first payment date of April 1, 2020. Defeasance of the Weston South Carolina Industrial Portfolio Whole Loan in whole or part is permitted after two years from the closing date of the securitization that includes the last note to be securitized. The assumed lockout period of 27 months is based on the BBCMS 2020-C7 closing date in June 2020. The actual lockout period may be longer.

(3)	For a full description of Escrows and Reserves, please see “Escrows and Reserves” below.

(4)	The Initial Cap is 13 times the monthly amount.

(5)	Historical NOI prior to 2018 is unavailable due to the acquisition nature of the transaction. The increase in NOI from 2018 to 2019 was largely driven by the execution of seven leases in late 2018 and 2019 for previously vacant space. The 2nd Most Recent NOI for the 3260 Southport Road property is based on the trailing two months as of December 31, 2019 annualized and the Most Recent NOI is based on the trailing five months as of March 31, 2020 annualized.

(6)	The individual appraisals for each Weston South Carolina Industrial Portfolio Property (as defined below) are dated from December 19, 2019 to December 20, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 5 – Weston South Carolina Industrial Portfolio

The Loan. The Weston South Carolina Industrial Portfolio mortgage loan (the “Weston South Carolina Industrial Portfolio Mortgage Loan”) with an original and Cut-off Date principal balance of $49.5 million, is part of a whole loan (the “Weston South Carolina Industrial Portfolio Whole Loan”) evidenced by two pari passu notes with an aggregate original and Cut-off Date principal balance of $68,991,340 secured by the borrowers’ fee simple interest in a portfolio of 16 industrial properties, totaling 2,540,032 square feet, located in South Carolina (the “Weston South Carolina Industrial Portfolio Properties”). The Weston South Carolina Industrial Portfolio Mortgage Loan consists of the controlling Note A-1 with an original and Cut-off Date principal balance of $49.5 million and will be included in the BBCMS 2020-C7 securitization trust. The non-controlling Note A-2 is currently held by KeyBank and is expected to be contributed to one or more future securitization transactions. The relationship between the holders of the Weston South Carolina Industrial Portfolio Whole Loan are governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Weston South Carolina Industrial Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement of the BBCMS 2020-C7 securitization trust. See “Pooling and Servicing Agreement” in the Preliminary Prospectus. The Weston South Carolina Industrial Portfolio Whole Loan has a 10-year term and is interest-only for the first three years followed by a 30-year amortization schedule.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$49,500,000	BBCMS 2020-C7	Yes
A-2	19,491,340	KeyBank	No
Total	$68,991,340

The Properties. The Weston South Carolina Industrial Portfolio Properties consist of 16 single- and multi-tenant industrial properties with an approximate aggregate of 2.5 million square feet located in five different markets in South Carolina. The borrower sponsor acquired the Weston South Carolina Industrial Portfolio Properties for approximately $105.0 million on February 21, 2020 with the Weston South Carolina Industrial Portfolio Whole Loan, an approximately $18.1 million mezzanine loan and approximately $21.8 million of equity. The Weston South Carolina Industrial Portfolio borrowers have a total cost basis of approximately $108.9 million (net of buyer credits) resulting in a loan-to-cost ratio of 63.3% or, when including the mezzanine loan, 80.0%. The Weston South Carolina Industrial Properties were acquired as part of larger transaction consisting of 37 properties and two parcels of excess land for a total of $184.0 million.

The Weston South Carolina Industrial Portfolio Properties consist of 13 properties that are each 100.0% leased to a single tenant and three properties that are each leased to multiple tenants. All of the Weston South Carolina Industrial Portfolio Properties are located in close proximity to interstates, major highways, or rail stations and the tenants operate in a wide range of industries, including outdoor equipment, automotive parts, building and construction, wind, energy, solar, marine and aerospace industries, healthcare, security and networking systems, telecommunications, natural gas, fabrics, logistics, imaging solutions, technology, refrigeration and freight, and supply chain solutions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 5 – Weston South Carolina Industrial Portfolio

The following table presents detailed information with respect to each of the Weston South Carolina Industrial Portfolio Properties:

Weston South Carolina Industrial Portfolio Properties Summary
Property Name / Location	Property Type - Subtype	Net Rentable Area (SF)	% Office	Year Built / Renovated	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	UW NOI
375 Metropolitan Drive 375 Metropolitan Drive West Columbia, SC 29170	Industrial - Manufacturing	263,374	8%	2001/2015	$10,204,707	14.8%	$16,300,000	$1,143,565
10700 Farrow Road 10700 Farrow Road Blythewood, SC 29016	Industrial - Warehouse	280,463	6	1971/2018	7,512,669	10.9	12,000,000	956,430
2500 Saint Matthews Road 2500 Saint Matthews Road Orangeburg, SC 29118	Industrial - Warehouse	319,000	2	1984/1988	6,886,613	10.0	11,000,000	871,617
625 South Old Piedmont Highway 625 South Old Piedmont Highway Greenville, SC 29611	Industrial - Warehouse/Distribution	405,259	5	1967/2018	6,886,613	10.0	11,000,000	512,645
1020 Idlewild Boulevard 1020 Idlewild Boulevard Columbia, SC 29201	Industrial - Warehouse/Distribution	166,600	12	1974/2014	5,822,318	8.4	9,300,000	680,113
1235 Commerce Drive 1235 Commerce Drive Lugoff, SC 29078	Industrial - Manufacturing	152,945	7	1988/2013	5,008,446	7.3	8,000,000	534,115
220 Commerce Road 220 Commerce Road Greenville, SC 29611	Industrial - Warehouse	158,889	3	1969/2015	4,570,207	6.6	7,300,000	516,822
1001-1005 Technology Drive 1001-1005 Technology Drive West Columbia, SC 29170	Industrial - Warehouse/Distribution	100,000	2	2000/NAP	3,568,518	5.2	5,700,000	430,069
209 Flintlake Road 209 Flintlake Road Columbia, SC 29223	Industrial - Warehouse	122,419	12	1973/2015	3,318,095	4.8	5,300,000	385,462
2050 American Italian Way 2050 American Italian Way Columbia, SC 29209	Industrial - Manufacturing	122,100	6	1997/2014	3,192,884	4.6	5,100,000	361,229
546 L & C Distribution Parkway 546 L & C Distribution Parkway Richburg, SC 29729	Industrial - Manufacturing	110,000	8	1993/2015	3,130,279	4.5	5,000,000	359,793
1255 Commerce Drive 1255 Commerce Drive Lugoff, SC 29078	Industrial - Manufacturing	82,000	5	1988/2014	2,754,645	4.0	4,400,000	339,960
3430 Platt Springs Road 3430 Platt Springs Road West Columbia, SC 29170	Industrial - Warehouse	92,583	0	1968/2014	1,784,259	2.6	2,850,000	195,227
3260 Southport Road 3260 Southport Road Spartanburg, SC 29302	Industrial - Warehouse/Distribution	90,000	4	1988/2004	1,721,653	2.5	2,750,000	214,487
251 Corporate Park Boulevard 251 Corporate Park Boulevard Columbia, SC 29223	Industrial - Warehouse	35,100	6	1978/2013	1,377,323	2.0	2,200,000	158,738
1025 Technology Drive 1025 Technology Drive West Columbia, SC 29170	Industrial - Manufacturing	39,300	6	2000/NAP	1,252,111	1.8	2,000,000	136,264
Total/Wtd. Avg.		2,540,032	6%		$68,991,340	100.0%	$110,200,000	$7,796,536

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 5 – Weston South Carolina Industrial Portfolio

Largest Tenants

Jushi USA (402,882 square feet; 15.9% of NRA; 16.6% of underwritten base rent). Jushi USA is the US-based subsidiary of Jushi Group, the world’s largest fiberglass manufacturer. Jushi Group is based in Tongxiang, China and publicly traded on the Shanghai stock exchange. Jushi USA is a leading supplier of fiberglass reinforcements and fabrics to the reinforced plastics industry whose products are used in the automotive, building and construction, wind energy, marine and aerospace industries, among others. Jushi USA recently completed an 800,000 square foot fiberglass manufacturing plant in Pineview, South Carolina and has plans for a second phase that is expected to increase the plant’s size to 1.6 million square feet. The first phase was completed at a cost of $400 million and can produce 80,000 tons of product a year with an estimated value in the range of $110 to $120 million. The completion of the plant has increased Jushi USA’s need for warehouse space in the area and resulted in the execution leases at two of the Weston South Carolina Industrial Portfolio Properties in 2019. Jushi USA leases 100% of the net rentable area at the 10700 Farrow Road property under a three-year lease expiring in August 2022 with 1.9% annual rental increases, no renewal options and no early termination option. Jushi USA leases 100% of the net rentable area at the 209 Flintlake Road property under a three-year lease expiring in November 2022 with 2.1% annual rental increases, no renewal options and no early termination options.

Husqvarna Consumer Outdoor Products (319,000 square feet; 12.6% of NRA; 11.3% of underwritten base rent). Husqvarna Consumer Outdoor Products (“Husqvarna”) is a manufacturer and distributor of lawn and garden equipment whose products include chainsaws, lawn mowers, tractors, trimmers, and blowers among others. Husqvarna is the largest employer in Orangeburg County. In 2017, Husqvarna added a $31 million, 513,000 square foot expansion to its warehouse and distribution facility bringing the size of its Orangeburg operation to approximately 1.9 million square feet. Also, in 2017, Husqvarna announced plans to expand its operations with an additional investment of $105 million through 2024. Husqvarna is a subsidiary of Husqvarna AB, a publicly traded company on the Stockholm stock exchange founded in 1689 and headquartered in Stockholm Sweden. Since 2008, Husqvarna has leased 100% of the net rentable area of the 2500 Saint Matthews Road property which is located approximately four miles northwest of its main production facility. The lease is currently under an amendment extending the lease for three years with 2.0% annual rent increases and expires in December 2021. The tenant has one, one-year extension option and no termination options.

Flextronics America, LLC (263,374 square feet; 10.4% of NRA; 14.2% of underwritten base rent). Flextronics America, LLC produces printed circuits for electronic devices for clients worldwide. Flextronics America, LLC is a subsidiary of Singapore-based Flex Ltd. (“Flex”, NASDAQ: Flex), the world’s third largest provider of electronic manufacturing services in terms of revenue. Flex provides sketch-to-scale services that provide clients design, engineering, manufacturing and supply chain services and solutions. Flex’s clients include the healthcare, energy, solar, semiconductor, industrial automation, telecommunications, servers, security and networking for enterprise and cloud-based deployment, and consumer-related audio, computing and mobile devices. In 2019 Flex reported $26.3 billion in revenue and had more than 200,000 employees operating in 100 sites across 30 countries. Flextronics America, LLC leases 100% of the net rentable area at the 375 Metropolitan Drive property under a five-year lease expiring in April 2024 with 2.5% annual rental increases and one five-year renewal option. Flextronics America, LLC has a termination option effective in May 2022 with no more than six months’ and no less than three months’ prior written notice and payment of an amount equal to the unamortized tenant improvement allowance ($600,000) and brokerage commissions prior to the date of termination.

Saddle Creek Corporation (158,889 square feet; 6.3% of NRA; 6.7% of underwritten base rent). Saddle Creek Corporation (“Saddle Creek”) is an omnichannel supply chain solutions company providing integrated omnichannel fulfillment, warehousing and transportation services for both business-to-business or business-to-customer clients. Saddle Creek’s omnichannel fulfillment services provide clients warehouse and order management systems that integrate with the client’s online store providing integrated inventory and shipping data as well as pick/pack/ship services. Warehouse and distribution services include dedicated or shared warehouse and cross docking services at 40 sites across the country. Transportation services include a dedicated fleet for short-haul and regional service from six campus locations in the southeast and Texas, brokerage services for full scale, end-to-end transportation, sale of temporary capacity or meeting demand spikes and a web-based transportation management system offering real-time reporting, tracking and management. In 2019, Saddle Creek was named the Sam’s Club “Sam’s Logistics Partner of the Year”. Saddle Creek was established in 1966, and is based in Lakeland, Florida. Saddle Creek has leased 100% of the net rentable area at the 220 Commerce Road property since 2015 and is currently under a three-year lease expiring in April 2021 with 2.9% and 2.8% annual rental increases for the second and third lease year, respectively, one, three-year renewal option and no early termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 5 – Weston South Carolina Industrial Portfolio

Dana Off Highway Products (152,945 square feet; 6.0% of NRA; 7.0% of underwritten base rent). Dana Off Highway Products is a division of Dana Inc. (NYSE: DAN, “Dana”), a global manufacturer of power-conveyance and energy-management systems for light vehicles, commercial vehicles and off-highway equipment. Products include axles, driveshafts, transmissions and electrodynamic, thermal, sealing and digital solutions for conventional, hybrid and electric-powered vehicles. Founded in 1904 and based in Maumee, Ohio, Dana operated in 149 major facilities across 34 countries with approximately 36,300 employees as of year-end 2019. Dana supplies nearly every vehicle and engine manufacturer in the world and reported year-end 2019 sales of approximately $8.6 billion. Dana Off Highway Products provides products to the construction, earth moving, agricultural, mining and material handling sectors, among others and invested $750,000 into the 1235 Commerce Drive property after relocating from the smaller 1255 Commerce Drive property in order to expand its operations and consolidate its manufacturing lines into one plant. Dana Off Highway Products has occupied 100% of the net rentable area since 2013 and is currently under a three-year lease expiring in June 2021 with 2.0% annual rental increases, two, three-year renewal options and no early termination option.

As of May 22, 2020, the Weston South Carolina Industrial Portfolio Properties were each open and operating and were collectively approximately 90.8% occupied. The Weston South Carolina Industrial Portfolio Whole Loan Portfolio borrowers have made all debt service payments through May 2020. Tenants who paid base rent for April 2020, in part or in full, represent approximately 100.0% of base rent due and tenants who paid base rent for May 2020, in part or in full, represent approximately 91.4% of base rent due. The April 2020 rent collected comprises approximately 100.0% of the underwritten base rent (excluding rent bumps underwritten but not yet due) and the May 2020 rent collected comprises approximately 90.1% of the underwritten base rent. As of the date of this term sheet, the Weston South Carolina Industrial Portfolio Whole Loan is not subject to any modification or forbearance request.

Environmental. According to Phase I environmental assessments dated between November 2019 and January 2020, there was no evidence of any recognized environmental conditions at the Weston South Carolina Industrial Portfolio Properties, other than the 3430 Platt Springs Road property. According to the related Phase I assessment, South Carolina Department of Health and Environmental Control (“DHEC”) records indicate the former utilization of three underground storage tanks (“USTs”) with no removal or closure reports for the 3430 Platt Springs Road property. Since a DHEC case manager was not assigned, it is believed the USTs were likely unregulated USTs removed in the 1970s or 1980s prior to existing UST regulations. The records of the existence of the USTs indicates that a prior owner of the 3430 Platt Springs Road property reported the removal of the USTs once such regulations came into effect. The lack of closure records with the DHEC is considered a recognized environmental condition. The Phase I environmental assessment noted the South Carolina State Underground Petroleum Environmental Response Bank Act protects those who acquire title to a property from which USTs have been removed from responsibility for site rehabilitation actions other than abatement actions necessary to eliminate any imminent threat to human health, safety, or the environment provided that the new owner is not affiliated with the prior owner or operator and access is permitted for any necessary rehabilitation actions to be performed. As a result, the Phase I environmental assessment did not recommend any further action. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy(1)
2017	2018	2019	Current(2)
77.2%	65.0%	89.4%	90.8%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of March 31, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 5 – Weston South Carolina Industrial Portfolio

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
Jushi USA	NR / NR / NR	402,882	15.9%	$3.59	$1,446,748	16.6%	Various(3)
Husqvarna Consumer Outdoor Products	NR / BBB / NR	319,000	12.6	$3.10	989,155	11.3	12/31/2021
Flextronics America, LLC	Baa3 / BBB- / BBB-	263,374	10.4	$4.71	1,241,808	14.2	4/30/2024
Saddle Creek Corporation	NR / NR / NR	158,889	6.3	$3.65	579,908	6.7	4/30/2021
Dana Off Highway Products	B2 / BB- / BB+	152,945	6.0	$4.02	614,219	7.0	6/30/2021
Top Five Tenants		1,297,090	51.1%	$3.76	$4,871,838	55.9%

Non Top Five Tenants		1,009,200	39.7%	$3.81	$3,846,257	44.1%

Occupied Collateral Total		2,306,290	90.8%	$3.78	$8,718,096	100.0%

Vacant Space		233,742	9.2%

Collateral Total		2,540,032	100.0%

(1)	Based on the underwritten rent roll dated March 31, 2020.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Jushi USA leases 100% of the space at two of the Weston South Carolina Industrial Portfolio Properties - the 10700 Farrow Road property and the 209 Flintlake Road property. The lease at the 10700 Farrow Road property is for 280,463 square feet at $3.67 per square foot and expires August 31, 2022. The lease at the 209 Flintlake Road property is for 122,419 square feet at $3.41 per square foot and expires November 30, 2022.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Rent Expiring	% of UW Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Rent Expiring	Cumulative % of UW Rent Expiring
Vacant	NAP	233,742	9.2%	NAP	NAP	233,742	9.2%	NAP	NAP
2020	3	133,400	5.3	$641,862	7.4%	367,142	14.5%	$641,862	7.4%
2021	4	650,434	25.6	2,262,562	26.0	1,017,576	40.1%	$2,904,424	33.3%
2022	9	660,882	26.0	2,355,768	27.0	1,678,458	66.1%	$5,260,192	60.3%
2023	2	134,500	5.3	510,964	5.9	1,812,958	71.4%	$5,771,157	66.2%
2024	4	502,574	19.8	2,205,689	25.3	2,315,532	91.2%	$7,976,846	91.5%
2025	1	24,500	1.0	104,125	1.2	2,340,032	92.1%	$8,080,971	92.7%
2026	1	100,000	3.9	334,750	3.8	2,440,032	96.1%	$8,415,721	96.5%
2027	0	0	0.0	0	0.0	2,440,032	96.1%	$8,415,721	96.5%
2028	0	0	0.0	0	0.0	2,440,032	96.1%	$8,415,721	96.5%
2029	1	100,000	3.9	302,375	3.5	2,540,032	100.0%	$8,718,096	100.0%
2030	0	0	0.0	0	0.0	2,540,032	100.0%	$8,718,096	100.0%
2031 & Beyond	0	0	0.0	0	0.0	2,540,032	100.0%	$8,718,096	100.0%
Total	25	2,540,032	100.0%	$8,718,096	100.0%
(1)	Based on the underwritten rent roll dated March 31, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 5 – Weston South Carolina Industrial Portfolio

Operating History and Underwritten Net Cash Flow
	2018	2019(1)	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$6,470,131	$7,981,165	$8,263,456	$8,718,096	$3.43	69.1%
Vacant Income	0	0	0	762,510	0.30	6.0
Gross Potential Rent	$6,470,131	$7,981,165	$8,263,456	$9,480,605	$3.73	75.2%
Total Reimbursements	1,386,241	1,744,259	1,802,673	3,127,896	1.23	24.8
Net Rental Income	$7,856,371	$9,725,425	$10,066,129	$12,608,502	$4.96	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,467,618)	(0.58)	(11.6)
Other Income	0	21,614	$19,655	0	0.00	0.0
Effective Gross Income	$7,856,371	$9,747,039	$10,085,784	$11,140,883	$4.39	88.4%

Total Expenses	$2,244,846	$2,437,304	$2,387,875	$3,344,348	$1.32	30.0%

Net Operating Income	$5,611,525	$7,309,735	$7,697,909	$7,796,535	$3.07	70.0%

Total TI/LC, Capex/RR(5)	0	0	0	1,119,445	0.44	10.0

Net Cash Flow	$5,611,525	$7,309,735	$7,697,909	$6,677,089	$2.63	59.9%

(1)	2019 reflects the period from January-December for all Weston South Carolina Industrial Properties except the 3260 Southport Road property, which reflects the period from November-December annualized due to the commencement of the single tenant lease.

(2)	TTM reflects the trailing 12-month period ending March 31, 2020 for all Weston South Carolina Industrial Properties except the 3260 Southport Road property which reflects the period from November 1, 2019 through March 31, 2020 annualized.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rents in Place are based on the underwritten rent roll dated March 31, 2020 plus $151,452 in future rent steps. No COVID-19 specific adjustments have been incorporated in the lender underwriting.

(5)	Underwritten Total TI/LC, Capex/RR includes a $93,216 credit which represents one tenth of the upfront TI/LC reserve deposit.

The Markets. The Weston South Carolina Industrial Portfolio Properties are located across five separate markets and nine distinct submarkets in South Carolina. Eleven of the Weston South Carolina Industrial Portfolio Properties are located in the Columbia market and account for 68.3% of underwritten NOI, two are located in the Greenville market and account for 13.2% of underwritten NOI and the three remaining properties are located in each of the Orangeburg, Charlotte, and Spartanburg markets and account of 11.2%, 4.6% and 2.8% of underwritten NOI, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 5 – Weston South Carolina Industrial Portfolio

Weston South Carolina Industrial Portfolio Market Summary(1)
Property Name	Market	Submarket	Market Vacancy	Submarket Vacancy	UW Vacancy(2)	Market Rental Rate PSF	Submarket Rental Rate PSF	UW Rental Rate PSF(2)
375 Metropolitan Drive	Columbia	Cayce/West Columbia	4.3%	2.9%	5.0%	$5.35	$6.17	$4.71
10700 Farrow Road	Columbia	Northeast Columbia	4.3%	11.1%	5.0%	$5.35	$5.08	$3.67
2500 Saint Matthews Road	Orangeburg	NAP	9.2%	NAP	5.0%	$4.19	NAP	$3.10
625 South Old Piedmont Highway	Greenville	I-85 South/Donaldson	6.2%	10.5%	50.6%	$4.52	$4.53	$3.22
1020 Idlewild Boulevard	Columbia	Southeast Columbia	4.3%	2.8%	5.0%	$5.35	$4.88	$4.39
1235 Commerce Drive	Columbia	Kershaw County	4.3%	2.5%	5.0%	$5.35	$4.25	$4.02
220 Commerce Road	Greenville	West Greenville	6.2%	5.3%	5.0%	$4.52	$4.29	$3.65
1001-1005 Technology Drive	Columbia	Cayce/West Columbia	4.3%	2.9%	5.0%	$5.35	$6.17	$4.67
209 Flintlake Road	Columbia	Northeast Columbia	4.3%	11.1%	5.0%	$5.35	$5.08	$3.41
2050 American Italian Way	Columbia	Southeast Columbia	4.3%	2.8%	5.0%	$5.35	$4.88	$3.30
546 L & C Distribution Parkway	Charlotte	Chester County	6.1%	10.4%	5.0%	$5.99	$3.41	$3.71
1255 Commerce Drive	Columbia	Kershaw County	4.3%	2.5%	5.0%	$5.35	$4.25	$4.51
3430 Platt Springs Road	Columbia	Cayce/West Columbia	4.3%	2.9%	30.4%	$5.35	$6.17	$3.74
3260 Southport Road	Spartanburg	Lower Spartanburg City	6.1%	3.3%	5.0%	$4.28	$3.43	$2.56
251 Corporate Park Boulevard	Columbia	Northeast Columbia	4.3%	11.1%	5.0%	$5.35	$5.08	$5.45
1025 Technology Drive	Columbia	Cayce/West Columbia	4.3%	2.9%	5.0%	$5.35	$6.17	$4.02
Wtd. Avg.(3)			5.2%	5.3%	10.2%	$5.10	$4.49	$3.88
(1)	Source: third party market research reports.

(2)	Based on the underwritten rent roll dated March 31, 2020.

(3)	Wtd. Avg. values are weighted by the allocated loan amount.

The Borrowers. The borrowing entities for the Weston South Carolina Industrial Portfolio Whole Loan are Weston SCIP 1 LLC and Weston SCIP 2050 Italian American Way LLC, each a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Weston South Carolina Industrial Portfolio Whole Loan. The non-recourse carveout guarantor is Legacy Properties Group, Inc. (“Legacy”). Legacy is required to maintain a net worth and liquid assets of at least $20.0 million and $2.0 million, respectively. Failure to maintain a net worth and liquid assets of at least $40.0 million and $4.0, respectively will result in a Cash Sweep Period (as defined under “Lockbox / Cash Management” below).

The Borrower Sponsor. The borrower sponsor is Legacy, a Delaware corporation and the owner of Weston, Inc. (“Weston”), a privately-owned commercial real estate company based in Cleveland, Ohio. Weston was founded in 1972 by the Asher family and has owned, managed, and developed industrial, office, and retail properties throughout the United States. Weston owns a real estate portfolio of over 80 properties with over 550 tenants and manages over 15 million square feet of commercial properties spread across nine states.

Property Management. The Weston South Carolina Industrial Portfolio Properties are managed by Weston Inc., an Ohio corporation and an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) approximately $335,546 for real estate taxes, (ii) $31,751 for replacement reserves, (iii) $932,159 for TI/LC reserves, (iv) $352,000 for existing tenant improvements and leasing commissions and (v) $218,098 for required repairs.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, initially equal to approximately $111,849, capped at 13 times the monthly amount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 5 – Weston South Carolina Industrial Portfolio

Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated insurance premiums for each respective property, capped at 13 times the monthly amount; provided, such monthly deposits will be waived for each applicable property so long as (i) no event of default exists and (ii) the borrowers maintain a blanket insurance policy acceptable to the lender.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $31,751.

TI/LC Reserve – On a monthly basis, the borrowers are required to escrow $74,085 subject to a cap on collections equal to $2,796,477, however, the cap on collections will be removed upon a Guarantor Trigger Event (as defined below).

Mezzanine Loan Reserve – During the continuance of a DSCR Trigger Event (as defined below), an event of default under the Weston South Carolina Industrial Portfolio Mezzanine Loan (as defined below), or a Guarantor Trigger Event, the amount necessary to satisfy the monthly mezzanine loan debt service will be required to be deposited into a mezzanine loan reserve.

Lockbox / Cash Management. The Weston South Carolina Industrial Portfolio Whole Loan is structured with a springing lockbox and springing cash management. During the continuance of a Cash Sweep Period, the borrowers are required to establish and maintain a lockbox account and to send, or cause the property manager to send, direction letters to all tenants instructing them to deposit all rents directly into the lockbox account controlled by the lender, and the borrowers and the property managers are required to deposit all revenues otherwise received into the lockbox account within one business day of receipt. During the continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be transferred on each business day to a cash management account controlled by the lender and applied and disbursed in accordance with the Weston South Carolina Industrial Portfolio Whole Loan documents, with any excess cash held by the lender as additional collateral for the Weston South Carolina Industrial Portfolio Whole Loan.

A “Cash Sweep Period” will commence upon the occurrence of (i) an event of default and will continue until the acceptance by the lender of a cure of such event of default; (ii) any bankruptcy action of the borrowers (and in no event will a Cash Sweep Period due to a bankruptcy of the borrowers be cured); (iii) any bankruptcy action of the property manager and will continue until the property manager is replaced with a qualified property manager within 60 days; (iv) any period in which the Weston South Carolina Industrial Portfolio Whole Loan amortizing debt service and the Weston South Carolina Industrial Portfolio Mezzanine Loan debt service coverage ratio on a combined basis (the “Combined DSCR”) as calculated in the loan documents for two consecutive calendar quarters based on the trailing 12-month period (or, if occurring prior to April 1, 2021, the trailing three-month period) is less than 1.05x (a “DSCR Trigger Event”) and will continue until such time as (a) the debt service coverage ratio calculated in the same manner is at least 1.10x for two consecutive calendar quarters or (b) the borrowers have completed a partial prepayment of the Weston South Carolina Industrial Portfolio Whole Loan (including any prepayment consideration) to the extent required to achieve a debt service coverage ratio necessary to cure such DSCR Trigger Event; (v) an event of default under the mezzanine loan documents and will continue until mezzanine lender accepts the cure of said default; or (vi) the Weston South Carolina Industrial Portfolio Whole Loan guarantor fails to possess (a) a net worth greater than or equal to $40.0 million or (b) liquid assets greater than or equal to $4.0 million (both (a) and (b), a “Guarantor Trigger Event”) and will continue until the Weston South Carolina Industrial Portfolio Whole Loan guarantor again possesses both a net worth and liquid assets greater than or equal to each respective Guarantor Trigger Event threshold.

Subordinate and Mezzanine Debt. A $18,101,529 mezzanine loan was funded concurrently with the origination of the Weston South Carolina Industrial Portfolio Whole Loan secured by the direct equity ownership in the borrowers (the “Weston South Carolina Industrial Portfolio Mezzanine Loan”). The Weston South Carolina Industrial Portfolio Mezzanine Loan accrues interest at a rate of 10.00000% per annum and is coterminous with the Weston South Carolina Industrial Portfolio Whole Loan. Including the Weston South Carolina Industrial Portfolio Whole Loan and the Weston South Carolina Industrial Portfolio Mezzanine Loan, the total Cut-off Date LTV, total UW NCF DSCR and total UW NOI Debt Yield are 79.0%, 1.17x and 9.0%, respectively. The lenders of the Weston South Carolina Industrial Portfolio Whole Loan and the Weston South Carolina Industrial Portfolio Mezzanine Loan have entered into an intercreditor agreement that governs their relationship.

Partial Release. At any time after the second anniversary of the closing date of the transaction that holds the last note evidencing the Weston South Carolina Industrial Portfolio Whole Loan to be securitized and prior to September 2, 2029, the borrowers may obtain the release of any one or more of the Weston South Carolina Industrial Portfolio Properties, provided

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 5 – Weston South Carolina Industrial Portfolio

that, among other things, (i) no event of default has occurred and is continuing, (ii) the borrowers partially defease a portion of each of the Weston South Carolina Industrial Portfolio Whole Loan and the Weston South Carolina Industrial Portfolio Mezzanine Loan in an amount equal to 115% of each respective loan’s allocated loan amount for the property being released, (iii) the Combined DSCR (as calculated in the related loan documents) based on the trailing 12-month period is no less than the greater of (1) the Combined DSCR immediately preceding such release and (2) 1.16x, (iv) the trailing 12-month debt yield calculated using the aggregate outstanding balance for both the Weston South Carolina Industrial Portfolio Whole Loan and the Weston South Carolina Industrial Portfolio Mezzanine Loan (the “Combined Debt Yield”) for the remaining properties is no less than the greater of (1) the Combined Debt Yield immediately preceding such release and (2) 7.59% and (v) the release is permitted under REMIC requirements.

Additionally, at any time prior to the maturity date, the borrowers may release several parcels of excess, unimproved land that were not considered in the underwriting of the Weston South Carolina Industrial Portfolio Whole Loan without any accompanying principal prepayment, provided, that certain conditions set forth in the loan documents are satisfied.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 6 – ExchangeRight Net Leased Portfolio 32

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 6 – ExchangeRight Net Leased Portfolio 32

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 6 – ExchangeRight Net Leased Portfolio 32

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$45,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$45,000,000	Property Type – Subtype(4):	Various – Various
% of IPB:	5.6%	Net Rentable Area (SF):	422,042
Loan Purpose:	Acquisition	Location:	Various
Borrower:	ExchangeRight Net Leased Portfolio 32 DST	Year Built / Renovated:	Various / Various
Borrower Sponsors:	David Fisher, Joshua Ungerecht, Warren Thomas and ExchangeRight Real Estate, LLC	Occupancy(1):	100.0%
Interest Rate:	3.45400%	Occupancy Date(1):	5/1/2020
Note Date:	2/11/2020	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	3/1/2030	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	120 months	Most Recent NOI (As of)(5):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$6,540,963
Call Protection(2):	L(27),Def(90),O(3)	UW Expenses:	$601,689
Lockbox / Cash Management:	Hard / Springing	UW NOI(1):	$5,939,274
Additional Debt(1):	Yes	UW NCF(1):	$5,698,069
Additional Debt Balance(1):	$19,270,000	Appraised Value / Per SF(1):	$103,655,000 / $246
Additional Debt Type(1):	Pari Passu	Appraisal Date(1)(6):	Various

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$152
Taxes:	$532,327	Springing	N/A	Maturity Date Loan / SF:	$152
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.0%
Replacement Reserves:	$0	$4,369	N/A	Maturity Date LTV:	62.0%
TI/LC:	$500,000	Springing	N/A	UW NCF DSCR:	2.53x
Deferred Maintenance:	$376,947	$0	N/A	UW NOI Debt Yield:	9.2%
Other:	$1,746,018	$0	N/A

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$64,270,000		60.1%	Purchase Price	$102,407,588	95.7%
Borrower Sponsor Equity	42,694,552		39.9	Upfront Reserves	3,155,291	2.9
				Closing Costs	1,401,672	1.3
Total Sources	$106,964,552		100.0%	Total Uses	$106,964,552	100.0%

(1)	The ExchangeRight Net Leased Portfolio 32 mortgage loan is part of a whole loan evidenced by two senior pari passu notes with an aggregate original principal balance of $64,270,000. The financial information presented in the chart above reflects the Cut-off Date balance of the ExchangeRight Net Leased Portfolio 32 Whole Loan (as defined below). All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the ExchangeRight Net Leased Portfolio 32 Whole Loan was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(2)	The lockout period will be at least 27 payments beginning with and including April 1, 2020. Defeasance of the ExchangeRight Net Leased Portfolio 32 Whole Loan is permitted after the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) February 11, 2023.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(4)	The ExchangeRight Net Leased Portfolio 32 Properties (as defined below) consist of 24 single tenant freestanding retail properties and three medical office properties.

(5)	The ExchangeRight Net Leased Portfolio 32 Properties were acquired at origination of the ExchangeRight Net Leased Portfolio 32 Whole Loan. As such, no historical operating history is available.

(6)	Appraisal Dates for the ExchangeRight Net Leased Portfolio 32 Properties range from January 5, 2020 to January 25, 2020.

The Loan. The ExchangeRight Net Leased Portfolio 32 mortgage loan is part of a whole loan (the “ExchangeRight Net Leased Portfolio 32 Whole Loan”) evidenced by two senior pari passu notes with an aggregate original principal balance of $64,270,000. The ExchangeRight Net Leased Portfolio 32 Whole Loan is secured by the borrower’s fee interest in a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 6 – ExchangeRight Net Leased Portfolio 32

422,042 square foot, 27 property portfolio occupied by 24 single-tenant freestanding retail properties and three medical offices located across 12 states (collectively, the “ExchangeRight Net Leased Portfolio 32 Properties”). The controlling Note A-1 had an original principal balance of $45,000,000 and will be included in the BBCMS 2020-C7 securitization trust. The ExchangeRight Net Leased Portfolio 32 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2020-C7 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The ExchangeRight Net Leased Portfolio 32 Whole Loan has a 10-year term and is interest-only for the full term of the loan.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$45,000,000	BBCMS 2020-C7	Yes
A-2	$19,270,000	SGFC	No
Total	$64,270,000

The Properties. The ExchangeRight Net Leased Portfolio 32 Properties consist of 24 single-tenant freestanding retail properties and three medical office properties totaling 422,042 square feet located in 12 states. The geographical concentrations by Cut-off Date Balance include Wisconsin (three properties, 16.9% of the allocated Cut-off Date Balance), Pennsylvania (four properties, 14.9% of the allocated Cut-off Date Balance), Texas (four properties, 12.6% of the allocated Cut-off Date Balance), Georgia (two properties, 11.1% of the allocated Cut-off Date Balance), Michigan (four properties, 10.8% of the allocated Cut-off Date Balance), North Carolina (three properties, 9.3% of the allocated Cut-off Date Balance), Arizona (one property, 7.1% of the allocated Cut-off Date Balance), Kansas (one property, 6.9% of the allocated Cut-off Date Balance), Indiana (two properties, 2.9% of the allocated Cut-off Date Balance), Minnesota (one property, 2.6% of the allocated Cut-off Date Balance), Alabama (one property, 2.6% of the allocated Cut-off Date Balance) and Florida (one property, 2.2% of the allocated Cut-off Date Balance). Built between 1994 and 2019, the ExchangeRight Net Leased Portfolio 32 Properties range in size from 7,000 square feet to 63,919 square feet. As of May 1, 2020, the ExchangeRight Net Leased Portfolio 32 Properties were 100.0% occupied. Six tenants, or their parent entities, representing 53.1% of the aggregate NRA and 68.6% of the UW base rent at the ExchangeRight Net Leased Portfolio 32 Properties, are investment grade.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 6 – ExchangeRight Net Leased Portfolio 32

ExchangeRight Net Leased Portfolio 32 Properties Summary
Property Name - Location	Property Type - Subtype	Net Rentable Area (SF)	Year Built / Renovated	Allocated Whole Loan Amount	% of ALA	Appraised Value	UW NCF
Hobby Lobby – Onalaska, WI	Retail - Freestanding	63,919	1994 / N/A	$4,770,000	7.4%	$7,700,000	$378,037
BioLife Plasma Services L.P. – Phoenix, AZ	Office - Medical	13,969	2008 / 2019	$4,590,000	7.1%	$7,400,000	$425,224
Hobby Lobby – Olathe, KS	Retail - Freestanding	55,000	2018 / N/A	$4,420,000	6.9%	$7,125,000	$355,917
CVS Pharmacy – Atlanta, GA	Retail - Freestanding	11,800	2008 / N/A	$4,150,000	6.5%	$6,700,000	$339,899
Walgreens – Midland, MI	Retail - Freestanding	14,820	2006 / N/A	$3,470,000	5.4%	$5,590,000	$334,781
Walgreens – Racine, WI	Retail - Freestanding	15,120	2003 / N/A	$3,350,000	5.2%	$5,400,000	$306,412
Tractor Supply – Oakdale, PA	Retail - Freestanding	19,097	2014 / N/A	$3,260,000	5.1%	$5,250,000	$262,581
Tractor Supply – Burleson, TX	Retail - Freestanding	19,097	2019 / N/A	$3,190,000	5.0%	$5,150,000	$274,404
CVS Pharmacy – Marietta, GA	Retail - Freestanding	10,880	2005 / N/A	$2,990,000	4.7%	$4,825,000	$278,219
Tractor Supply – Oak Ridge, NC	Retail - Freestanding	21,677	2005 / N/A	$2,900,000	4.5%	$4,675,000	$258,004
Walgreens – Delafield, WI	Retail - Freestanding	13,905	2000 / N/A	$2,760,000	4.3%	$4,450,000	$233,845
CVS Pharmacy – Channelview, TX	Retail - Freestanding	10,908	1998 / N/A	$2,730,000	4.2%	$4,400,000	$233,818
Fresenius Medical Care – Greensburg, PA	Office - Medical	8,353	2019 / N/A	$2,420,000	3.8%	$3,900,000	$232,040
Tractor Supply – Beaver Falls, PA	Retail - Freestanding	19,097	2008 / N/A	$2,260,000	3.5%	$3,650,000	$177,720
Fresenius Medical Care – Goldsboro, NC	Office - Medical	9,813	2018 / N/A	$1,800,000	2.8%	$2,900,000	$176,578
CVS Pharmacy – Eagan, MN	Retail - Freestanding	10,880	2004 / N/A	$1,690,000	2.6%	$2,725,000	$173,820
CVS Pharmacy – Vestavia Hills, AL	Retail - Freestanding	10,880	2004 / N/A	$1,670,000	2.6%	$2,700,000	$171,379
CVS Pharmacy – Yeadon, PA	Retail - Freestanding	10,125	1998 / N/A	$1,640,000	2.6%	$2,650,000	$138,666
CVS Pharmacy – South Lyon, MI	Retail - Freestanding	10,880	2004 / N/A	$1,600,000	2.5%	$2,580,000	$168,272
Advance Auto Parts – Ocoee, FL	Retail - Freestanding	7,000	2007 / N/A	$1,430,000	2.2%	$2,300,000	$119,936
Dollar General – Asheville, NC	Retail - Freestanding	9,002	2019 / N/A	$1,260,000	2.0%	$2,040,000	$115,940
Dollar General – Midland (Front), TX	Retail - Freestanding	10,640	2018 / N/A	$1,210,000	1.9%	$1,950,000	$108,115
Dollar General – Goshen, IN	Retail - Freestanding	9,002	2019 / N/A	$980,000	1.5%	$1,575,000	$89,632
Dollar General – Port Huron, MI	Retail - Freestanding	9,026	2019 / N/A	$980,000	1.5%	$1,575,000	$89,979
Dollar General – Midland (349 Hwy), TX	Retail - Freestanding	9,026	2018 / N/A	$960,000	1.5%	$1,550,000	$85,978
Dollar General – Jackson, MI	Retail - Freestanding	9,026	2019 / N/A	$910,000	1.4%	$1,470,000	$84,007
Dollar General – Mishawaka, IN	Retail - Freestanding	9,100	2018 / N/A	$880,000	1.4%	$1,425,000	$84,866
Total		422,042		$64,270,000	100.0%	$103,655,000	$5,698,069

Largest Tenants.

Hobby Lobby (118,919 square feet; 28.2% of NRA; 14.1% of underwritten rent): Hobby Lobby is a privately-owned arts and crafts retailer with over 43,000 employees in more than 900 stores across 46 states. Hobby Lobby is primarily an arts-and-crafts store but also includes hobbies, picture framing, jewelry making, fabrics, floral and wedding supplies, cards and party ware, baskets, wearable art, home accents and holiday merchandise. Hobby Lobby’s headquarters is located in Oklahoma City.

Tractor Supply Company (78,968 square feet; 18.7% of NRA; 17.3% of underwritten rent): Tractor Supply Company (“TSC”) is the largest rural lifestyle retailer in the United States. TSC is focused on supplying the needs of recreational farmers, ranchers, tradesmen, small businesses and individuals who live a rural lifestyle. TSC offers a mix of products to care for the home, land, pets and animals with product localization and brands that are exclusively found at TSC. TSC operates retail stores under the names Tractor Supply Company, Del’s Feed & Farm Supply and Petsense. TSC’s stores are located primarily in towns outlying major metropolitan markets and in rural communities. As of December 28, 2019, the company operated 2,025 retail stores in 49 states (1,844 Tractor Supply Company and Del’s Feed & Farm Supply retail stores and 180 Petsense retail stores) with over 32,000 employees and sales of $8,351,931,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 6 – ExchangeRight Net Leased Portfolio 32

CVS Pharmacy (76,353 square feet; 18.1% of NRA; 26.0% of underwritten rent; Baa2/BBB/NR by Moody’s/S&P/Fitch): CVS Health Corporations (“CVS”), together with its subsidiaries, is the nation’s premier health innovation company helping people on their path to better health. CVS is the largest pharmacy healthcare provider in the United States and is headquartered in Woonsocket, Rhode Island. CVS’ operations include pharmaceutical and health and wellness services, including retail, specialty, mail service, care clinics, and wellness centers. As of December 31, 2019, CVS’ retail/long-term care (“LTC”) pharmacy segment operated approximately 9,900 retail locations in 49 states, the District of Columbia and Puerto Rico, including 1,100 MinuteClinic® locations, of which 80 clinics operated within Target stores, as well as, online retail pharmacy websites, LTC pharmacies and onsite pharmacies. The retail/LTC segment sells prescription drugs and an assortment of general merchandise, including over-the-counter drugs, beauty products, cosmetics and personal care products, provides health care services through its MinuteClinic® walk-in medical clinics and conducts LTC operations. During 2019, the retail/LTC segment filled 1.4 billion prescriptions, accounting for approximately 26.6% of the Unites States retail pharmacy market. On November 28, 2018, CVS Health Corporation acquired Aetna Inc. (“Aetna”) to help improve the consumer health care experience by combining Aetna’s health care benefits products and services with CVS Health’s retail locations, walk-in medical clinics and integrated pharmacy.

As of May 29, 2020, the ExchangeRight Net Leased Portfolio 32 Properties were all open for business. As of the May 1, 2020 rent roll, the ExchangeRight Net Leased Portfolio 32 Properties remained 100.0% occupied. The borrowers have made all debt service payments through May 2020, and as of the date of this term sheet, the ExchangeRight Net Leased Portfolio 32 Whole Loan was not subject to any modification or forbearance request. Tenants who paid rent for May 2020 represent approximately 100.0% of the square footage and 100.0% of the underwritten base rent.

Environmental. According to Phase I environmental assessments dated between October 1, 2019 and January 30, 2020, there was no evidence of any recognized environmental conditions at the ExchangeRight Net Leased Portfolio 32 Properties. However, the environmental assessments noted controlled recognized environmental conditions at the following ExchangeRight Net Leased Portfolio 32 Properties: (i) CVS Pharmacy – Atlanta, GA property; (ii) Walgreens – Midland, MI property; (iii) Dollar General – Jackson, MI property; (iv) CVS Pharmacy – Marietta, GA property and (v) Walgreens – Racine, WI property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy(1)(2)

2017	2018	2019	Current(3)
100.0%	100.0%	100.0%	100.0%

(1)	Historical and Current Occupancies are based on single tenant leases for the ExchangeRight Net Leased Portfolio 32 Properties.

(2)	The Hobby Lobby – Olathe, KS property, the Fresenius Medical Care – Goldsboro, NC property, the Dollar General – Midland (Front), TX property, the Dollar General - Midland (349 Hwy), TX property and the Dollar General – Mishawaka, IN property were constructed in 2018; and the Tractor Supply – Burleson, TX property, the Fresenius Medical Care – Greensburg, PA property, the Dollar General – Asheville, NC property, the Dollar General – Goshen, IN property, the Dollar General – Port Huron, MI property, and the Dollar General – Jackson, MI property were constructed in 2019. The tenants at these properties are excluded from occupancy figures for the years prior to when each respective property was built.

(3)	Current Occupancy is as of the May 1, 2020 rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 6 – ExchangeRight Net Leased Portfolio 32

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Weighted Average Remaining Lease Terms
Hobby Lobby	NA / NA / NA	118,919	28.2%	$7.68	$913,892	14.1%	11.5
Tractor Supply	NA / NA / NA	78,968	18.7	$14.13	$1,115,500	17.3	11.3
CVS Pharmacy	Baa2 / BBB / NR	76,353	18.1	$22.04	$1,683,042	26.0	11.0
Dollar General	Baa2 / BBB / NR	64,822	15.4	$11.20	$726,200	11.2	14.3
Walgreens(3)	Baa2 / BBB / BBB	43,845	10.4	$22.47	$985,400	15.2	9.8
Fresenius Medical Care	Baa3 / BBB / BBB-	18,166	4.3	$24.28	$441,029	6.8	12.2
BioLife Plasma Services L.P.	Baa2 / NR / NR	13,969	3.3	$33.04	$461,480	7.1	14.2
Advance Auto Parts	Baa2 / BBB- / NR	7,000	1.7	$19.75	$138,250	2.1	12.6
Occupied Tenants / Wtd. Avg.		422,042	100.0%	$15.32	$6,464,794	100.0%

Vacant Space		0	0.0%

Collateral Total		422,042	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2020.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Walgreens has the right to terminate its lease at (i) the Walgreens – Racine, IL property effective as of November 30, 2029, (ii) the Walgreens – Midland, MI property effective as of July 31, 2030, and (iii) the Walgreens – Delafield, WI property effective as of September 30, 2029 and for each such lease every five years thereafter until the respective lease expires. The Weighted Average Remaining Lease Terms reflect the earliest termination option dates to be the lease expiration dates for Walgreens.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	4	103,069	24.4	1,261,492	19.5	103,069	24.4%	$1,261,492	19.5%
2030	8	117,144	27.8	1,939,355	30.0	220,213	52.2%	$3,200,848	49.5%
2031 & Beyond	15	201,829	47.8	3,263,946	50.5	422,042	100.0%	$6,464,794	100.0%
Total	27	422,042	100.0%	$6,464,794	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2020.

(2)	Walgreens has the right to terminate its lease at (i) the Walgreens – Racine, IL property effective as of November 30, 2029, (ii) the Walgreens – Midland, MI property effective as of July 31, 2030, and (iii) the Walgreens – Delafield, WI property effective as of September 30, 2029 and for each such lease every five years thereafter until the respective lease expires. The lease expiration dates reflect the earliest termination option dates for Walgreens.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 6 – ExchangeRight Net Leased Portfolio 32

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$6,464,794	$15.32	93.9%
Gross Potential Rent	$6,464,794	$15.32	93.9%
Total Reimbursements	420,431	1.00	6.1
Net Rental Income	$6,885,225	$16.31	100.0%
(Vacancy/Credit Loss)	(344,261)	(0.82)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$6,540,963	$15.50	95.0%

Total Expenses	$601,689	$1.43	9.2%

Net Operating Income	$5,939,274	$14.07	90.8%

Total TI/LC, Capex/RR	241,205	0.57	3.7

Net Cash Flow	$5,698,069	$13.50	87.1%
(1)	The ExchangeRight Net Leased Portfolio 32 Properties were acquired at origination and as a result no historical operating data was provided. No COVID-19 specific adjustments have been incorporated in the lender underwriting.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Rents in Place are based on (i) in-place rents of $6,368,269 per the leases, (ii) straight-line rent of $49,824 for (a) the Fresenius Medical Care – Goldsboro, NC property ($12,078), (b) the Fresenius Medical Care – Greensburg, PA property ($14,617) and (c) the BioLife Plasma Services L.P. – Phoenix, AZ property ($23,129) and (iii) rent steps of $46,700 for (a) the Tractor Supply – Oakdale, PA property ($27,500) and (b) the Tractor Supply – Oak Ridge, NC property ($19,200) through February 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 6 – ExchangeRight Net Leased Portfolio 32

The Market. The ExchangeRight Net Leased Portfolio 32 Properties are geographically diverse with properties located in 12 different states and 24 different markets.

ExchangeRight Net Leased Portfolio 32 Properties Market Summary(1)
Property Name - Location	Market	Submarket	Submarket Vacancy	UW Rental Rate PSF(2)	Market Rent Rate PSF
Hobby Lobby – Onalaska, WI	Onalaska	N/A	2.6%(3)	$7.50	$7.50
BioLife Plasma Services L.P. – Phoenix, AZ	Phoenix	N/A	13.6%(3)	$33.04	$31.38
Hobby Lobby – Olathe, KS	Kansas City	Johnson County	10.9%	$7.90	$8.00
CVS Pharmacy – Atlanta, GA	Atlanta	West Atlanta/Austell/Fulton Indust.	16.7%	$32.64	$32.50
Walgreens – Midland, MI	Midland	N/A	6.4%(3)	$24.51	$12.00
Walgreens – Racine, WI	Racine	N/A	5.4%(3)	$22.75	$22.50
Tractor Supply – Oakdale, PA	Pittsburgh	Oakdale	3.0%	$15.84	$16.00
Tractor Supply – Burleson, TX	Dallas-Fort Worth	Southwest Outlying	3.5%	$16.49	$14.50
CVS Pharmacy – Marietta, GA	Atlanta	Cumberland/East Cobb	12.8%	$27.75	$17.50
Tractor Supply – Oak Ridge, NC	Greensboro-Winston-Salem	North Guilford	10.9%	$13.29	$12.40
Walgreens – Delafield, WI	Waukesha County	N/A	5.1%(3)	$20.00	$25.00
CVS Pharmacy – Channelview, TX	Houston	East/Woodforest/Baytown	9.9%	$23.28	$23.00
Fresenius Medical Care – Greensburg, PA	Greensburg	Westmoreland County	3.4%	$29.63	$28.00
Tractor Supply – Beaver Falls, PA	Beaver Falls	Beaver County	6.0%	$11.00	$11.00
Fresenius Medical Care – Goldsboro, NC	Wayne County	N/A	1.5%(3)	$19.72	$18.50
CVS Pharmacy – Eagan, MN	Twin Cities	Dakota County	8.7%	$18.10	$18.00
CVS Pharmacy – Vestavia Hills, AL	Birmingham	Central/East	10.7%	$17.85	$17.85
CVS Pharmacy – Yeadon, PA	Yeadon	N/A	5.5%(3)	$15.80	$16.00
CVS Pharmacy – South Lyon, MI	Detroit	South Oakland	8.0%	$17.54	$18.00
Advance Auto Parts – Ocoee, FL	Orlando	Northwest	9.5%	$19.75	$20.00
Dollar General – Asheville, NC	Buncombe County	N/A	4.4%(3)	$14.04	$13.00
Dollar General – Midland (Front), TX	Midland	N/A	1.9%(3)	$11.22	$11.50
Dollar General – Goshen, IN	Goshen	N/A	3.8%(3)	$11.10	$10.75
Dollar General – Port Huron, MI	St. Clair	N/A	9.7%(3)	$11.06	$11.00
Dollar General – Midland (349 Hwy), TX	Midland	N/A	1.9%(3)	$10.49	$10.50
Dollar General – Jackson, MI	Jackson	N/A	1.9%(3)	$10.32	$10.00
Dollar General – Mishawaka, IN	Mishawaka	N/A	4.4%(3)	$10.21	$10.25
(1)	Source: Appraisals.

(2)	UW Rental Rate PSF includes rents steps of $46,700 through February 2021 and straight-line rent of $49,824.

(3)	Submarket Vacancy represents the Market Vacancy.

The Borrower. The borrowing entity for the ExchangeRight Net Leased Portfolio 32 Whole Loan is ExchangeRight Net Leased Portfolio 32 DST, a Delaware statutory trust. At origination, the ExchangeRight Net Leased Portfolio 32 Properties were purchased directly by the borrower. The borrower has master leased the ExchangeRight Net Leased Portfolio 32 Properties to ExchangeRight NLP 32 Master Lessee, LLC (the “Master Lessee”), a Delaware limited liability company that is an affiliate of the borrower sponsors. The Master Lessee is structured as a special purpose entity in which the borrower sponsors collectively have a 100% ownership interest. The Master Lessee’s interest in the master lease and all tenant rents were assigned to the lender as collateral for the ExchangeRight Net Leased Portfolio 32 Whole Loan. The master lease is subordinate to the ExchangeRight Net Leased Portfolio 32 Whole Loan. There is one independent trustee for the borrower and one independent manager for the Master Lessee. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio 32 Whole Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

The Loan Sponsors. The borrower sponsors and nonrecourse carve-out guarantors are David Fisher, Joshua Ungerecht, Warren Thomas and ExchangeRight Real Estate, LLC (“ExchangeRight”). David Fisher, Joshua Ungerecht and Warren Thomas are the managing members of ExchangeRight. ExchangeRight has more than $2.6 billion in assets under management that includes 675 properties located across 38 states totaling over 14 million square feet as of February 29,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 6 – ExchangeRight Net Leased Portfolio 32

2020. ExchangeRight’s focus is in providing long-term stable income and asset preservation through long-term net-leased portfolios backed by investment grade corporations.

Warren Thomas, one of the nonrecourse carve-out guarantors, was involved in a foreclosure unrelated to the ExchangeRight Net Leased Portfolio 32 Properties that settled in 2013. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The ExchangeRight Net Leased Portfolio 32 Properties are managed by NLP Management, LLC, which is wholly owned by ExchangeRight.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) $1,746,018 for a free rent reserve for each lease year from February 2027 through January 2030 for the CVS – Vestavia Hills, AL property ($582,728), the CVS – South Lyon, MI property ($572,615) and the CVS – Eagan, MN property ($590,675), (ii) $532,327 for real estate taxes, (iii) $500,000 for tenant improvement and leasing commissions and (iv) $376,947 for deferred maintenance.

Tax & Insurance Escrows – On April 1, 2021 and on a monthly basis thereafter, the borrower will be required to escrow 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, $31,388 in real estate taxes) for tenants that do not pay real estate taxes directly. The borrower is not required to escrow for monthly insurance payments of 1/12th of insurance premiums that the lender estimates will be payable during the next 12 months for certain tenants as long as (i) no event of default has occurred or is continuing and (ii) the borrower maintains a blanket insurance policy acceptable to the lender. Collection of monthly real estate taxes and insurance reserves will be waived for certain tenants who have the right or obligation pursuant to their related leases to directly pay such expenses so long as, among other conditions, (i) no event of default under the ExchangeRight Net Leased Portfolio 32 Whole Loan documents has occurred and is continuing, (ii) the borrower provides proof of payment by the tenant (or the borrower) directly to the taxing authority or the applicable insurance company, as applicable, (iii) the lease(s) with the applicable tenant(s) is in full force and effect and is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or the tenant, and (iv) no material adverse change has occurred with respect to the applicable tenant such that the tenant is no longer able to timely pay the taxes or insurance premiums.

The Fresenius – Greensburg, PA property is currently part of a tax lot with certain non-collateral property. Until a Reparcelization Event (as defined below) occurs, the monthly deposit into the tax and insurance reserve for real estate taxes for the Fresenius – Greensburg, PA property will be equal to 1/12th of the annual real estate taxes that the lender estimates will be paid based upon the entirety of the shared tax parcel. Following the occurrence of a Reparcelization Event, the lender will return to the borrower the portion of funds in the tax and insurance reserve solely attributable to real estate taxes for the non-collateral portion of the tax parcel that the Fresenius – Greensburg, PA property was previously a part of.

A “Reparcelization Event” means the separation of the Fresenius – Greensburg, PA property from any non-collateral property such that (i) the Fresenius – Greensburg, PA property constitutes a separate tax lot and (ii) any and all taxes attributable to the previously shared tax parcel have been paid in full.

Replacement Reserve – On a monthly basis, the borrower is required to escrow 1/12th of $0.12 multiplied by the aggregate rentable square feet of the ExchangeRight Net Leased Portfolio 32 Properties (initially $4,369) for replacement reserves; provided however, monthly deposits will be waived in respect of the aggregate number of rentable square feet at the ExchangeRight Net Leased Portfolio 32 Properties for which tenants are obligated under their applicable leases to pay capital expenses for their respective premises in accordance with the terms of the ExchangeRight Net Leased Portfolio 32 Whole Loan documents, for so long as (i) no event of default has occurred and is continuing, (ii) proof of payment of all such capital expenses is provided to lender, (iii) the leases with the applicable tenants are in full force and effect and are not subject to any default beyond any applicable grace or notice and cure period, and (iv) no material adverse change has occurred with respect to the applicable tenant such that the ability to timely pay the capital expenses has, in lender’s reasonable determination been materially jeopardized.

TI/LC Reserve – During an event of default under the ExchangeRight Net Leased Portfolio 32 Whole Loan documents, the borrower is required to escrow approximately 1/12th of $0.70 multiplied by the aggregate rentable square feet of the ExchangeRight Net Leased Portfolio 32 Properties (initially $24,582) on a monthly basis for leasing expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 6 – ExchangeRight Net Leased Portfolio 32

Lockbox / Cash Management. The ExchangeRight Net Leased Portfolio 32 Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be paid directly into an eligible account maintained by the borrower at an eligible institution. If the borrower, the Master Lessee or the manager receives any rents, then the borrower, the Master Lessee, or the property manager, as applicable, is required to deposit such amounts into a clearing account within two business days of receipt. Funds deposited into the clearing account will be swept by the clearing bank on a daily basis into the Master Lessee’s operating account at the clearing bank unless a Cash Management Period (as defined below) is continuing, in which event such funds will be swept on a daily basis into an eligible account at a deposit bank controlled by the lender. To the extent any Cash Management Period expires or terminates, any funds deposited into the clearing account will be swept by the clearing bank on a daily basis into the Master Lessee’s operating account by the lender’s delivery of a notice to the clearing bank, with the lender being entitled to send a subsequent notice to the clearing bank upon the occurrence of a subsequent Cash Management Period to redirect all amounts from the clearing account to the deposit account.

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) March 1, 2030, (ii) any default or an event of default under the ExchangeRight Net Leased Portfolio 32 Whole Loan documents, (iii) if, as of any calculation date, the debt service coverage ratio is less than 1.50x, or (iv) the payment date that occurs on March 1, 2027, to the extent a qualified transfer of all outstanding ownership interests in the borrower to an approved transferee pursuant to the terms of the ExchangeRight Net Leased Portfolio 32 Whole Loan documents has not occurred as of such date. A Cash Management Period will end, provided that (1) the ExchangeRight Net Leased Portfolio 32 Whole Loan and all other obligations under the ExchangeRight Net Leased Portfolio 32 Whole Loan documents have been repaid in full or (2) prior to March 1, 2030 (A) with respect to clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing, (B) with respect to clause (iii) above, the debt service coverage ratio is at least equal to 1.55x for two consecutive calendar quarters, or (C) with respect to clause (iv) above, a qualified transfer has occurred.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 7 – SSTIV Self Storage Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – SSTIV Self Storage Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – SSTIV Self Storage Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$40,500,000	Title:	Fee
Cut-off Date Principal Balance:	$40,500,000	Property Type – Subtype:	Self Storage – Self Storage
% of IPB:	5.0%	Net Rentable Area (Units):	4,197
Loan Purpose:	Refinance	Location:	Various
Borrowers(1):	Various	Year Built / Renovated:	Various / N/A
Borrower Sponsor:	Strategic Storage Trust IV, Inc.	Occupancy(3):	90.6%
Interest Rate:	3.55800%	Occupancy Date(3):	3/31/2020
Note Date:	1/31/2020	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	2/1/2030	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$4,264,008 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of):	$4,338,212 (TTM 3/31/2020)
Original Amortization Term:	None	UW Economic Occupancy:	85.3%
Amortization Type:	Interest Only	UW Revenues:	$6,781,746
Call Protection:	L(28),Def(88),O(4)	UW Expenses:	$2,457,578
Lockbox / Cash Management:	Springing	UW NOI:	$4,324,167
Additional Debt:	No	UW NCF:	$4,259,629
Additional Debt Balance:	N/A	Appraised Value / Per Unit(3)(5):	$84,850,000 / $20,217
Additional Debt Type:	N/A	Appraisal Date(3)(5):	2/7/2020

Escrows and Reserves(2)				Financial Information(3)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$9,650
Taxes:	$122,015	$44,203	N/A	Maturity Date Loan / Unit:	$9,650
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	47.7%
Replacement Reserves:	$5,030	$5,030	N/A	Maturity Date LTV(5):	47.7%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.92x
Other:	$61,580	$0	N/A	UW NOI Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,500,000		99.4%	Payoff Existing Debt	$40,000,000	98.2%
Borrower Sponsor Equity	231,044		0.6	Closing Costs	542,419	1.3
				Upfront Reserves	188,625	0.5
Total Sources	$40,731,044		100.0%	Total Uses	$40,731,044	100.0%
(1)	The borrowers under the SSTIV Self Storage Portfolio Mortgage Loan (as defined below) are SST IV 1105 NE Industrial Blvd, LLC, SST IV 3730 Emmett F Lowry Expy, LLC, SST IV 3167 Van Buren Blvd, LLC, SST IV 8020 Las Vegas Blvd S, LLC, SST IV 2555 W Centennial Pkwy, LLC, SST IV 1401 N Meridian Ave, LLC, and SST IV 1610 Jim Johnson Rd, LLC.

(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(3)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the SSTIV Self Storage Portfolio Mortgage Loan was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	The SSTIV Self Storage Portfolio Properties (as defined below) were acquired by the borrower sponsor between April 2017 and January 2019, and thus, 3rd Most Recent NOI and 4th Most Recent NOI are not available.

(5)	The Appraised Value / Per Unit, Appraisal Date, Cut-off Date LTV and Maturity Date LTV are calculated based on the appraised value of $84,850,000, which reflects a portfolio premium attributed to the aggregate “as-is” value of the individual SSTIV Self Storage Portfolio Properties. The sum of the values of each of the properties on an individual basis is $78,810,000, which represents a Cut-off Date LTV and Maturity Date LTV of 51.4%. The appraised values for the SmartStop - Texas City and SmartStop - Puyallup properties each include the “as-is” value and the value of an excess land parcel, with such excess land values representing no more than 5.1% of the applicable property’s total appraised value.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – SSTIV Self Storage Portfolio

The Loan. The SSTIV Self Storage Portfolio mortgage loan (“SSTIV Self Storage Portfolio Mortgage Loan”) is secured by a first mortgage lien on the borrowers’ fee interest in seven self-storage properties totaling 4,197 units located in five states (collectively, the “SSTIV Self Storage Portfolio Properties”). The SSTIV Self Storage Portfolio Mortgage Loan has a 10-year term and is interest-only for the full term of the loan.

The Properties. The SSTIV Self Storage Portfolio Properties are comprised of seven cross-collateralized self-storage facilities with a total of 4,197 units totaling approximately 471,300 square feet, 336 parking spaces, and 62 storage lockers for lease. All facilities contain an on-site leasing office. The SSTIV Self Storage Portfolio Properties were constructed between 1979 and 2018 and, as of March 31, 2020, were 90.6% occupied. The SSTIV Self Storage Portfolio Properties are located across five states: Florida (two properties; 31.4% by allocated loan amount), Nevada (two properties; 30.9% by allocated loan amount), Washington (one property; 16.3% by allocated loan amount), Texas (one property; 12.6% by allocated loan amount) and California (one property; 8.7% by allocated loan amount). The borrower sponsor acquired the SSTIV Self Storage Portfolio Properties between April 2017 and January 2019 and has a cost basis of approximately $70.6 million, which results in a whole loan to cost basis ratio of 57.4%.

The following table presents certain information relating to the SSTIV Self Storage Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built	Net Rentable Area (SF)(1)	Units(1)	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value(2)	UW NOI %
SmartStop - Plant City	Plant City, FL	2004, 2018	109,575	796	$8,722,000	21.5%	$15,470,000	21.4%
SmartStop - North Las Vegas	North Las Vegas, NV	2006	66,425	598	7,118,000	17.6	13,690,000	17.2
SmartStop - Puyallup	Puyallup, WA	1990, 2000	85,105	780	6,616,000	16.3	14,150,000	16.6
SmartStop - Las Vegas	Las Vegas, NV	1996	54,840	581	5,413,000	13.4	10,170,000	13.5
SmartStop - Texas City	Texas City, TX	2010	60,150	477	5,112,000	12.6	9,710,000	12.4
SmartStop - Jensen Beach	Jensen Beach, FL	1979	40,004	508	4,009,000	9.9	7,710,000	10.0
SmartStop - Riverside	Riverside, CA	1984	55,201	457	3,510,000	8.7	7,910,000	8.9
Total			471,300	4,197	$40,500,000	100.0%	$84,850,000	100.0%
(1)	Based on the underwritten rent rolls dated March 31, 2020.

(2)	The Total Appraised Value of $84,850,000 reflects a portfolio premium attributed to the aggregate “as-is” value of the individual SSTIV Self Storage Portfolio Properties. The sum of the appraised values of each of the properties on an individual basis, which are reflected in the table above, is $78,810,000. The appraised values for the SmartStop - Texas City and SmartStop - Puyallup properties each include the “as-is” value and the value of an excess land parcel, with such excess land values representing no more than 5.1% of the applicable property’s total appraised value.

The five largest facilities by allocated loan amount are described below:

Plant City. The SmartStop - Plant City property is a 109,575 square foot, 796-unit self-storage facility consisting of 18, one and two-story buildings located in Plant City, Florida, approximately 25 miles east of Tampa. Situated on a 16.22-acre site, the property was constructed in 2004 and later expanded in 2018. The property contains a leasing office, surveillance cameras, electronic gates, and keypad entry. The facility includes 255 climate controlled storage units and 541 traditional storage units, as well as 144 RV parking spaces and 20 storage lockers. The RV parking spaces consist of 82 open spaces and 62 covered spaces. The property was 92.7% occupied as of March 31, 2020. The SmartStop - Plant City property is located in an area primarily developed with industrial and retail properties, with residential development removed from major arterials. Approximately 42% of the households in a three-mile radius are renter occupied, compared to the United States average of 35%, providing local demand for self-storage.

North Las Vegas. The SmartStop - North Las Vegas property is a 66,425 square foot, 598-unit, three-story self-storage building located in North Las Vegas, Nevada, approximately 10 miles north of the Las Vegas central business district. Situated on a 2.21-acre site, the property was originally constructed in 2006 and contains an office and apartment for on-site management, surveillance cameras, electronic gates, and keypad entry. The facility includes 549 climate controlled storage units and 49 traditional storage units, as well as 21 uncovered RV parking spaces, 20 covered RV parking spaces and one cell tower for lease. The property was 94.8% occupied as of March 31, 2020. The area surrounding the property primarily consists of retail, industrial, commercial services, and residential development.

Puyallup. The SmartStop - Puyallup property is an 85,105 square foot, 780-unit self-storage facility consisting of 13, single-story storage buildings and one, two-story office building located in Puyallup, Washington, approximately 10 miles southeast

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – SSTIV Self Storage Portfolio

of Tacoma and 35 miles south of Seattle. Situated on a 9.87-acre site, one storage building and the office building were constructed in 1990, while the remaining storage buildings were constructed in 2000. The property contains a leasing office with a residence for on-site management, surveillance cameras, electronic gates, and keypad entry. The facility includes 780 traditional storage units and 48 RV parking spaces for lease. The property was 89.0% occupied as of March 31, 2020. The property has direct frontage along Highway 167 and the immediate surrounding area primarily consists of a mix of office, retail, industrial, mixed use, and auto dealerships, interspersed with single and multi-family residential developments. Approximately 41% of the households in a three-mile radius are renter occupied.

Las Vegas. The SmartStop - Las Vegas property is a 54,840 square foot, 581-unit, two-story self-storage building located in Las Vegas, Nevada, approximately 10 miles south of the Las Vegas central business district and less than five miles south of the Las Vegas strip. Situated on a 1.72-acre site, the property was originally constructed in 1996 and contains an office and apartment for on-site management, surveillance cameras, electronic gates, and keypad entry. The facility includes 554 climate controlled storage units and 27 traditional storage units, as well as 42 storage lockers and one cell tower for lease. The property was 89.0% occupied as of March 31, 2020. The immediate area primarily consists of office, retail, and industrial property uses, surrounded by residential developments that are approximately 44% renter occupied within a three-mile radius.

Texas City. The SmartStop - Texas City property is a 60,150 square foot, 477-unit, single-story self-storage building located in Texas City, Texas, within the Houston metropolitan area. Situated on a 10.49-acre site, the property was originally constructed in 2010 and contains an office for on-site management, surveillance cameras, and keypad entry. All 477 units are climate controlled. The property was 91.0% occupied as of March 31, 2020. The surrounding area consists of retail, industrial, office, mixed-use, and auto dealership uses largely concentrated along State Highway 17, interspersed with single and multi-family residential.

The following table presents detailed information with respect to the unit mix of the SSTIV Self Storage Portfolio Properties:

Unit Mix Summary(1)
Property Name	Location	Net Rentable Area (SF)(2)	Storage Units(2)	Occupancy(3)	Average Asking Rent per SF(2)	% of Climate Controlled Units	Parking Units(4)	Locker Units(4)
SmartStop - Plant City	Plant City, FL	109,575	796	92.7%	$1.13	32.0%	144	20
SmartStop - North Las Vegas	North Las Vegas, NV	66,425	598	94.8%	$1.29	91.8%	41	0
SmartStop - Puyallup	Puyallup, WA	85,105	780	89.0%	$1.17	0.0%	48	0
SmartStop - Las Vegas	Las Vegas, NV	54,840	581	89.0%	$1.35	95.4%	0	42
SmartStop - Texas City	Texas City, TX	60,150	477	91.0%	$1.32	100.0%	0	0
SmartStop - Jensen Beach	Jensen Beach, FL	40,004	508	88.2%	$1.45	72.0%	94	0
SmartStop - Riverside	Riverside, CA	55,201	457	88.6%	$1.22	0.0%	9	0
Total / Wtd. Avg.		471,300	4,197	90.6%	$1.25	52.4%	336	62
(1)	Information is based on the underwritten rent rolls dated March 31, 2020, unless otherwise indicated.

(2)	Excludes parking and locker units.

(3)	Occupancy is based on Storage Units. Weighted average occupancy based on square footage is 91.2%.

(4)	Information is based on the borrowers’ rent rolls dated March 31, 2020.

As of May 20, 2020, the SSTIV Self Storage Portfolio Properties are open and operating with normal business hours. As of the May 14, 2020 rent rolls, the SSTIV Self Storage Portfolio Properties remain 91.1% occupied.  The borrowers have made all debt service payments through May 2020. Total accounts receivable as of April 30, 2020 totaled $25,504 (4.7% of total underwritten base rent per month) compared to $19,468 (3.6% of total underwritten base rent per month) as of March 31, 2020. As of the date of this term sheet, the SSTIV Self Storage Portfolio Mortgage Loan is not subject to any modification or forbearance request.

Environmental. According to Phase I environmental assessments dated between July 2019 and January 2020, there was no evidence of any recognized environmental conditions at the SSTIV Self Storage Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – SSTIV Self Storage Portfolio

Historical and Current Occupancy(1)(2)
Property Name	2017	2018	2019	Current(3)
SmartStop - Plant City	NAV	NAV	90.8%	92.7%
SmartStop - North Las Vegas	NAV	92.5%	92.5%	94.8%
SmartStop - Puyallup	NAV	86.9%	86.5%	89.0%
SmartStop - Las Vegas	NAV	91.5%	88.8%	89.0%
SmartStop - Texas City	93.1%	93.5%	90.1%	91.0%
SmartStop - Jensen Beach	97.0%	93.5%	90.6%	88.2%
SmartStop - Riverside	NAV	90.8%	91.9%	88.6%
Wtd. Avg.	95.1%	91.1%	90.0%	90.6%
(1)	Historical Occupancies for 2017 and 2018 are as of December 31 of each respective year. Historical Occupancies for 2019 are as of December 3, 2019.

(2)	The SSTIV Self Storage Portfolio Properties were acquired by the borrower sponsor between April 2017 and January 2019, and thus, occupancy prior to the respective acquisition dates is not available.

(3)	Current Occupancy is as of March 31, 2020.

The Market. As of 2019, per a third party self-storage market research report, the U.S. self-storage market contained approximately 47,836 facilities with nearly 1.9 billion square feet. It is estimated that SmartStop Asset Management, LLC, an affiliate of each of the borrower sponsor and the property manager of the SSTIV Self Storage Portfolio Properties, is the 14th largest market participant by square foot with a total of approximately 11.1 million square feet under operation. The self-storage industry in the United States has experienced steadily increasing performance in recent years and overall occupancy has been maintained above 90% since 2015. In general, self-storage customers fall into one of four main categories of renters as follows: residential (77%), commercial (19%), military (2%), and student (2%).

The following table presents certain information related to the demographic profile of the SSTIV Self Storage Portfolio Properties:

Portfolio Demographic Profile(1)
	2019 Population Demographics			2019-2024 Projected Population Growth %			2019 Median Household Income
Property Name	1 Mile	3 Miles	5 Miles	1 Mile	3 Miles	5 Miles	1 Mile	3 Miles	5 Miles
SmartStop - Plant City	2,650	34,129	67,445	6.26%	6.18%	5.16%	$40,726	$47,963	$49,864
SmartStop - North Las Vegas	23,898	142,100	280,183	10.77%	9.36%	8.79%	$82,118	$72,187	$68,743
SmartStop - Puyallup	7,685	61,263	160,005	2.97%	6.25%	6.82%	$59,908	$68,503	$70,899
SmartStop - Las Vegas	5,831	89,991	304,777	3.81%	5.67%	8.33%	$49,414	$66,509	$65,282
SmartStop - Texas City	3,846	43,695	68,430	2.29%	3.49%	5.08%	$32,099	$40,488	$43,949
SmartStop - Jensen Beach	7,779	35,055	89,326	7.79%	6.72%	6.07%	$57,132	$52,404	$54,958
SmartStop - Riverside	15,133	129,174	255,313	2.43%	4.34%	4.17%	$66,973	$60,376	$67,989
Wtd. Avg.	9,373	74,540	170,247	5.51%	6.24%	6.49%	$55,105	$58,626	$60,007
Median	7,685	61,263	160,005	3.81%	6.18%	6.07%	$57,132	$60,376	$65,282
(1)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – SSTIV Self Storage Portfolio

The following table presents competitive set information with respect to the SSTIV Self Storage Portfolio Properties:

Market Overview
Property Name	Location	Occupancy(1)	Average Asking Rent Range(1)	Competitive Set Occupancy(2)	Competitive Set Average Asking Rent Range(2)
SmartStop - Plant City	Plant City, FL	92.7%	$0.44 per SF - $3.10 per SF	92.9%	$0.54 per SF - $2.64 per SF
SmartStop - North Las Vegas	North Las Vegas, NV	94.8%	$1.14 per SF - $2.80 per SF	92.5%	$0.82 per SF - $2.64 per SF
SmartStop - Puyallup	Puyallup, WA	89.0%	$0.81 per SF - $2.92 per SF	89.3%	$0.83 per SF - $3.36 per SF
SmartStop - Las Vegas	Las Vegas, NV	89.0%	$1.15 per SF - $3.75 per SF	91.7%	$0.61 per SF - $3.40 per SF
SmartStop - Texas City	Texas City, TX	91.0%	$1.09 per SF - $1.88 per SF	55.2%(3)	$0.56 per SF - $2.68 per SF
SmartStop - Jensen Beach	Jensen Beach, FL	88.2%	$0.81 per SF - $2.70 per SF	92.8%	$0.63 per SF - $2.68 per SF
SmartStop - Riverside	Riverside, CA	88.6%	$0.73 per SF - $2.44 per SF	93.2%	$0.80 per SF - $2.46 per SF
Wtd. Avg.		90.6%
(1)	Information is based on the underwritten rent roll dated March 31, 2020.

(2)	Source: Appraisals.

(3)	Occupancy for the SmartStop - Texas City property’s competitive set includes only three out of six properties that reported occupancy rates, one of which is in the first year of lease-up.

Operating History and Underwritten Net Cash Flow(1)

	2019	TTM(2)	Underwritten	Per Unit	%(3)
Rents in Place(4)	$6,680,422	$6,839,949	$7,557,978	$1,801	100.0%
Vacant Income	0	0	0	0	0.0
Gross Potential Rent	$6,680,422	$6,839,949	$7,557,978	$1,801	100.0%
(Vacancy/Credit Loss)	(100,271)	(103,920)	(825,490)	(197)	(10.9)
(Concessions)	(274,271)	(285,133)	(285,133)	(68)	(3.8)
Other Income(5)	336,035	334,306	334,391	80	4.4
Effective Gross Income	$6,641,915	$6,785,202	$6,781,746	$1,616	89.7%

Total Expenses	$2,377,907	$2,446,990	$2,457,578	$586	36.2%

Net Operating Income	$4,264,008	$4,338,212	$4,324,167	$1,030	63.8%

Total TI/LC, Capex/RR	0	0	64,538	15	1.0

Net Cash Flow	$4,264,008	$4,338,212	$4,259,629	$1,015	62.8%

(1)	The SSTIV Self Storage Portfolio Properties were acquired by the borrower sponsor between April 2017 and January 2019, and thus, historical financials prior to 2019 are not available. No COVID-19 specific adjustments have been incorporated in the lender underwriting.

(2)	TTM reflects the trailing 12-month period ending March 31, 2020.

(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rents in Place are based on the underwritten rent roll dated March 31, 2020.

(5)	Other Income is comprised of administrative fees, unit insurance, late fees, solar rental revenue, cell tower income, and income from sale of merchandise.

The Borrowers. The borrowing entities for the SSTIV Self Storage Portfolio Mortgage Loan are SST IV 1105 NE Industrial Blvd, LLC, SST IV 3730 Emmett F Lowry Expy, LLC, SST IV 3167 Van Buren Blvd, LLC, SST IV 8020 Las Vegas Blvd S, LLC, SST IV 2555 W Centennial Pkwy, LLC, SST IV 1401 N Meridian Ave, LLC, and SST IV 1610 Jim Johnson Rd, LLC, each a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the SSTIV Self Storage Portfolio Mortgage Loan.

The Borrower Sponsor. The borrowers are 99.9% owned by Strategic Storage Trust IV, Inc. (“SST IV”), the nonrecourse carve-out guarantor. Founded in June 2016, SST IV is a public non-traded REIT focused on the acquisition of stabilized and growth-oriented self-storage facilities. SST IV has 23 self-storage facilities located in nine states, comprised of approximately 17,000 units and 1.9 million rentable square feet, as well as four land parcels under development in Toronto, Canada. SmartStop Self Storage REIT, Inc. (“SmartStop REIT”) (formerly Strategic Self Storage Trust II, Inc.), through its subsidiary SmartStop REIT Advisors, LLC, is the sponsor of SST IV. In June 2019, SmartStop REIT and its affiliate, SmartStop Asset Management, LLC (“SAM”), entered into a series of transactions in which SmartStop REIT acquired the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 7 – SSTIV Self Storage Portfolio

self-storage advisory, asset management, property management and certain joint venture interests of SAM. As a result of the transactions, SmartStop REIT is now a self-administered self-storage REIT focused on growing the SmartStop Self Storage brand and sponsoring other self-storage programs, including SST IV, and other private programs. SmartStop REIT has approximately $1.5 billion of real estate assets under management, including 141 properties totaling approximately 93,000 units and 10.6 million rentable square feet.

Property Management. The SSTIV Self Storage Portfolio Properties are managed by Strategic Storage Property Management IV, LLC, a borrower sponsor affiliate.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow $122,015 for real estate taxes, $5,030 for replacements, and $61,580 for required repairs.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $44,203.

Insurance Escrows – There is no requirement for the borrowers to make deposits to the insurance escrow so long as the property is insured under a blanket insurance policy in accordance with the mortgage loan documents, until and unless the lender elects to apply such requirement in accordance with the mortgage loan documents.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $5,030 for replacement reserves (approximately $0.13 per square foot annually).

Lockbox / Cash Management. The SSTIV Self Storage Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and during the continuance of a Cash Sweep Period (as defined below), the borrowers are required to cause all revenues (except tenant insurance revenue) to be deposited into a lockbox account controlled by the lender on a weekly basis. During the continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the mortgage loan documents, and for so long as a DSCR Trigger (as defined below) exists, with excess cash held by the lender as additional collateral for the SSTIV Self Storage Portfolio Mortgage Loan.

A “Cash Sweep Period” means the occurrence of (i) an event of default, which will continue until the acceptance by the lender of a cure of such event of default, (ii) any bankruptcy action of the borrowers or property managers, which will continue until the property manager is replaced with a qualified manager within 60 days of such bankruptcy action (and in no event will a Cash Sweep Period due to a bankruptcy of the borrowers be cured), or (iii) any period that the debt service coverage ratio as calculated in the mortgage loan documents based on the trailing three-month period is less than 1.05x (a “DSCR Trigger”), which will continue until such time as the debt service coverage ratio based on the trailing three-month period is at least 1.10x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Partial Release. At any time after the date that is two years from the closing date of the BBCMS 2020-C7 securitization trust, and prior to November 1, 2029, the borrowers may obtain the release of an individual SSTIV Self Storage Portfolio Property, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the borrowers defease a portion of the SSTIV Self Storage Portfolio Mortgage Loan equal to the greater of (a) 125% of the allocated loan amount of the property being released or (b) 80% of the proceeds from the sale of the property being released, (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of the debt service coverage ratio immediately preceding such release and 2.94x, (iv) the debt yield for the remaining properties based on the trailing 12 months is no less than the greater of the debt yield immediately preceding such release and 10.6%, and (v) the loan-to-value ratio for the remaining properties is no greater than the lesser of the loan-to-value ratio immediately preceding such release and 51.4%.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 8 – Acuity Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 8 – Acuity Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 8 – Acuity Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Credit Assessment		Title:	Fee
(Moody’s/Fitch/DBRS):	Aa1/BBB+sf/AA	Property Type – Subtype:	Various – Various
Original Principal Balance(1):	$40,000,000	Net Rentable Area (Units):	1,132
Cut-off Date Principal Balance(1):	$40,000,000	Location:	Various, NY
% of IPB:	5.0%	Year Built / Renovated:	Various / Various
Loan Purpose:	Refinance	Occupancy(1):	98.7%
Borrowers(2):	Various	Occupancy Date(1):	1/6/2020
Borrower Sponsor(3):	Eugene Mendlowits	4th Most Recent NOI (As of):	NAV
Interest Rate:	3.48000%	3rd Most Recent NOI (As of):	$18,849,404 (12/31/2017)
Note Date:	2/13/2020	2nd Most Recent NOI (As of):	$19,881,965 (12/31/2018)
Maturity Date:	3/10/2027	Most Recent NOI (As of):	$20,227,250 (TTM 8/31/2019)
Interest-only Period:	84 months	UW Economic Occupancy:	95.5%
Original Term:	84 months	UW Revenues:	$35,058,130
Original Amortization Term:	None	UW Expenses:	$14,953,792
Amortization Type:	Interest Only	UW NOI:	$20,104,338
Call Protection(4):	L(27),Def(51),O(6)	UW NCF:	$19,754,762
Lockbox / Cash Management:	Springing	Appraised Value / Per Unit(1)(7):	$499,330,000 / $441,104
Additional Debt(1)(5):	Yes	Appraisal Date(1)(8):	2/12/2020
Additional Debt Balance(1)(5):	$125,000,000 / $159,000,000
Additional Debt Type(1)(5):	Pari Passu / B-Note

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap		A Notes	Whole Loan
Taxes:	$1,963,800	$654,600	N/A	Cut-off Date Loan / Unit:	$145,760	$286,219
Insurance:	$0	Springing	N/A	Maturity Date Loan / Unit:	$145,760	$286,219
Replacement Reserve:	$0	$24,341	$292,094	Cut-off Date LTV(7):	33.0%	64.9%
Immediate Repairs:	$593,442	$0	N/A	Maturity Date LTV(7):	33.0%	64.9%
Tenant Reserve:	$415,000	$0	N/A	UW NCF DSCR:	3.39x	1.73x
				UW NOI Debt Yield:	12.2%	6.2%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Senior Notes(1)	$165,000,000		50.9%	Payoff Existing Debt	$290,419,773	89.6%
Junior Notes(1)	159,000,000		49.1	Return of Equity	24,162,464	7.5
				Closing Costs	6,445,521	2.0
				Upfront Reserves	2,972,242	0.9
Total Sources	$324,000,000		100.0%	Total Uses	$324,000,000	100.0%
(1)	The Acuity Portfolio Whole Loan (as defined below) was co-originated by Cantor Commercial Real Estate Lending, L.P. and KeyBank National Association on February 13, 2020. The Acuity Portfolio Mortgage Loan (as defined below) is part of the Acuity Portfolio Whole Loan, which is comprised of six senior pari passu notes with an aggregate outstanding principal balance of $165,000,000 (the “Senior Notes”, and collectively the “Acuity Portfolio Senior Loan”) and two subordinate notes with an aggregate outstanding principal balance of $159,000,000 (the “Junior Notes”, and together with the Acuity Portfolio Senior Loan, the “Acuity Portfolio Whole Loan”). The Acuity Portfolio Mortgage Loan is evidenced by two Senior Notes (Note A-5 and Note A-6) with an aggregate original principal balance of $40,000,000. Unless otherwise indicated, the Cut-off Date Loan / Unit, Maturity Date Loan / Unit, UW NOI Debt Yield, UW NCF DSCR, Cut-off Date LTV and Maturity Date LTV numbers presented in this term sheet are based on the aggregate outstanding principal balance of the Acuity Portfolio Senior Loan, without regard to the Acuity Portfolio Subordinate Companion Loan (as defined below). All NOI, NCF and occupancy information, as well as the Appraised Value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Acuity Portfolio Whole Loan was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(2)	See “The Borrowers” below.

(3)	See “The Borrowers Sponsors” below.

(4)	Partial release is permitted. See “Partial Release” below.

(5)	See “Subordinate and Mezzanine Debt” below for further discussion of the additional debt.

(6)	For a full description of Escrows and Reserves, please see “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 8 – Acuity Portfolio

(7)	The appraisal provided a portfolio appraised value for the Acuity Portfolio Properties (as defined below) of $499,330,000, which includes a portfolio premium of $27,130,000 over the aggregate of the “as is” appraised values for the individual Acuity Portfolio Properties. The aggregate of the “as is” appraised values for the individual Acuity Portfolio Properties is $472,200,000, which results in a Cut-off Date LTV and Maturity Date LTV ratio of 34.9% and 34.9%, respectively.

(8)	Represents the date of the portfolio appraisal report. The individual appraisals for each Acuity Portfolio Property are dated from October 28, 2019 to November 19, 2019.

The Loan. The Acuity Portfolio mortgage loan (the “Acuity Portfolio Mortgage Loan”) is part of the Acuity Portfolio Whole Loan with an original principal balance of $324,000,000. The Acuity Portfolio Whole Loan is secured by a first lien fee mortgage encumbering 17 multifamily properties, nine mixed-use properties with multifamily and retail components and one mixed-use property with office and retail components located in the boroughs of Manhattan and Brooklyn in New York (each an “Acuity Portfolio Property” and collectively, the “Acuity Portfolio Properties”). The Acuity Portfolio Whole Loan is comprised of (i) a senior loan comprised of six senior notes that are pari passu with each other, with an aggregate original principal balance of $165,000,000 and (ii) a subordinate companion loan comprised of two subordinate notes that are pari passu with each other and subordinate to the Acuity Portfolio Senior Loan, with an aggregate original principal balance of $159,000,000 (the “Acuity Portfolio Subordinate Companion Loans”), each as described below. Two Senior Notes, the non-controlling Note A-5 and Note A-6 with an aggregate original principal amount of $40,000,000, represent the Acuity Portfolio Mortgage Loan and will be contributed to the BBCMS 2020-C7 securitization trust. Two Senior Notes, the controlling Note A-1 and the non-controlling Note A-2, and the Junior Notes, with an aggregate original principal balance of $244,000,000, were contributed to the CFK 2020-MF2 securitization trust. Note A-3 and Note A-4, with an aggregate original principal balance of $40,000,000, were contributed to the CF 2020-P1 securitization trust. The Acuity Portfolio Mortgage Loan will be serviced pursuant to the trust and servicing agreement for the CFK 2020-MF2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The Acuity Portfolio Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The relationship between the holders of the Acuity Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans— The A/B Whole Loans—The Acuity Portfolio Whole Loan” in the Preliminary Prospectus.

Acuity Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-1	$42,500,000	$42,500,000	CFK 2020-MF2	Yes
Note A-2	42,500,000	42,500,000	CFK 2020-MF2	No
Note A-3	20,000,000	20,000,000	CF 2020-P1	No
Note A-4	20,000,000	20,000,000	CF 2020-P1	No
Note A-5	20,000,000	20,000,000	BBCMS 2020-C7	No
Note A-6	20,000,000	20,000,000	BBCMS 2020-C7	No
Senior Notes	$165,000,000	$165,000,000
Note B-1, Note B-2	159,000,000	159,000,000	CFK 2020-MF2	No
Whole Loan	$324,000,000	$324,000,000

The Properties. The Acuity Portfolio Properties consist of 17 multifamily properties, nine mixed-use properties with multifamily and retail components and one mixed-use property with office and retail components located in the boroughs of Manhattan and Brooklyn in New York, New York. The Acuity Portfolio Properties total 1,132 multifamily units and 57,481 square feet of commercial space, of which 37,613 square feet is retail space and 19,868 square feet is office space. The multifamily units at the Acuity Portfolio Properties were approximately 98.7% occupied as of January 6, 2020, and the commercial space was approximately 88.6% occupied as of January 2, 2020.

The Acuity Portfolio Properties generally consist of pre-war walk-up buildings, with the buildings ranging from four to 13 stories and built from 1897 to 2007. Seventeen of the 27 properties are multifamily buildings, four of which contain ground floor retail space. Nine of the properties are mixed-use with multifamily and retail components and one of the properties is mixed use with office and retail space. The multifamily units range in size from studio to seven-bedroom units and are located across Manhattan (98.0% of the multifamily units) and Brooklyn (2.0% of the multifamily units).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 8 – Acuity Portfolio

The following table presents detailed information with respect to each of the Acuity Portfolio Properties:

	Portfolio Summary
#	Property	Property Type	Multifamily Units	Commercial SF	In-Place Multifamily Occupancy(1)	In-Place Commercial Occupancy(1)	Allocated Whole Loan Amount	% of Whole Loan	As-Is Appraised Value	Land Value	UW NCF	% of Portfolio UW NCF
1	201 West 92nd Street	Mixed Use	67	5,457	98.5%	100.0%	$27,800,000	8.6%	$41,300,000(2)	$73,300,000	$1,520,908	7.7%
2	200 West 93rd Street	Mixed Use	67	5,831	100.0%	81.1%	27,594,340	8.5	42,200,000(2)	73,300,000	1,511,234	7.6
3	780 Riverside Drive	Multifamily	91	0	96.7%	-	22,908,152	7.1	35,300,000	19,100,000	1,599,686	8.1
4	331, 333, & 337 West 43rd Street	Multifamily	75	0	100.0%	-	22,796,826	7.0	30,400,000	37,600,000	1,340,041	6.8
5	3489 Broadway	Mixed Use	73	8,369	100.0%	57.5%	18,564,487	5.7	30,400,000	19,400,000	1,022,738	5.2
6	884 West End Avenue	Multifamily	67	0	98.5%	-	17,432,543	5.4	24,400,000	27,200,000	1,147,540	5.8
7	529-537 East 81st Street	Multifamily	100	0	100.0%	-	17,352,772	5.4	23,100,000	25,000,000	1,179,580	6.0
8	730 Riverside Drive	Multifamily	63	0	98.4%	-	16,087,089	5.0	24,700,000	13,000,000	970,932	4.9
9	1843 1st Avenue	Multifamily	57	1,575	100.0%	100.0%	14,973,636	4.6	20,500,000	60,500,000	839,865	4.3
10	432 East 88th Street	Multifamily	45	0	100.0%	-	13,045,694	4.0	19,000,000	10,100,000	715,000	3.6
11	440 Audubon Avenue	Multifamily	68	3,000	98.5%	100.0%	12,421,733	3.8	17,200,000	11,400,000	912,189	4.6
12	66-70 West 109th Street	Multifamily	48	0	97.9%	-	11,885,679	3.7	15,600,000	7,000,000	738,063	3.7
13	470 West 23rd Street	Mixed Use	18	2,310	100.0%	100.0%	10,399,703	3.2	16,000,000	4,620,000	667,399	3.4
14	136 & 144 West 111th Street	Multifamily	32	0	96.9%	-	9,580,405	3.0	14,100,000	5,700,000	577,630	2.9
15	140 & 148 West 111th Street	Multifamily	32	0	90.6%	-	9,052,939	2.8	13,100,000	5,700,000	614,463	3.1
16	237 1st Avenue	Mixed Use	N/A	13,522	NAP	100.0%	8,965,981	2.8	13,200,000	5,900,000	625,442	3.2
17	589 Riverside Drive	Multifamily	40	0	100.0%	-	8,923,773	2.8	12,200,000	14,100,000	513,174	2.6
18	132-134 West 109th Street	Multifamily	40	0	97.5%	-	8,745,498	2.7	11,500,000	4,600,000	501,868	2.5
19	480 Humboldt Street(3)	Multifamily	20	2,852	100.0%	100.0%	8,346,211	2.6	11,700,000(4)	6,400,000	520,416	2.6
20	2 West 125th Street	Mixed Use	23	7,632	95.7%	75.0%	7,403,668	2.3	11,900,000	4,400,000	413,226	2.1
21	61 West 106th Street	Multifamily	24	0	95.8%	-	6,876,004	2.1	11,400,000	10,300,000	381,646	1.9
22	1741 1st Avenue	Mixed Use	16	2,125	100.0%	100.0%	6,146,611	1.9	8,800,000	14,300,000	364,007	1.8
23	2090-2092 Amsterdam Avenue	Mixed Use	26	2,545	100.0%	100.0%	5,057,012	1.6	6,800,000	4,141,760	291,871	1.5
24	2330 7th Avenue	Multifamily	9	963	100.0%	100.0%	3,694,020	1.1	5,400,000	2,300,000	217,421	1.1
25	132 Sherman Avenue	Multifamily	21	0	100.0%	-	3,321,453	1.0	4,400,000	4,000,000	251,438	1.3
26	245 Flatbush Avenue(3)	Mixed Use	3	850	100.0%	100.0%	2,394,893	0.7	4,300,000	1,000,000	192,784	1.0
27	240 East 85th Street	Mixed Use	7	450	100.0%	100.0%	2,228,878	0.7	3,300,000	3,200,000	124,201	0.6
	Total / Avg.		1,132	57,481	98.7%	88.6%	$324,000,000	100.0%	$472,200,000	$467,561,760(5)	$19,754,762	100.0%

							Portfolio Premium		5.7%
	-1						Portfolio Appraised Value		$499,330,000

(1)	Based on the residential rent roll dated January 6, 2020 and the commercial rent roll dated January 2, 2020.

(2)	Includes $10,000,000 of value attributed to the air rights at each property.

(3)	Each of the 480 Humboldt Street property and the 245 Flatbush Avenue property is located in Brooklyn.

(4)	The As-Is Appraised Value excludes $1,070,000 of value attributed to the 421a tax abatement at the 480 Humboldt Street property. The 480 Humboldt Street property has been paying abated taxes pursuant to the 421a tax abatement since 2011/2012, but the Acuity Portfolio Borrower Sponsors (as defined below) did not receive the final certificate of eligibility from the seller of the 480 Humboldt Street property at the related closing in 2008. As such, the unabated taxes at the 480 Humboldt Street property were underwritten.

(5)	The Acuity Portfolio Whole Loan-to-Land Value ratio is 69.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 8 – Acuity Portfolio

The Acuity Portfolio Properties consist of studio, one-bedroom, two-bedroom, three-bedroom, four-bedroom, five-bedroom, six-bedroom and seven-bedroom units. The following table presents detailed information with respect to the unit mix of each of the Acuity Portfolio Properties:

Unit Mix Summary
		STUDIO			1 BEDROOM			2 BEDROOM			3 BEDROOM			4 BEDROOM			5+ BEDROOM(1)
#	Property	Rent Stab.	Rent Contr.	Free Mkt.	Rent Stab.	Rent Contr.	Free Mkt.	Rent Stab.	Rent Contr.	Free Mkt.	Rent Stab.	Rent Contr.	Free Mkt.	Rent Stab.	Rent Contr.	Free Mkt.	Rent Stab.	Rent Contr.	Free Mkt.
1	201 West 92nd Street	0	0	0	13	0	21	8	2	18	3	1	1	0	0	0	0	0	0
2	200 West 93rd Street	0	0	0	16	0	17	11	0	17	1	0	5	0	0	0	0	0	0
3	780 Riverside Drive	3	0	0	18	0	8	12	3	8	5	1	6	13	3	4	1	2	4
4	331, 333, & 337 West 43rd Street	3	0	20	1	0	17	4	0	30	0	0	0	0	0	0	0	0	0
5	3489 Broadway	0	0	0	13	1	4	4	2	3	21	3	9	6	0	7	0	0	0
6	884 West End Avenue	0	0	0	15	0	2	9	1	2	2	1	0	22	6	7	0	0	0
7	529-537 East 81st Street	47	1	2	42	4	4	0	0	0	0	0	0	0	0	0	0	0	0
8	730 Riverside Drive	1	0	0	17	2	1	1	0	1	27	2	1	8	2	0	0	0	0
9	1843 1st Avenue	0	0	0	0	0	6	18	2	26	1	0	4	0	0	0	0	0	0
10	432 East 88th Street	0	0	26	0	0	17	0	0	2	0	0	0	0	0	0	0	0	0
11	440 Audubon Avenue	0	0	0	18	0	0	29	1	0	13	0	2	5	0	0	0	0	0
12	66-70 West 109th Street	0	0	0	0	0	1	9	0	11	3	0	22	0	0	2	0	0	0
13	470 West 23rd Street	0	0	0	2	0	16	0	0	0	0	0	0	0	0	0	0	0	0
14	136 & 144 West 111th Street	0	0	0	7	0	2	2	0	3	0	0	7	4	0	6	0	0	1
15	140 & 148 West 111th Street	0	0	0	12	0	3	2	0	4	0	0	0	2	0	9	0	0	0
16	237 1st Avenue(2)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
17	589 Riverside Drive	0	0	0	3	0	2	3	1	10	2	0	0	7	3	5	3	1	0
18	132-134 West 109th Street	0	0	0	15	0	25	0	0	0	0	0	0	0	0	0	0	0	0
19	480 Humboldt Street	0	0	0	8	0	0	12	0	0	0	0	0	0	0	0	0	0	0
20	2 West 125th Street	19	0	0	3	0	0	1	0	0	0	0	0	0	0	0	0	0	0
21	61 West 106th Street	0	0	0	0	0	0	0	0	0	0	0	2	6	1	5	7	2	1
22	1741 1st Avenue	0	0	0	3	0	10	0	0	3	0	0	0	0	0	0	0	0	0
23	2090-2092 Amsterdam Avenue	0	0	0	0	0	0	11	3	9	2	0	1	0	0	0	0	0	0
24	2330 7th Avenue	0	0	0	0	0	0	0	0	9	0	0	0	0	0	0	0	0	0
25	132 Sherman Avenue	0	0	0	0	0	0	9	0	0	11	0	0	1	0	0	0	0	0
26	245 Flatbush Avenue	0	0	0	0	0	0	0	0	3	0	0	0	0	0	0	0	0	0
27	240 East 85th Street	0	0	0	2	0	5	0	0	0	0	0	0	0	0	0	0	0	0
Total(3)		73	1	48	208	7	161	145	15	159	91	8	60	74	15	45	11	5	6
(1)	The Acuity Portfolio Properties consisting of 5+ Bedrooms include 17 five-bedroom units, four six-bedroom units and one seven-bedroom unit.

(2)	The 237 1st Avenue property is a mixed use office / retail building and does not have a multifamily component.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 8 – Acuity Portfolio

As of January 6, 2020, the multifamily portion of the Acuity Portfolio Properties was approximately 98.7% occupied with a weighted average free market rent of approximately $2,988 per month (the “Actual Rent”). The appraiser concluded a weighted average market rent of $3,160 per month (the “Concluded Rent”). The Acuity Portfolio Whole Loan was underwritten based on in-place rents as of January 6, 2020 with vacant units grossed up to market rents as concluded by the appraisals.

Unit Rent Summary
	STUDIO			1 BEDROOM			2 BEDROOM			3 BEDROOM			4 BEDROOM			5+ BEDROOM
Property	FM Units(1)	FM Act. Rent(2)	FM Conc. Rent(3)	FM Units(1)	FM Act. Rent(2)	FM Conc. Rent(3)	FM Units(1)	FM Act. Rent(2)	FM Conc. Rent(3)	FM Units(1)	FM Act. Rent(2)	FM Conc. Rent(3)	FM Units(1)	FM Act. Rent(2)	FM Conc. Rent(3)	FM Units(1)	FM Act. Rent(2)	FM Conc. Rent(3)
201 West 92nd Street	0	-	-	21	$2,979	$3,200	17	$4,114	$4,100	1	$5,595	$5,500	0	-	-	0	-	-
200 West 93rd Street	0	-	-	17	$2,974	$3,200	17	$4,142	$4,100	5	$5,168	$5,500	0	-	-	0	-	-
780 Riverside Drive	0	-	-	8	$2,908	$2,800	7	$3,288	$3,300	6	$3,533	$3,560	4	$4,030	$4,000	3	$4,117	$4,200
331, 333, & 337 West 43rd Street	20	$2,216	$2,300	17	$2,648	$2,800	30	$3,304	$3,400	0	-	-	0	-	-	0	-	-
3489 Broadway	0	-	-	4	$2,161	$2,600	3	$2,583	$2,850	9	$3,157	$3,200	7	$3,850	$3,900	0	-	-
884 West End Avenue	0	-	-	2	$2,726	$3,500	2	$3,621	$3,900	0	-	-	7	$5,304	$6,500	0	-	-
529-537 East 81st Street	2	$1,908	$2,000	4	$2,313	$2,400	0	-	-	0	-	-	0	-	-	0	-	-
730 Riverside Drive	0	-	-	1(4)	$0(4)	$2,800	1	$3,129	$3,300	0	-	-	0	-	-	0	-	-
1843 1st Avenue	0	-	-	6	$2,182	$2,200	26	$2,801	$2,800	4	$3,410	$3,250	0	-	-	0	-	-
432 East 88th Street	26	$2,134	$2,150	17	$2,969	$3,000	2	$3,750	$3,750	0	-	-	0	-	-	0	-	-
440 Audubon Avenue	0	-	-	0	-	-	0	-	-	2	$1,375	$2,800	0	-	-	0	-	-
66-70 West 109th Street	0	-	-	1	$2,050	$2,050	10	$2,554	$2,650	22	$2,919	$3,500	2	$3,078	$3,700	0	-	-
470 West 23rd Street	0	-	-	16	$3,047	$3,200	0	-	-	0	-	-	0	-	-	0	-	-
136 & 144 West 111th Street	0	-	-	1	$2,245	$2,250	3	$2,338	$2,650	7	$3,130	$3,800	6	$3,654	$4,700	1	$5,000	$7,000
140 & 148 West 111th Street	0	-	-	2	$2,075	$2,250	3	$2,407	$2,650	0	-	-	8	$4,417	$4,600	0	-	-
237 1st Avenue	0	-	-	0	-	-	0	-	-	0	-	-	0	-	-	0	-	-
589 Riverside Drive	0	-	-	2	$2,295	$2,300	10	$2,764	$2,800	0	-	-	5	$3,609	$3,950	0	-	-
132-134 West 109th Street	0	-	-	25	$2,142	$2,250	0	-	-	0	-	-	0	-	-	0	-	-
480 Humboldt Street	0	-	-	0	-	-	0	-	-	0	-	-	0	-	-	0	-	-
2 West 125th Street	0	-	-	0	-	-	0	-	-	0	-	-	0	-	-	0	-	-
61 West 106th Street	0	-	-	0	-	-	0	-	-	2	$3,713	$3,800	5	$4,745	$4,750	0	-	-
1741 1st Avenue	0	-	-	10	$2,255	$2,300	3	$2,457	$3,000	0	-	-	0	-	-	0	-	-
2090-2092 Amsterdam Avenue	0	-	-	0	-	-	9	$1,836	$2,000	1	$1,995	$2,650	0	-	-	0	-	-
2330 7th Avenue	0	-	-	0	-	-	9	$2,506	$2,600	0	-	-	0	-	-	0	-	-
132 Sherman Avenue	0	-	-	0	-	-	0	-	-	0	-	-	0	-	-	0	-	-
245 Flatbush Avenue	0	-	-	0	-	-	3	$2,832	$3,000	0	-	-	0	-	-	0	-	-
240 East 85th Street	0	-	-	5	$2,497	$2,500	0	-	-	0	-	-	0	-	-	0	-	-
Total(5)	48	$2,159	$2,206	159	$2,633	$2,780	155	$3,118	$3,189	59	$3,271	$3,654	44	$4,213	$4,652	4	$4,338	$4,900
(1)	Represents occupied free market units at each property.

(2)	FM Actual Rent is the average in-place rent for the occupied free market units for each unit type based on the underwritten rent roll dated January 6, 2020.

(3)	FM Conc. Rent is the market rent for each unit type as concluded by the appraisal for each property.

(4)	Represents a unit occupied by the building superintendent who is not charged rent.

(5)	Based on occupied multifamily units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 8 – Acuity Portfolio

The Acuity Portfolio Properties contain 57,481 square feet of commercial space, of which 37,613 square feet (65.4% of NRA) is retail space and 19,868 square feet (34.6% of NRA) is office space. As of January 2, 2020, the commercial space at the Acuity Portfolio Properties was approximately 88.6% occupied with a weighted average rent of approximately $84.92 per square foot. The appraiser concluded a weighted average market rent of $95.95 per square foot.

Commercial Summary
Property	Commercial Sq. Ft.	Commercial Sq. Ft. % of Total	In-Place Commercial Occupancy(1)	Concluded Submarket Vacancy(2)	In-place Commercial Rent(3)	In-place Commercial Rent PSF	Concluded Market Rent PSF	UW Commercial Rent PSF(4)	UW Commercial Vacancy(5)
201 West 92nd Street	5,457	9.5%	100.0%	1.7%	$654,440	$119.93	$160.00	$140.20	5.00%
200 West 93rd Street	5,831	10.1%	81.1%	1.7%	$462,472	$97.82	$160.00	$125.16	24.2%
780 Riverside Drive	0	-	-	-	-	-	-	-	-
331, 333, & 337 West 43rd Street	0	-	-	-	-	-	-	-	-
3489 Broadway	8,369	14.6%	57.5%	5.7%	$292,829	$60.87	$70.00	$64.75	46.0%
884 West End Avenue	0	-	-	-	-	-	-	-	-
529-537 East 81st Street	0	-	-	-	-	-	-	-	-
730 Riverside Drive	0	-	-	-	-	-	-	-	-
1843 1st Avenue	1,575	2.7%	100.0%	2.8%	$156,191	$99.17	$118.57	$100.62	5.0%
432 East 88th Street	0	-	-	-	-	-	-	-	-
440 Audubon Avenue	3,000	5.2%	100.0%	5.7%	$123,325	$41.11	$58.00	$42.24	5.0%
66-70 West 109th Street	0	-	-	-	-	-	-	-	-
470 West 23rd Street	2,310	4.0%	100.0%	4.2%	$544,702	$235.80	$235.00	$242.88	5.0%
136 & 144 West 111th Street	0	-	-	-	-	-	-	-	-
140 & 148 West 111th Street	0	-	-	-	-	-	-	-	-
237 1st Avenue(6)	13,522	23.5%	100.0%	3.7%	$1,034,987	$76.54	$68.61	$77.86	5.0%
589 Riverside Drive	0	-	-	-	-	-	-	-	-
132-134 West 109th Street	0	-	-	-	-	-	-	-	-
480 Humboldt Street	2,852	5.0%	100.0%	4.1%	$75,919	$26.62	$30.00	$27.68	5.0%
2 West 125th Street	7,632	13.3%	75.0%	5.7%	$349,932	$61.13	$70.00	$69.45	32.4%
61 West 106th Street	0	-	-	-	-	-	-	-	-
1741 1st Avenue	2,125	3.7%	100.0%	2.8%	$236,039	$111.08	$126.00	$114.41	5.0%
2090-2092 Amsterdam Avenue	2,545	4.4%	100.0%	5.7%	$137,739	$54.12	$65.00	$55.75	5.0%
2330 7th Avenue	963	1.7%	100.0%	5.7%	$44,558	$46.27	$47.00	$47.66	5.0%
132 Sherman Avenue	0	-	-	-	-	-	-	-	-
245 Flatbush Avenue	850	1.5%	100.0%	0.5%	$156,502	$184.12	$170.00	$189.64	5.0%
240 East 85th Street	450	0.8%	100.0%	2.8%	$53,790	$119.53	$110.00	$119.53	5.0%
Total / Wtd. Avg.	57,481	100.0%	88.6%	4.0%	$4,323,425	$84.92	$95.95	$90.30	14.8%
(1)	Source: in-place commercial leases as of the origination date.

(2)	Source: Appraisals.

(3)	Excludes ancillary income of $325,806 across the Acuity Portfolio Properties.

(4)	Represents the UW commercial rent PSF with vacant space grossed-up to the market rents concluded by the appraisals.

(5)	Represents economic vacancy of the commercial space.

(6)	The 237 1st Avenue property is a mixed-use property with office and retail space (no multifamily space). The underwritten rent for this property represents 20.3% of total underwritten commercial revenue for the Acuity Portfolio Properties and contains the largest commercial tenant, Judlau Contracting, Inc. which represents 11.8% of total underwritten commercial revenue for the Acuity Portfolio Properties. No other commercial tenant accounts for more than 6.0% of total underwritten commercial revenue. Underwritten commercial revenue for the Acuity Portfolio Properties represents 14.8% of total underwritten revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 8 – Acuity Portfolio

Additionally, 85.8% of the Acuity Portfolio Properties revenue is derived from the multifamily units and 14.8% of the revenue is derived from the commercial space. No individual property in the portfolio accounts for more than 8.5% of the Acuity Portfolio Properties revenue.

				Portfolio Revenue Summary
	Commercial			Free Market Rent			Rent Stabilized			Rent Controlled
Property	Sq. Ft.	Revenue	% of Revenue(1)	Units	Revenue(2)	% of Revenue(1)	Units	Revenue(2)	% of Revenue(1)	Units	Revenue(2)	% of Revenue(1)
201 West 92nd Street	5,457	$765,083	24.9%	40	$1,706,339	55.6%	24	$530,477	17.3%	3	$66,416	2.2%
200 West 93rd Street	5,831	$729,788	23.4%	39	$1,761,660	56.6%	28	$621,938	20.0%	0	-	-
780 Riverside Drive	0	-	-	30	$1,200,944	47.5%	52	$1,098,344	43.4%	9	$231,316	9.1%
331, 333, & 337 West 43rd Street	0	-	-	67	$2,261,580	91.9%	8	$199,030	8.1%	0	-	-
3489 Broadway	8,369	$541,889	24.4%	23	$861,120	38.7%	44	$754,157	33.9%	6	$67,640	3.0%
884 West End Avenue	0	-	-	11	$597,844	29.5%	48	$1,327,399	65.5%	8	$100,864	5.0%
529-537 East 81st Street	0	-	-	6	$156,780	6.7%	89	$2,166,990	92.9%	5	$8,177	0.4%
730 Riverside Drive	0	-	-	3	$75,983	4.1%	54	$1,714,933	93.5%	6	$42,710	2.3%
1843 1st Avenue	1,575	$158,482	10.0%	36	$1,164,720	73.6%	19	$254,691	16.1%	2	$3,876	0.2%
432 East 88th Street	0	-	-	45	$1,361,520	100.0%	0	-	-	0	-	-
440 Audubon Avenue	3,000	$126,710	9.2%	2	$94,800	6.9%	65	$1,151,226	83.6%	1	$4,968	0.4%
66-70 West 109th Street	0	-	-	36	$1,207,362	87.6%	12	$170,566	12.4%	0	-	-
470 West 23rd Street	2,310	$561,044	46.8%	16	$585,000	48.8%	2	$51,888	4.3%	0	-	-
136 & 144 West 111th Street	0	-	-	19	$777,840	76.3%	13	$241,803	23.7%	0	-	-
140 & 148 West 111th Street	0	-	-	16	$674,460	72.8%	16	$251,691	27.2%	0	-	-
237 1st Avenue	13,522	$1,052,861	100.0%	-	-	-	-	-	-	-	-	-
589 Riverside Drive	0	-	-	17	$603,240	62.0%	18	$288,512	29.7%	5	$80,546	8.3%
132-134 West 109th Street	0	-	-	25	$642,720	64.4%	15	$355,260	35.6%	0	-	-
480 Humboldt Street	2,852	$78,956	8.3%	0	-	-	20	$878,060	91.7%	0	-	-
2 West 125th Street	7,632	$530,073	56.4%	0	-	-	23	$410,132	43.6%	0	-	-
61 West 106th Street	0	-	-	8	$439,800	70.2%	13	$171,860	27.4%	3	$14,832	2.4%
1741 1st Avenue	2,125	$243,120	36.9%	13	$358,980	54.5%	3	$56,249	8.5%	0	-	-
2090-2092 Amsterdam Avenue	2,545	$141,872	22.7%	10	$222,180	35.6%	13	$254,717	40.8%	3	$5,663	0.9%
2330 7th Avenue	963	$45,894	14.5%	9	$270,600	85.5%	0	-	-	0	-	-
132 Sherman Avenue	0	-	-	0	-	-	21	$421,846	100.0%	0	-	-
245 Flatbush Avenue	850	$161,197	61.3%	3	$101,940	38.7%	0	-	-	0	-	-
240 East 85th Street	450	$53,790	21.8%	5	$149,820	60.6%	2	$43,510	17.6%	0	-	-
Total / Wtd. Avg.	57,481	$5,190,760	14.2%	479	$17,277,232	47.3%	602	$13,415,277	36.7%	51	$627,008	1.7%
(1)	% of Revenue represents the share of each unit type’s total revenue.

(2)	Multifamily revenue is based on the in-place rent roll dated January 6, 2020 with vacant units grossed up to the market rents concluded in the appraisals.

Historical and Current Occupancy(1)
2017	2018	2019	Current(2)
96.2%	98.0%	97.9%	98.7%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of January 6, 2020, is based on multifamily units and excludes commercial square feet.

As of May 26, 2020, the multifamily portion of the Acuity Portfolio Properties was open and operating and was approximately 98.2% occupied, and the commercial space was approximately 78.2% occupied, however some of the commercial tenants may not be open for business. The Acuity Portfolio Borrowers (as defined below) have made all debt service payments through May 2020. Residential tenants who paid rent for April 2020, in part or in full, represent approximately 91.4% of rent due and commercial tenants who paid rent for April 2020, in part or in full, represent approximately 54.7% of rent due, for a combined average of approximately 86.9% of due rent collected. The April 2020 rent collected comprises approximately 85.6% of the underwritten base rent. As of the date of this term sheet, the Acuity Portfolio Whole Loan is not subject to any modification or forbearance request.

Environmental. According to the Phase I environmental reports dated between November 11, 2019 and January 24, 2020, there was a recognized environmental condition noted at the following Acuity Portfolio Properties: 3489 Broadway, 432 East 88th Street, 240 East 85th Street, 1741 1st Avenue, 61 West 106th Street, 440 Audubon Avenue, 201 West 92nd Street and 200 West 93rd Street. With respect to each such Acuity Portfolio Property, the related Acuity Portfolio Borrower obtained environmental insurance coverage for the benefit of the lenders from Great American Insurance Group for a 10-year term. Premiums were paid in full at origination and the related Acuity Portfolio Borrowers are responsible for payment of the deductibles. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 8 – Acuity Portfolio

The Market. Each of the Acuity Portfolio Properties is located within the boroughs of Brooklyn and Manhattan in New York City, which is located within the New York-Newark-Jersey City, NY-NJ-PA Metropolitan Statistical Area (the “MSA”). The MSA is supported by many industries including finance, real estate, education, biotechnology and manufacturing. New York City is home to 48 Fortune 500 companies. The MSA had a 2018 total population of 20,423,594 and a median household income of $74,250, which was 26.2% higher than the national average.

The Acuity Portfolio is located across six multifamily submarkets and one office submarket, which have a weighted occupancy of 96.2%. No Acuity Portfolio Property’s submarket is less than 94.4% occupied.

Market Summary
	Median Household Income(1)	Population(1)	Submarket(2)(3)
Property	1 Mile	1 Mile	Submarket Name	Asking Rent Per Unit/SF	Occupancy
201 West 92nd Street	$98,448	149,784	Upper West Side	$5,098	96.4%
200 West 93rd Street	$96,613	147,359	Upper West Side	$5,098	96.4%
780 Riverside Drive	$37,383	143,048	Morningside Heights	$2,567	96.0%
331, 333, & 337 West 43rd Street	$104,606	170,272	Midtown West	$5,072	94.4%
3489 Broadway	$35,667	175,507	Morningside Heights	$2,567	96.0%
884 West End Avenue	$81,525	152,356	Upper West Side	$5,098	96.4%
529-537 East 81st Street	$106,697	226,131	Upper East Side	$4,426	97.1%
730 Riverside Drive	$36,386	152,977	Morningside Heights	$2,567	96.0%
1843 1st Avenue	$87,006	201,286	Upper East Side	$4,426	97.1%
432 East 88th Street	$100,182	216,409	Upper East Side	$4,426	97.1%
440 Audubon Avenue	$37,141	194,564	Morningside Heights	$2,567	96.0%
66-70 West 109th Street	$61,772	201,535	Morningside Heights	$2,567	96.0%
470 West 23rd Street	$113,569	137,938	Midtown West	$5,072	94.4%
136 & 144 West 111th Street	$52,467	249,693	Morningside Heights	$2,567	96.0%
140 & 148 West 111th Street	$52,713	248,616	Morningside Heights	$2,567	96.0%
237 1st Avenue(3)	$93,604	241,619	Gramercy Park Class C Office	$63.77	96.3%
589 Riverside Drive	$38,860	149,404	Harlem / Uptown	$2,567	96.0%
132-134 West 109th Street	$64,314	185,424	Morningside Heights	$2,567	96.0%
480 Humboldt Street	$78,473	110,387	Kings County (Brooklyn)	$2,448	96.0%
2 West 125th Street	$36,015	209,234	Harlem / Uptown	$2,567	96.0%
61 West 106th Street	$66,687	198,983	Morningside Heights	$2,567	96.0%
1741 1st Avenue	$96,425	208,149	Upper East Side	$4,426	97.1%
2090-2092 Amsterdam Avenue	$35,766	176,348	Morningside Heights	$2,567	96.0%
2330 7th Avenue	$38,431	207,451	Harlem / Uptown	$2,567	96.0%
132 Sherman Avenue	$43,132	125,471	Morningside Heights	$2,567	96.0%
245 Flatbush Avenue	$100,640	166,855	Kings County (Brooklyn)	$2,448	96.0%
240 East 85th Street	$106,794	213,522	Upper East Side	$4,426	97.1%
(1)	Source: third party market data provider.

(2)	Source: Appraisals.

(3)	Submarket information is based on the multifamily submarket for each property and does not reflect information for commercial space at each respective property, except for the 237 1st Avenue property, which has no multifamily component.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 8 – Acuity Portfolio

Across the six submarkets, the five-year average submarket vacancy is approximately 3.5%. The largest submarket exposure is Morningside Heights, which contains 518 units across 11 properties. No other multifamily submarket represents more than 19.9% based on unit count.

	Portfolio	Submarket(1)
Submarket	Portfolio Units	% of Total Portfolio Units	Current Supply	5-Year Wtd Avg. Vacancy	2018 Asking Rent Per Unit	5-Year Asking Rent CAGR
Morningside Heights	518	45.8%	9,858	3.2%	$2,567	0.8%
Upper East Side	225	19.9%	16,744	2.1%	$4,426	2.0%
Upper West Side	201	17.8%	17,126	4.1%	$5,098	1.9%
Midtown West	93	8.2%	33,339	4.5%	$5,072	2.9%
Harlem / Uptown	72	6.4%	9,858	3.2%	$2,567	0.8%
Kings County (Brooklyn)	23	2.0%	42,641	3.6%	$2,448	4.3%

(1)	Source: Appraisals.

Operating History and Underwritten Net Cash Flow
	2017	2018	TTM(1)	Underwritten	Per Unit(2)	%(3)
Gross Potential Rent	$28,385,126	$29,200,929	$29,820,517	$31,319,517(4)	$27,667.42	89.3%
Vacancy(5)	0	0	0	(886,909)	(783.49)	(2.5)
Collection Loss	0	0	0	0	0.00	0.0
Concessions	0	0	0	0	0.00	0.0
Net Rental Income	$28,385,126	$29,200,929	$29,820,517	$30,432,608	$26,883.93	86.8%
Commercial Income	3,693,105	4,477,513	3,996,410	5,190,760	4,585.48	14.8
Commercial Vacancy(6)	0	0	0	(766,708)	(677.30)	(2.2)
Net Commercial Income	$3,693,105	$4,477,513	$3,996,410	$4,424,051	$3,908.17	12.6%
Other Income(7)	20,299	19,768	25,737	201,470	177.98	0.6
Effective Gross Income	$32,098,531	$33,698,210	$33,842,664	$35,058,130	$30,970.08	100.0%
Total Expenses	$13,249,127	$13,816,244	$13,615,415	$14,953,792	$13,210.06	42.7%
Net Operating Income	$18,849,404	$19,881,965	$20,227,250	$20,104,338	$17,760.02	57.3%
Capital Reserve	0	0	0	349,575	308.81	1.0
Net Cash Flow	$18,849,404	$19,881,965	$20,227,250	$19,754,762	$17,451.20	56.3%
(1)	TTM column represents the trailing 12 months ending August 31, 2019.

(2)	Per Unit is based on the 1,132 multifamily units at the Acuity Portfolio Properties and does not include the commercial square feet.

(3)	% column represents percentage of Effective Gross Income.

(4)	Underwritten Gross Potential Rent is based on the rent roll dated January 6, 2020. No COVID-19 specific adjustments have been incorporated in the lender underwriting.

(5)	Underwritten Vacancy is based on 4.0% on all free market units and 1.0% for all rent stabilized and rent controlled units. As of January 6, 2020, the multifamily units were 98.7% occupied. Since 2017, the Acuity Portfolio Properties have had an average occupancy of 97.4%.

(6)	Commercial Vacancy was underwritten to the greater of 5.0% or in-place vacancy at each of the Acuity Portfolio Properties.

(7)	Other Income is based on the ancillary income schedule dated January 2, 2020 and includes income from laundry, parking, storage rental and antenna income.

The Borrowers. The borrowing entities for the Acuity Portfolio Whole Loan are 61 West 106 LLC, 132 West 109 Property LLC, W 111th Portfolio Owner LLC, W 111th Portfolio II Owner LLC, 237 First LLC, 240 East 85 Owner LLC, Clinton 43 Holdings Owner LLC, East 88th Street Owner LLC, 480 Humboldt Owner LLC, 587 Riverside Owner LLC, 730 Riverside Drive Property Owner LLC, 780 Riverside LLC, 884 Westend Owner LLC, 1741 First Owner LLC, East River 95 Owner LLC, 2090 Amsterdam Owner LLC, 2330 Seventh Owner LLC, 3489 Broadway LLC, Five on 81 Owner LLC, 125 Realty Property Owner LLC, 125 Realty Tenant Owner LLC, 470 West 23 Owner LLC, 470 West 23 Tenant Owner LLC, West 109 Realty Owner LLC, 92 Equities Owner LLC, Next to 92 Equities Owner LLC, 440 Audubon Owner LLC, 245 Flatbush Owner LLC and 132 Sherman Owner LLC, which are all Delaware limited liability companies (collectively, the “Acuity Portfolio Borrowers”). Each Acuity Portfolio Borrower is structured to be a single-purpose bankruptcy-remote entity with one independent director.

The Borrower Sponsors. At origination of the Acuity Portfolio Whole Loan, the borrower sponsors and non-recourse carveout guarantors were Eugene Mendlowits and Mendel Mendlowits (each, an “Acuity Portfolio Borrower Sponsor” and together, the “Acuity Portfolio Borrower Sponsors”). The Acuity Portfolio Borrower Sponsors are also guarantors with respect to any loss to the lenders as a result of any past or future violations of New York City rent regulations and with respect to property violations (and related liens). The Acuity Portfolio Borrower Sponsors founded Acuity Capital Partners (“Acuity”) in 2012 and together have approximately 60 years of real estate investment experience. Acuity is a real estate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 8 – Acuity Portfolio

investment and asset management firm that focuses on value-add investment strategies on real estate assets throughout New York City. Since its inception, Acuity has completely nearly $3.0 billion of real estate transactions with institutional partners. Acuity’s portfolio encompasses approximately 2.0 million square feet with an estimated value of approximately $1.0 billion. On or about April 8, 2020, Mendel Mendlowits died. Pursuant to the Acuity Portfolio Whole Loan documents, the remaining guarantor became the sole guarantor of the obligations specified in the Acuity Portfolio Whole Loan documents.

Eugene Mendlowits is also the chairman and owner of Adorama, a photography, video, audio and computer retailer. Adorama is listed as one of the top five electronics retailers by Consumer Reports, “Best of the Web” by Forbes.com, Internet Retailers Top 100, and is the official electronics retailer of the NY Giants.

Property Management. The Acuity Portfolio Properties are currently managed by CRE Management Corp., NOAM Corporation, YMY Management Corp. and Mintleaf Management Corp. (each, an “Acuity Portfolio Property Manager” and collectively, the “Acuity Portfolio Property Managers”), each an affiliate of the Acuity Portfolio Borrowers.

Escrows and Reserves. At origination, the Acuity Portfolio Borrowers deposited into escrow (i) $1,963,800 for real estate taxes, (ii) $593,442 for immediate repairs which includes $279,860 related to reserves for resolving open violations and outstanding liens and fines related to violations (as described under “Property Violations” below) and (iii) $415,000 in a tenant reserve (as described below).

Tax Escrows – On a monthly basis, the Acuity Portfolio Borrowers are required to deposit 1/12th of the estimated annual real estate taxes, which currently equates to $654,600, into a tax reserve account.

Insurance Escrows – On a monthly basis, the Acuity Portfolio Borrowers are required to deposit 1/12th of the estimated annual insurance premiums; provided that such monthly reserve requirement will be waived in the event the Acuity Portfolio Borrowers maintain a blanket insurance policy acceptable to the lenders and there is no event of default continuing. Monthly insurance reserves are currently waived.

Replacement Reserves – On a monthly basis, the Acuity Portfolio Borrowers are required to deposit $24,341 into a replacement reserve account, subject to a cap of $292,094.

Tenant Reserve – At loan origination, the Acuity Portfolio Borrowers deposited $415,000 into a tenant reserve, which will be disbursed in the amounts set forth in the Acuity Portfolio Whole Loan documents at such time that the Acuity Portfolio Whole Loan has a debt yield equal to or greater than 6.2% and (a) the applicable Tenant Reserve Tenant (as defined below) is paying full unabated base rent for a consecutive period of six months or (b) the space currently demised to a Tenant Reserve Tenant has been leased to a third-party replacement tenant and such replacement tenant has paid full unabated base rent for a consecutive period of six months.

A “Tenant Reserve Tenant” means any of the following commercial tenants: Talia Restaurant Group LLC, Sunflower Amsterdam LLC, 658-660 Amsterdam Corp., TG Holding Company, LLC and Don Giovanni Restaurant.

Property Violations. Most of the Acuity Portfolio Properties have one or more New York City building code or similar violations, some of which require certain repairs, some of which have been resolved by the Acuity Portfolio Borrowers but still remain open on New York City databases and some of which have triggered fines and/or liens required to be paid by the Acuity Portfolio Borrowers. In connection with such violations and related fines or liens, the Acuity Portfolio Borrowers reserved (i) $182,710 related to repairs identified in the engineering reports and (ii) $97,150 related to outstanding fines and liens related to the violations. The Acuity Portfolio Borrowers are required to remove or cause to be removed of record any outstanding violations and satisfy any outstanding liens. The Acuity Portfolio Borrowers and the Acuity Borrower Sponsors delivered to the lenders a Violations Indemnity and Undertaking Agreement pursuant to which the Acuity Borrower Sponsors guaranteed to the lenders the payment and performance of the Acuity Portfolio Borrowers’ obligations to remove or cause to be moved of record any violations (including the payment of any related fine or lien). See “Description of the Mortgage Pool—Assessment of Property Value and Condition” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 8 – Acuity Portfolio

Lockbox / Cash Management. The Acuity Portfolio Whole Loan documents require a springing lockbox with springing cash management upon the occurrence of a Cash Management Period (as defined below). After the occurrence of the first Cash Management Period, the Acuity Portfolio Borrowers are required to establish a lockbox account within five business days and the Acuity Portfolio Borrowers or the Acuity Portfolio Property Managers, as applicable, are required to deposit all rents received into the lockbox account within two business days of receipt. Commercial tenants will be instructed to send rents directly to the lockbox account. Upon the occurrence and during the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept once every business day to a lender controlled cash management account.

A “Cash Management Period” means the occurrence and continuation of (i) an event of default under the Acuity Portfolio Whole Loan until cured, (ii) any bankruptcy action of an Acuity Portfolio Borrower, or any bankruptcy action of the Acuity Portfolio Borrower Sponsor or any Acuity Portfolio Property Manager until, in the case of a bankruptcy of an Acuity Portfolio Property Manager only, such Acuity Portfolio Property Manager is replaced in accordance with the Acuity Portfolio Whole Loan documents or (iii) a Low DSCR Period (as defined below) until such Low DSCR Period is cured.

A “Low DSCR Period” means the period during which the debt service coverage ratio based on the Acuity Portfolio Whole Loan falls below 1.20x for two consecutive calendar quarters, until such time that the debt service coverage ratio based on the Acuity Portfolio Whole Loan is at least 1.20x for two consecutive calendar quarters. The Acuity Portfolio Borrowers are permitted to cure a Cash Management Period continuing due to a Low DSCR Period by depositing cash or a letter of credit with the lenders that, if applied to reduce the principal balance of the Acuity Portfolio Whole Loan, would result in a debt service coverage ratio of at least 1.20x.

Subordinate and Mezzanine Debt. The Acuity Portfolio Properties also secure the Acuity Portfolio Subordinate Companion Loans, with an aggregate outstanding Cut-off Date balance of $159,000,000. The Acuity Portfolio Subordinate Companion Loans are coterminous with the Acuity Portfolio Senior Loan and accrue interest at the same rate as the Acuity Portfolio Senior Loan (3.48000% per annum). Based on the Acuity Portfolio Whole Loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 64.9%, 1.73x and 6.2%, respectively.

Partial Release. At any time prior to October 10, 2026 and after the earlier to occur of (i) April 10, 2023 and (ii) the second anniversary of the date on which the last note evidencing the Acuity Portfolio Whole Loan has been securitized, the Acuity Portfolio Borrowers may obtain the release of one or more of the Acuity Portfolio Properties by defeasing an amount equal to 100% of the allocated loan amount for such property (the “Release Property”); provided, among other things, (x) the release is in connection with a bona fide third party sale of such Release Property and (y) that after giving effect to such partial defeasance, (1) the debt yield ratio as calculated under the Acuity Portfolio Whole Loan documents based on the net cash flow of the remaining Acuity Portfolio Properties and the Acuity Portfolio Whole Loan is at least 6.75% and (2) the loan-to-value ratio as calculated under the Acuity Portfolio Whole Loan agreement is no more than 66.5%. Notwithstanding the foregoing, the requirement in clause (x) above may be waived if the transfer or sale of the Release Property is in connection with the cure of an event of default related to the Release Property.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 9 – F5 Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 9 – F5 Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 9 – F5 Tower

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title(4):	Fee
(Moody’s/Fitch/DBRS):	Baa3/BBB-sf/A(high)	Property Type – Subtype:	Office – CBD
Original Principal Balance(1):	$39,500,000	Net Rentable Area (SF):	515,518
Cut-off Date Principal Balance(1):	$39,500,000	Location:	Seattle, WA
% of IPB:	4.9%	Year Built / Renovated:	2019 / N/A
Loan Purpose:	Acquisition	Occupancy(1):	100.0%
Borrower:	Seattle 801 Fifth Owner LLC	Occupancy Date(1):	12/19/2019
Borrower Sponsors:	FS KKR Capital Corp. and FS KKR Capital Corp. II	4th Most Recent NOI (As of)(5):	NAV
Initial Interest Rate:	3.69868%	3rd Most Recent NOI (As of)(5):	NAV
Note Date:	12/19/2019	2nd Most Recent NOI (As of)(5):	NAV
Anticipated Repayment Date(2):	1/6/2030	Most Recent NOI (As of)(6):	$22,378,232
Interest-only Period:	120 months	UW Economic Occupancy:	95.2%
Original Term:	120 months	UW Revenues:	$32,787,852
Original Amortization Term:	None	UW Expenses:	$8,792,416
Amortization Type(2):	ARD-Interest Only	UW NOI(1):	$23,995,436
Call Protection:	L(24),Grtr1%orYM(5),DeforGrtr1%orYM(84),O(7)	UW NCF(1):	$23,119,056
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF(1):	$470,000,000 / $912
Additional Debt(1):	Yes	Appraisal Date(1):	11/5/2019
Additional Debt Balance(1):	$145,500,000; $112,600,000; $48,500,000
Additional Debt Type(1):	Pari Passu; Subordinate Notes; Mezzanine Loan

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		A-Notes	Whole Loan	Total Debt
Taxes:	$644,935	$214,978	N/A	Cut-off Date Loan / SF:	$359	$577	$671
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$359	$577	$671
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	39.4%	63.3%	73.6%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	39.4%	63.3%	73.6%
Other:	$0	Springing	Various	UW NCF DSCR:	3.33x	2.07x	1.63x
				UW NOI Debt Yield:	13.0%	8.1%	6.9%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds		% of Total
Whole Loan(1)	$297,600,000		64.2%	Purchase Price	$458,000,000		98.7%
Mezzanine Loan	48,500,000		10.5	Closing Costs	5,252,485		1.1
Borrower Sponsor Equity	117,797,420		25.4	Upfront Reserves	644,935		0.1
Total Sources	$463,897,420		100.0%	Total Uses	$463,897,420		100.0%
(1)	The F5 Tower Mortgage Loan (as defined below) is part of a whole loan evidenced by four senior pari passu notes with an aggregate original principal balance of $185.0 million and two subordinate B-notes with an aggregate original principal balance of $112.6 million (the “F5 Tower Subordinate Notes”). All NOI, NCF and occupancy information, as well as the Appraised Value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the F5 Tower Whole Loan (as defined below) was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(2)	The F5 Tower Whole Loan (as defined below) is structured with an anticipated repayment date of January 6, 2030 (the “ARD”). If the F5 Tower Whole Loan is not paid off before the ARD, then the F5 Tower Whole Loan will accrue interest at the Adjusted Interest Rate (as defined below); however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (as defined below) (the “Accrued Interest”) will be deferred and will be paid on the maturity date to the extent not paid sooner by the borrower. In addition, from and after the ARD, amounts in the cash management account after the payment of certain reserves including tax and insurance, condominium charges, and mortgage interest for the F5 Tower Senior Loan (as defined below) and F5 Tower Subordinate Loan (as defined below) and the mezzanine debt service as described in the F5 Tower Whole Loan documents will be applied on a monthly basis (i) first, to make reserve payments to pay operating costs, (ii) second, (x) to make monthly repayments of the outstanding principal balance of the F5 Tower Senior Loan, in the amount required to fully amortize the outstanding principal balance of the entire F5 Tower Senior Loan (based on a 30-year amortization schedule) and (y) once the F5 Tower Senior Loan has been repaid in full, to make monthly repayments of the outstanding principal balance of the F5 Tower Subordinate Notes in the amount required to fully amortize the outstanding principal balance of the F5

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 9 – F5 Tower

Tower Subordinate Notes (based on a 30-year amortization schedule), (iii) third, if lender elects, to make reserve payments for capital expenditures, (iv) fourth, to repay the outstanding principal balance of the F5 Tower Senior Loan until the entire outstanding principal balance thereof is paid, (v) fifth, to repay the outstanding principal balance of the F5 Tower Subordinate Loan until the entire outstanding principal balance thereof is paid, (vi) sixth, to the payment of Accrued Interest owed under the F5 Tower Senior Loan, (vii) seventh, to the payment of Accrued Interest owed under the F5 Tower Subordinate Loan and (viii) eighth, to be remitted to, or at the direction of, the borrower. The final maturity date of the F5 Tower Whole Loan is September 6, 2033, or if F5 Networks (as defined below) exercises its Early Termination Right (as defined below) pursuant to its lease, the maturity date will be September 6, 2030.

(3)	For a full description of Escrows and Reserves, please see “Escrows and Reserves” section below.

(4)	The collateral consists of the borrower’s fee interest in the office condominium, 217 borrower-owned spaces in a parking garage, an easement over 42 spaces and an additional 63 parking spaces leased from The Rainier Club through September 30, 2026. The 63 parking spaces subject to the leasehold interest account for 19.6% of the spaces and 11.5% of the parking income (0.7% of total effective gross income).

(5)	Historical NOI is unavailable due to the F5 Tower Property being constructed in 2019.

(6)	Most Recent NOI represents December 2019 annualized NOI and excludes parking income expected to be earned from the hotel (2020 opening).

The Loan. The F5 Tower mortgage loan is part of a whole loan that was co-originated by Barclays Capital Real Estate Inc. and DBR Investments Co. Limited (“DBRI”) and is evidenced by four senior pari passu A-notes with an aggregate original principal balance of $185,000,000 (the “F5 Tower Senior Loan”) and two subordinate B-notes with an aggregate original principal balance of $112,600,000 (the “F5 Tower Subordinate Loan,” and collectively with the F5 Tower Senior Loan, the “F5 Tower Whole Loan”). The F5 Tower Subordinate Notes were contributed to the BBCMS 2020-C6 securitization trust. The F5 Tower Whole Loan is secured by a first lien mortgage encumbering the borrower’s fee interest in the 515,518 square foot office condominium unit and the parking condominium unit of a three condominium unit mixed use building located in the central business district of Seattle, Washington (the “F5 Tower Property”). The non-controlling Note A-1-C will be contributed to the BBCMS 2020-C7 trust (the “F5 Tower Mortgage Loan”). Non-controlling notes A-1-A, A-1-B and A-2 have already been contributed to securitization transactions. Prior to the occurrence of a control appraisal period, the F5 Tower Subordinate Notes (or the related directing holder) will be the controlling noteholder. During a control appraisal period, Note A-1-B (or the directing holder of the related securitization trust) will be the controlling noteholder. The F5 Tower Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2020-C6 securitization. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The F5 Tower Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The F5 Tower Whole Loan requires interest-only payments through the ARD and accrues interest at a rate of 3.69868% per annum (the “Initial Interest Rate”) through the ARD. Following the ARD, to the extent that the loan is outstanding, the F5 Tower Whole Loan will accrue interest at a rate of (a) 3.69868% per annum (or, when applicable pursuant to the F5 Tower Whole Loan documents, the default rate) plus (b) the positive difference between (x) a rate per annum equal to the greater of (i) the Initial Interest Rate plus 2.50% and (ii) when applicable pursuant to the F5 Tower Whole Loan documents, the default rate and (y) 3.69868% per annum (the “Adjusted Interest Rate”). In addition, after the ARD, to the extent that there is excess cash flow from the cash management account after the payment of reserves, the excess cash flow will be applied as described in footnote 2 above.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
Note A-1-A	$50,000,000	BBCMS 2020-C6	No
Note A-1-B	$40,000,000	WFCM 2020-C55	No(1)
Note A-1-C	$39,500,000	BBCMS 2020-C7	No
Note A-2	$55,500,000	BMARK 2020-IG1	No
Note B-1	$78,820,000	BBCMS 2020-C6 (Loan Specific)	Yes(1)
Note B-2	$33,780,000	BBCMS 2020-C6 (Loan Specific)	Yes(1)
Total	$297,600,000
(1)	When a control appraisal period is in effect, Note A-1-B will be the controlling note, and the directing certificateholder of the related securitization will be entitled to exercise the related control rights. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The F5 Tower Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 9 – F5 Tower

The Property. The F5 Tower Property is a 515,518 square foot office condominium unit and the parking condominium unit of a three condominium unit mixed use building located in the central business district of Seattle, Washington. The three units of the condominium consist of (i) the 515,518 square-foot office portion fully leased to F5 Networks, Inc. (“F5 Networks”) located on floors 20 to 48 (collateral), (ii) 259 borrower-owned spaces in a parking garage (consisting of the borrower’s fee ownership of 217 parking spaces and an easement with respect to the use of 42 parking spaces) and 63 additional spaces leased from The Rainier Club through September 30, 2026 (collateral) and (iii) a 189-key luxury hotel (non-collateral). The combined ownership interest of the office condominium and the parking garage condominium is 76.54%. As of December 19, 2019, the F5 Tower Property was 100.0% leased to F5 Networks.

The sole tenant at the F5 Tower Property is F5 Networks (NASDAQ: FFIV; 515,518 square feet; 100.0% of the NRA; 100.0% of underwritten base rent; September 30, 2033 lease expiration). F5 Networks is a leading global technology company that focuses on delivery, security, performance and availability of web applications and technologies used by a wide range of companies. F5 Networks is a supplier of application delivery controllers, which optimize performance, availability and security of network-based applications and owns 45% of market share for application delivery controllers. F5 Networks employs over 4,500 employees in 69 offices across 39 countries. Total revenue for fiscal year 2019 was approximately $2.24 billion, which was a 4% increase over fiscal year 2018. Total revenue was comprised of services revenue of approximately $1.26 billion and product revenue of approximately $986 million. Product revenue included mostly appliance sales, and software revenue grew 60% in fiscal year 2019. F5 Network’s net income for the fiscal year 2019 was approximately $427.7 million calculated using generally accepted accounting principles (“GAAP”), and its non-GAAP net income was estimated to be $643.2 million. F5 Networks has raised no outside debt funding since the company was founded in 1996. The F5 Tower Property is F5 Network’s global headquarters.

As of May 29, 2020, the F5 Tower Property was closed and employees of F5 Networks were working remotely. As of the April 30, 2020 rent roll, the F5 Tower Property remained 100% occupied. The borrower made all of its debt service payments through May 2020. F5 Networks, which paid rent in full for April and May, represents 100% of the square footage and 100% of the underwritten base rent. As of the date of this term sheet, the F5 Tower Whole Loan is not subject to any modification or forbearance request.

Environmental. According to a Phase I environmental assessment dated November 26, 2019, there was no evidence of any recognized environmental conditions at the F5 Tower Property.

Historical and Current Occupancy
2015(1)	2016(1)	2017(1)	2018(1)	Current(2)
NAP	NAP	NAP	NAP	100.0%
(1)	Historical Occupancies are not available for the F5 Tower Property as the improvements were constructed in 2019.

(2)	Current Occupancy reflects in-place leases based on the underwritten rent roll dated December 19, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 9 – F5 Tower

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent(3)	% of Total Base Rent	Lease Expiration Date
F5 Networks, Inc.(4)(5)(6)	NR/NR/NR	515,518	100.0%	$46.89	$24,173,823	100.0%	9/30/2033

Occupied Collateral Total / Wtd. Avg.		515,518	100.0%	$46.89	$24,173,823	100.0%

Vacant Space		0	0.0%

Collateral Total		515,518	100.0%

(1)	Based on the underwritten rent roll dated December 19, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent includes contractual rent steps through November 2020 totaling $528,406 and straight-line rent of $2,509,179.

(4)	F5 Networks has three, five-year renewal options at the fair market value at the time of the renewal.

(5)	F5 Networks has a termination option effective as of October 1, 2030 (the “Early Termination Right”) with 19 months’ written notice (March 1, 2029) and a termination payment equal to the then-unamortized portions, calculated using a 5% interest factor, on an equal payment basis over the number of lease months during which base rent is payable during the initial lease term of (a) the tenant improvement allowance, (b) the base rent abatement, and (c) the leasing commissions paid to the tenant’s broker and landlord’s broker in connection with the lease. Additionally, F5 Networks has the right to terminate its lease with respect to the two highest full floors at the F5 Tower Property, effective between September 30, 2025 and September 30, 2026 with 12 months’ notice and payment of a fee equal to the then-unamortized portions, calculated using a 5% interest factor, on an equal payment basis over the number of lease months during which base rent is payable during the initial lease term (determined on per rentable square foot basis for such two floors) of (a) the tenant improvement allowance, (b) the base rent abatement, and (c) leasing commissions paid to the tenant’s broker in connection with the lease. If F5 Networks terminates or provides notice to terminate all or at least 40,000 square feet of its space (or, if a full floor of space is less than 40,000 square feet, a full floor of space), a Lease Sweep Period (as defined below) will commence. See “Lease Sweep Period” below.

(6)	F5 Networks subleases 18,886 square feet (the 22nd floor) to Foursquare Labs, Inc. through November 30, 2022 at a current rental rate of $38.00 per square foot. F5 Networks subleases 18,636 square feet (the 23rd floor) to Grab Technology Corp. through February 28, 2023 at a current rental rate of $55.00 per square foot.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031 & Beyond	1	515,518	100.0	24,173,823	100.0	515,518	100.0%	$24,173,823	100.0%
Total	1	515,518	100.0%	$24,173,823	100.0%
(1)	Based on the underwritten rent roll dated December 19, 2019.

(2)	Base Rent Expiring includes contractual rent steps through November 2020 totaling $528,406 and straight-line rent of $2,509,179.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 9 – F5 Tower

Operating History and Underwritten Net Cash Flow(1)
	TTM(2)	Underwritten(1)	Per Square Foot	%(3)
Rents in Place	$21,136,238	$21,136,238	$41.00	64.6%
Rent Steps(4)	0	3,037,585	5.89	9.3
Vacant Income	0	0	0.00	0.0
Gross Potential Rent	$21,136,238	$24,173,823	$46.89	73.9%
Total Reimbursements	8,493,154	8,552,513	16.59	26.1
Net Rental Income	$29,629,392	$32,726,336	$63.48	100.0%
Other Income	1,480,769	1,697,833	3.29	5.2
(Vacancy/Credit Loss)(5)	0	(1,636,317)	(3.17)	(5.0)
Effective Gross Income	$31,110,161	$32,787,852	$63.60	100.2%

Total Expenses	$8,731,929	$8,792,416	$17.06	26.8%

Net Operating Income	$22,378,232	$23,995,436	$46.55	73.2%

Total TI/LC, Capex/RR	0	876,381	1.70	2.7

Net Cash Flow	$22,378,232	$23,119,056	$44.85	70.5%
(1)	Historical financials prior to TTM are not available due to the F5 Tower Property being built in 2019. No COVID-19 specific adjustments have been incorporated in the lender underwriting.

(2)	TTM represents the annualized in-place figures for the month of December 2019.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rent Steps include $528,406 of rent steps through November 2020 and $2,509,179 of straight line rent for F5 Networks.

(5)	The underwritten economic vacancy is 5.0%. The F5 Tower Property was 100.0% physically occupied as of December 19, 2019.

The Market. The F5 Tower Property is located in the financial district of the central business district of Seattle, Washington. Seattle’s financial district contains approximately 50% of the total leasable office space in the Seattle central business district, including a number of trophy office towers such as Columbia Center, Two Union Square, 1201 Third Avenue, the Russell Investments Center, Fourth & Madison and U.S. Bank Centre. The F5 Tower Property is located on 5th Avenue between Marion Street and Columbia Street, a corner that has seen over $1.1 billion of capital investment over the past 18 months, including new Class A office space, luxury hotel keys, restaurants and entertainment. The area is also the center of Seattle’s cultural life including Benaroya Hall (home of the Seattle Symphony), the Seattle Art Museum, Pike Place Market and the Washington State Convention and Trade Center. Primary access through the Seattle metropolitan area is provided by Interstate 5, a north-south highway running from Canada to Mexico, and Highway 99, a recently completed four-lane underground tunnel providing access through downtown Seattle. The area is also served by King County Metro bus transit, Link Light Rail, Sounder Commuter Rail and two streetcar lines. King County Metro was ranked the best large transit system in 2018 by the American Public Transportation Organization. In total, there are 32 transit options within three blocks of the F5 Tower Property.

According to the appraisal, Seattle’s population has grown 18.7% since 2010. In 2018, the city was ranked as the #1 tech growth market in North America by CBRE with over 167,000 tech jobs and over 100 tech firm expansions from the Bay Area. Since 2016, the high-tech job base in Seattle has grown by 26%. Notable technology tenants with presence in the Seattle central business district are Amazon, DocuSign, F5 Networks and Dropbox.

According to the appraisal, the F5 Tower Property is located in the Downtown Seattle submarket within the Puget Sound office market. As of the third quarter of 2019, the Downtown Seattle office submarket reported a total Class A inventory of approximately 26.9 million square feet with a 5.1% vacancy rate. The concluded market rent, according to the appraisal, is $45.00 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 9 – F5 Tower

The following table presents office and retail rental data with respect to comparable properties of the F5 Tower Property as identified in the appraisal:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF(2)	Commencement	Lease Term (Years)	Lease Type
F5 Tower 801 5th Avenue Seattle, WA	2019	515,518	F5 Networks	515,518	$46.89(3)	April 2019	14.5 Yrs	NNN
1201 Third 1201 Third Avenue Seattle, WA	1988	1,079,013	JP Morgan	22,571	$36.25	March 2019	10.0 Yrs	Full Service
2+U Building 1201 2nd Avenue Seattle, WA	2019	701,000	Indeed	199,221	$48.00	July 2019	14.0 Yrs	NNN
2+U Building 1201 2nd Avenue Seattle, WA	2019	701,000	Dropbox, Inc.	120,886	$45.50	October 2020	12.3 Yrs	NNN
2+U Building 1201 2nd Avenue Seattle, WA	2019	701,000	Spaces	90,848	$42.50	July 2019	12.5 Yrs	NNN
Fourth & Madison 925 Fourth Avenue Seattle, WA	2002	845,533	Bullivant Houser Bailey	11,670	$42.00	June 2019	10.4 Yrs	NNN
Madison Centre 505 Madison Street Seattle, WA	2018	753,869	Hulu Media Services	67,440	$42.00	October 2018	10.0 Yrs	NNN
Rainier Square Development 1301 5th Avenue Seattle, WA	2020	994,567	Amazon	722,000	$39.00	January 2020	15.0 Yrs	NNN
Two Union Square 601 Union Street Seattle, WA	1989	1,164,046	Wedbush Securities	7,219	$47.00	March 2019	5.0 Yrs	Full Service
(1)	Source: Appraisal for the comparable properties and underwritten rent roll for the F5 Tower Property.

(2)	Rent PSF is based on the NNN Equivalent Rent.

(3)	Rent PSF includes contractual rent steps through November 2020 totaling $528,406 and straight-line rent of $2,509,179.

The table below presents certain information relating to comparable sales for the F5 Tower Property:

Comparable Office Sales (1)
Property Name	Location	NRA (SF)	Sale Date	Sale Price	Sale Price (PSF)	Adjusted Sales Price (PSF)	Cap Rate
Westlake Tower	Seattle, WA	355,580	Oct-19	$236,000,000	$663.70	$896.00	4.40%
Troy Block	Seattle, WA	811,463	Mar-19	$740,000,000	$911.93	$884.00	4.45%
400 Fairview Building	Seattle, WA	349,152	Jul-18	$338,425,250	$969.28	$907.00	4.20%
202 Westlake	Seattle, WA	130,710	May-18	$129,500,000	$990.74	$876.00	4.50%
Dexter Station	Seattle, WA	345,992	May-17	$286,000,000	$826.61	$848.00	4.40%
(1)	Source: Appraisal.

The Borrower. The borrowing entity for the F5 Tower Whole Loan is Seattle 801 Fifth Owner LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the F5 Tower Whole Loan. FS KKR Capital Corp. and FS KKR Capital Corp. II are the guarantors, on a several basis, of certain nonrecourse carve-outs and environmental indemnities under the F5 Tower Whole Loan (collectively, the “Origination Date Guarantor”). If the Origination Date Guarantor fails to maintain a net worth of $200,000,000 and liquid assets of $20,000,000, the borrower may provide a supplemental or replacement guarantor that, together with the other guarantors (but no more than five guarantors total), satisfies the net worth and liquid assets thresholds.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 9 – F5 Tower

The Borrower Sponsor. The F5 Tower Whole Loan borrower sponsors are FS KKR Capital Corp. and FS KKR Capital Corp. II, affiliates of Kohlberg Kravis Roberts (“KKR”) and FS Investments. KKR is a leading global investment firm with over $208.4 billion of assets under management as of September 30, 2019. KKR’s real estate division has been a part of the firm’s strategy since 1981, with over $8 billion of assets under management with over 85 employees across nine countries as of September 30, 2019. FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. As of March 31, 2019, FS Investments has over $23 billion of assets under management across 10 funds with over 300 employees nationwide.

Property Management. The F5 Tower Property is managed by Urban Renaissance Property Company LLC, a full-service commercial real estate firm engaged in acquisitions, development, management and ownership in Seattle and Bellevue, Washington, Portland, Oregon and Denver, Colorado.

Escrows and Reserves. At origination, the borrower was required to escrow approximately $644,935 for real estate taxes.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, initially equal to $214,978.

Insurance Escrows – The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as the F5 Tower Property is insured under a blanket insurance policy in accordance with the F5 Tower Whole Loan documents.

Replacement Reserves – Upon the occurrence and during the continuance of a Trigger Period (as defined below), the cash management bank will be directed to deposit into escrow, and in the event of any shortfall from funds on deposit with the cash management bank, the borrower will pay the lender 1/12th of $0.20 per square foot per annum each month, totaling approximately $8,592 per month.

Lease Sweep Reserve – During the continuance of a Trigger Period, the cash management bank will be directed to deposit into escrow, and in the event of any shortfall from funds on deposit with the cash management bank, the borrower will be required to pay to the lender, approximately $64,440 subject to the Lease Sweep Reserve Cap (as defined below) into a lease sweep reserve to be disbursed as described in the F5 Tower Whole Loan documents. During a Trigger Period, the Lease Sweep Reserve will be paid subsequent to the replacement reserves.

Lockbox / Cash Management. The F5 Tower Whole Loan documents require a hard lockbox with springing cash management. At origination, the borrower was required to deliver written instructions to tenants directing them to deposit all rents payable under such leases directly into a lender-controlled lockbox account. The F5 Tower Whole Loan documents require that all rents and other funds from operations received by the borrower or the property manager be deposited into the lockbox within two business days after receipt and that the parking manager deposit parking net operating income into the lockbox on a monthly basis in accordance with the parking management agreement as set forth in the F5 Tower Whole Loan documents.

Prior to the ARD and in the absence of a Trigger Period, funds in the lockbox account will be transferred daily to a borrower operating account. Prior to the ARD and during a Trigger Period (while no event of default is continuing), (i) all amounts in the lockbox account are to be transferred daily for the payment, among other things, of the debt service under the F5 Tower Whole Loan and F5 Tower Mezzanine Loan (as defined below), monthly escrows and other expenses described in the F5 Tower Whole Loan documents in accordance with the F5 Tower Whole Loan documents and (ii) to the extent that there is excess cash flow after the payment of reserves, the excess cash flow will be applied at the borrower’s request to pay, among other things, operating costs and expenses, leasing costs, accounting costs, funds sufficient to make required REIT distributions and other expenses reasonably approved by the lender. After the ARD, all amounts in the lockbox account are to be transferred daily for the payment of, among other things, debt service under the F5 Tower Whole Loan and F5 Tower Mezzanine Loan, monthly escrows, Accrued Interest and other expenses described in the F5 Tower Whole Loan documents in accordance with the F5 Tower Whole Loan documents.

A “Trigger Period” will commence upon (i) January 6, 2030, (ii) an event of default under the F5 Tower Whole Loan documents, (iii) a Low Debt Yield Period (as defined below), (iv) a Lease Sweep Period or (v) an event of default under the F5 Tower Mezzanine Loan documents. A Trigger Period will cease upon: with respect to clause (ii), the cure and acceptance of the cure by the lender of such event of default; with respect to clause (iii), the end of a Low Debt Yield Period; with respect

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 9 – F5 Tower

to clause (iv), the end of such Lease Sweep Period; and with respect to clause (v), receipt of notice from the mezzanine lender that the event of default has been cured or waived.

A “Low Debt Yield Period” will commence if, as of the last day of a calendar quarter, (a) the F5 Tower Property is not fully leased to F5 Networks, one or more investment grade entities in accordance with the F5 Tower Whole Loan documents or tenants otherwise approved by the lender and (b) the F5 Tower Whole Loan debt yield (with a numerator equal to the gross income from operations less expenses and reserves and a denominator equal to the outstanding principal balance of the F5 Tower Whole Loan) is less than 6.4% or the aggregate debt yield is less than 5.5% (with a numerator equal to gross income from operations less expenses and reserves and a denominator equal to the outstanding principal balance of the F5 Tower Whole Loan and any mezzanine loan). A Low Debt Yield Period will end when the F5 Tower Whole Loan debt yield is greater than or equal to 6.4% and the aggregate debt yield of the F5 Tower Whole Loan plus the F5 Tower Mezzanine Loan is greater than or equal to 5.5% for at least two consecutive calculation dates. The borrower also has the option to avoid a Low Debt Yield Period by (i) delivering a letter of credit as collateral for the F5 Tower Whole Loan in an amount equal to the Low Debt Yield Avoidance Amount (as defined below) or (ii) after the 24th payment date, prepaying the outstanding principal balance of the F5 Tower Whole Loan in an amount equal to the Low Debt Yield Avoidance Amount in accordance with the F5 Tower Whole Loan documents.

The “Low Debt Yield Avoidance Amount” is the amount that the then outstanding principal balance of the F5 Tower Whole Loan would need to be reduced in order for the F5 Tower Whole Loan debt yield to equal 6.4% and the aggregate debt yield of the F5 Tower Whole Loan plus the F5 Tower Mezzanine Loan to equal 5.5%.

A “Lease Sweep Period” will commence on the first payment date prior to the ARD following the earliest to occur of (i)(a) a Lease Sweep Tenant Party (as defined below) terminating all or at least 40,000 square feet of space (or, if a full floor of space is less than 40,000 square feet, a full floor of space), upon the effective date of such termination or (b) a Lease Sweep Tenant Party delivering written notice to the borrower or property manager of intent to terminate 40,000 or more square feet of space, upon the later of the date that is 36 months prior to the lease expiration date and the date the written notice is received; (ii) the date that is 10 months prior to the ARD unless F5 Networks does not exercise its Early Termination Right; (iii) a Lease Sweep Tenant Party going dark on 50% or more of its space, subject to certain exceptions set forth in the F5 Tower Whole Loan documents; (iv) a monetary default or material non-monetary default under the (a) F5 Networks lease or (b) an F5 Networks replacement lease for at least 75% of the square feet demised under the F5 Networks lease, if applicable; or (v) bankruptcy proceedings of a Lease Sweep Tenant Party. A Lease Sweep Period will end upon the earliest of, with respect to clauses (i) and (ii) above, each of (a) one or more replacement tenants acceptable to the lender executing leases accounting for at least 75% of the rentable square feet demised under the F5 Networks lease, (b) after giving effect to such replacement lease(s), the F5 Tower Whole Loan debt yield being at least 8.14% and the aggregate debt yield of the F5 Tower Whole Loan and F5 Tower Mezzanine Loan being at least 7.00% and (c) certain occupancy conditions as described in the F5 Tower Whole Loan documents are satisfied (and in the case of a Lease Sweep Period under clause (i) above, the borrower may prepay the outstanding principal balance of the F5 Tower Whole Loan in accordance with the F5 Tower Whole Loan documents in order to satisfy such debt yield conditions); with respect to clause (iii) above, either (a) one or more replacement tenants acceptable to the lender executing leases accounting for at least 75% of the rentable square feet demised under the F5 Networks lease and certain occupancy conditions under the F5 Tower Whole Loan being satisfied or (b) the entirety of the space vacated being subleased to an investment grade entity in accordance with the F5 Tower Whole Loan documents that is paying rent at a rate at least equal to the lease for the Lease Sweep Tenant Party; with respect to clause (iv) above, the default being cured and no other default occurring for a period of three consecutive months following such cure; with respect to clause (v) above, the bankruptcy proceeding being terminated or the applicable lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; and with respect to clauses (i), (ii), (iii) and (iv) above, the date on which the aggregate amount of funds transferred to the lease sweep reserve account equals the Lease Sweep Reserve Cap (as defined below).

Other than a Lease Sweep Period regarding an insolvency event, the borrower may prevent the Lease Sweep Period by (i) posting a letter of credit equal to the Lease Sweep Reserve Cap or (ii) (x) delivering a guaranty satisfactory to the lender from up to two guarantors considered investment grade (“BBB–” or equivalent) by at least two of S&P, Fitch and Moody’s (or a person that is wholly owned by a qualifying person) and that maintain an aggregate minimum net worth of $350,000,000 and liquidity of $50,000,000 or (y) subject to (A) rating agency confirmation, (b) approval of the mezzanine lender and (C) lender’s receipt of a guaranty that is satisfactory in form and substance from a guarantor acceptable to the lender in an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 9 – F5 Tower

amount equal to the Lease Sweep Reserve Cap (if more than one event has occurred under a Lease Sweep Period, the applicable amount will be the greatest Lease Sweep Reserve Cap).

The “Lease Sweep Reserve Cap” will mean (a) with respect to a Lease Sweep Period caused by clause (i) above, $75.00 per rentable square foot of the terminated space; (b) with respect to a Lease Sweep Period caused by clause (ii) above, $38,663,850 ($75.00 per rentable square foot leased to F5 Networks); (c) with respect to a Lease Sweep Period caused by clause (iv) above, $75.00 per rentable square foot of the related defaulted lease; or (d) with respect to a Lease Sweep Period caused by clause (iii) above, $75.00 per rentable square foot of applicable dark space; provided that the aggregate Lease Sweep Reserve Cap for all concurrent Lease Sweep Period triggers may not exceed $38,663,850.

A “Lease Sweep Tenant Party” will mean (a) F5 Networks, (b) a tenant under one or more F5 Networks replacement leases for at least 75% of the rentable square feet demised under the F5 Networks lease or (c) a direct or indirect parent company of either of the foregoing.

Subordinate and Mezzanine Debt. On December 19, 2019, Barclays and DBRI funded the F5 Tower Subordinate Notes in the aggregate amount of $112,600,000. The F5 Tower Subordinate Notes were contributed to the BBCMS 2020-C6 securitization trust. The F5 Tower Subordinate Notes have an initial interest rate of 3.69868% per annum and are coterminous with the F5 Tower Senior Loan. Following the ARD, to the extent that the F5 Tower Whole Loan is outstanding, the F5 Tower Whole Loan will accrue interest at the Adjusted Interest Rate. The relative rights and obligations of the holders of the F5 Tower Senior Loan and the F5 Tower Subordinate Loan are governed by the terms of a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The F5 Tower Whole Loan” in the Preliminary Prospectus. Based on the F5 Tower Whole Loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield are 63.3%, 63.3%, 2.07x and 8.1%, respectively.

Additionally, a $48,500,000 mezzanine loan was funded concurrently with the origination of the F5 Tower Whole Loan (the “F5 Tower Mezzanine Loan”), which is secured by the direct equity ownership in the borrower. Following loan origination, the F5 Tower Mezzanine Loan was sold to a third party investor. The F5 Tower Mezzanine Loan accrues interest at a rate of (i) prior to the ARD, 6.15000% per annum (the “Mezzanine Initial Interest Rate”) (or, when applicable pursuant to the F5 Tower Mezzanine Loan documents, the default rate) and (ii) from and after the ARD, to the extent that the F5 Tower Mezzanine Loan is outstanding, the F5 Tower Mezzanine Loan will accrue interest at a rate equal to the greater of (a) the Mezzanine Initial Interest Rate plus 2.50% and (b) when applicable pursuant to the F5 Tower Mezzanine Loan documents, the default rate (the “Mezzanine Adjusted Interest Rate”). The “Mezzanine Accrued Interest” is the difference between (i) interest accrued on the F5 Tower Mezzanine Loan at the Mezzanine Adjusted Interest Rate and (ii) interest accrued on the F5 Tower Mezzanine Loan at the Mezzanine Initial Interest Rate. The Mezzanine Accrued Interest will be deferred and will be paid on the maturity date for the F5 Tower Mezzanine Loan to the extent not paid sooner by the F5 Tower Mezzanine Loan borrower. The F5 Tower Mezzanine Loan may not be prepaid without a simultaneous prepayment of the F5 Tower Whole Loan. Including the F5 Tower Whole Loan and F5 Tower Mezzanine Loan, the total Cut-off Date LTV, Maturity Date LTV, total UW NCF DSCR and total UW NOI Debt Yield are 73.6%, 73.6%, 1.63x and 6.9%, respectively. The lenders of the F5 Tower Whole Loan have entered into an intercreditor agreement with the F5 Tower Mezzanine Loan lenders, which agreement governs their relationship.

Partial Release. Not permitted.

Leasehold. The collateral consists of the borrower’s fee interest in the office condominium, 259 borrower-owned spaces in a parking garage (consisting of the borrower’s fee ownership of 217 parking spaces and a permanent easement with respect to the use of 42 parking spaces) and an additional 63 parking spaces leased from The Rainier Club through September 30, 2026. The 63 parking spaces subject to the leasehold interest account for 19.6% of the spaces and 11.5% of the parking income (0.7% of total effective gross income).

Earthquake Insurance. The F5 Tower Property is located within seismic zone 3 and has a probable maximum loss of 9%. The F5 Tower Whole Loan documents require earthquake insurance in amounts acceptable to the lender in form and substance. However, the borrower obtained earthquake insurance with a limit of $40.0 million per occurrence and in the annual aggregate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 10 - The Arbors

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 10 - The Arbors

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 10 - The Arbors

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$36,250,000	Title:	Fee
Cut-off Date Principal Balance:	$36,029,750	Property Type – Subtype:	Office - Suburban
% of IPB:	4.5%	Net Rentable Area (SF):	204,427
Loan Purpose:	Refinance	Location:	Thousand Oaks, CA
Borrowers:	LAX Sixth Avenue Arbors Equities LLC and LAX Arbors Equities LLC	Year Built / Renovated:	1995, 2001, 2007 / 2016-2017
Borrower Sponsor:	William D. Felton	Occupancy(3):	84.9%
Interest Rate:	3.63500%	Occupancy Date(3):	5/31/2020
Note Date:	2/5/2020	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	2/6/2030	3rd Most Recent NOI (As of)(5):	$2,163,065 (12/31/2018)
Interest-only Period:	None	2nd Most Recent NOI (As of)(6):	$2,819,178 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of)(6):	$2,877,296 (TTM 4/30/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	85.5%
Amortization Type:	Balloon	UW Revenues:	$4,709,077
Call Protection(1):	L(28),Def(88),O(4)	UW Expenses:	$1,397,314
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$3,311,762
Additional Debt:	No	UW NCF:	$3,015,343
Additional Debt Balance:	N/A	Appraised Value / Per SF(3)(7):	$50,700,000 / $248
Additional Debt Type:	N/A	Appraisal Date(3):	11/13/2019

Escrows and Reserves(2)	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$176
Taxes:	$0	$30,877	N/A	Maturity Date Loan / SF:	$139
Insurance:	$0	Springing	N/A	Cut-off Date LTV(7):	71.1%
Replacement Reserves:	$0	$3,407	N/A	Maturity Date LTV(7):	56.0%
TI/LC:	$89,903	$21,294	$1,277,669	UW NCF DSCR:	1.52x
Other:	$0	Springing	N/A	UW NOI Debt Yield:	9.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$36,250,000	98.2%	Loan Payoff	$36,359,130	98.5%
Borrower’s Equity	662,435	1.8	Closing Costs	463,402	1.3
Upfront Reserves	89,903	0.2
Total Sources	$36,912,435	100.0%	Total Uses	$36,912,435	100.0%

(1)	See “Partial Release” section below.

(2)	For a full description of Escrows and Reserves, please refer to the “Escrow and Reserves” section below.

(3)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and The Arbors Mortgage Loan (as defined below) was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	The 4th Most Recent NOI is unavailable as the borrowers acquired The Arbors Property (as defined below) in 2018.

(5)	The 3rd Most Recent NOI represents annualized cash flows from February 2018 through December 2018.

(6)	The increase from 2nd Most Recent NOI to Underwritten NOI is attributed to the following three tenants taking occupancy during 2019: (i) TaxAudit, which took occupancy in February 2019 and began paying annual base rent of $272,543 in August 2019, (ii) RovisSys Company, which took occupancy in December 2019 and began paying annual base rent of $183,784 in March 2020 (one month of rent was reserved at origination) and (iii) Cynvenio Biosystems, Inc., which took occupancy in July 2019 with an annual in place base rent of $149,769.

(7)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are based on the As Portfolio Value (for the 3 buildings comprising The Arbors Property) of $50,700,000. The combined As Is individual appraised value is $50,100,000. The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV based on the combined As Is individual appraised value are $245, 71.9% and 56.7%, respectively.

The Loan. The Arbors mortgage loan is secured by a first lien mortgage on the borrowers’ fee interest in a 204,427 square foot suburban office property located on three contiguous individual tax parcels in Thousand Oaks, California (“The Arbors Property”). The Arbors mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Date of approximately $36.03 million (“The Arbors Mortgage Loan”). The Arbors Mortgage Loan has a 10-year term and amortizes on a 30-year amortization schedule.

The Property. The Arbors Property is a 204,427 square foot suburban office campus located in Thousand Oaks, California. The Arbors Property consists of three, two-story office buildings that were built in 1995, 2001 and 2007. The Arbors Property underwent a renovation in 2016-2017 to reflect the latest in creative lifestyle space and includes $1.2 million in common area upgrades. In addition to campus improvements, the prior ownership spent over $1.6 million on upgrades for building A. The Arbors Property contains 1,019 surface parking spaces, resulting in a parking ratio of 5.0 spaces per 1,000 square feet. As of May 31, 2020, The Arbors Property was 84.9% leased to 11 tenants.

Major Tenants.

Skyworks Solutions, Inc (61,242 square feet; 30.0% NRA; 24.1% of underwritten base rent): Skyworks Solutions, Inc (“Skyworks”) has been the sole tenant in building A since 2010 under a lease with an expiration date of February 28, 2026, and two, five-year lease renewal options remaining. Skyworks has a one-time right to terminate its lease on February 28, 2023, with 12 months’ prior written notice to the landlord and payment of unamortized leasing commissions, abated rent and tenant improvements (each amortized over 120 months at the rate of 7% per annum). Skyworks was formed in 2002 after the merger of Alpha Industries, Inc. and Conexant Systems, Inc. The company is headquartered in Woburn, Massachusetts, and manufactures semiconductors for use in radio frequency and mobile communications systems. Skyworks has design, engineering, manufacturing, marketing, sales and service facilities throughout North America, Europe and Asia. Skyworks has 8,400 employees and is publicly traded on the NASDAQ exchange (NASDAQ: SWKS).

ZS Associates, Inc. (35,500 square feet; 17.4% NRA; 26.4% of underwritten base rent): ZS Associates, Inc. (“ZS”) has been a tenant at The Arbors Property since 2013, occupying 50.0% of building B under a lease with an expiration date of December 31, 2023 and one, five-year lease renewal option remaining. ZS occupies suite 100 (24,422 square feet) and suite 150 (11,078 square feet). ZS has a one-time contraction option and an ongoing termination option (collectively, the “Contraction Option”) with respect to 8,500 square feet of its space (the “Contraction Space”). If ZS exercises its Contraction Option, its occupied space will be reduced by the Contraction Space provided that (i) the Contraction Space must be separately leasable at ZS’ cost, (ii) ZS must provide written notice to the landlord that its business relationship with Amgen, Inc. (its digital enterprise partner) has been terminated and (iii) ZS must pay a termination fee for unamortized tenant improvements, leasing commissions and base rent (each amortized over 103 months at the rate of 8.0% per annum). ZS is a boutique professional consulting firm founded in 1983 that specializes in salesforce and marketing optimization. Headquartered in Evanston, Illinois, ZS has more than 7,000 employees across 26 offices located in North America, South America, Europe and Asia. Notable ZS clients include Abbott, Aflac, AstraZeneca, Bayer, Bristol-Myers Squibb, DaVita, Dreyfus, GSK, Lilly, Merck, Novartis, Pfizer, Roche, Siemens and Staples.

Mercury Insurance Services LLC (21,246 square feet; 10.4% NRA; 14.1% of underwritten base rent): Mercury Insurance Services LLC (“Mercury”) has been a tenant at The Arbors Property since 2018, occupying 29.4% of building C under a lease with an expiration date of September 30, 2024 and one five-year lease renewal option remaining. Mercury does not have any early termination options but has an expansion option that is exercisable prior to July 31, 2021. If Mercury exercises its expansion option, the rental rate and other applicable terms will be at the fair market rental rate in effect when such expansion occurs. The lease term of the expansion space will be coterminous with Mercury’s lease. Mercury is a subsidiary of Mercury General Corporation (NYSE: MCY), which was formed in 1961 and is headquartered in Los Angeles, California. Mercury is a multiple line insurance organization offering predominantly personal automobile and homeowner’s insurance through a network of approximately 4,500 independent agents and brokers located in 11 states. Mercury is ranked as the fourth largest private passenger automobile insurer in California. Mercury offers other lines of insurance, including business and mechanical breakdown insurance, in various states including Arizona, California, Florida, Georgia, Illinois, Nevada, New Jersey, New York, Oklahoma, Texas and Virginia.

TaxAudit (10,256 square feet; 5.0% NRA; 6.6% of underwritten base rent): TaxResources, Inc. (d/b/a TaxAudit) (“TaxAudit”) has been a tenant at The Arbors Property since 2019, occupying 14.4% of building B under a lease with an expiration date of January 23, 2026 and one five-year lease renewal option remaining. TaxAudit has a one-time right to terminate its lease effective June 30, 2024 upon 12 months’ prior written notice to the landlord and payment of a termination fee equal to unamortized tenant improvement costs, abated rent and leasing commissions (each amortized on a straight-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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line basis over 60 months at the rate of 7.0% per annum). TaxAudit was founded as TaxResources, Inc. in 1988 and was rebranded as TaxAudit.com in 2013 and again rebranded as TaxAudit in 2017. In 1998, TaxResources, Inc. made an agreement with Intuit® to include its prepaid audit defense service as an “add-on” in Intuit’s TurboTax software and to assist TurboTax users with their tax questions. Based in Folsom, California, TaxAudit is the largest and fastest-growing audit defense service in the U.S. with more than 11 million members. TaxAudit offers IRS, CRA and state taxing authority audit representation.

AGFA Corporation (8,722 square feet; 4.3% NRA; 5.5% of underwritten base rent): AGFA Corporation has been a tenant at The Arbors Property since 2008, occupying 12.1% of building C, under a lease with an expiration date of January 31, 2022 with one five-year lease renewal option remaining. AGFA does not have any early termination options. Founded in 1867, AGFA develops, produces and distributes imaging systems and IT solutions for the printing industry healthcare sector and specific industrial applications. AGFA’s headquarters and parent company is located in Mortsel, Belgium. AGFA’s operating activities are divided into four divisions: Offset Solutions, Digital Print & Chemicals, Radiology Solutions and HealthCare IT. AGFA’s largest production and research centers are in Belgium, the United States, Canada, Germany, France, the United Kingdom, Austria, China and Brazil. AGFA is commercially active worldwide through wholly owned sales organizations in more than 40 countries.

As of May 29, 2020, The Arbors Property was open, however, a majority of the office tenants were working remotely. As of the May 31, 2020 rent roll, The Arbors Property was 84.9% occupied. The borrowers have made all debt service payments through May 2020. Tenants who paid rent for May 2020 in full represent approximately 98.2% of the occupied square footage of The Arbors Property and 98.0% of the underwritten in-place base rent. As of the date of this term sheet, The Arbors Mortgage Loan is not subject to any modification or forbearance request.

Historical and Current Occupancy(1)
2017(2)	2018	2019	Current(3)
NAV	74.4%	84.7%	84.9%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The 2017 Occupancy is unavailable because the borrowers acquired The Arbors Property in 2018.

(3)	Current Occupancy is as of May 31, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
Skyworks Solutions, Inc(3)	NR / NR / NR	61,242	30.0%	$16.68	$1,021,517	24.1%	02/28/2026
ZS Associates, Inc.(4)	NR / NR / NR	35,500	17.4	$31.52	$1,118,960	26.4	12/31/2023
Mercury Insurance Services LLC(5)(6)	Baa2 / NR / BBB	21,246	10.4	$28.08	$596,507	14.1	09/30/2024
TaxAudit	NR / NR / NR	10,256	5.0	$27.37	$280,707	6.6	01/23/2026
AGFA Corporation	NR / NR / NR	8,722	4.3	$26.76	$233,400	5.5	01/31/2022
Major Tenants		136,966	67.0%	$23.74	$3,251,090	76.6%

Other Tenants(7)(8)(9)		36,609	17.9%	$27.12	$992,970	23.4%
Occupied Collateral Total		173,575	84.9%	$24.45	$4,244,061	100.0%
Vacant Space		30,852	15.1%

Collateral Total		204,427	100.0%

(1)	Based on the underwritten rent roll dated May 31, 2020 with rent steps taken through May 2021 totaling $143,957.

(2)	Ratings provided are for the parent company of the entity, whether or not the parent company guarantees the lease.

(3)	Skyworks Solutions, Inc has two five-year renewal options remaining.

(4)	ZS Associates, Inc. has one five-year renewal option remaining.

(5)	Mercury Insurance Services LLC has one five-year renewal option remaining.

(6)	The Base Rent for Mercury Insurance Services LLC represents the average rent over the remaining lease term based on an investment grade tenant.

(7)	Buena Vista Hospice subleases 1,800 square feet of its 8,442 square feet located in suite 130 of building C to Joshua Tree Healthcare.

(8)	Virtuoso Medical Management Inc. subleases its suite 200 (totaling 5,727 square feet) in building C, to Saaz Micro Inc.

(9)	Be Green Packaging LLC (“Be Green”) subleases its suite 205 (totaling 6,152 square feet) in building C, to Castlewood, LLC. Be Green has a right of first refusal option for suite 210 in building C (totaling 5,497 square feet).

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	30,852	15.1%	NAP	NAP	30,852	15.1%	NAP	NAP
2020 & MTM	1	3,190	1.6	$85,364	2.0%	34,042	16.7%	$85,364	2.0%
2021	0	0	0.0	0	0.0	34,042	16.7%	$85,364	2.0%
2022	5	34,848	17.0	951,680	22.4	68,890	33.7%	$1,037,044	24.4%
2023	3	42,793	20.9	1,308,286	30.8	111,683	54.6%	$2,345,330	55.3%
2024	1	21,246	10.4	596,507	14.1	132,929	65.0%	$2,941,837	69.3%
2025	0	0	0.0	0	0.0	132,929	65.0%	$2,941,837	69.3%
2026	2	71,498	35.0	1,302,223	30.7	204,427	100.0%	$4,244,061	100.0%
2027	0	0	0.0	0	0.0	204,427	100.0%	$4,244,061	100.0%
2028	0	0	0.0	0	0.0	204,427	100.0%	$4,244,061	100.0%
2029	0	0	0.0	0	0.0	204,427	100.0%	$4,244,061	100.0%
2030	0	0	0.0	0	0.0	204,427	100.0%	$4,244,061	100.0%
2031 & Beyond	0	0	0.0	0	0.0	204,427	100.0%	$4,244,061	100.0%
Total	12	204,427	100.0%	$4,244,061	100.0%
(1)	Based on the underwritten rent roll dated May 31, 2020 with rent steps taken through May 2021 totaling $143,957.

(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 - The Arbors

Operating History and Underwritten Net Cash Flow
	2018(1)	2019	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$2,973,443	$3,686,774	$3,830,087	$5,040,042	$24.65	92.4%
Vacant Income	0	0	0	0	$0.00	0.0
Gross Potential Rent	$2,973,443	$3,686,774	$3,830,087	$5,040,042	$24.65	92.4%
Total Reimbursements	431,860	416,914	450,228	414,223	$2.03	7.6
Net Rental Income	$3,405,304	$4,103,688	$4,280,315	$5,454,265	$26.68	100.0%
Other Income	29,395	34,310	50,697	50,793	$0.25	0.9
(Vacancy/Credit Loss)	0	0	0	(795,982)	($3.89)	(14.6)
Effective Gross Income	$3,434,699	$4,137,998	$4,331,012	$4,709,077	$23.04	86.3%
Total Expenses	1,271,634	1,318,820	1,453,716	1,397,314	$6.84	29.7
Net Operating Income(5)	$2,163,065	$2,819,178	$2,877,296	$3,311,762	$16.20	70.3%
Capital Expenditures	0	0	0	40,885	$0.20	0.9
TI/LC	0	0	0	255,534	$1.25	5.4
Net Cash Flow	$2,163,065	$2,819,178	$2,877,296	$3,015,343	$14.75	64.0%
(1)	2018 represents annualized cash flows from February 2018 through December 2018.

(2)	TTM represents trailing 12 months through April 30, 2020.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rents in Place is based on in-place rent as of May 31, 2020 rent roll, including (i) contractual rent steps taken through May 2021 totaling $143,957, based on building A, rent steps totaling $29,396; based on building B, rent steps totaling $40,824; and based on building C, rent steps totaling $73,737, and (ii) vacancy gross up totaling $795,982.

(5)	Underwritten Net Operating Income is higher than TTM Net Operating Income primarily due to the following three tenants taking occupancy during 2019: (i) TaxAudit, which took occupancy in February 2019 and began paying annual base rent of $272,543 in August 2019, (ii) RovisSys Company, which took occupancy in December 2019 and began paying annual base rent of $183,784 in March 2020 (one month of rent was reserved at origination) and (iii) Cynvenio Biosystems, Inc., which took occupancy in July 2019 with an annual in place base rent of $149,769. No COVID-19 specific adjustments have been incorporated in the lender underwriting.

The Market. The Arbors Property is located in Thousand Oaks, Ventura County, California. Thousand Oaks is located in the central portion of Conejo Valley approximately 12 miles west of the San Fernando Valley within Los Angeles County. Thousand Oaks includes a mix of public and private employers from a variety of industries, including biotechnology, automotive, healthcare, finance and education. The top employer is Amgen Inc. with 5,000 employees, followed by Conejo Valley Unified School District with 2,780 employees, and Los Robles Regional Medical Center with 1,612 employees. The top three industries within the area (accounting for 31% of the Ventura County population) are healthcare/social assistance, retail trade and manufacturing. Most commercial development is located along Hillcrest Drive and Thousand Oaks Boulevard, both of which parallel the Ventura Freeway (U.S. Highway 101). Retail development in Thousand Oaks is dominated by The Oaks Mall, an approximately 1.3 million square feet regional mall with approximately 170 retail stores and restaurants, anchored by Macy’s, Nordstrom and AMC Theaters. Primary access to the neighborhood is provided by the Ventura Freeway (U.S. Highway 101), which traverses through the area in an east/west direction in the central portion of the city. This freeway provides direct access to the San Fernando Valley to the east and to Ventura and Santa Barbara, and points beyond, to the west and northwest. According to the appraisal, the estimated 2019 populations within a one-, three- and five-mile radius of The Arbors Property were 11,892, 53,363 and 118,710, respectively. The 2019 average household incomes within the same radii were $117,026, $151,273 and $139,610, respectively.

According to a third party research report, The Arbors Property is part of the Greater Los Angeles office market and the Conejo Valley County office submarket. As of the third quarter of 2019, the Greater Los Angeles office market had a total office inventory of approximately 221.5 million square feet with a vacancy rate of 14.3% and an average asking rent of $41.28 per square foot. The Conejo Valley County office submarket had a total office inventory of approximately 12.1 million square feet with a vacancy rate of 11.0% and an average asking rent of $29.28 per square foot. The submarket had no additional inventory delivered in the third quarter of 2019, which had positive net absorption of 271,645 square feet for the submarket.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Comparable Office Rental Summary(1)
Property	Year Built/ Renovated	Property Size (SF)	Tenant	Lease Area (SF)	Lease Date	Initial Rent PSF	Lease Term (Yrs.)	Lease Type
The Arbors(2) Thousand Oaks, CA	1995, 2001, 2007 / 2016-2017	204,427	TaxAudit	10,256	Feb-19	$26.57	6.9	Full Service
Conejo Business Park Thousand Oaks, CA	1991/ NAP	32,023	International Card Services	5,111	Dec-18	$22.80 $25.80	3.3	MG Full Service(3)
Conejo Corporate Campus Thousand Oaks, CA	2001/ NAP	196,034	SAGE Publications Atara Biotherapeutics	46,193 51,160	Sep-18 Nov-18	$24.60 $24.00	6.7 7.0	Full Service Full Service
Stone Creek Professional Offices Thousand Oaks, CA	1983/ NAP	49,794	Cyient	6,157	Jun-18	$24.00	3.2	Full Service
One Westlake Westlake Village, CA	1982 / 2007	351,904	NSR Data Corporation	9,248	Mar-19	$28.20	5.7	Full Service
Westlake North Business Park Westlake Village, CA	2001/ NAP	197,146	iPayment of California, LLC	31,665	Dec-19	$31.20	7.0	Full Service
Westlake Office Park Westlake Village, CA	1985/ NAP	133,652	Reliable Small Business Systems	1,089	Sep-18	$27.00	3.1	Full Service
31280 Oak Crest Drive Westlake Village, CA	1996/ NAP	27,632	RKR Inc.	1,799	Oct-18	$27.96	3.0	Full Service
Sinclair Building Thousand Oaks, CA	1965/ NAP	34,334	Progressive Casualty Insurance	4,181	Jul-18	$23.40	5.3	Full Service
Westlake Spectrum Westlake Village, CA	1990/ NAP	25,752	PMS/Asset Smart	7,436	Apr-19	$22.80	5.0	Full Service
3075 Townsgate Road Westlake Village, CA	2017/ NAP	60,466	Security Paving Inc.	14,003	Feb-19	$42.60	5.3	Full Service
31248 Oak Crest Drive Westlake Village, CA	1998/ NAP	53,133	Turley Nevers	14,084	Jun-19	$34.20	10.0	Full Service
Lakeview Corporate Center Westlake Village, CA	1985 / 2009	259,540	Williams Lea	26,409	Dec-18	$27.00	5.0	Full Service
1525 & 1535 Rancho Conejo Boulevard Newbury Park, CA	1990 / 2017	160,980	Amgen USA	48,622	Nov-18	$23.16	3.0	Full Service
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 31, 2020.

(3)	Conejo Business Park comparable tenant’s initial rent per square foot is $1.90 modified gross; however, the appraisal provided a full service equivalent rent of $2.15 per square foot.

The Borrowers. The borrowers for The Arbors Mortgage Loan are LAX Sixth Avenue Arbors Equities LLC and LAX Arbors Equities LLC, which own The Arbors Property as tenants-in-common. Each of the borrowers is a Delaware limited liability company with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of The Arbors Mortgage Loan. William D. Felton is the guarantor of certain nonrecourse carve-outs under The Arbors Mortgage Loan.

The Borrower Sponsors. William D. Felton is the Chairman of Felton Properties Inc., which was formed in 1997 by Mr. Felton and his son, Matthew Felton. The company is based in Portland, Oregon and has offices in Bellevue, Washington and Westport, Connecticut. The company owns and manages approximately 3 million square feet of real estate located in Oregon, Washington, Colorado, Utah and Minnesota. Through institutional and private partnerships, Felton Properties Inc. and Felton Management Corp. have closed more than 30 acquisitions over the past 10 years that collectively represent over $600 million in transaction volume. Prior to Felton Properties Inc., Mr. Felton founded William Felton Associates Inc. in 1972, which owned and managed commercial real estate primarily in the New York City area.

Property Management. The Arbors Property is managed by Amber Felton Management Corporation, which is an affiliate of the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 - The Arbors

Escrows and Reserves. At origination, the borrowers deposited in escrow $89,903 into the tenant improvements and leasing commissions reserve allocated to (x) outstanding approved leasing expenses in the amount of $67,474 with respect to RoviSys Company and (y) free or abated rent owed to RoviSys Company in the amount of $15,315 and to Ampersand Biopharmaceuticals, Inc. in the amount of $7,114.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to $30,877.

Insurance Escrows – Ongoing monthly insurance premium reserves will not be required for so long as (i) the borrowers provide evidence that insurance satisfying the requirements of The Arbors Mortgage Loan documents have been obtained under one or more blanket policies of insurance and thereafter provide the lender with evidence of the payment of the insurance premiums at least 30 days prior to the date on which such payment would become delinquent, and (ii) no event of default is continuing. During the continuance of an event of default or at any time that the borrowers have failed to deliver the required evidence, the borrowers will be required to reserve 1/12th of the estimated annual insurance premiums on a monthly basis.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow 1/12th of the product obtained by multiplying $0.20 by the aggregate number of rentable square feet of space in The Arbors Property that has not been subject to a partial release as permitted under The Arbors Mortgage Loan documents, which currently equates to $3,407 per month.

TI/LC Reserves – Ongoing monthly rollover reserves will not be required for so long as the amount contained in the rollover reserve subaccount is equal to or greater than an amount equal to five years of monthly deposits required to be made (excluding the initial deposit and any lease termination payments) (the “Rollover Reserve Threshold Amount”). On each payment date, to the extent the balance is less than the Rollover Reserve Threshold Amount, the borrowers will be required to reserve an amount initially equal to 1/12th of the product obtained by multiplying $1.25 by the aggregate number of rentable square feet of space (initially $21,294) in The Arbors Property that has not been subject to a partial release as permitted under The Arbors Mortgage Loan documents.

Special Rollover Reserve – During the continuance of a Lease Sweep Trigger Event (as defined below), the borrowers have the option, but not the obligation, within 10 business days of receipt of notice from the lender that a Lease Sweep Trigger Event has occurred, to deposit with the lender a cash deposit or letter of credit with a face amount equal to (i) to the extent the Lease Sweep Trigger Event relates solely to the Major Lease (as defined below) entered with Skyworks, $30.00 times the square footage of the demised premises that is subject to such Major Lease with Skyworks for which a Lease Sweep Trigger Event has occurred, (ii) to the extent the Lease Sweep Trigger Event relates solely to the Major Lease entered with ZS, $20.00 times the square footage of the demised premises that is subject to such Major Lease with ZS for which a Lease Sweep Trigger Event has occurred, (iii) for any other Major Lease, $30.00 times the square footage of the demised premises that is subject to such Major Lease for which a Lease Sweep Trigger Event has occurred or such lesser amount as lender reasonably believes is necessary to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period (as defined below), including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required under The Arbors Mortgage Loan documents during any period of time that rents are insufficient as a result of down time or free rent periods, or (iv) to the extent the Lease Sweep Trigger Event relates to a combination of the Major Lease described in clauses (i) through (iii) above, the balance of the special rollover reserve will be equal to the cumulative amounts noted in the applicable clauses above. Any cash deposit or letter of credit will be held in the special rollover reserve subaccount and to the extent timely made, a Lease Sweep Period will not commence as a result of a Lease Sweep Trigger Event. To the extent the borrowers fail to timely make a special rollover reserve deposit, a Lease Sweep Period will immediately commence and on each payment date occurring during the continuance of the related Lease Sweep Period (provided no other Cash Management Period (as defined below) is continuing), all available cash (or such portion of available cash allocated by lender for deposit into the special reserve subaccount) will be paid by the lender. The borrowers will also be required to pay to the lender for transfer into the special rollover reserve subaccount (i) all fees, penalties, commission or other payments made to borrowers in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Major Lease (including in connection with any Major Tenant (as defined below) bankruptcy action), (ii) any security deposits or proceeds of letters of credit held by the borrowers in lieu of cash security deposits, which the borrowers are permitted to retain pursuant to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 - The Arbors

applicable provisions of any Major Lease and (iii) any payments made to the borrowers relating to unamortized tenant improvements and leasing commissions under any Major Lease.

Lockbox / Cash Management. The Arbors Mortgage Loan documents require a hard lockbox with springing cash management. The borrowers are required to cause all rents relating to The Arbors Property to be transmitted directly by the tenants into a lender controlled lockbox account and all rents received by the borrowers or property manager are required to be deposited into the lockbox account within one business day of receipt. As long as no Cash Management Period is in effect, funds deposited into the lockbox account are required to be transferred to the borrowers’ operating account on a daily basis. Upon the occurrence of a Cash Management Period, all sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with The Arbors Mortgage Loan documents. Available cash on deposit will be applied as follows: (a) during the continuance of a Lease Sweep Period, to the special rollover reserve subaccount or (b) to the extent that a Cash Management Period is in effect (other than solely as a result of a Lease Sweep Period), to the cash collateral subaccount.

A “Cash Management Period” means the occurrence of (i) the stated maturity date of February 6, 2030, (ii) an event of default, (iii) if, as of any calculation date the debt service coverage ratio is less than 1.15x or (iv) the commencement of a Lease Sweep Period, and will end, as applicable, (a) with respect to clause (i) above if, (x) The Arbors Mortgage Loan and all other obligations under The Arbors Mortgage Loan documents have been repaid in full or (y) the stated maturity date has not occurred, (b) with respect to clause (ii) above, once the event of default has been cured, (c) with respect to clause (iii) above, once the debt service coverage ratio is greater than or equal to 1.20x for two consecutive calendar quarters or (d) with respect to clause (iv) above, once the Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following (each a “Lease Sweep Trigger Event”) and the failure of the borrowers to timely make a cash or letter of credit deposit with the lender in accordance with The Arbors Mortgage Loan documents: (i) the date that is 12 months prior to the end of the term of any Major Lease, including any renewal terms, and the term of such Major Lease has not been renewed or otherwise extended; (ii) the date required under a Major Lease by which the applicable Major Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (iii) any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date; (iv) any Major Tenant discontinues its business at its premises (i.e., “goes dark”) or gives notice that it intends to discontinue its business; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Lease by the applicable Major Tenant thereunder; or (vi) the occurrence of a Major Tenant insolvency proceeding. A Lease Sweep Period will end upon the earlier to occur of (a) to the extent the Lease Sweep Period relates solely to a Major Lease entered with Skyworks, the balance in the special rollover reserve account is equal to $30.00 times the square footage of the demised premises that is subject to such Major Lease with Skyworks for which a Lease Sweep Trigger Event has occurred, (b) to the extent the Lease Sweep Period relates solely to a Major Lease entered with ZS, the balance in the special rollover reserve is equal to $20.00 times the square footage of the demised premises that is subject to such Major Lease with ZS for which a Lease Sweep Trigger Event has occurred, (c) for any other Major Lease, the balance in the special rollover reserve is equal to the lesser of (x) $30.00 times the square footage of the demised premises that is subject to such Major Lease for which a Lease Sweep Trigger Event has occurred or (y) such lesser amount as the lender determines is necessary to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required during any period of time that rents are insufficient as a result of down time or free rent periods, (d) to the extent the Lease Sweep Period relates to a combination of the Major Leases, the balance in the special rollover reserve is equal to the cumulative amounts noted in the previous clauses or (e) the occurrence of (1) with respect to clauses (i), (ii), (iii) or (iv) above, upon (A) the earlier to occur of (I) the date on which the subject Major Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement for a Net Rent Threshold Lease (as defined below) or enters an extension agreement acceptable to the lender with respect to at least 75% of the space demised under the subject Major Lease or (II) the date on which at least 75% of the space demised under the applicable Major Lease that gave rise to the Lease Sweep Trigger Event has been leased pursuant to a Net Rent Threshold Lease or a different replacement lease or replacement leases approved by the lender, and entered into in accordance with The Arbors Mortgage Loan documents, provided, if less than the entirety of the space demised under the subject Major Lease that gave rise to the Lease Sweep Period is leased pursuant to clauses (I) or (II) above, the debt service coverage ratio based on the trailing 12 month period must be equal to or greater than 1.30x and (B) all approved major lease leasing expenses (and any other

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 - The Arbors

expenses in connection with the re-tenanting of such space) related to the renewals, extensions or replacement leases entered under clauses (I) or (II) above have been paid in full; (2) with respect to clause (v) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of six consecutive months following such cure; or (3) with respect to clause (vi) above, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

A “Major Lease” is each of the following: (i) the existing lease with Skyworks, (ii) the existing lease with ZS and (iii) any other lease that covers 40,000 or more rentable square feet of the improvements or includes a gross annual rent of more than 20% of the total annual rents of The Arbors Property.

A “Major Tenant” is any tenant under a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate 40,000 or more rentable square feet of the improvements or have a cumulative gross annual rent equal to more than 20% of the total annual rents at The Arbors Property.

A “Net Rent Threshold Lease” means each lease (a) that individually or in the aggregate with other leases with respect to the same tenant and its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease(s): (i) covers more than 40,000 square feet of the improvements, (ii) has a gross annual rent equal to more than 20% of the total annual rental payments at The Arbors Property or (iii) covers at least one full floor of any individual building at The Arbors Property, (b) in which the net effective rent for such material lease is equal to or greater than $17.50 per square foot per annum, which amount represents a net effective rent under a gross lease, provided, for the initial Net Rent Threshold Lease that is to be entered for space that is identified as being vacant on the rent roll, the net effective rent will be equal to or greater than $12.50 per square foot per annum, and (c) in which the gross rent is not less than $23.00 per square foot per annum to the extent it is for available space at the portion of The Arbors Property located at 2535 and 2545 West Hillcrest, Thousand Oaks, California, and $15.00 per square foot for available space at the portion of The Arbors Property located at 649 Lawrence Road.

Subordinate and Mezzanine Debt. At any time after June 25, 2022, the direct or indirect owners of the borrowers or any transferee borrower are permitted to incur subordinate mezzanine debt in connection with a transfer and assumption of The Arbors Mortgage Loan secured by the direct or indirect ownership interest in the borrowers or transferee borrower, provided that certain conditions set forth in The Arbors Mortgage Loan documents are satisfied, including, without limitation: (i) no event of default exists, (ii) the mezzanine loan is junior and subordinate to The Arbors Mortgage Loan, (iii) the combined loan-to-value ratio (taking into account the mezzanine loan and The Arbors Mortgage Loan) is no greater than 71.5%, (iv) the debt service coverage ratio based on the trailing 12 month period and taking into account the mezzanine loan and The Arbors Mortgage Loan is at least 1.48x, (v) the debt yield after taking into account the mezzanine loan and The Arbors Mortgage Loan is at least 8.9%, (vi) the execution of an intercreditor agreement that is reasonably acceptable to the lender and (vii) the receipt of a rating agency confirmation.

Partial Release. On any payment date on or after July 6, 2022, the borrowers may obtain the release of the individual property located at building B (the “Release Property”) from the lien of the mortgage encumbering such Release Property (and related loan documents), provided that conditions under The Arbors Mortgage Loan documents including, but not limited to the following, are satisfied: (a) the borrowers defease an amount of principal equal to 115% of the allocated loan amount for the Release Property; (b) no default or event of default is continuing before or after the release; (c) each of the borrowers remains a special purpose bankruptcy remote entity after the release; (d) the borrowers pay to the lender all costs and expenses (including reasonable attorneys’ fees) incurred by the lender in connection with such sale and the release of the Release Property from the lien of the mortgage loan; and (e) after giving effect to such release and defeasance, (A) the debt service coverage ratio for the remaining individual properties is no less than 1.50x and (B) the loan-to-value ratio of the remaining individual properties is less than or equal to 75.0%.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 11 – Santa Monica Physician’s Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,700,000	Title:	Fee
Cut-off Date Principal Balance:	$23,700,000	Property Type - Subtype:	Office – Medical
% of IPB:	2.9%	Net Rentable Area (SF):	37,511
Loan Purpose:	Refinance	Location:	Santa Monica, CA
Borrower:	SMMB Holdings, LLC	Year Built / Renovated:	1972 / 1993, 2013
Borrower Sponsors:	Albert Taban; The Albert and Azita Taban Living Trust U/A/D 5/11/2004	Occupancy(3):	96.4%
Interest Rate:	3.15000%	Occupancy Date(3):	4/1/2020
Note Date:	3/6/2020	4th Most Recent NOI (As of):	$1,632,385 (12/31/2017)
Maturity Date:	4/5/2030	3rd Most Recent NOI (As of):	$1,660,269 (12/31/2018)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,607,179 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of):	$1,438,697 (TTM 3/31/2020)
Original Amortization Term:	None	UW Economic Occupancy(4):	95.5%
Amortization Type:	Interest Only	UW Revenues(4):	$2,781,609
Call Protection:	L(26),Def(89),O(5)	UW Expenses(4):	$813,128
Lockbox / Cash Management:	Hard / Springing	UW NOI(3)(4):	$1,968,481
Additional Debt:	No	UW NCF(3)(4):	$1,905,138
Additional Debt Balance:	N/A	Appraised Value / Per SF(3)(5):	$37,000,000 / $986
Additional Debt Type:	N/A	Appraisal Date(3):	4/1/2020

Escrows and Reserves	Financial Information(3)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$632
Taxes:	$42,086	$21,043	N/A	Maturity Date Loan / SF:	$632
Insurance(1):	$10,443	Springing	N/A	Cut-off Date LTV(5):	64.1%
Replacement Reserves:	$0	$590	$16,880	Maturity Date LTV(5):	64.1%
TI/LC:	$0	$4,689	$168,800	UW NCF DSCR:	2.52x
Other(2):	$2,846,527	$0	N/A	UW NOI Debt Yield(5):	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,700,000	100.0%	Payoff Existing Debt	$17,912,350	75.6%
Upfront Reserves	2,899,056	12.2
Return of Equity	2,410,499	10.2
Closing Costs	478,096	2.0
Total Sources	$23,700,000	100.0%	Total Uses	$23,700,000	100.0%

(1)	The borrower is currently depositing $1,044 into the insurance reserve account on each monthly payment date. However, the borrower is not required to escrow such monthly insurance payments so long as (a) no event of default under the Santa Monica Physician’s Center Mortgage Loan (as defined below) documents exists or is continuing, (b) the borrower maintains a blanket or umbrella policy acceptable to the lender, (c) the borrower provides the lender evidence of renewal of such policy and paid receipts for the payment of the insurance premiums by no later than 10 days prior to the expiration of the policy and 30 days prior to the delinquency of payment on such policy, as applicable and (d) the borrower at all times maintains in the tax and insurance subaccount an amount equal to one-half of the annual insurance premiums that the lender estimates would be payable to maintain all of the policies required on a stand-alone basis that are otherwise covered by the blanket or umbrella policy approved by the lender.

(2)	Other Escrows and Reserves consists of $363,668 for free rent, $197,859 for an initial TI/LC reserve and $2,285,000 for an earnout reserve. The earnout reserve will be disbursed to the borrower (i) in the amount of $1,039,627 if, among other conditions, suite 202 is occupied prior to April 2022 in accordance with the mortgage loan documents and (ii) in the amount of $1,245,373 if, among other conditions, suite 213 is occupied prior to April 2022 in accordance with the mortgage loan documents, and in each case if the Santa Monica Physician’s Center Property has achieved a debt yield of 7.55%.

(3)	The Santa Monica Physician’s Center Property (as defined below) was 96.4% leased (86.9% occupied) as of April 1, 2020. The Regents of the University (UCLA) (“UCLA”) (Moody’s/S&P/Fitch: Aa3/AA-/AA-) signed two new leases for suites 202 and 213, totaling an additional 3,565 square feet (9.5% of NRA, February 2027 lease expiration date). According to the borrower sponsors, suites 202 and 213 are expected to be delivered to UCLA (as defined below) by mid-year 2020. For a full description, see “Major Tenant” below. All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Santa Monica Physician’s Center Mortgage Loan (as defined below) was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	The underwritten cash flows include the two signed leases with UCLA for suites 202 and 213. See “Major Tenant” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Santa Monica Physician’s Center

(5)	The $36,000,000 “as-is” appraised value excludes the two signed leases with UCLA for suites 202 and 213. The appraiser concluded a “prospective as-stabilized” appraised value as of April 1, 2020 of $37,000,000, which assumes that UCLA takes occupancy of the two newly signed suites. According to the borrower sponsors, the spaces are expected to be delivered to UCLA by mid-year 2020. Cut-off Date LTV and Maturity Date LTV are calculated based on the “prospective as-stabilized” appraised value. Based on the “as-is” appraised value, the Cut-off Date LTV and Maturity Date LTV are 65.8% and 65.8%, respectively. Cut-off Date LTV and UW NOI Debt Yield are calculated based on the Cut-off Date Principal Balance of $23,700,000. Excluding the $2,285,000 earnout reserve and based on the “as is” appraised value, the Cut-off Date LTV and UW NOI Debt Yield are 59.5% and 9.2%, respectively.

The Loan. The Santa Monica Physician’s Center mortgage loan (the “Santa Monica Physician’s Center Mortgage Loan”) is secured by a first lien mortgage on the borrower’s fee interest in a 37,511 square foot medical office property located in Santa Monica, California (the “Santa Monica Physician’s Center Property”). The Santa Monica Physician’s Center Mortgage Loan was originated by Natixis Real Estate Capital LLC and has an outstanding principal balance as of the Cut-off Date of $23,700,000. The Santa Monica Physician’s Center Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The Santa Monica Physician’s Center Property is a four-story, 37,511 square foot medical office building located at 1304 15th Street in Santa Monica, California. The Santa Monica Physician’s Center Property includes a ground level parking garage with 41 spaces accessible from Arizona Avenue. The Santa Monica Physician’s Center Property was built in 1972 and renovated in 1993 and 2013. The Santa Monica Physician’s Center Property is located across the street from the UCLA Medical Center - Santa Monica, a 281-bed hospital, and 0.5 miles from the Providence Saint John’s Health Center, a 266-bed hospital.

The Santa Monica Physician’s Center Property is located on a 0.35-acre site and consists of a centralized main lobby surrounded by standard office space. The Santa Monica Physician’s Center Property offers concrete-paved vehicle drives for all of its 41 covered parking spaces. Patron parking is located along the front and sides of the building, and the Santa Monica Physician’s Center Property has a parking ratio of 1.09 spaces per 1,000 square foot of building area. United Valet Parking leases the parking facility at a current rental rate of $288,480 per annum with 3.0% annual escalations. The parking lease extends through July 31, 2021 with the next rental escalation scheduled to occur in August 2020.

As of May 26, 2020, the Santa Monica Physician’s Center Property was open; however, office tenants comprising 77.5% of net rentable area (“NRA”) followed stay at home orders and were working remotely. UCLA (16.7% of the NRA, excluding suites 202 and 213) and the office of Tristan E. Bickman, MD (5.8% of the NRA) remained open and were continuing to operate. As of the April 1, 2020 rent roll, the Santa Monica Physician’s Center Property was 96.4% leased and 86.9% occupied. The borrower made its debt service payment for May 2020. Tenants who paid rent for May in full represent approximately 45.3% of the occupied square footage and 46.8% of the in-place underwritten base rent. Payam Daneshrad, MD, Inc, the second largest tenant (8.6% of the NRA) and David Hisaya Yoshimaru, DDS, the fourth largest tenant by square footage (6.1% of the NRA) were granted rent relief. Both tenants have agreed to pay half of May 2020 and June 2020 rents with deferred rent to be paid over the six months that follow. As of the date of this term sheet, the Santa Monica Physician’s Center Mortgage Loan is not subject to any modification or forbearance request.

Major Tenant.

UCLA (including suites 202 and 213: 9,831 square feet; 26.2% of NRA; 30.0% of underwritten base rent): UCLA currently operates a family medicine practice and cosmetic surgery center at the Santa Monica Physician’s Center Property. The two newly-signed spaces (3,565 square feet, 9.5% of NRA) are expected to be used as general medical offices and to be later converted to medical use based on UCLA’s demand.

The UCLA Health Primary Care Family Medicine office (“UCLA Health”) opened in Santa Monica in 1997 and has since expanded its services to Culver City, Marina Del Ray, Beverly Hills, Playa Del Rey, Mar Vista, Inglewood, Hawthorne, Lawndale, Torrance, Sherman Oaks, San Fernando Valley, Hollywood, West Hollywood, North Hollywood and Los Angeles. Its practice consists of four board-certified physicians who provide healthcare from infancy to geriatrics. In July 2019, UCLA Health was ranked the #1 hospital in California by a third-party report. There are three other UCLA Health practices located in Santa Monica within a one-mile radius of the Santa Monica Physician’s Center Property. UCLA Plastic Surgery, Santa Monica occupies suite 102, where two plastic surgeons are on staff to provide breast reconstruction, cosmetic surgery, non-surgical facial rejuvenation, reconstructive surgery and scar treatment services.

UCLA has been in occupancy at the Santa Monica Physician’s Center Property since 1998 and recently renewed its lease in suite 400 (4,110 square feet, 11.0% of NRA) for an additional six years expiring on April 30, 2026 at $69.00 per square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Santa Monica Physician’s Center

foot with annual escalations and suite 102 (2,156 square feet, 5.7% of NRA) for an additional five years expiring on September 15, 2024 at $69.00 per square foot with annual escalations. Additionally, UCLA signed two new seven-year leases for two additional suites totaling 3,565 square feet (9.5% of NRA) expiring in February 2027 at $67.80 per square foot with 3.0% annual escalations. UCLA has not yet taken occupancy these newly-leased spaces. According to the borrower sponsors, suites 202 and 213 are expected to be delivered to UCLA by mid-year 2020. UCLA has two five-year renewal options on suites 400 and 102 and one five-year renewal option on suites 202 and 203. Straight-line rent is applied for all four UCLA leases due to its investment grade rating (Moody’s/S&P/Fitch: Aa3/AA-/AA-).

UCLA was given a tenant improvement allowance of $40 per square foot for suites 202 and 213 (totaling $142,600) and four months of free rent (totaling $87,525.80). Tenant improvements for the spaces include painting throughout the premises, new vinyl flooring for two bathrooms and the lab room, replacement of ceiling tiles with water marks and steam cleaning the floors. UCLA has termination rights under its leases for suites 202 and 213 if the borrower fails to deliver these spaces by February 2021. According to the borrower sponsors, suites 202 and 213 are expected to be delivered to UCLA by mid-year 2020. The Santa Monica Physician’s Center Mortgage Loan is structured with a $2,285,000 earnout reserve that will be disbursed to the borrower once, among other conditions, possession of suites 202 and 213 has been accepted by UCLA, at which time, UCLA will have no termination options.

The Market. The Santa Monica Physician’s Center Property is located in the city of Santa Monica, California, which lies along the Pacific Coast and is situated approximately 15.6 miles west of Los Angeles. According to a third-party market research report, the estimated 2019 population within a one-, three-, and five-mile radius of the Santa Monica Physician’s Center Property was 44,569, 205,504, and 438,449, respectively, representing a nine-year compound annual growth rate of 0.7%, 0.5%, and 0.5%, respectively. The population within a five-mile radius of the Santa Monica Physician’s Center Property comprises approximately 4.3% of the entire Los Angeles County population.

Surrounding uses near the Santa Monica Physician’s Center Property are largely healthcare-oriented; a major medical facility is located just 0.4 miles northeast of the Santa Monica Physician’s Center Property along Santa Monica Boulevard, and the UCLA Medical Center of Santa Monica is situated adjacent to the Santa Monica Physician’s Center Property on the opposite corner of 15th Avenue and Arizona Avenue. Also nearby the Santa Monica Physician’s Center Property is Sunrise of Santa Monica, an assisted living facility. Additional uses near the Santa Monica Physician’s Center Property include retail offerings, restaurants and bars. The Wilshire Montana neighborhood, located northeast of the Santa Monica Physician’s Center Property, is a large and densely-populated residential neighborhood that houses various schools, including St. Monica Catholic High School and Lincoln Middle School.

The University of California Medical Center of Santa Monica (“UCLA-SM”) was founded in 1926 and as of April 2020, employed more than 2,500 workers, excluding more than 300 volunteers and 500 care extenders. Of its 2,500 employees, approximately 1,100 are physicians working across UCLA-SM’s 281 inpatient beds and 16 operating rooms. The Providence Saint John’s Health Center, located 0.5 miles northeast of the Santa Monica Physician’s Center Property, was founded in 1942. The Providence Saint John’s Health Center provides 266 inpatient beds. The hospital has been recognized with placement on U.S. News & World Report’s best regional hospitals list, as well as the Top Hospital for Patient Safety by The Leapfrog Group.

The Santa Monica Physician’s Center Property is located 0.6 miles north of U.S. Interstate 10 (“I-10”), a federal highway that spans the continental United States east to west and serves as the most popular road connecting Santa Monica residents to Los Angeles, California. I-10 also passes through Phoenix, Arizona and San Antonio, Texas, ultimately ending in Jacksonville, Florida. One of the city’s most popular thoroughfares, Santa Monica Boulevard, is located 0.1 miles southeast of the Santa Monica Physician’s Center Property. Like I-10, Santa Monica Boulevard also connects drivers with Los Angeles to the east and the Santa Monica Pier to the west. Ocean Avenue (California Highway 1), which borders the Pacific Ocean, is located one mile southwest of the Santa Monica Physician’s Center Property. Santa Monica has one of the most extensive transit networks for a city of its size; 17% of its residents ride the city’s Big Blue Bus transportation service at least several times a week, and 12% of its residents ride with some transit service just as often. Big Blue Bus Route One stops 0.1 mile southeast of the Santa Monica Physician’s Center Property. Additionally, the Metro Rail of Santa Monica’s Expo Line stops at its 17th Street/SMC Station, approximately 0.4 miles southeast of the Santa Monica Physician’s Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 11 – Santa Monica Physician’s Center

According to a third-party market research report, the Santa Monica Physician’s Center Property is located in the Santa Monica office submarket. As of November 2019, the submarket contained approximately 16 million square foot of inventory. The submarket reported an 8.3% vacancy rate, which decreased 1.2% over the prior 12 months and is lower than the historical average of 9.7%. The vacancy rate for medical office space is 3.1%. The medical office space within the submarket makes up approximately 1.4 million square foot (8.8%) of the total office submarket and the submarket rent for medical office space is $63.85 per square foot. As of November 2019, the Santa Monica office submarket rent was $63.93 per square foot, an increase of 1.5% over the prior 12 months. As of November 2019, there was 176,276 square feet under construction. Over the past 12 months, the Santa Monica office submarket delivered approximately 31,400 square feet and absorbed approximately 183,000 square feet.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
UCLA(3)	Aa3 / AA- / AA-	9,831	26.2%	$74.02(4)	$727,675(4)	30.0%	Various
Payam Daneshrad, MD, Inc	NR / NR / NR	3,233	8.6	$61.74	199,620	8.2	8/31/2033
Westside Pediatric Dental Group	NR / NR / NR	3,110	8.3	$58.43	181,707	7.5	5/31/2027
David Hisaya Yoshimaru, DDS	NR / NR / NR	2,285	6.1	$60.09	137,302	5.7	8/31/2028
Tristan E. Bickman, MD	NR / NR / NR	2,183	5.8	$71.07	155,146	6.4	7/31/2029
Top Tenants		20,642	55.0%	$67.89	$1,401,450	57.8%
Other Tenants		15,502	41.3	$65.93	1,022,104	42.2
Occupied Total		36,144	96.4%	$67.05	$2,423,554	100.0%
Vacant Space		1,367	3.6
Collateral Total		37,511	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2020.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UCLA signed two new leases for suites 202 and 213, totaling 3,565 square feet (9.5% of NRA, February 2027 lease expiration date). According to the borrower sponsors, the spaces are expected to be delivered to UCLA by mid-year 2020. UCLA has termination rights under suites 202 and 213 if the borrower fails to deliver the spaces by February 2021. UCLA also occupies suite 400 (4,110 square feet, April 2026 lease expiration date) and suite 102 (2,156 SF, September 2024 lease expiration date).

(4)	Straight-line rent is applied for all four UCLA leases due to its investment grade rating (Moody’s/S&P/Fitch: Aa3/AA-/AA-).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 11 – Santa Monica Physician’s Center

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	1,367	3.6%	NAP	NAP	1,367	3.6%	NAP	NAP
2020 & MTM	2	2,331	6.2	$153,792	6.3%	3,698	9.9%	$153,792	6.3%
2021	1	1,511	4.0	101,018	4.2	5,209	13.9%	$254,810	10.5%
2022	2	1,551	4.1	99,543	4.1	6,760	18.0%	$354,353	14.6%
2023	3	2,886	7.7	191,503	7.9	9,646	25.7%	$545,856	22.5%
2024	2	3,459	9.2	242,440	10.0	13,105	34.9%	$788,296	32.5%
2025	1	610	1.6	40,070	1.7	13,715	36.6%	$828,366	34.2%
2026	3	6,923	18.5	484,245	20.0	20,638	55.0%	$1,312,611	54.2%
2027(3)	2	6,675	17.8	446,279	18.4	27,313	72.8%	$1,758,890	72.6%
2028	2	3,396	9.1	211,087	8.7	30,709	81.9%	$1,969,978	81.3%
2029	2	3,569	9.5	253,957	10.5	34,278	91.4%	$2,223,935	91.8%
2030	0	0	0.0	0	0.0	34,278	91.4%	$2,223,935	91.8%
2031 & Beyond	1	3,233	8.6	199,620	8.2	37,511	100.0%	$2,423,554	100.0%
Total	21	37,511	100.0%	$2,423,554	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2020.

(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	UCLA signed two new leases for suites 202 and 213, totaling 3,565 square feet (9.5% of NRA, February 2027 lease expiration date). According to the borrower sponsors, the spaces are expected to be delivered to UCLA by mid-year 2020.

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	TTM(1)	Underwritten(2)	Per Square Foot	%(3)
Rents in Place(4)	$2,029,756	$2,105,839	$2,077,074	$1,970,255	$2,423,554	$64.61	83.2%
Vacant Income	0	0	0	0	92,683	2.47	3.2
Gross Potential Rent	$2,029,756	$2,105,839	$2,077,074	$1,970,255	$2,516,237	$67.08	86.4%
Total Reimbursements	348,569	318,324	291,772	333,321	382,540	10.20	13.1
Other Income	2,605	709	7,155	13,913	13,913	0.37	0.5
Net Rental Income	$2,380,930	$2,424,872	$2,376,000	$2,317,489	$2,912,690	$77.65	100.0%
(Vacancy/Credit Loss)(4)	0	0	0	0	(131,081)	(3.49)	(4.5)
Effective Gross Income	$2,380,930	$2,424,872	$2,376,000	$2,317,489	$2,781,609	$74.15	95.5%
Total Expenses	748,545	764,603	768,821	878,792	813,128	21.68	29.2
Net Operating Income	$1,632,385	$1,660,269	$1,607,179	$1,438,697	$1,968,481	$52.48	70.8%
Capital Expenditures	0	0	0	0	7,077	0.19	0.3
TI/LC	0	0	0	0	56,267	1.50	2.0
Net Cash Flow	$1,632,385	$1,660,269	$1,607,179	$1,438,697	$1,905,138	$50.79	68.5%
(1)	TTM reflects the trailing 12-month period ending March 31, 2020.

(2)	The underwritten cash flows include the two signed leases with UCLA for suites 202 and 213. No COVID-19 specific adjustments have been incorporated in the lender underwriting.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Straight-line rent and 3.0% vacancy is applied for all four UCLA leases due to its investment grade rating (Moody’s/S&P/Fitch: Aa3/AA-/AA-).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 12 – 725 Fourth Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,000,000	Title:	Fee
Cut-off Date Principal Balance:	$23,000,000	Property Type – Subtype:	Multifamily – Mid Rise
% of IPB:	2.8%	Net Rentable Area (Units):	165
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	725 4th Owner LLC	Year Built / Renovated:	1928 / 2019
Borrower Sponsor:	Isaac Kurtz	Occupancy(3):	98.2%
Interest Rate:	3.82900%	Occupancy Date(3):	5/26/2020
Note Date:	12/31/2019	4th Most Recent NOI (As of):	$1,808,180 (12/31/2017)
Maturity Date:	1/6/2030	3rd Most Recent NOI (As of):	$1,798,265 (12/31/2018)
Interest-only Period:	84 months	2nd Most Recent NOI (As of):	$1,853,409 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of):	$1,714,662 (TTM 4/30/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	93.9%
Amortization Type:	IO-Balloon	UW Revenues:	$3,188,170
Call Protection:	L(29),Def(87),O(4)	UW Expenses:	$1,509,639
Lockbox / Cash Management:	Soft / Springing	UW NOI(3):	$1,678,531
Additional Debt:	No	UW NCF(3):	$1,643,656
Additional Debt Balance:	N/A	Appraised Value / Per Unit(3):	$39,000,000 / $236,364
Additional Debt Type:	N/A	Appraisal Date(3):	7/29/2019

Escrows and Reserves	Financial Information(3)
Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$139,394
Taxes:	$74,052	$74,052	N/A	Maturity Date Loan / Unit:	$131,752
Insurance:	$77,187	$7,719	N/A	Cut-off Date LTV:	59.0%
Replacement Reserves:	$0	$2,406	N/A	Maturity Date LTV:	55.7%
TI/LC(1):	$12,002	Springing	N/A	UW NCF DSCR:	1.27x
Other(2):	$111,875	$0	N/A	UW NOI Debt Yield:	7.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,000,000	93.5%	Payoff Existing Debt	$23,965,877	97.4%
Borrower’s Equity	1,611,624	6.5	Upfront Reserves	275,115	1.1
Closing Costs	370,632	1.5
Total Sources	$24,611,624	100.0%	Total Uses	$24,611,624	100.0%

(1)	If at any time during the loan term, the balance of the TI/LC reserve subaccount falls below $6,000, the borrower will be required, on the next payment date, to pay to the lender for transfer into the TI/LC reserve subaccount the amount that will cause the balance of the TI/LC reserve subaccount to be at least $12,002.

(2)	Other Escrows include $14,375 for required repairs, $12,000 for free rent and $85,500 for a violations collateral reserve. The violations collateral reserve will be disbursed from escrow in stages ($28,500 at a time) each time the lender has received evidence that, among other things, 76 of the violations have been removed, including, without limitation, the payment of any fines, charges or penalties required to remove such violations (or for the last release of funds from the reserve, all remaining violations have been so removed).

(3)	Occupancy includes one unit occupied by the superintendent, which was underwritten as vacant due to the tenant receiving free rent. All NOI, NCF and occupancy information, as well as the Appraised Value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the 725 Fourth Avenue Mortgage Loan (as defined below) was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Loan. The 725 Fourth Avenue mortgage loan (the “725 Fourth Avenue Mortgage Loan”) is secured by a first lien mortgage on the borrower’s fee interest in a 165-unit, five-story plus basement multifamily property located in Brooklyn, New York (the “725 Fourth Avenue Property”). The 725 Fourth Avenue Mortgage Loan was originated by Natixis Real Estate Capital LLC and has an outstanding principal balance as of the Cut-off Date of $23,000,000. The 725 Fourth Avenue Mortgage Loan has a 10-year term and is interest-only for the first 84 months of the term followed by a 30-year amortization schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 12 – 725 Fourth Avenue

The Property. The 725 Fourth Avenue Property is a five-story plus basement walk-up apartment building with ground floor retail situated along Fourth Avenue between 23rd and 24th Streets in the Greenwood Heights neighborhood of Brooklyn, New York. The building is located in Kings County within the New York-Newark-Jersey City Metropolitan Statistical Area and has a gross building area of 130,484 square feet across 0.92 acres. The 725 Fourth Avenue Property was constructed in 1928 over a stone masonry foundation. The building has a brick façade, aluminum single-hung windows, external fire escapes and a flat black surface-coated roof. Radiators and hot water are funneled via two gas-oil boilers in the basement, alongside of which oil tankers are partially buried. The 725 Fourth Avenue Property features a landscaped central courtyard that can be accessed via three ground-level pathways that lead to streets outside the building. Building units are divided into 13 sections, each of which offers a stairwell and corresponding entrance to the central court.

The 725 Fourth Avenue Property features 165 residential units comprised of 54 one-bedroom units (32.7% of unit count), 73 two-bedroom units (44.2% of unit count), 37 three-bedroom units (22.4% of unit count), and one four-bedroom unit (0.6% of unit count). The 725 Fourth Avenue Property’s superintendent occupies one of the three-bedroom units in exchange for free rent. Units are comprised of 62 market rate units (37.6%) and 103 rent stabilized units (62.4%). Of the rent stabilized apartment units, 18 units are Senior Citizen Rent Increase Exemption units, seven units are Disability Rent Increase Exemption units, and eight units are Section 8 units. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties” in the Preliminary Prospectus.

The appraisal concluded a weighted average market rent of $2,116 for the 725 Fourth Avenue Property, which is 36.0% above the average underwritten in-place rent of $1,556 at the 725 Fourth Avenue Property.

The 725 Fourth Avenue Property has 11 retail units (17.7% of underwritten net operating income). Although the retail units are located in the 725 Fourth Avenue Property’s basement, the slope of the building enables them to remain at grade facing Fourth Avenue.

As of June 3, 2020, the 725 Fourth Avenue Property was open. As of the May 26, 2020 rent roll, the 725 Fourth Avenue Property remained 98.2% occupied. The borrower made all debt service payment through May 2020. Tenants who paid rent for May, in part or in full, represent approximately 87.0% of the occupied units and 86.4% of the in-place underwritten base rent. As of the date of this term sheet, the 725 Fourth Avenue Loan is not subject to any modification or forbearance request.

The Market. The 725 Fourth Avenue Property is located within the Greenwood Heights and the South Slope neighborhoods of Brooklyn, New York. Greenwood Heights is bound by New York’s Upper Bay to the west, Prospect Avenue to the north, 39th Street to the south, and by both McDonald Avenue and Fort Hamilton Parkway to the east. Brooklyn Community District 7, in which the 725 Fourth Avenue Property resides, encompasses the Brooklyn neighborhoods of Greenwood Heights, Sunset Park, South Park Slope, and Windsor Terrace.

According to the appraisal, Brooklyn’s 2019 median household income was $58,062 and is projected to increase to $67,409 by 2024. Brooklyn’s housing inventory increased by 3.6% between 2011 and 2017. Brooklyn is New York City’s largest borough and had a population greater than 2.6 million in 2019.

The neighborhood’s two major arteries are Gowanus (0.2 miles northwest of the 725 Fourth Avenue Property) and Prospect Expressway (0.4 miles northeast of the 725 Fourth Avenue Property). Interstate 278, the Gowanus Expressway, enters Greenwood Heights from the northwest and immediately deviates southwest. Prospect Expressway also enters from the northwest but continues to head southeast. The 725 Fourth Avenue Property is located approximately 12.1 miles west of John F. Kennedy Airport, the country’s sixth largest airport, and 13.0 miles southwest of LaGuardia Airport, the country’s 21st largest airport. Public transit, including the “D,” “N,” “R” and “W” subway routes, as well as public bus routes, can all be accessed from the 25th Street Metro entrance, one block southwest of the 725 Fourth Avenue Property.

Brooklyn Community District 7 has 24 public schools, two public libraries, 13 hospitals and clinics, and 19 parks. One major hospital, NYU Langone Hospital, is located 2.2 miles southwest of the 725 Fourth Avenue Property. The Sunset Park High School is 0.9 miles southwest of the 725 Fourth Avenue Property, and the NYC Police Department’s 72nd Precinct is headquartered 0.3 miles southwest of the 725 Fourth Avenue Property. In addition to Greenwood Cemetery (0.3 miles southeast), nearby parks include the D’Emic Playground (0.7 miles southwest), and Gonzalo Plasencia

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 12 – 725 Fourth Avenue

Playground (1.3 miles southeast). Prospect Park, one of Brooklyn’s largest greenspaces, is located approximately 1.2 miles east of the 725 Fourth Avenue Property.

According to a third-party market research report, the 725 Fourth Avenue Property is located in the Prospect Park Multifamily Submarket. As of August 28, 2019, the submarket contained 52,910 units. The submarket reported a vacancy rate of 1.9%, which has not changed over the past 12 months and is below the historical average of 2.6%. The submarket's effective rent as of August 28, 2019 was $2,490 per unit per month, which has grown 3.2% year-over-year. Over the past 12 months as of August 28, 2019, the submarket delivered no units and negatively absorbed nine units. As of August 28, 2019, there were 1,195 units under construction.

Historical and Current Occupancy(1)
2015	2016	2017	2018	2019	Current(2)
95.9%	96.4%	96.7%	96.5%	98.2%	98.2%
(1)	Historical occupancy is provided by the borrower. Occupancies are as of December 31 of each respective year. 2019 occupancy is as of December 3, 2019.

(2)	Current occupancy is as of May 26, 2020, which includes one unit occupied by the superintendent underwritten as vacant due to the tenant receiving free rent.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	% Occupied(2)	Avg. Underwritten Monthly Rent
1 BR - Market	11	6.7%	11	100.0%	$1,783
2 BR - Market	32	19.4%	30	93.8%	$2,113
3 BR - Market	18	10.9%	17	94.4%	$2,472
4 BR - Market	1	0.6%	1	100.0%	$2,800
Subtotal/Wtd. Avg. - Market	62	37.6%	59	95.2%	$2,166
1 BR - Rent Stabilized	43	26.1%	43	100.0%	$1,305
2 BR - Rent Stabilized	41	24.8%	41	100.0%	$1,094
3 BR - Rent Stabilized	19	11.5%	19	100.0%	$1,228
Subtotal/Wtd. Avg. - Market	103	62.4%	103	100.0%	$1,207
Collateral Total/Wtd. Avg.	165	100.0%	162	98.2%	$1,556

(1)	Based on underwritten rent roll dated May 26, 2020.

(2)	One market rent three-bedroom unit occupied by the superintendent was underwritten as vacant due to the tenant receiving free rent.

Operating History and Underwriting Net Cash Flow(1)

	2017	2018	2019	TTM(2)	Underwritten	Per Unit	%(3)
Rents in Place(4)	$3,141,426	$3,199,713	$2,902,409	$2,866,245	$3,077,007	$18,649	90.6%
Tax Reimbursement	0	0	0	0	22,575	137	0.7
Commercial Income(4)	0	0	401,513	338,549	297,254	1,802	8.8
Net Rental Income	$3,141,426	$3,199,713	$3,303,922	$3,204,794	$3,396,836	$20,587	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(208,666)	(1,265)	(6.1)
Effective Gross Income	$3,141,426	$3,199,713	$3,303,922	$3,204,794	$3,188,170	$19,322	93.9%
Total Expenses	$1,333,246	$1,401,448	$1,450,513	$1,490,132	$1,509,639	$9,149	47.4%
Net Operating Income	$1,808,180	$1,798,265	$1,853,409	$1,714,662	$1,678,531	$10,173	52.6%
Cap Ex, Total TI/LC	0	0	0	0	34,875	211	1.1
Net Cash Flow	$1,808,180	$1,798,265	$1,853,409	$1,714,662	$1,643,656	$9,962	51.6%
(1)	No COVID-19 specific adjustments have been incorporated in the lender underwriting.

(2)	TTM reflects the trailing 12-month period ending April 30, 2020.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Prior to TTM, the borrower included Commercial Income in Rents in Place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 13 – 650 Madison Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee
(Moody’s/Fitch/DBRS):	NR/BBB-sf/BBB(low)	Property Type – Subtype:	Mixed Use – Office/Retail
Original Principal Balance(1):	$21,450,000	Net Rentable Area (SF):	600,415
Cut-off Date Principal Balance(1):	$21,450,000	Location:	New York, NY
% of IPB:	2.7%	Year Built / Renovated:	1957, 1987 / 2015
Loan Purpose:	Refinance	Occupancy:	97.4%
Borrower:	650 Madison Owner LLC	Occupancy Date:	10/1/2019
Borrower Sponsors:	Vornado Realty L.P. and OPG Investment Holdings (US), LLC	4th Most Recent NOI (As of):	$42,701,194 (12/31/2016)
Interest Rate:	3.48600%	3rd Most Recent NOI (As of):	$46,541,346 (12/31/2017)
Note Date:	11/26/2019	2nd Most Recent NOI (As of):	$48,557,496 (12/31/2018)
Maturity Date:	12/8/2029	Most Recent NOI (As of):	$50,961,537 (TTM 9/30/2019)
Interest-only Period:	120 months	UW Economic Occupancy:	96.3%
Original Term:	120 months	UW Revenues:	$87,327,989
Original Amortization Term:	None	UW Expenses:	$28,901,495
Amortization Type:	Interest Only	UW NOI(1):	$58,426,495
Call Protection:	L(30),Def(83),O(7)	UW NCF(1):	$56,776,391
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF(1)(6):	$1,210,000,000 / $2,015
Additional Debt(1):	Yes	Appraisal Date(1)(6):	10/31/2019
Additional Debt Balance(1):	$565,350,000 / $213,200,000
Additional Debt Type(1):	Pari Passu / B-Notes

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap		A-Notes	Whole Loan
Taxes:	$0	Springing(2)	N/A	Cut-off Date Loan / SF:	$977	$1,332
Insurance:	$0	Springing(3)	N/A	Maturity Date Loan / SF:	$977	$1,332
Replacement Reserves:	$0	Springing(4)	N/A	Cut-off Date LTV:	48.5%	66.1%
TI/LC:	$0	Springing(5)	N/A	Maturity Date LTV:	48.5%	66.1%
Outstanding TI/LC:	$3,197,699	$0	N/A	UW NCF DSCR:	2.74x	2.01x
Free Rent:	$6,378,315	$0	N/A	UW NOI Debt Yield:	10.0%	7.3%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$586,800,000		70.7%	Payoff Existing Debt	$800,000,000	96.4%
Junior Loan(1)	213,200,000		25.7	Defeasance Costs	14,157,786	1.7
Existing Debt Reserve Accounts	20,051,781		2.4	Upfront Reserves	9,576,014	1.2
Borrower Sponsor Equity	9,510,787		1.1	Closing Costs	5,828,767	0.7
Total Sources	$829,562,568		100.0%	Total Uses	$829,562,568	100.0%

(1)	The 650 Madison Avenue Mortgage Loan (as defined below) is part of a whole loan evidenced by (i) 23 senior pari passu notes with an aggregate original principal balance of $586.8 million and (ii) four subordinate B-notes with an aggregate original principal balance of $213.2 million. The financial information presented in the chart above reflects the Cut-off Date balance of the 650 Madison Avenue Senior Loan (as defined below) unless otherwise specified. All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the 650 Madison Avenue Whole Loan (as defined below) was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(2)	During the occurrence of a Trigger Period or Specified Tenant Trigger Period, the borrower is required to escrow 1/12th of the annual estimated tax payments for the next ensuing 12 months. A “Trigger Period” means a period commencing upon the earliest to occur of: (i) the debt yield falling below 6.00% for two consecutive quarters or (ii) an event of default. A “Specified Tenant Trigger Period” means a period commencing upon the earliest of (i) any bankruptcy of Ralph Lauren (together with any single tenant replacing Ralph Lauren and paying no less than 30% of the total gross rent payable at the 650 Madison Avenue Property (a “Specified Tenant”)), (ii) delivery of any notice of termination or cancellation by a Specified Tenant for all or any portion of the Specified Tenant’s lease and/or if any Specified Tenant’s lease fails to otherwise be in full force and effect, (iii) the Specified Tenant being in monetary default of base rent or any material non-monetary default under the Specified Tenant’s lease beyond applicable notice and cure periods, (iv) the Specified Tenant failing to be in actual, physical possession and operating or dark in the Specified Tenant’s space, provided that it will not be a trigger under this clause (iv) if such Specified Tenant is rated an investment grade tenant by at least one of Moody’s, S&P and/or Fitch, or (v) a Specified Tenant’s failure to provide written notice to the borrower of renewal of its lease upon the earlier to occur of 18 months prior to its then-current applicable lease expiration and the renewal notice period required under the applicable lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 13 – 650 Madison Avenue

(3)	On a monthly basis during a Trigger Period or Specified Tenant Trigger Period, the borrower is required to escrow 1/12th of annual estimated insurance premiums. The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as the 650 Madison Avenue Property is insured by a blanket insurance policy in accordance with the 650 Madison Avenue Whole Loan documents.

(4)	On a monthly basis during a Trigger Period, the borrower is required to escrow 1/12th of $0.25 multiplied by the aggregate number of rentable square feet then contained in the 650 Madison Avenue Property (excluding rentable square footage contained in any condominium unit that was previously released from the 650 Madison Avenue Whole Loan).

(5)	On a monthly basis during a Trigger Period, the borrower is required to escrow $125,000 for ongoing TI/LC reserves.

(6)	The appraised value is based on the “hypothetical as-is” value of $1,210,000,000 ($2,015 per square foot), which assumes all outstanding free rent and tenant improvements are funded in upfront reserve accounts by the borrower on the origination date. The “as-is” appraised value is $1,200,000,000 ($1,999 per square foot) and results in Cut-off Date LTV and Maturity Date LTV of 48.9% on the 650 Madison Avenue Senior Loan and a Cut-off Date LTV and Maturity Date LTV of 66.7% on the 650 Madison Avenue Whole Loan.

The Loan. The 650 Madison Avenue mortgage loan is part of a whole loan evidenced by (i) 23 senior pari passu notes with an aggregate original principal balance of $586,800,000 (the “650 Madison Avenue Senior Loan”) and (ii) four B-notes with an aggregate original principal balance of $213,200,000, which are subordinate to the 650 Madison Avenue Senior Loan (the “650 Madison Avenue B-Notes,” and together with the 650 Madison Avenue Senior Loan, the “650 Madison Avenue Whole Loan”). The 650 Madison Avenue Whole Loan was co-originated by Barclays Capital Real Estate Inc., Citi Real Estate Funding Inc., Goldman Sachs Bank USA and BMO Harris Bank N.A. The 650 Madison Avenue Whole Loan is secured by a first lien mortgage encumbering the borrower’s fee interest in a 600,415 square-foot Class A office and retail property located in New York, New York (the “650 Madison Avenue Property”). Note A-3-2-2, with an original principal balance of $21,450,000, will be included in the BBCMS 2020-C7 securitization trust (the “650 Madison Avenue Mortgage Loan”). The 650 Madison Avenue Whole Loan will be serviced pursuant to the trust and servicing agreement for the MAD 2019-650M securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The 650 Madison Avenue Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. The 650 Madison Avenue Whole Loan has a 10-year term and is interest-only for the entire term.

The borrower sponsors of the 650 Madison Avenue Whole Loan are Vornado Realty L.P. (“Vornado”) and OPG Investment Holdings (US), LLC (“Oxford”). Vornado is one of the largest owners and operators of commercial real estate in the United States with a portfolio of Class A office, high-value street retail and other property types, primarily located in New York City, aggregating over 37.1 million square feet. Oxford is a global real estate investor with approximately $45.0 billion of assets under management on behalf of Ontario Municipal Employees Retirement System, one of Canada’s largest pension plans. In New York City, Oxford partnered with Crown Acquisitions to acquire Olympic Tower (a 380,000 square-foot office tower with retail space, which includes Cartier Mansion, Versace townhouse, Furla and Armani Exchange), and with the related companies in the development of Hudson Yards. The joint venture of Vornado and Oxford includes other investors, such as Crown Acquisitions. Crown Acquisitions is a real estate firm focused on luxury retail and has previously served as the 650 Madison Avenue Property’s retail operating advisor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 13 – 650 Madison Avenue

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
Note A-1-1	$50,000,000	CGCMT 2019-C7	No(1)
Notes A-1-3, A-2-1	$50,000,000	GSMS 2020-GC45	No
Notes A-1-4, A-2-2, A-2-5, A-2-7	$115,000,000	CGCMT 2020-GC46	No
Note A-1-5	$45,000,000	Benchmark 2020-B16	No
Note A-1-6	$50,000,000	Benchmark 2020-B17	No
Note A-1-7	$37,900,000	Benchmark 2020-IG1	No
Note A-1-2-1	$40,000,000	CF 2020-P1	No
Notes A-2-3, A-2-4, A-2-6, A-2-8	$51,450,000	GSMS 2020-GC47	No
Note A-3-1	$60,000,000	BBCMS 2020-C6	No
Note A-3-2-1	$25,000,000	WFCM 2020-C56	No
Note A-3-2-2	$21,450,000	BBCMS 2020-C7	No
Note A-3-3	$40,000,000	WFCM 2020-C55	No
Notes A-4, A-5, A-6, A-7	$1,000,000	MAD 2019-650M	No
Notes B-1, B-2, B-3, B-4	$213,200,000	MAD 2019-650M	Yes(1)
Total	$800,000,000
(1)	The initial controlling note is note B-1, so long as no related control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be note A-1-1. See “Description of the Mortgage Pool— The Whole Loans—The A/B Whole Loans—The 650 Madison Avenue Whole Loan” in the Preliminary Prospectus.

The Property. The 650 Madison Avenue Property is a 27-story, 600,415 square feet Class A office building with grade level retail located in Midtown Manhattan on Madison Avenue between 59th and 60th Streets. The 650 Madison Avenue Property consists of 564,255 square feet of Class A office space and 36,160 square feet of ground floor retail space, which is inclusive of below-grade storage and flex space. The 650 Madison Avenue Property was originally constructed in 1957 as an eight-story building and in 1987 underwent a significant expansion and renovation that added the office tower. Based on the underwritten rent roll dated October 1, 2019, the 650 Madison Avenue Property is currently 97.4% leased (based on net rentable area (“NRA”)) to a diverse tenant roster including fashion (Ralph Lauren Corporation (“Ralph Lauren”)), healthcare (Memorial Sloan Kettering Cancer Center (“MSKCC”)) and luxury goods (Celine, Inc. (“Celine”)), as well as finance (Willett Advisors LLC). Each of the top three tenants by UW rent (see “Top Tenant Summary” below) are investment grade rated and account for 64.6% of NRA and 56.1% of UW rent.

Office (94.5% of Occupied NRA; 72.0% of UW Rent)

The 564,255 square feet of Class A office space at the 650 Madison Avenue Property is currently 97.9% occupied by 17 tenants that collectively contribute 72.0% of UW rent (inclusive of storage rent derived from office tenants). 358,491 square feet of the office space (65.9% of Class A office NRA) at the 650 Madison Avenue Property is leased to two investment grade-rated office tenants (Ralph Lauren and MSKCC). The largest office tenant at the 650 Madison Avenue Property, Ralph Lauren (rated A2/A- by Moody’s/S&P), occupies 46.1% of the 650 Madison Avenue Property’s NRA and accounts for 32.5% of UW rent. The tenant has occupied space in the 650 Madison Avenue Property since 1989 and has expanded several times. The 650 Madison Avenue Property serves as Ralph Lauren’s international headquarters. Ralph Lauren designs, markets and distributes apparel, accessories, fragrances and home furnishings under a wide range of brands and its operations include wholesale, retail, and licensing.

The second largest office tenant at the 650 Madison Avenue Property, MSKCC (rated AA/Aa3/AA- by Fitch/Moody’s/S&P), occupies 16.8% of the 650 Madison Avenue Property’s NRA and accounts for 12.3% of UW rent. MSKCC signed a 10-year lease in 2013 to take over the approximately 100,000 square feet medical office space that was previously occupied by Columbia Doctors, a faculty-run medical practice of Columbia University. The tenant has a separate entrance on the 60th Street side of the 650 Madison Avenue Property and uses the space for medical purposes. MSKCC is a cancer treatment and research institution in New York City and was founded in 1884 as the New York Cancer Hospital. MSKCC is the largest and oldest private cancer center in the world, and is one of 50 National Cancer Institute-designated Comprehensive Cancer Centers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 13 – 650 Madison Avenue

Retail (5.5% of Occupied NRA; 28.0% of UW Rent)

The 36,160 square feet of ground floor retail space at the 650 Madison Avenue Property is currently 88.4% occupied by five tenants that collectively contribute 28.0% of UW rent (inclusive of storage rent derived from retail tenants).

The ground floor retail space spans an entire block of the Madison Avenue retail corridor and, along with the second floor office space, was previously primarily occupied by Crate & Barrel until 2015. Since then, the borrower sponsors have executed leases with multiple luxury retailers including Celine, Moncler USA Inc (“Moncler”) (each utilizing its space as its respective brand’s flagship location) and B.A.P.E. in the ground floor retail space and an institutional tenant, Sotheby’s Int’l Realty Inc (“Sotheby’s”), in the second floor office space. The re-leasing has further diversified the rent roll at the 650 Madison Avenue Property and, based on UW gross rent, the new leases have extended the weighted average lease expiration date of the space previously occupied by Crate & Barrel (excluding Tod’s, which has been a ground floor retail tenant at the 650 Madison Avenue Property since 1998) to August 2029.

The largest retail tenant by UW rent, Celine, is a wholly owned subsidiary of LVMH (rated A1/A+ by Moody’s/S&P), occupies 1.7% of NRA and accounts for 11.3% of UW rent. Founded in 1945 by Céline Vipiana, Celine is a French ready-to-wear and leather luxury goods brand that has been owned by LVMH group (OTCMKTS: LVMUY) since 1996. Celine owns approximately 140 stores worldwide and is distributed through a network including department stores such as Saks Fifth Avenue (New York), Harrods (London) and Galeries Lafayette (Paris). The retail space showcases Celine’s NYC flagship store as well as the world’s largest Celine store.

As of May 27, 2020, the 650 Madison Avenue Property was open, however all retail tenants were closed and most, if not all, office tenants were working remotely. The borrower made the May 2020 debt service payment and all prior debt service payments. Approximately 96.1% of the tenants by square footage and 79.9% of the tenants by underwritten base rent made their April 2020 rent payment, and approximately 94.5% of the tenants by square footage and 72.0% of the tenants by underwritten base rent made their May 2020 rent payment. The borrower has submitted an approval request for Moncler (1.5% of NRA, 7.9% of underwritten base rent) that would result in 50.0% of base rent and additional rents being deferred in May, June and July 2020, and such deferred rents would be paid back in 12 equal monthly installments over the calendar year 2021. Additionally, the borrower has submitted an approval request for Deva Inc. (Tod’s) (1.3% of NRA, 7.0% of underwritten base rent) that would result in 100.0% rent abatement for May 2020 and June 2020 and 50% rent abatement for July 2020. In exchange, Deva Inc. (Tod’s) lease would extend from October 2023 to August 2027. As of the date of this term sheet, the 650 Madison Avenue Whole Loan is not subject to any modification or forbearance request.

The Market. The 650 Madison Avenue Property occupies a full block along Madison Avenue between East 59th and 60th Streets within the Plaza District office submarket and the Madison Avenue retail submarket. The Plaza District is the largest office submarket by square feet in the country and is bounded by 65th Street to the north, the East River to the east, 47th Street on the south, and Avenue of the Americas on the west. The Madison Avenue retail submarket is located on Madison Avenue between 57th and 72nd Streets. According to the appraisal, Class A office space in the Plaza District had an inventory of approximately 78.2 million square feet of office space, direct asking rents of $99.29 per square foot and a direct vacancy rate of 8.1% as of the third quarter of 2019. According to the appraisal, the 650 Madison Avenue Property is located within the Madison/Fifth Avenue Class A office micro-market. As of the third quarter of 2019, the Madison/Fifth Avenue Class A office micro-market had an inventory of approximately 18.9 million square feet of office space and direct asking rents of $102.23 per square foot. The 650 Madison Avenue Property’s weighted average office UW rent per square foot equals $99.21.

The appraiser concluded blended market rents of $108.87 per square foot and $986.96 per square foot for the office and ground level retail space, respectively. Based on the appraisal’s market rents, the 650 Madison Avenue Property’s in place rent is approximately 8.0% below market rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 13 – 650 Madison Avenue

Market Rent Analysis (Office)		Market Rent Analysis (Retail)
Floors	Rent PSF	Tenant Category	Rent PSF
Concourse	$50.00	Below Grade	$35.00
2 to 7	$97.00	60th Corner	$1,250.00
8 to 10	$106.00	60th Street	$250.00
11 to 15	$116.00	59th Corner	$1,250.00
16 to 18	$127.00	59th Street	$350.00
19 to 22	$137.00	59th Midblock	$550.00
23 to 27	$147.00	Inline	$1,250.00

The following table presents office rental data with respect to comparable office properties of the 650 Madison Avenue Property as identified in the appraisal:

Comparable Office Rental Summary(1)
New York City Address	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF(2)	Commencement	Lease Term (Years)	Lease Type
650 Madison Avenue	1957, 1987	552,680(3)	Various	Various	$99.21(3)	Various	Various	Gross
12 East 49th Street	1967	899,000	Echo Street Capital	16,200	$128.15	Sep-2019	10	Gross
535 Madison Avenue	1981	444,293	AGL Credit Management	9,493	$123.12	Sep-2019	5	Gross
320 Park Avenue	1994	656,436	Windrose Health Investors	8,714	$92.72	Aug-2019	10	Gross
65 East 55th Street	1986	528,552	Addition Financial	14,901	$177.11	Aug-2019	12	Gross
660 Madison Avenue	1958	475,893	Trevi Health Capital	8,320	$119.92	Jul-2019	8	Gross
450 Park Avenue	1972	247,242	Nitorum Capital	10,338	$93.58	May-2019	10	Gross
65 East 55th Street	1986	528,552	Clear	10,185	$115.00	May-2019	11	Gross
499 Park Avenue	1980	265,000	Cornell Capital	11,606	$109.50	Apr-2019	6	Gross
510 Madison Avenue	2009	350,000	Stone Ridge Asset Management	5,575	$148.75	Apr-2019	5	Gross
450 Park Avenue	1972	247,242	Jones Day	10,338	$107.20	Mar-2019	10	Gross
(1)	Source: Appraisal.

(2)	Rent PSF reflects the appraisal net rent PSF and accounts for certain appraisal adjustments.

(3)	Based on the underwritten rent roll for occupied office tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 13 – 650 Madison Avenue

The following table presents retail rental data with respect to comparable retail properties of the 650 Madison Avenue Property as identified in the appraisal:

Comparable Retail Rental Summary(1)
New York City Address	Tenant	Lease Size (SF)	Grade Floor Rent PSF(2)	Average Rent PSF(2)	Commencement	Lease Term (Years)	Lease Type
650 Madison Avenue	Various	Various	$923.11	$667.58(3)	Various	Various	Gross
645 Madison Avenue	Byredo	1,192	$1,154.39	NAP	Sep-2019	10	Gross
680 Madison Avenue	Missoni	4,125	$1,052.62	$890.07	Apr-2019	15	Gross
432 Park Avenue	Amaffi	4,000	$429.96	NAP	Mar-2019	10	Gross
680 Madison Avenue	Sergio Rossi	1,200	$1,150.49	$874.50	Jan-2019	10	Gross
706 Madison Avenue	Hermes	34,688	$1,409.78	$375.44	Jan-2019	20	Gross
57 East 57th Street	Zilli	2,500	$550.80	NAP	Nov-2018	10	Gross
620 Madison Avenue	Balenciaga	7,600	$852.53	$655.34	Jul-2018	15	Gross
655 Madison Avenue	Schutz	1,656	$1,309.16	$945.03	Jul-2018	10	Gross
611 Madison Avenue	Deciem	400	$1,160.44	NAP	Jan-2018	10	Gross
680 Madison Avenue	Ralph & Russo	5,950	$1,136.27	$545.97	Jan-2018	15	Gross
(1)	Source: Appraisal.

(2)	Grade Floor Rent PSF reflects the appraisal net rent PSF and accounts for certain appraisal adjustments.

(3)	Based on the underwritten rent roll for retail tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 13 – 650 Madison Avenue

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Rent PSF(3)	UW Rent(3)	% of Total UW Rent	Lease Expiration Date
Ralph Lauren	A2/A-/NR	277,016	46.1%	$89.41	$24,767,403	32.5%	12/31/2024
MSKCC(4)	Aa3/AA-/AA	100,700	16.8	$92.97	9,362,079	12.3	7/31/2023
Willett Advisors LLC	NR/NR/NR	25,732	4.3	$155.00	3,988,460	5.2	12/31/2024
Sotheby’s	B3/B+/NR	37,772	6.3	$91.60	3,459,915	4.5	11/30/2035
BC Partners Inc.	NR/NR/NR	19,380	3.2	$118.58	2,298,086	3.0	1/31/2027
Top Five Office Tenants / Wtd. Avg.		460,600	76.7%	$95.26	$43,875,943	57.6%

Other Office Tenants / Wtd. Avg.(5)		92,080	15.3%	$119.00	$10,957,911	14.4%

Office Tenants Subtotal / Wtd. Avg.(5)		552,680	92.0%	$99.21	$54,833,855	72.0%

Celine	A1/A+/NR	10,223	1.7%	$841.24	$8,600,017	11.3%	2/28/2029
Moncler	NR/NR/NR	8,985	1.5	667.78	6,000,000	7.9	8/31/2026
Tod’s	NR/NR/NR	7,867	1.3	680.90	5,356,615	7.0	10/13/2023
B.A.P.E.(6)	NR/NR/NR	3,705	0.6	298.52	1,106,000	1.5	7/31/2030
Domenico Vacca(6)	NR/NR/NR	1,202	0.2	239.60	288,000	0.4	3/30/2030
Retail Subtotal		31,982	5.3%	$667.58	$21,350,632	28.0%

Vacant(7)		15,753	2.6%

Total / Wtd. Avg.		600,415	100.0%	$130.31	$76,184,487	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2019. Certain office tenants and retail tenants have storage/miscellaneous square feet included in their respective space.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UW Rent includes contractual rent steps through July 2020 for non-investment grade rated tenants and the straight-line average for investment grade rated tenants through the lease term. UW Rent excludes $10,080 attributable to an elevator marketing contract with Captivate LLC (0 square feet).

(4)	MSKCC has a one-time option to terminate its lease upon at least 18 months prior written notice to the landlord, provided that (a) the termination date is not earlier than July 1, 2020 or not later than June 30, 2022, (b) the termination date is at least 18 months after the termination notice is received by the landlord, and (c) MSKCC has paid to the landlord the termination payment simultaneously with the giving of such termination notice.

(5)	Net Rentable Area (SF) includes a 1,196 square-foot property management office with no attributable UW Rent.

(6)	B.A.P.E. and Domenico Vacca are currently completing the build-out of their respective spaces and are expected to take occupancy in early 2020.

(7)	Vacant Net Rentable Area (SF) includes 11,575 square feet of office space and 4,178 square feet of retail space.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Rent Expiring(2)	% of UW Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Rent Expiring	Cumulative % of UW Rent Expiring
Vacant(3)	NAP	16,949	2.8%	NAP	NAP	16,949	2.8%	NAP	NAP
2020	2	20,317	3.4	$2,479,060	3.3%	37,266	6.2%	$2,479,060	3.3%
2021	2	12,888	2.1	1,538,559	2.0	50,154	8.4%	$4,017,619	5.3%
2022	1	3,218	0.5	353,980	0.5	53,372	8.9%	$4,371,599	5.7%
2023	4	114,905	19.1	15,320,804	20.1	168,277	28.0%	$19,692,403	25.8%
2024	10	313,250	52.2	30,121,123	39.5	481,527	80.2%	$49,813,526	65.4%
2025	1	6,341	1.1	729,215	1.0	487,868	81.3%	$50,542,741	66.3%
2026	2	16,755	2.8	6,971,250	9.1	504,623	84.0%	$57,513,991	75.5%
2027	4	30,029	5.0	3,866,158	5.1	534,652	89.0%	$61,380,150	80.6%
2028	1	0	0.0	10,080	0.0	534,652	89.0%	$61,390,230	80.6%
2029	1	10,223	1.7	8,600,017	11.3	544,875	90.7%	$69,990,246	91.9%
2030	4	17,768	3.0	2,744,405	3.6	562,643	93.7%	$72,734,652	95.5%
2031 & Beyond	1	37,772	6.3	3,459,915	4.5	600,415	100.0%	$76,194,567	100.0%
Total	33	600,415	100.0%	$76,194,567	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2019.

(2)	UW Rent Expiring includes contractual rent steps through July 2020 for non-investment grade rated tenants and the straight-line average for investment grade rated tenants through the lease term.

(3)	Vacant includes 1,196 square foot property management office.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 13 – 650 Madison Avenue

Operating History and Underwritten Net Cash Flow(1)
	2016	2017	2018	TTM 9/30/2019(2)	Underwritten(2)	Per Square Foot	%(3)
Rents in Place	$60,021,833	$65,301,771	$65,936,214	$68,490,075	$74,787,979	$124.56	82.8%
Rent Steps(4)	0	0	0	0	1,406,588	2.34	1.6
Vacant Income	0	0	0	0	3,327,410	5.54	3.7
Gross Potential Rent	$60,021,833	$65,301,771	$65,936,214	$68,490,075	$79,521,977	$132.45	88.1%
Total Reimbursements	7,020,651	7,750,395	8,784,226	9,361,042	10,762,016	17.92	11.9
Net Rental Income	$67,042,484	$73,052,166	$74,720,440	$77,851,117	$90,283,992	$150.37	100.0%
Other Income	222,390	265,643	319,055	362,098	371,407	0.62	0.4
(Vacancy/Credit Loss)	(86,339)	(829,105)	0	75,003	(3,327,410)	(5.54)	(3.7)
Effective Gross Income	$67,178,535	$72,488,704	$75,039,495	$78,288,218	$87,327,989	$145.45	96.7%

Total Expenses	$24,477,341	$25,947,358	$26,481,999	$27,326,681	$28,901,495	$48.14	33.1%

Net Operating Income	$42,701,194	$46,541,346	$48,557,496	$50,961,537	$58,426,495	$97.31	66.9%

Total TI/LC, Capex/RR	0	0	0	0	1,650,104	2.75	1.9

Net Cash Flow	$42,701,194	$46,541,346	$48,557,496	$50,961,537	$56,776,391	$94.56	65.0%
(1)	No COVID-19 specific adjustments have been incorporated into the lender underwriting.

(2)	The increase in Rents in Place from TTM 9/30/2019 to Underwritten is primarily attributable to the signing of six new leases since December 2018.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Rent Steps includes contractual rent steps through July 2020 for non-investment grade rated tenants and the straight-line average for investment grade rated tenants through the lease term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 14 – One Stockton

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$21,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$21,000,000	Property Type – Subtype:	Retail - Single Tenant
% of IPB:	2.6%	Net Rentable Area (SF):	16,987
Loan Purpose:	Refinance	Location:	San Francisco, CA
Borrower:	One Stockton Realty LLC	Year Built / Renovated:	1973 / 2010, 2015-2016
Borrower Sponsor:	Ben Ashkenazy	Occupancy(1):	100.0%
Interest Rate:	4.04000%	Occupancy Date(1):	11/15/2019
Note Date:	11/15/2019	4th Most Recent NOI (As of)(3):	NAP
Maturity Date:	12/6/2029	3rd Most Recent NOI (As of):	$4,871,053 (12/31/2017)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$4,911,125 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of)(4):	$4,930,354 (TTM 10/31/2019)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$6,109,060
Call Protection(2):	L(30),Def(86),O(4)	UW Expenses:	$1,114,258
Lockbox / Cash Management:	Hard / Springing	UW NOI(1):	$4,994,801
Additional Debt(1):	Yes	UW NCF(1):	$4,845,821
Additional Debt Balance(1):	$45,000,000	Appraised Value / Per SF(1)(5):	$111,000,000 / $6,534
Additional Debt Type(1):	Pari Passu	Appraisal Date(1):	10/21/2019

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$3,885
Taxes:	$166,351	$55,450(6)	N/A	Maturity Date Loan / SF:	$3,885
Insurance:	$0	Springing(7)	N/A	Cut-off Date LTV:	59.5%
Replacement Reserves:	$0	Springing(8)	N/A	Maturity Date LTV:	59.5%
TI/LC:	$0	$7,078(9)	$424,675	UW NCF DSCR:	1.79x
				UW NOI Debt Yield:	7.6%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$66,000,000		99.6%	Loan Payoff	$65,450,268	98.8%
Equity Contribution	232,982		0.4	Closing Costs	616,362	0.9
				Upfront Reserves	166,351	0.3
Total Sources	$66,232,982		100.0%	Total Uses	$66,232,982	100.0%

(1)	The One Stockton Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate original principal balance of $66.0 million. The Financial Information presented in in the chart above reflects the Cut-Off Date balance of the One Stockton Whole Loan (as defined below) unless otherwise specified. All NOI, NCF and Occupancy information, as well as the Appraised Value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the One Stockton Whole Loan (as defined below) was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(2)	Defeasance of the One Stockton Whole Loan is permitted at any time after the earlier of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 15, 2022. The assumed lockout period of 30 months is based on the closing date of this transaction in June 2020. The actual lockout period may be longer.

(3)	4th Most Recent NOI is not available because the sole tenant, T-Mobile, executed its lease on September 30, 2014 with a rent commencement date of November 28, 2016.

(4)	The borrower provided updated financials through April 2020. Effective Gross Income for TTM ending April 2020 was $5,935,312, Total Expenses were $951,554, and Net Cash Flow was $4,983,758.

(5)	The appraisal also provided a “Go Dark Value” of $86,500,000 and a “Land Value” equal to $74,300,000.

(6)	At origination, the borrower was required to deposit into escrow approximately $166,351 for property taxes. On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which is currently approximately $55,450.

(7)	On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which is currently approximately $4,674. Monthly deposits to the insurance escrow are waived if the One Stockton Property (as defined below) is insured under a blanket insurance policy approved by the lender.

(8)	The requirement for the borrower to make monthly deposits into the replacement escrow is waived so long as no Trigger Period (as defined below) exists. Upon the occurrence of a Trigger Period, the borrower will be required to escrow approximately $212 per month for ongoing replacement reserves. A “Trigger Period” means a period of time (A) commencing upon the earliest of (i) an event of default, (ii) an amortizing debt service coverage ratio being less than 1.20x or (iii) the occurrence of a T-Mobile Trigger Event (as defined below), and (B) expiring upon (w) in connection with clause (i) above, the cure of such event of default, (x) in connection with clause (ii) above, the date that the amortizing debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters or (y) in connection with clause (iii)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 14 – One Stockton

above, an T-Mobile Trigger Event cure. A “T- Mobile Trigger Event” means the occurrence of any of the following: (a) T-Mobile fails to renew its lease by the earlier of (i) 18 months prior to its lease expiration date and (ii) the date on which the tenant is required to provide notice of renewal of such lease, (b) T-Mobile (or parent or guarantor) is subject to bankruptcy or insolvency proceedings, (c) T-Mobile goes dark or provides notice to go dark, (d) T-Mobile defaults under its lease and (e) T-Mobile (i) terminates its lease or (ii) gives notice of its intention to terminate or not renew its lease. In the event of a T-Mobile Trigger Event described in clause (a) or (e) above, the borrower may cure the event by depositing $4,000,000 cash with the lender or by delivering to the lender a letter of credit in the amount of $4,000,000. T-Mobile does not have any termination options.

(9)	The borrower is required to escrow approximately $7,078 (approximately $5.00 per square foot annually) on a monthly basis for ongoing tenant improvement and leasing commission reserves. The reserve is subject to a cap of $424,675 (five years of collections).

The Loan. The One Stockton mortgage loan is part of a whole loan evidenced by three pari passu notes with an aggregate original principal balance of $66,000,000 (the “One Stockton Whole Loan”). The One Stockton Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in a 16,987 square foot single-tenant retail property located in San Francisco, California (the “One Stockton Property”). The non-controlling Note A-2, with an original principal balance of $21,000,000, will be included in the BBCMS 2020-C7 securitization trust (the “One Stockton Mortgage Loan”). The controlling Note A-1, with an original principal balance of $30,000,000, was contributed to the WFCM 2020-C55 securitization trust and the non-controlling Note A-3, with an original principal balance of $15,000,000, is expected to be contributed to one or more future securitization trusts. The One Stockton Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2020-C55 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. The One Stockton Whole Loan has a 10-year term and is interest-only for the entire term.

The borrower sponsor of the One Stockton Whole Loan is Ben Ashkenazy. Ben Ashkenazy is the chief executive officer and chairman of Ashkenazy Acquisitions Corporation (“AAC”). AAC is a private real estate investment firm, headquartered in New York City, focusing on retail, hotel and office assets. Since its founding in 1987, AAC has acquired over 15.0 million SF of retail, hospitality, office and residential properties located throughout the United States, Canada and England. AAC has a portfolio containing more than 100 buildings valued at approximately $12.0 billion. The borrower sponsor has two foreclosures, one discounted payoff and two workouts, all at unrelated properties. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The borrower is One Stockton Realty LLC, a Delaware limited liability company and single purpose entity. The borrower has one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Stockton Whole Loan. The non-recourse carve-out guarantor of the One Stockton Whole Loan is Ben Ashkenazy.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
Note A-1	$30,000,000	WFCM 2020-C55	Yes
Note A-2	$21,000,000	BBCMS 2020-C7	No
Note A-3	$15,000,000	An affiliate of Barclays	No
Total	$66,000,000

The Property. The One Stockton Property is a 16,987 square foot single-tenant retail building located in San Francisco, California. The property is a stand-alone two story building consisting of ground floor and second floor showroom space, with the basement used as back-of-office, storage and conference/breakroom space. The property was built in 1973, significantly renovated for the prior tenant, Apple, in 2010, and was most recently renovated between 2015 and 2016 prior to the current tenant, T-Mobile, taking occupancy. The One Stockton Property has floor-to-ceiling glass extending along both Stockton and Ellis Streets on both the ground floor and second floor. According to the appraisal, compared to most buildings in the Union Square neighborhood, the One Stockton Property’s most recent construction and design allow for significant window lines, which enhance the desirability of the One Stockton Property’s 2nd floor showroom space, as it allows for a significant amount of natural light, as well as greater visibility from and to the street below. In addition, the 2nd floor is accessed from a wide and relatively short open staircase abutting a two-story, open atrium toward the middle of the building, which allows for greater continuity between the two showroom levels than a more typical side-core or elevator design.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 14 – One Stockton

Major Tenant. The One Stockton Property was 100.0% occupied as of November 15, 2019 by T-Mobile and operates as one of T-Mobile’s only six “signature” stores in the U.S. Other U.S. “signature” stores are located in Times Square, Michigan Avenue, Las Vegas Strip, Miami Beach and the 3rd Street Promenade in Santa Monica. T-Mobile (Nasdaq: TMUS; Fitch/Moody’s/S&P: BBB+/Baa1/BBB) provides mobile communications services in the United States, Puerto Rico and United States Virgin Islands. The company offers voice, messaging and data services to 83.1 million customers. As of December 31, 2018, T-Mobile US, Inc. operated approximately 2,200 T-Mobile and MetroPCS retail locations. T-Mobile has been a tenant at the One Stockton Property since 2016 and has one five-year renewal option remaining on its lease. Rent for the renewal option will be the greater of (i) a 3.0% annual escalation from year 10 rent or (ii) 95% of the fair market value. T-Mobile has a lease expiration date of November 30, 2026 and the loan documents require that all excess cash flow is swept into a lender controlled account 18 months prior to such date.

As of May 29, 2020, the One Stockton Property was closed due to state order. T-Mobile has paid rent through June 2020 and has not sought any rent relief at the One Stockton Property. All debt service payments have been made through May 2020 and as of the date of this term sheet, the One Stockton Whole Loan is not subject to any modification or forbearance request.

The Market. The One Stockton Property is located in the city of San Francisco along the southern boundary of the Union Square neighborhood. The property is situated at the confluence of Stockton Street, Ellis Street and Market Street. Market Street is the major commercial thoroughfare that bisects downtown San Francisco, with numerous train, bus and subway stops located along Market Street in close proximity to the One Stockton Property. According to the appraisal, the Union Square Neighborhood is an internationally known upscale downtown shopping district in a class with New York’s Fifth Avenue, Chicago’s North Michigan Avenue and Beverly Hills’ Rodeo Drive. The appraisal also reports that the location at Stockton and Market and the location one block west at Powell and Market are the two most trafficked locations in the city. According to the appraisal, given the location along the major transportation hubs along Market Street, with Stockton Street as the main street leading from Market to Union Square Park, the One Stockton Property benefits from a significant amount of foot traffic.

According to the appraisal, the One Stockton Property is located within the Union Square Retail Market, which had a reported vacancy rate as of the third quarter of 2019 of 5.9%, and the concluded market rent on a triple net basis for the One Stockton Property is $275.00 per square foot. According to the appraisal, based on 2018 estimates, the population for 2019 within a 0.5-, one- and three-mile radius was approximately 30,451, 140,606 and 432,289, respectively. Additionally, for the same period, the median household income within a 0.5, one- and three-mile radius was $46,954, $75,100 and $119,158, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 14 – One Stockton

Comparable Leases(1)
Property	Year Built	Tenant GLA (square feet)	Tenant	Proximity (miles)	Est. Rent PSF
One Stockton	1973	16,987	T-Mobile	N/A	$318.03
856 Market St.	1909	9,073	New Balance	<0.1	$132.26
One Powell St.	1921	24,729	AT&T	0.2	$186.02
222 Stockton Street	1908	4,980	Tory Burch	0.1	$361.00
195 Grant Ave	1909	5,400	Fendi	0.2	$389.00
199 Grant Ave	1909	7,300	Cartier	0.3	$422.00
(1)	Source: Appraisal.

Major Tenant Summary(1)

Tenant	Ratings Fitch/Moody’s/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Base Rent(3)	% of Base Rent	Exp. Date
T-Mobile	BBB+/Baa1/BBB	16,987	100.0%	$318.03	$5,402,442	100.0%	11/30/2026
Major Tenants		16,987	100.0%	$318.03	$5,402,442	100.0%

Other Tenants		0	0.00%	$0	$0	0.00%
Occupied Collateral Total		16,987	100.0%	$318.03	$5,402,442	100.00%
Vacant Space		0	0.0%

Collateral Total		16,987	100.0%

(1)	Based on the underwritten rent roll dated May 15, 2020.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent and Base Rent PSF includes contractual rent steps through December 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 14 – One Stockton

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Rent Expiring(2)	% of UW Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Rent Expiring(2)	Cumulative % of UW Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2026	1	16,987	100.0%	$5,402,442	100.0%	16,987	100.0%	$5,402,442	100.0%
2027	0	0	0.0%	$0	0.0%	16,987	100.0%	$5,402,442	100.0%
2028	0	0	0.0%	$0	0.0%	16,987	100.0%	$5,402,442	100.0%
2029	0	0	0.0%	$0	0.0%	16,987	100.0%	$5,402,442	100.0%
2030	0	0	0.0%	$0	0.0%	16,987	100.0%	$5,402,442	100.0%
2031 & Beyond	0	0	0.0%	$0	0.0%	16,987	100.0%	$5,402,442	100.0%
Total	1	16,987	100.0%	$5,402,442	100%
(1)	Based on the underwritten rent roll dated May 15, 2020.

(2)	UW Rent Expiring and Cumulative UW Rent Expiring includes contractual rent steps through December 2020.

Operating History and Underwritten Net Cash Flow(1)
	2017	2018	TTM 10/31/2019(2)	Underwritten	Per Square Foot	%(3)
Base Rent	$4,813,200	$4,958,824	$5,081,196	$5,092,320	$299.78	79.8%
Rent Steps(4)	0	0	0	310,122	18.26	4.9
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$4,813,200	$4,958,824	$5,081,196	$5,402,442	$318.03	84.7%
Total Reimbursements	921,659	848,067	768,933	976,739	57.50	15.3
Net Rental Income	$5,734,859	$5,806,891	$5,850,129	$6,379,182	$375.53	100.0%
Other Income	0	0	0	0	0.00	0.0
(Vacancy/Credit Loss)	0	0	0	(270,122)	(15.90)	(4.2)
Effective Gross Income	$5,734,859	$5,806,891	$5,850,129	$6,109,060	$359.63	95.8%

Total Expenses	$863,806	$895,766	$919,775	$1,114,258	$65.59	18.2%

Net Operating Income	$4,871,053	$4,911,125	$4,930,354	$4,994,801	$294.04	81.8%

Total TI/LC, Capex/RR	0	0	0	148,981	8.77	2.4

Net Cash Flow	$4,871,053	$4,911,125	$4,930,354	$4,845,821	$285.27	79.3%
(1)	No COVID-19 specific adjustments have been incorporated into the lender underwriting.

(2)	The borrower provided updated financials through April 2020. Effective Gross Income for TTM ending April 2020 was $5,935,312, Total Expenses were $951,554, and Net Cash Flow was $4,983,758.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Rent Steps includes contractual rent steps through December 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 15 – Vernon Tower

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	RREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$16,800,000	Title:	Fee
Cut-off Date Principal Balance(2):	$16,800,000	Property Type – Subtype:	Multifamily – Mid Rise
% of IPB:	2.1%	Net Rentable Area (Units):	103
Loan Purpose:	Refinance	Location:	Astoria, NY
Borrower:	Vernon Tower LLC	Year Built / Renovated:	2015-2018 / N/A
Borrower Sponsors:	Mikhael Heletz, Evelyn Kenigsberg and Jacob Kenigsberg	Occupancy(2):	96.1%
Interest Rate:	4.07000%	Occupancy Date(2):	11/15/2019
Note Date:	12/4/2019	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	12/6/2029	3rd Most Recent NOI (As of) (3):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of) (3):	NAV
Original Term:	120 months	Most Recent NOI (As of):	$1,241,135 (TTM 10/31/2019)
Original Amortization Term:	None	UW Economic Occupancy:	93.5%
Amortization Type:	Interest Only	UW Revenues:	$3,827,249
Call Protection:	L(30),Def(86),O(4)	UW Expenses:	$624,852
Lockbox / Cash Management:	Springing	UW NOI(4):	$3,202,397
Additional Debt(2):	Yes	UW NCF(4):	$3,170,817
Additional Debt Balance(2):	$26,450,000	Appraised Value / Per Unit(2):	$70,100,000 / $680,583
Additional Debt Type(2):	Pari Passu	Appraisal Date:	11/6/2019

Escrows and Reserves				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$419,903
Taxes:	$2,858	$2,858	N/A	Maturity Date Loan / Unit:	$413,903
Insurance:	$12,593	$6,296	N/A	Cut-off Date LTV:	61.7%
Replacement Reserves:	$0	$2,174	N/A	Maturity Date LTV:	61.7%
TI/LC:	$0	$459	N/A	UW NCF DSCR:	1.78x
Other:	$150,000	$0	N/A	UW NOI Debt Yield:	7.4%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$43,250,000		100.0%	Loan Payoff	$38,904,722	90.0%
				Upfront Reserves	165,450	0.4
				Closing Costs	456,734	1.1
				Return of Equity	3,723,095	8.6
Total Sources	$43,250,000		100.0%	Total Uses	$43,250,000	100.0%

(1)	The Vernon Tower Whole Loan (as defined below) was originated by BSPRT CMBS Finance, LLC and acquired by RREF, which has re-underwritten such whole loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Rialto Real Estate Fund IV – Debt, LP” in the Preliminary Prospectus.

(2)	The Vernon Tower Mortgage Loan (as defined below) is part of the Vernon Tower Whole Loan, which is comprised of two pari passu notes with an aggregate original principal balance of $43,250,000. The Cut-off Date Loan / Unit, Maturity Date Loan / Unit, UW NOI Debt Yield, UW NCF DSCR, Cut-off Date LTV and Maturity Date LTV presented above are based on the Vernon Tower Whole Loan. All NOI, NCF and occupancy information, as well as the Appraised Value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Vernon Tower Whole Loan was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(3)	The borrower sponsors began construction on the Vernon Tower Property (as defined below) in 2015 and did not receive a final certificate of occupancy until August 2019. As such, historical occupancy and financial information are not available.

(4)	UW NOI is greater than Most Recent NOI due to the Vernon Tower Property not receiving a final certificate of occupancy until August 2019. As a result, the UW NOI is reflective of the most recent occupancy as of November 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 15 – Vernon Tower

The Loan. The Vernon Tower mortgage loan (the “Vernon Tower Mortgage Loan”) is part of a whole loan (the “Vernon Tower Whole Loan”) evidenced by two pari passu notes with an aggregate Cut-off Date principal balance of $43,250,000. The Vernon Tower Whole Loan is secured by a first priority mortgage encumbering the fee interest in a multifamily property located in Astoria, New York (the “Vernon Tower Property”). Note A-2, with an original principal balance of $16,800,000, represents the Vernon Tower Mortgage Loan, and will be included in the BBCMS 2020-C7 securitization trust. The Vernon Tower Whole Loan is serviced pursuant to the pooling and servicing agreement for the WFCM 2020-C55 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
Note A-1	$26,450,000	WFCM 2020-C55	Yes
Note A-2	$16,800,000	BBCMS 2020-C7	No
Total	$43,250,000

The Property. The Vernon Tower Property is a 103-unit mid-rise multifamily property located in Astoria, New York. Constructed between 2015 and 2018 and situated on a 0.4-acre site, the Vernon Tower Property consists of one building with 16 studio units, 50 one-bedroom units, and 37 two-bedroom units. The Vernon Tower Property includes a parking garage with valet parking for 47 spaces, resulting in a parking ratio of approximately 0.5 spaces per unit. As of November 15, 2019, the Vernon Tower Property was 96.1% occupied.

Common area amenities include a fitness center, a landscaped green roof deck, a doorman, bicycle storage and a club room with a ping pong table. Unit amenities include floor-to-ceiling windows, granite countertops and in-unit washer and dryers. Some units have outdoor spaces, including terraces and private duplex rooftops.

The borrower sponsors purchased two adjacent parcels that make up the site on which the Vernon Tower Property is located for $6,930,000 in November 2013 and January 2014. The site, which was formerly an industrial building, was subsequently demolished. The borrower sponsors began construction in 2015 and spent approximately $24,175,204 in hard costs and $14,782,166 in soft costs. The Vernon Tower Property received a temporary certificate of occupancy in November 2018 and a final certificate of occupancy in August 2019. The Vernon Tower Property reached 96.1% occupancy in September 2019.

The Vernon Tower Property has 2,200 square feet of commercial space leased to M.A. Loft II LLC (“Marie Antoinette Events”) pursuant to a five-year lease, that commenced on November 11, 2019. Marie Antoinette Events began paying rent on February 11, 2020. The initial base rent is $120,000 per annum, subject to 3% annual rent increases. The borrower sponsors provided the tenant with a $150,000 tenant improvement package, which was reserved at origination of the Vernon Tower Whole Loan.

The Vernon Tower Property benefits from a 25-year 421-a tax abatement, which commenced in the 2018/2019 tax year. During the term of the tax abatement, all units at the Vernon Tower Property are subject to rent stabilization laws. After the tax abatement expires, the 82 market-rate units will no longer be subject to rent stabilization and the 21 affordable housing units will remain subject to rent stabilization laws indefinitely. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

As of May 29, 2020, the Vernon Tower Property was open. However, the retail tenant, M.A. Loft II LLC (3.7% of underwritten NOI), was not open. M.A. Loft II LLC paid a $20,000 deposit upon execution of its lease in November 2019 and $10,000 to be applied to February 2020 rent. As of the March 31, 2020 rent roll, the Vernon Tower Property was 94% occupied. The borrower made the May 2020 debt service payment. Rent collections on the occupied multifamily units in March 2020, April 2020, and May 2020 were approximately 88.7%, 84.8%, and 80.7%, respectively. As of the date of this term sheet, the Vernon Tower Whole Loan is not subject to any modification or forbearance requests.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 15 – Vernon Tower

The following table presents certain information relating to the unit mix of the Vernon Tower Property:

Vernon Tower Property Unit Mix Summary

Unit Type	No. of Units(1)	% of Total Units(1)	Avg. Unit Size (SF)(1)	Average Underwritten Monthly Rent per Unit (Market Rent)(2)	Average Underwritten Monthly Rent per Unit (Regulated)(2)
Studio	16	15.5%	476	$2,353	$867
1 Bedroom	50	48.5%	656	$3,265	$931
2 Bedroom	37	35.9%	974	$4,686	$1,123
Total/Wtd. Avg.	103	100.0%	742	$3,593	$1,016
(1)	Information is based on the underwritten rent roll as of November 15, 2019.

(2)	Information based on the borrower rent roll as of October 31, 2019.

Environmental. According to a Phase I environmental assessment dated November 14, 2019, there was no evidence of any recognized environmental conditions at the Vernon Tower Property.

Historical and Current Occupancy

2016(1)	2017(1)	2018(1)	Current(2)
NAP	NAP	NAP	96.1%
(1)	The borrower sponsors began construction on the Vernon Tower Property (as defined below) in 2018 and did not receive a final certificate of occupancy until August 2019. As such, historical occupancy and financial information are not available.

(2)	Current Occupancy is as of November 15, 2019.

The Market. The Vernon Tower Property is located in Astoria, New York, which is across the East River from Manhattan, New York, 4.6 miles from Midtown Manhattan, New York and 7.4 miles from Brooklyn, New York.

According to a third party market report, the estimated 2019 population within a one-, three- and five-mile radius of the Vernon Tower Property was 167,137, 1,269,301 and 3,225,647, respectively, and the estimated 2019 median household income within the same radii was $79,452, $81,900 and $66,601, respectively.

According to a third party market research report, the Vernon Tower Property is situated within the Queens County submarket. As of the third quarter of 2019, the submarket reported a total inventory of 36,065 units with a 4.9% vacancy rate and an average asking rental rate of $2,613 per month.

Submarket Statistics(1)
Year	Asking Rent	Vacancy	Inventory (Units)	Net Absorption	Completions
2015	$2,003	3.4%	27,457	425	541
2016	$2,185	4.2%	29,012	1,274	1,753
2017	$2,296	5.7%	31,134	1,542	2,122
2018	$2,540	5.9%	35,427	3,987	4,293
2019	$2,605	3.8%	36,323	1,606	896
2020 Projection	$2,543	5.9%	37,546	373	1,223
(1)	Source: third-party market research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

No. 15 – Vernon Tower

Operating History and Underwritten Net Cash Flow(1)
	TTM 10/31/2019	Underwritten	Per Unit	%(2)
Gross Potential Rent - Multifamily	$1,868,329	$3,617,303	$35,119	88.9%
Gross Potential Rent - Commercial	0	120,000	1,165	2.9
Gross Potential Rent - Total	$1,868,329	$3,737,303	$36,284	91.8%
Other Income(3)	53,688	332,040	3,224	8.2
Net Rental Income	$1,922,017	$4,069,343	39,508	100.0%
(Vacancy/Credit Loss)	(177,650)	(242,094)	(2,350)	(5.9)
Effective Gross Income	$1,744,367	$3,827,249	$37,158	94.1%

Total Expenses(4)	$503,232	$624,852	$6,067	16.3%

Net Operating Income	$1,241,135	$3,202,397(1)	$31,091	83.7%

Total TI/LC, Capex/RR	0	31,580	307	0.8

Net Cash Flow	$1,241,135	$3,170,817	$30,785	82.8%
(1)	The borrower sponsors began construction on the Vernon Tower Property in 2015 and did not receive a final certificate of occupancy until August 2019. Underwritten Net Operating Income is greater than TTM 10/31/2019 Net Operating Income due to the Vernon Tower Property not receiving a final certificate of occupancy until August 2019. As a result, the Underwritten Net Operating Income is reflective of the most occupancy as of November 2019. No COVID-19 specific adjustments have been incorporated in the lender underwriting.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Other Income primarily includes utility charges and other miscellaneous income generated from late fees, keys, security deposits, vending machines, credit checks, and application fees.

(4)	The Vernon Tower Property benefits from a 25-year 421-a tax abatement, which commenced in the 2018/2019 tax year. During the exemption period, all units at the Vernon Tower Property are subject to rent stabilization laws. After the abatement expires, the 82 market rate units will no longer be subject to rent stabilization; however, the 21 affordable housing units will remain subject to rent stabilization laws indefinitely. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C7

Contacts

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson	daniel.vinson@barclays.com	(212) 528-8224
Managing Director

Daniel Schmidt	daniel.schmidt@barclays.com	(212) 528-7479
Director

Sammy Hamididdin	sammy.hamididdin@barclays.com	(212) 526-4751
Director

Barclays CMBS Trading
Contact	E-Mail	Phone Number
David Kung	david.kung@barclays.com	(212) 528-7374
Director

Peter Taylor	peter.w.taylor@barclays.com	(212) 526-1528
Vice President

Barclays Securitized Products Syndicate
Contact	E-Mail	Phone Number
Brian Wiele	brian.wiele@barclays.com	(212) 412-5780
Managing Director

Sean Foley	sean.foley@barclays.com	(212) 412-5780
Assistant Vice President

KeyBank CMBS Capital Markets & Banking
Contact	E-Mail	Phone Number
Joe DeRoy, Jr.	joe_a_deroy@keybank.com	(913) 317-4230
Senior Vice President

Jeffrey Watzke	jeffrey_d_watzke@keybank.com	(312) 730-2735
Senior Vice President

Kathy Messmer	kathy_messmer@keybank.com	(913) 317-4153
Vice President

Societe Generale CMBS Capital Markets & Banking
Contact	E-Mail	Phone Number
Adam Ansaldi	adam.ansaldi@sgcib.com	(212) 278-6126
Managing Director

Jim Barnard	jim.barnard@sgcib.com	(212) 278-6263
Director

Justin Cappuccino	justin.cappuccino@sgcib.com	(212) 278-6393
Director

Natixis CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Andrew Taylor	andrew.taylor@natixis.com	(212) 891-5702
Managing Director

Sophia Ouyang	sophia.ouyang@natixis.com	(212) 891-5772
Vice President

Matthew McGowan	matthew.mcgowan@natixis.com	(212) 891-5755
Vice President

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.